As filed with the Securities and Exchange Commission on August 26, 2016

Registration Nos. 333- , 333- , 333- , 333- ,
333- , 333- , 333- ,

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________

Registrant, State of Incorporation or Organization, Address of Principal Executive Offices, Telephone Number, and IRS Employer Identification No.	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices, Telephone Number, and IRS Employer Identification No.
ENTERGY CORPORATION (a Delaware corporation) 639 Loyola Avenue New Orleans, Louisiana 70113 Telephone (504) 576-4000 72-1229752	ENTERGY NEW ORLEANS, INC. (a Louisiana corporation) 1600 Perdido Street New Orleans, Louisiana 70112 Telephone (504) 670-3700 72-0273040
ENTERGY ARKANSAS, INC. (an Arkansas corporation) 425 West Capitol Avenue Little Rock, Arkansas 72201 Telephone (501) 377-4000 71-0005900	ENTERGY TEXAS, INC. (a Texas corporation) 350 Pine Street Beaumont, Texas 77701 Telephone (409) 981-2000 61-1435798
ENTERGY LOUISIANA, LLC (a Texas limited liability company) 4809 Jefferson Highway Jefferson, Louisiana 70121 Telephone (504) 576-4000 47-4469649	SYSTEM ENERGY RESOURCES, INC. (an Arkansas corporation) Echelon One 1340 Echelon Parkway Jackson, Mississippi 39213 Telephone (601) 368-5000 72-0752777
ENTERGY MISSISSIPPI, INC. (a Mississippi corporation) 308 East Pearl Street Jackson, Mississippi 39201 Telephone (601) 368-5000 64-0205830
_____________________

MARK G. OTTS, ESQ.	ALYSON M. MOUNT	JOHN T. HOOD, ESQ.
Assistant General Counsel--Corporate and Securities	Senior Vice President and Chief Accounting Officer	Partner Morgan, Lewis & Bockius LLP
Entergy Services, Inc.	Entergy Corporation	101 Park Avenue
639 Loyola Avenue	639 Loyola Avenue	New York, New York 10178
New Orleans, Louisiana 70113	New Orleans, Louisiana 70113	(212) 309-6281
(504) 576-5228	(504) 576-5035
(Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)
_____________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [X]
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

	Large Accelerated Filer	Accelerated Filer	Non-Accelerated Filer	Smaller Reporting Company
Entergy Corporation	✓
Entergy Arkansas, Inc.			✓
Entergy Louisiana, LLC			✓
Entergy Mississippi, Inc.			✓
Entergy New Orleans, Inc.			✓
Entergy Texas, Inc.			✓
System Energy Resources, Inc.			✓

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered Proposed maximum offering price per security Proposed maximum aggregate offering price Amount of registration fee
Entergy Corporation	(1)
Debt Securities
Entergy Arkansas, Inc.
First Mortgage Bonds
Entergy Louisiana, LLC Collateral Trust Mortgage Bonds Entergy Louisiana, LLC
First Mortgage Bonds
Entergy Mississippi, Inc.
First Mortgage Bonds
Entergy New Orleans, Inc.
First Mortgage Bonds
Entergy Texas, Inc.
First Mortgage Bonds
System Energy Resources, Inc.
First Mortgage Bonds
(1)An indeterminate aggregate offering price of the securities of each identified class is being registered as may from time to time be offered and sold at indeterminate prices. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the Registrants are deferring payment of all of the registration fee and will pay “pay as you go registration fees.”

EXPLANATORY NOTE
This Registration Statement on Form S-3 filed by Entergy Corporation, a Delaware corporation (“Entergy”), Entergy Arkansas, Inc., an Arkansas corporation and a wholly-owned subsidiary of Entergy (“EAI”), Entergy Louisiana, LLC, a Texas limited liability company and a majority-owned subsidiary of Entergy (“ELL”), Entergy Mississippi, Inc., a Mississippi corporation and a wholly-owned subsidiary of Entergy (“EMI”), Entergy New Orleans, Inc., a Louisiana corporation and a wholly-owned subsidiary of Entergy (“ENOI”), Entergy Texas, Inc., a Texas corporation and a wholly-owned subsidiary of Entergy (“ETI”), and System Energy Resources, Inc., an Arkansas corporation and a wholly-owned subsidiary of Entergy (“SERI”), contains nine forms of prospectuses, the first of which is to be used in connection with offerings of the securities referenced in clause (1) below, the second of which is to be used in connection with offerings of the securities referenced in clause (2) below, the third of which is to be used in connection with offerings of the securities referenced in clause (3) below, the fourth of which is to be used in connection with offerings of securities referenced in clause (4) below, the fifth of which is to be used in connection with offerings of securities referenced in clause (5) below, the sixth of which is to be used in connection with offerings of securities referenced in clause (6) below, the seventh of which is to be used in connection with offerings of securities referenced in clause (7) below, the eighth of which is to be used in connection with offerings of securities referenced in clause (8) below, and the ninth of which is to be used in connection with offerings of securities referenced in clause (9) below:
(1) the debt securities of Entergy registered pursuant to this Registration Statement;
(2) the first mortgage bonds of EAI registered pursuant to this Registration Statement;
(3) the collateral trust mortgage bonds of ELL registered pursuant to this Registration Statement.
(4) the first mortgage bonds to be issued under ELL’s Indenture of Mortgage dated September 1, 1926, registered pursuant to this Registration Statement;
(5) the first mortgage bonds to be issued under ELL’s Mortgage and Deed of Trust dated as of April 1, 1944, registered pursuant to this Registration Statement;
(6) the first mortgage bonds of EMI registered pursuant to this Registration Statement;
(7) the first mortgage bonds of ENOI registered pursuant to this Registration Statement;
(8) the first mortgage bonds of ETI registered pursuant to this Registration Statement; and
(9) the first mortgage bonds of SERI registered pursuant to this Registration Statement.

Each offering of securities made by Entergy, EAI, ELL, EMI, ENOI, ETI and SERI under this Registration Statement will be made pursuant to the applicable prospectus referenced above, with the specific terms of the securities offered thereby set forth in an accompanying prospectus supplement.
This Registration Statement is separately filed by Entergy, EAI, ELL, EMI, ENOI, ETI and SERI on a combined basis. As to each registrant, this Registration Statement consists solely of the prospectus(es) of such registrant (including the documents incorporated therein by reference) and the information set forth in Part II of this Registration Statement that is applicable to such registrant. No registrant makes any representation as to the information relating to the other registrants, except to the extent that such information is included in the portion of this Registration Statement relating to such registrant.

PROSPECTUS

ENTERGY CORPORATION

DEBT SECURITIES

639 Loyola Avenue
New Orleans, Louisiana 70113
(504) 576-4000

We may from time to time offer to sell our debt securities in one or more series.

This prospectus may be used to offer and sell our debt securities, only if accompanied by the prospectus supplement for those debt securities. We will provide the specific information about those offerings and the specific terms of those debt securities, including their offering prices, interest rates and maturities, in supplements to this prospectus. The supplements may also add, update or change the information in this prospectus. You should read this prospectus and any supplements carefully before you invest.

Investing in the debt securities offered by this prospectus involves risks. See “Risk Factors” on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these debt securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer the debt securities directly or through underwriters, agents or dealers. Each prospectus supplement will provide the terms of the plan of distribution for the related debt securities.

The date of this prospectus is August 26, 2016.

RISK FACTORS
Investing in the debt securities involves certain risks. In considering whether to purchase the debt securities being offered by this prospectus (the “New Notes”), you should carefully consider the information we have included or incorporated by reference in this prospectus. In particular, you should carefully consider the information under the heading “Risk Factors” as well as the factors listed under the heading “Forward-Looking Information,” in each case, contained in our Annual Report on Form 10-K for our most recent fiscal year, in any Quarterly Report on Form 10-Q that we have filed since our most recent Annual Report on Form 10-K and in any other document that we file (not furnish) with the Securities and Exchange Commission (the “SEC”), each of which is incorporated by reference in this prospectus.
ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the SEC as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933 (the “Securities Act”). By utilizing a “shelf” registration statement, we may sell, at any time and from time to time, in one or more offerings, the New Notes described in this prospectus. As allowed by the SEC’s rules, this prospectus does not contain all of the information included or incorporated by reference in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus or any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.
Each time we sell New Notes we will provide a prospectus supplement containing specific information about the terms of those New Notes and the related offering. Any prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. It is important for you to consider the information contained in this prospectus, the related prospectus supplement and the exhibits to the registration statement, together with the additional information referenced under the heading “Where You Can Find More Information” in making your investment decision.
For more detailed information about the New Notes, you can read the exhibits to the registration statement.
ENTERGY CORPORATION
We are an integrated energy company engaged primarily in electric power production and retail distribution operations. We own and operate power plants with approximately 30,000 MW of aggregate electric generating capacity, including approximately 10,000 MW of nuclear power, making us one of the nation’s leading nuclear generators. We deliver electricity to 2.8 million utility customers in Arkansas, Louisiana, Mississippi and Texas. We currently have approximately 13,000 employees.
We operate primarily through two business segments: Utility and Entergy Wholesale Commodities.

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The Utility business segment includes the generation, transmission, distribution and sale of electric power in portions of Arkansas, Mississippi, Texas and Louisiana, including the City of New Orleans and the operation of a small natural gas distribution business.

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The Entergy Wholesale Commodities business segment includes the ownership, operation and decommissioning of nuclear power plants located in the northern United States and the sale of the electric power produced by our operating plants to wholesale customers. This business also provides services to other nuclear power plant owners and owns interests in non-nuclear power plants that sell the electric power produced by those plants to wholesale customers.

The information above is only a summary and is not complete. You should read the incorporated documents listed under the heading “Where You Can Find More Information” for more specific information concerning our business and affairs, including significant contingencies, significant factors and known trends, our general capital requirements, our financing plans and capabilities, and pending legal and regulatory proceedings.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and, therefore, we are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings are available to the public on the Internet at the SEC’s website located at http://www.sec.gov. You may read and copy any document that we file with the SEC at the SEC’s public reference room located at:
100 F Street, N.E.
Room 1580
Washington, D.C. 20549-1004
Call the SEC at 1-800-732-0330 for more information about the public reference room and how to request documents.
The SEC allows us to “incorporate by reference” the information that we file with the SEC, which means we can refer you to important information without restating it in this prospectus. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination or completion of the offerings contemplated by this prospectus:

1.	our Annual Report on Form 10-K for the year ended December 31, 2015 (the “2015 Form 10-K”);

2.	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, and June 30, 2016; and

3.	our Current Reports on Form 8-K filed March 1, 2016, March 4, 2016, April 12, 2016, May 9, 2016, August 9, 2016 and August 19, 2016.

You may access a copy of any or all of these filings, free of charge, at our web site, which is located at http://www.entergy.com, or by writing or calling us at the following address:
Mark G. Otts
Assistant General Counsel--Corporate and Securities
Entergy Services, Inc.
639 Loyola Avenue
New Orleans, Louisiana 70113
(504) 576-5228
You may also direct your requests via e-mail to motts@entergy.com. We do not intend our Internet address to be an active link or to otherwise incorporate the contents of the website into this prospectus or any accompanying prospectus supplement.
This prospectus, any accompanying prospectus supplement and any free-writing prospectus that we file with the SEC contain and incorporate by reference information that you should consider when making your investment decision. We have not, and any underwriters, dealers or agents have not, authorized anyone else to provide you with different information. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference is accurate as of any date other than as of the dates of these documents or the dates these documents were filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since these dates. We are not, and any underwriters, dealers or agents are not, making an offer of the New Notes in any jurisdiction where the offer or sale is not permitted.
RATIOS OF EARNINGS TO FIXED CHARGES
We have calculated our ratios of earnings to fixed charges pursuant to Item 503 of Regulation S-K of the SEC as follows:

Six Months Ended June 30,		Twelve Months Ended December 31,
2016 2.76	2015 2.84	2015 --*	2014 3.07	2013 2.29	2012 2.22	2011 3.53
“Earnings” represent the aggregate of (1) income before the cumulative effect of an accounting change and before undistributed income of equity investees, (2) taxes based on income, (3) investment tax credit adjustments-net and (4) fixed charges, less preferred security dividend requirements of consolidated subsidiaries and capitalized interest. “Fixed charges” includes interest (whether expensed or capitalized), related amortization, estimated interest applicable to rentals charged to operating expenses, and preferred security dividend requirements of consolidated subsidiaries. We accrue interest expense related to unrecognized tax benefits in income tax expense and do not include it in fixed charges.
* Earnings, as defined, for the twelve months ended December 31, 2015 were $865.5 million less than fixed charges, as defined.
USE OF PROCEEDS
Unless otherwise stated in the prospectus supplement accompanying this prospectus, we will use the net proceeds from the sale of any New Notes that may be offered hereby either (a) to repurchase or redeem one or more series of our outstanding securities on their stated due dates or in some cases prior to their stated due dates or (b) for other general corporate purposes. The prospectus supplement relating to an offering will contain a more detailed description of the use of proceeds of any specific offering of New Notes.
DESCRIPTION OF THE NEW NOTES
The following description sets forth the general terms and provisions of the New Notes that we may offer by this prospectus. We will describe the particular terms of the New Notes, and provisions that vary from those described below, in one or more prospectus supplements.
We may issue the New Notes from time to time in the future, in one or more series, under an Indenture (for Unsecured Debt Securities) dated as of September 1, 2010, as it has heretofore been supplemented and may be amended or supplemented from time to time (the “indenture”), between us and Wells Fargo Bank, National Association, as trustee (the “trustee”). The indenture and a form of officer’s certificate establishing a series of New Notes are each filed as exhibits to the registration statement of which this prospectus forms a part. For the purposes of this section, any reference to the “indenture” shall generally mean the indenture as supplemented by the officer’s certificate(s) relating to the New Notes. All debt securities issued or to be issued under the indenture, including the New Notes offered by this prospectus, are referred to herein as “securities.”
This section of the prospectus contains a summary of all material provisions of the indenture. The indenture contains the full legal text of the matters described in this section. Because this section is a summary, it does not describe every aspect of the New Notes or the indenture. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture, including the definitions of some of the terms used in the indenture. We also include references in parentheses to some of the sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in a prospectus supplement, these sections or defined terms are incorporated by reference into this prospectus or into the prospectus supplement. This summary is also subject to and qualified by reference to the description of the particular terms of each series of New Notes described in the applicable prospectus supplement or supplements. The indenture has been qualified under the Trust Indenture Act of 1939, and you should also refer to the Trust Indenture Act of 1939 for provisions that apply to the New Notes.
General
The indenture permits us to issue an unlimited amount of securities from time to time in one or more series. All securities of any one series need not be issued at the same time, and a series may be reopened for issuances of additional securities of such series. This means that we may from time to time, without the consent of the existing holders of the New Notes, create and issue further securities having the same terms and conditions as the New Notes in all respects, except for issue date, price to public and, if applicable, the initial interest payment on the New Notes. Additional securities issued in this manner will be consolidated with, and will form a single series with, the previously outstanding securities of such series, including, if applicable, the New Notes. As of June 30, 2016, we had $1.6 billion aggregate principal amount of securities outstanding under the indenture.
Terms of Specific Series of the New Notes
A prospectus supplement and any supplemental indenture, board resolution or officer’s certificate relating to any series of New Notes being offered by this prospectus will include specific terms relating to that offering. These terms will include some or all of the following terms that apply to that series:

•	the title of the New Notes;

•	any limit upon the total principal amount of the New Notes;

•	the dates, or the method to determine the dates, on which the principal of the New Notes will be payable and how it will be paid;

•	the interest rate or rates which the New Notes will bear, or how the rate or rates will be determined, the interest payment dates for the New Notes and the regular record dates for interest payments;

•	any right to extend the interest payments for, or the maturity of, the New Notes and the duration of any such extension;

•	the percentage, if less than 100%, of the principal amount of the New Notes that will be payable if the maturity of the New Notes is accelerated;

•	any date or dates on which the New Notes may be redeemed at our option and the terms, conditions and any restrictions on those redemptions;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the New Notes;

•	any additions or exceptions to the events of default under the indenture or additions or exceptions to our covenants under the indenture for the benefit of the holders of New Notes;

•	any denominations other than multiples of $1,000 in which the New Notes will be issued;

•
if payments on the New Notes may be made in a currency or currencies other than United States dollars; and, if so, the means through which the equivalent principal amount of any payment in United States dollars is to be determined for any purpose;

•	any terms pursuant to which the New Notes may be converted into or exchanged for other securities of ours or of another entity;

•	any collateral security for the New Notes; and

•	any other terms of the New Notes not inconsistent with the terms of the indenture.

(Indenture, Section 301.)
We may sell New Notes at a discount below their principal amount or at a premium above their principal amount. United States federal income tax considerations applicable to New Notes sold at an original issue discount will be described in the applicable prospectus supplement if we sell New Notes at an original issue discount. In addition, important United States federal income tax or other tax considerations applicable to any New Notes denominated or payable in a currency or currency unit other than United States dollars will be described in the applicable prospectus supplement if we sell New Notes denominated or payable in a currency or currency unit other than United States dollars.
Except as may otherwise be described in the applicable prospectus supplement, the indenture does not contain any provisions that are intended to protect holders of New Notes in the event of a highly-leveraged or similar transaction involving us, whether or not in connection with a change of control. The indenture does not limit the incurrence of debt by us or any of our subsidiaries.

In this section, references to “we,” “our” and “us” mean Entergy Corporation excluding, unless the context otherwise requires or otherwise expressly stated, its subsidiaries. The New Notes are not obligations of, and will not be guaranteed by, any of our subsidiaries.
Redemption
We will set forth any terms for the redemption of New Notes of any series in the applicable prospectus supplement. Unless we indicate differently in a prospectus supplement, and except with respect to New Notes redeemable at the option of the holder of those New Notes, New Notes will be redeemable upon notice to holders by mail at least 30 days prior to the redemption date. (Indenture, Section 404.) Unless the New Notes are held in book-entry only form through the facilities of The Depository Trust Company (“DTC”), in which case DTC’s procedures for selection shall apply (see “-Book-Entry Only Securities”), if less than all of the New Notes of any series or any tranche thereof are to be redeemed, the trustee will select the New Notes to be redeemed. (Indenture, Section 403.)
Unless we default in the payment of the redemption price and accrued interest, if any, in the case of an unconditional notice of redemption, New Notes will cease to bear interest on the redemption date. (Indenture, Section 405.) We will pay the redemption price and any accrued interest to the redemption date upon surrender of any New Note for redemption. (Indenture, Section 405.) If only part of a New Note is redeemed, the trustee will deliver to the holder of the New Note a new New Note of the same series for the remaining portion without charge. (Indenture, Section 406.)
We may make any redemption at our option conditional upon the receipt by the paying agent, on or prior to the date fixed for redemption, of money sufficient to pay the redemption price and accrued interest, if any. If the paying agent has not received the money by the date fixed for redemption, we will not be required to redeem the New Notes. (Indenture, Section 404.)
Payment and Paying Agents
Except as may be provided in the applicable prospectus supplement, interest on the New Notes payable on each interest payment date will be paid to the person in whose name that New Note is registered as of the close of business on the regular record date for the interest payment date, which will be the close of business on the Business Day immediately preceding such interest payment date so long as all of the New Notes remain in book-entry only form, or on the 15th calendar day immediately preceding each interest payment date if any of the New Notes do not remain in book-entry only form. However, interest payable at maturity will be paid to the person to whom the principal is paid. If there has been a default in the payment of interest on any New Note, other than at maturity, the defaulted interest may be paid to the holder of such New Note as of the close of business on a date between 10 and 15 days before the date proposed by us for payment of such defaulted interest or in any other lawful manner permitted by any securities exchange on which that New Note may be listed, if the trustee finds it practicable. (Indenture, Section 307.)

Unless otherwise specified in the applicable prospectus supplement, principal, premium, if any, and interest on the New Notes at maturity will be payable upon presentation of the New Notes at the corporate trust office of Wells Fargo Bank, National Association, in The City of New York, as our paying agent. We may change the place of payment on New Notes and may appoint one or more additional paying agents (including ourselves) and may remove any paying agent, all at our discretion. (Indenture, Section 602.)

As long as the New Notes are registered in the name of DTC, we will pay principal, premium, if any, and interest due on New Notes in the form of global securities to DTC or its nominee in immediately available funds. DTC will then make payment to its participants for disbursement to the beneficial owners of the New Notes as described under “- Book-Entry Only Securities.”
Registration and Transfer
Unless otherwise specified in the applicable prospectus supplement, and subject to restrictions related to the issuance of New Notes through DTC’s book-entry system, the transfer of New Notes may be registered, and New Notes may be exchanged for other New Notes of authorized denominations and with the same terms and principal amount, at the offices of the trustee in The City of New York. We may change the place for registration of transfer and exchange of New Notes and may designate additional places for registration and exchange. (Indenture, Section 602.) No service charge will be made for any transfer or exchange of New Notes. However, we may require payment to cover any tax or other governmental charge that may be imposed. We will not be required to execute or to provide for the registration of transfer of, or the exchange of, (a) any New Notes during the 15 days before giving any notice of redemption, (b) any New Note during the 15 days before an interest payment date or (c) any New Note selected for redemption except the unredeemed portion of any New Note being redeemed in part. (Indenture, Section 305.)
Ranking

The New Notes will be our direct unsecured general obligations and will rank equally with all of our other existing and future unsecured and unsubordinated debt, will be senior in right of payment to all of our existing and future subordinated debt and will be junior to any of our future secured debt to the extent of the value of the collateral securing such secured debt. As of June 30, 2016, we had approximately $2.7 billion (including indebtedness due within one year) of indebtedness outstanding that would have ranked pari passu with the New Notes. The indenture does not limit the amount of debt that may be issued under the indenture or the issuance of any other debt that would rank pari passu with the New Notes. In addition, we issue guarantees for the benefit of our non-utility subsidiaries and expect to have such guarantees outstanding from time to time in various aggregate amounts.

Our ability to meet our financial obligations under the New Notes, and cash needs generally, is dependent on our operating cash flow (which, in turn, is dependent upon the earnings of our subsidiaries and the distributions of those earnings to, or upon loans or other payments of funds by those subsidiaries to, us), our ability to access the short-term and long-term debt and equity capital markets, and our bank facilities. Various financing arrangements, charter provisions and statutory and regulatory requirements may impose restrictions on the ability of our subsidiaries to transfer funds to us, including in the form of cash dividends, loans or advances or other distributions. The New Notes will not be obligations of or guaranteed by any of our subsidiaries. As a result, the New Notes will be structurally subordinated to all debt, preferred securities and other liabilities of our subsidiaries, which means that creditors (including trade creditors, debt holders, secured creditors, taxing authorities and guarantee holders) and preferred security holders of our subsidiaries will be paid from the assets of such subsidiaries before holders of the New Notes would have any claims to those assets. The indenture does not limit the amount of debt or preferred securities that may be issued by our subsidiaries, whether secured or unsecured. As of June 30, 2016, our subsidiaries had approximately $12.4 billion of outstanding total indebtedness and preferred securities (including indebtedness due within one year).

Defeasance

Subject to certain conditions (including conditions that will be set forth in the officer’s certificate establishing a particular series of New Notes), we will be discharged from our obligations in respect of the New Notes if we irrevocably deposit with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums when due on the stated maturity date or a redemption date of the New Notes. (Indenture, Section 701.)

Consolidation, Merger and Sale of Assets

The indenture provides that we may not consolidate with or merge into any other entity or convey, transfer or lease our properties and assets substantially as an entirety to any entity, unless:

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the surviving or successor entity or an entity which acquires by conveyance or transfer or which leases our properties and assets substantially as an entirety is organized and validly existing under the laws of the United States of America or any state thereof or the District of Columbia and it expressly assumes our obligations on all outstanding securities, including the New Notes, and under the indenture;

•
immediately after giving effect to the transaction, no event of default under the indenture or no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

•	we shall have delivered to the trustee an officer’s certificate and an opinion of counsel as provided in the indenture.

(Indenture, Section 1101.)

Upon the consummation of any such transaction, the surviving or successor entity will succeed to our rights and powers under the indenture and, except in the case of a lease, we shall be relieved of all obligations and covenants under the indenture and the outstanding securities. (Indenture, Section 1102.) The terms of the indenture do not restrict us in a merger in which we are the surviving entity.

Events of Default

“Event of default” when used in the indenture with respect to any series of securities, including the New Notes, means any of the following:

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failure to pay interest on any security of that series for 30 days after it is due and payable, unless we have made a valid extension of the interest payment period with respect to such security as provided in the indenture;

•	failure to pay the principal of or any premium on any security of that series when due and payable;

•
failure to perform or breach of any other covenant or warranty in the indenture, other than a covenant or warranty that does not relate to that series of securities, that continues for 90 days after we receive written notice from the trustee, or we and the trustee receive written notice from the holders of at least 33% in aggregate principal amount of the securities of that series, unless the trustee, or the trustee and the holders of a principal amount of such securities of that series not less than the principal amount of securities of that series the holders of which gave such notice, as the case may be, agree in writing to an extension of such period prior to its expiration; provided, however, that the trustee, or the trustee and the holders of such principal amount of securities of such series, as the case may be, shall be deemed to have agreed to an extension of such period if corrective action is initiated by us within such period and is being diligently pursued and written notice of the initiation of such corrective action is given to the trustee within such period;

•	events of bankruptcy, insolvency or reorganization relating to us specified in the indenture; or

•	any other event of default included in any supplemental indenture, board resolution or officer’s certificate establishing a series of securities.

(Indenture, Section 801.)

The trustee may withhold notice to the holders of securities of any default, except default in the payment of principal, premium or interest, if it considers the withholding of notice to be in the interests of the holders. (Indenture, Section 902.)

Remedies

Acceleration of Maturity
If an event of default applicable to the securities of any series but not applicable to other series of outstanding securities occurs and continues, either the trustee or the holders of a majority in aggregate principal amount of the securities of such series may then declare the principal amount of all securities of such series and interest accrued thereon to be due and payable immediately. However, under the indenture, some securities may provide for a specified amount less than their entire principal amount to be due and payable upon that declaration. These securities are defined as “Discount Securities” in the indenture. If an event of default applicable to outstanding securities of more than one series exists, either the trustee or the holders of a majority in aggregate principal amount of all securities then outstanding of all such series, considered as one class, and not the holders of the securities of any one of such series, may declare the principal of all securities of all such series and interest accrued thereon to be due and payable immediately. As a consequence of each such declaration with respect to securities of any series, the principal amount of, or specified portion thereof in the case of Discount Securities, such securities and interest accrued thereon shall become due and payable immediately. (Indenture, Section 802.)

There is no automatic acceleration, even in the event of our bankruptcy, insolvency or reorganization.
Rescission of Acceleration
At any time after a declaration of acceleration with respect to the securities of any series has been made and before a judgment or decree for payment of the money due has been obtained, the event of default under the indenture giving rise to the declaration of acceleration will be considered waived, and the declaration and its consequences will be considered automatically rescinded and annulled, if:

•	we have paid or deposited with the trustee a sum sufficient to pay:

(1) all overdue interest on all securities of the series;

(2) the principal of and premium, if any, on any securities of the series then outstanding, which have otherwise become due and interest thereon that is currently due;

(3) interest on overdue interest, if any, to the extent payment is lawful; and

(4) all amounts due to the trustee under the indenture; and

•
any other event of default under the indenture with respect to the securities of that series, other than the non-payment of principal of such series which shall have become due solely by such declaration of acceleration, has been cured or waived as provided in the indenture.

However, no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or impair any related right. (Indenture, Section 802.)

Control by Holders
Other than its duties in case of an event of default under the indenture, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders, unless the holders offer the trustee a reasonable indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with any such direction. (Indenture, Section 903.) If they provide this reasonable indemnity, the holders of a majority in aggregate principal amount of any series of securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any power conferred on the trustee. However, if the event of default under the indenture relates to more than one series, only the holders of a majority in aggregate principal amount of all affected series, considered as one class, will have the right to give this direction and not the holders of the securities of any one series. The trustee is not obligated to comply with directions that conflict with law or other provisions of the indenture. (Indenture, Section 812.)

Limitation on Holders’ Right to Institute Proceedings
No holder of securities of any series will have any right to institute any proceeding under the indenture, or any remedy under the indenture, unless:

•	the holder has previously given to the trustee written notice of a continuing event of default under the indenture;

•
the holders of a majority in aggregate principal amount of the outstanding securities of all series in respect of which an event of default under the indenture shall have occurred and be continuing, considered as one class, have made a written request to the trustee, and have offered reasonable indemnity to the trustee to institute proceedings;

•	the trustee has failed to institute any proceeding for 60 days after notice; and

•
no direction inconsistent with such written request shall have been given to the trustee during that 60-day period by the holders of a majority in aggregate principal amount of the outstanding securities of all series in respect of which an event of default shall have occurred and be continuing, considered as one class;

provided that no holder or holders of securities shall have any right in any manner to affect or prejudice the rights of other holders of securities of any series or to obtain priority over such other holders. (Indenture, Section 807.) However, these limitations do not apply to a suit by a holder of a security for payment of the principal, premium, if any, or interest on the security on or after the applicable due date. (Indenture, Section 808.)

We have agreed under the indenture to provide to the trustee an annual statement by an appropriate officer as to our compliance with all conditions and covenants under the indenture. (Indenture, Section 606.)

Modification and Waiver

Without the consent of any holder of securities issued under the indenture, including holders of the New Notes, we and the trustee may enter into one or more supplemental indentures for any of the following purposes:

•	to evidence the assumption by any permitted successor of our covenants in the indenture and in the securities;

•	to add additional covenants or other provisions for the benefit of the holders of all or any series of securities or for us to surrender any right or power under the indenture;

•	to add additional events of default under the indenture for all or any series of securities;

•
to change, eliminate or add any provision to the indenture; provided, however, if the change, elimination or addition will adversely affect the interests of the holders of securities of any series in any material respect, the change, elimination or addition will become effective only:

(1) when the consent of the holders of securities of such series has been obtained in accordance with the indenture; or

(2) when no securities of the affected series remain outstanding under the indenture;

•	to provide collateral security for all but not part of the securities;

•	to establish the form or terms of securities of any series as permitted by the indenture;

•	to provide for the authentication and delivery of bearer securities and any coupons appertaining thereto;

•	to evidence and provide for the acceptance of appointment of a successor trustee;

•	to provide for the procedures required for use of a noncertificated system of registration for the securities of all or any series;

•	to change any place where principal, premium, if any, and interest shall be payable, securities may be surrendered for registration of transfer or exchange and notices and demands to us may be served;

•
to amend and restate the indenture as originally executed and as amended from time to time, with additions, deletions and other changes that do not adversely affect the interests of the holders of securities of any series in any material respect; or

•
to cure any ambiguity, to correct or supplement any defect or inconsistency or to make any other changes or to add provisions with respect to matters and questions arising under the indenture; provided that such other changes or additions do not adversely affect the interests of the holders of securities of any series in any material respect.

(Indenture, Section 1201.)

The holders of a majority in aggregate principal amount of the securities of all series then outstanding and affected, considered as one class, may waive compliance by us with some restrictive provisions of the indenture. (Indenture, Section 607.) The holders of a majority in aggregate principal amount of the outstanding securities of any series may waive any past default under the indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest and certain covenants and provisions of the indenture that cannot be modified or be amended without the consent of the holder of each outstanding security of the series affected. (Indenture, Section 813.)

The consent of the holders of a majority in aggregate principal amount of the securities of all series then outstanding is required for all other modifications to the indenture. However, if less than all of the series of securities outstanding are directly affected by a proposed supplemental indenture, then only the consent of the holders of a majority in aggregate principal amount of all series that are directly affected, considered as one class, will be required. No such amendment or modification may:

•
change the stated maturity of the principal of, or any installment of principal of or interest on, any security, or reduce the principal amount of any security or its rate of interest or change the method of calculating the interest rate or reduce any premium payable upon redemption, or change the currency in which payments are made, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any security, without the consent of the holder;

•
reduce the percentage in principal amount of the outstanding securities of any series the consent of the holders of which is required for any supplemental indenture or any waiver of compliance with a provision of the indenture or any default thereunder and its consequences, or reduce the requirements for quorum or voting, without the consent of all the holders of the series; or

•
modify some of the provisions of the indenture relating to supplemental indentures, waivers of some covenants and waivers of past defaults with respect to the securities of any series, without the consent of the holder of each outstanding security affected thereby.

(Indenture, Section 1202.)

A supplemental indenture which changes the indenture solely for the benefit of one or more particular series of securities, or modifies the rights of the holders of securities of one or more series, will not affect the rights under the indenture of the holders of the securities of any other series.

The indenture provides that securities owned by us or any other obligor or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with us or such obligor shall be disregarded and considered not to be outstanding in determining whether the required holders have given a request or consent. (Indenture, Section 101.)

We may fix in advance a record date to determine the required number of holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or other such act of the holders, but we shall have no obligation to do so. If we fix a record date, that request, demand, authorization, direction, notice, consent, waiver or other act of the holders may be given before or after that record date, but only the holders of record at the close of business on that record date will be considered holders for the purposes of determining whether holders of the required percentage of the outstanding securities have authorized or agreed or consented to the request, demand, authorization, direction, notice, consent, waiver or other act of the holders. For that purpose, the outstanding securities shall be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder will bind every future holder of the same securities and the holder of every security issued upon the registration of transfer of or in exchange of these securities. A transferee will be bound by acts of the trustee or us in reliance thereon, whether or not notation of that action is made upon the security. (Indenture, Section 104.)

Resignation of a Trustee

A trustee may resign at any time by giving written notice to us or may be removed at any time by act of the holders of a majority in aggregate principal amount of any series of securities then outstanding delivered to the trustee and us. No resignation or removal of a trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by a successor trustee. So long as no event of default or event which, after notice or lapse of time, or both, would become an event of default has occurred and is continuing and except with respect to a trustee appointed by act of the holders, if we have delivered to the trustee a resolution of our Board of Directors appointing a successor trustee and such successor has accepted the appointment in accordance with the terms of the indenture, the trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the indenture. (Indenture, Section 910.)

Notices

Notices to holders of New Notes will be given by mail to the addresses of such holders as they may appear in the security register for New Notes. (Indenture, Section 106.)

Title

We, the trustee, and any of our agents or agents of the trustee, may treat the person in whose name New Notes are registered as the absolute owner thereof, whether or not the senior notes may be overdue, for the purpose of making payments and for all other purposes irrespective of notice to the contrary. (Indenture, Section 308.)

Governing Law

The indenture and the New Notes will be governed by, and construed in accordance with, the laws of the State of New York. (Indenture, Section 112.)

Information about the Trustee

The trustee under the indenture will be Wells Fargo Bank, National Association. We and our affiliates maintain deposit accounts and credit and liquidity facilities and conduct other banking transactions with Wells Fargo Bank, National Association in the ordinary course of our and their business. Wells Fargo Bank, National Association is a lender under our approximately $3.5 billion revolving credit facility.

Book-Entry Only Securities
Unless otherwise specified in the applicable prospectus supplement, the New Notes will trade through DTC. Each series of New Notes will be represented by one or more global certificates and registered in the name of Cede & Co., DTC’s nominee. Upon issuance of the global certificates, DTC or its nominee will credit, on its book‑entry registration and transfer system, the principal amount of the New Notes represented by such global certificates to the accounts of institutions that have an account with DTC or its participants. The accounts to be credited shall be designated by the underwriters. Ownership of beneficial interests in the global certificates will be limited to participants or persons that may hold interests through participants. The global certificates will be deposited with the trustee as custodian for DTC.
DTC is a New York clearing corporation and a clearing agency registered under Section 17A of the Exchange Act. DTC holds securities for its participants. DTC also facilitates the post-trade settlement of securities transactions among its participants through electronic computerized book‑entry transfers and pledges in the participants’ accounts. This eliminates the need for physical movement of securities certificates. The participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly‑owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Others who maintain a custodial relationship with a participant can use the DTC system. The rules that apply to DTC and those using its systems are on file with the SEC.
Purchases of the New Notes within the DTC system must be made through participants, who will receive a credit for the New Notes on DTC’s records. The beneficial ownership interest of each purchaser will be recorded on the appropriate participant’s records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners should receive written confirmations of the transactions, as well as periodic statements of their holdings, from the participants through whom they purchased New Notes. Transfers of ownership in the New Notes are to be accomplished by entries made on the books of the participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates for their New Notes of a series, except if use of the book‑entry system for the New Notes of that series is discontinued.
To facilitate subsequent transfers, all New Notes deposited by participants with DTC are registered in the name of DTC’s nominee, Cede & Co. The deposit of the New Notes with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the New Notes. DTC’s records reflect only the identity of the participants to whose accounts such New Notes are credited. These participants may or may not be the beneficial owners. Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to participants, and by participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of New Notes may wish to take certain steps to augment transmission to them of notices of significant events with respect to the New Notes, such as redemptions, tenders, defaults and proposed amendments to the mortgage. Beneficial owners of the New Notes may wish to ascertain that the nominee holding the New Notes has agreed to obtain and transmit notices to the beneficial owners.
Redemption notices will be sent to DTC. If less than all of the New Notes of a series are being redeemed, DTC’s practice is to determine by lot the amount of New Notes of such series held by each participant to be redeemed.
Neither DTC nor Cede & Co. will itself consent or vote with respect to New Notes, unless authorized by a participant in accordance with DTC’s procedures. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those participants to whose accounts the New Notes are credited on the record date.
Payments of redemption proceeds, principal of, and interest on the New Notes will be made to Cede & Co., or such other nominee as may be requested by DTC. DTC’s practice is to credit participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or our agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices. Payments will be the responsibility of participants and not of DTC, the trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, principal and interest to Cede & Co. (or such other nominee as may be requested by DTC) is our responsibility. Disbursement of payments to participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of participants.
Except as provided in the applicable prospectus supplement, a beneficial owner will not be entitled to receive physical delivery of the New Notes. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the New Notes.
DTC may discontinue providing its services as securities depositary with respect to the New Notes at any time by giving us reasonable notice. In the event no successor securities depositary is obtained, certificates for the New Notes will be printed and delivered. We may decide to replace DTC or any successor depositary. Additionally, subject to the procedures of DTC, we may decide to discontinue use of the system of book‑entry transfers through DTC (or a successor depositary) with respect to some or all of the New Notes. In that event or if an event of default with respect to a series of New Notes has occurred and is continuing, certificates for the New Notes of such series will be printed and delivered. If certificates for such series of New Notes are printed and delivered,

•	those New Notes will be issued in fully registered form without coupons;

•
a holder of certificated New Notes would be able to exchange those New Notes, without charge, for an equal aggregate principal amount of New Notes of the same series, having the same issue date and with identical terms and provisions; and

•	a holder of certificated New Notes would be able to transfer those New Notes without cost to another holder, other than for applicable stamp taxes or other governmental charges.
The information in this section concerning DTC and DTC’s book‑entry system has been obtained from sources that we believe to be reliable, but we do not take any responsibility for the accuracy of this information.
PLAN OF DISTRIBUTION
Methods and Terms of Sale
We may use a variety of methods to sell the New Notes including:

1.	through one or more underwriters or dealers;

2.	directly to one or more purchasers;

3.	through one or more agents; or

4.	through a combination of any such methods of sale.
The prospectus supplement relating to a particular series of the New Notes will set forth the terms of the offering of the New Notes, including:

1.	the name or names of any underwriters, dealers or agents and any syndicate of underwriters;

2.	the initial public offering price;

3.	any underwriting discounts and other items constituting underwriters' compensation;

4.	the proceeds we receive from that sale; and

5.	any discounts or concessions allowed or reallowed or paid by any underwriters to dealers.
Underwriters
If we sell the New Notes through underwriters, they will acquire the New Notes for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters for a particular underwritten offering of New Notes will be named in the applicable prospectus supplement and, if an underwriting syndicate is used, the managing underwriter or underwriters will be named on the cover page of the applicable prospectus supplement. In connection with the sale of New Notes, the underwriters may receive compensation from us or from purchasers in the form of discounts, concessions or commissions. The obligations of the underwriters to purchase New Notes will be subject to certain conditions. The underwriters will be obligated to purchase all of the New Notes of a particular series if any are purchased. However, the underwriters may purchase less than all of the New Notes of a particular series should certain circumstances involving a default of one or more underwriters occur.
The initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers by any underwriters may be changed from time to time.
Stabilizing Transactions
Underwriters may engage in stabilizing transactions and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying New Note so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the New Notes in the open market after the distribution has been completed in order to cover syndicate short positions. These stabilizing transactions and syndicate covering transactions may cause the price of the New Notes to be higher than it would otherwise be if such transactions had not occurred.
Agents
If we sell the New Notes through agents, the applicable prospectus supplement will set forth the name of any agent involved in the offer or sale of the New Notes as well as any commissions we will pay to them. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.
Related Transactions
Underwriters, dealers and agents (or their affiliates) may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business.
Indemnification
We will agree to indemnify any underwriters, dealers, agents or purchasers and their controlling persons against certain civil liabilities, including liabilities under the Securities Act.
Listing
Unless otherwise specified in the applicable prospectus supplement, the New Notes will not be listed on a national securities exchange. No assurance can be given that any broker-dealer will make a market in any series of the New Notes and, in any event, no assurance can be given as to the liquidity of the trading market for any of the New Notes.
EXPERTS
The consolidated financial statements, and the related financial statement schedule incorporated in this Prospectus by reference from the 2015 Form 10-K, and the effectiveness of Entergy Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
LEGALITY
The legality of the securities will be passed upon for us by Morgan, Lewis & Bockius LLP, New York, New York. Certain legal matters with respect to the securities will be passed on for any underwriters, dealers or agents by Pillsbury Winthrop Shaw Pittman LLP, New York, New York. Pillsbury Winthrop Shaw Pittman LLP regularly represents our affiliates in connection with various matters.

PROSPECTUS

FIRST MORTGAGE BONDS

ENTERGY ARKANSAS, INC.
425 West Capitol Avenue
Little Rock, Arkansas 72201
(501) 377-4000
We -

◦	may periodically offer our first mortgage bonds in one or more series; and

◦	will determine the price and other terms of each series of first mortgage bonds when sold, including whether any series will be subject to redemption prior to maturity.
The First Mortgage Bonds -

◦	will be secured by a mortgage that constitutes a first mortgage lien (subject to certain exceptions and permitted liens) on substantially all of our property; and

◦	will not be listed on a national securities exchange unless otherwise indicated in the accompanying prospectus supplement.
You -

◦	will receive interest payments in the amounts and on the dates specified in an accompanying prospectus supplement.
This prospectus may be used to offer and sell series of first mortgage bonds only if accompanied by the prospectus supplements for those series. We will provide the specific information for those offerings and the specific terms of those first mortgage bonds, including their offering prices, interest rates and maturities, in supplements to this prospectus. The supplements may also add, update or change the information in this prospectus. You should read this prospectus and any supplements carefully before you invest.
_________________
Investing in the first mortgage bonds offered by this prospectus involves risks. See “Risk Factors” on page 2.
_________________
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
__________________
We may offer the first mortgage bonds directly or through underwriters, agents or dealers. Each prospectus supplement will provide the terms of the plan of distribution for the related series of first mortgage bonds.
The date of this prospectus is August 26, 2016.

RISK FACTORS
Investing in the first mortgage bonds involves certain risks. In considering whether to purchase the first mortgage bonds being offered by this prospectus (the “New Bonds”), you should carefully consider the information we have included or incorporated by reference in this prospectus. In particular, you should carefully consider the information under the heading “Risk Factors” as well as the factors listed under the heading “Forward-Looking Information,” in each case, contained in our Annual Report on Form 10-K for our most recent fiscal year, in any Quarterly Report on Form 10-Q that we have filed since our most recent Annual Report on Form 10-K and in any other document that we file (not furnish) with the Securities and Exchange Commission (the “SEC”) , each of which is incorporated by reference in this prospectus.
ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the SEC as a wholly-owned subsidiary of Entergy Corporation, which is a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933 (the “Securities Act”). By utilizing a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, the New Bonds described in this prospectus. This prospectus provides a general description of the New Bonds being offered. Each time we sell a series of New Bonds we will provide a prospectus supplement containing specific information about the terms of that series of New Bonds and the related offering. It is important for you to consider the information contained in this prospectus, the related prospectus supplement and the exhibits to the registration statement, together with the additional information referenced under the heading “Where You Can Find More Information” in making your investment decision.
For more detailed information about the New Bonds, you can read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.

ENTERGY ARKANSAS, INC.
We are a corporation organized under the laws of the State of Arkansas. Our principal executive offices are located at 425 West Capitol Avenue, Little Rock, Arkansas 72201. Our telephone number is 1-501-377-4000. We are an electric public utility company providing service to approximately 705,000 customers in the State of Arkansas. We also provide retail electric service to a small number of customers in Tennessee.
We are owned by Entergy Corporation. The other major public utilities owned, directly or indirectly, by Entergy Corporation are Entergy Louisiana, LLC, Entergy Mississippi, Inc., Entergy New Orleans, Inc. and Entergy Texas, Inc. Entergy Corporation also owns all of the common stock of System Energy Resources, Inc., the principal asset of which is its interest in the Grand Gulf Electric Generating Station (“Grand Gulf”).
We are subject to regulation by the Arkansas Public Service Commission and the Tennessee Regulatory Authority as to our electric service, rates and charges. We are also subject to regulation by the Federal Energy Regulatory Commission.
The information above is only a summary and is not complete. You should read the incorporated documents listed under the heading “Where You Can Find More Information” for more specific information concerning our business and affairs, including significant contingencies, significant factors and known trends, our general capital requirements, our financing plans and capabilities, and pending legal and regulatory proceedings.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), and therefore are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings are available to the public on the Internet at the SEC’s website located at (http://www.sec.gov). You may read and copy any document that we file with the SEC at the SEC public reference room located at:

100 F Street, N.E.
Room 1580
Washington, D.C. 20549-1004.
Call the SEC at 1-800-732-0330 for more information about the public reference room and how to request documents.
The SEC allows us to “incorporate by reference” the information filed by us with the SEC, which means we can refer you to important information without restating it in this prospectus. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, along with any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until the offerings contemplated by this prospectus are completed or terminated:

1.	our Annual Report on Form 10-K for the year ended December 31, 2015 (the “2015 Form 10-K”);

2.	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, and June 30, 2016; and

3.	our Current Reports on Form 8-K filed January 4, 2016, January 8, 2016, March 1, 2016, March 4, 2016, March 25, 2016, June 16, 2016, June 28, 2016, August 9, 2016 and August 16, 2016.
You may access a copy of any or all of these filings, free of charge, at our web site, which is located at http:// www.entergy.com, or by writing or calling us at the following address:
Ms. Dawn A. Balash
Assistant Secretary
Entergy Arkansas, Inc.
639 Loyola Avenue
New Orleans, Louisiana 70113
(504) 576-6755
You may also direct your requests via e-mail to dbalash@entergy.com. We do not intend our Internet address to be an active link or to otherwise incorporate the contents of the website into this prospectus or any accompanying prospectus supplement.
This prospectus, any accompanying prospectus supplement and any free-writing prospectus that we file with the SEC contain and incorporate by reference information that you should consider when making your investment decision. We have not, and any underwriters, dealers or agents have not, authorized anyone else to provide you with different information. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference is accurate as of any date other than as of the dates of these documents or the dates these documents were filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since these dates. We are not, and any underwriters, dealers or agents are not, making an offer of the New Bonds in any jurisdiction where the offer or sale is not permitted.
RATIOS OF EARNINGS TO FIXED CHARGES
We have calculated ratios of earnings to fixed charges pursuant to Item 503 of Regulation S-K of the SEC as follows:

Six Months Ended June 30,		Twelve Months Ended December 31,
2016 2.42	2015 2.10	2015 2.04	2014 3.08	2013 3.62	2012 3.79	2011 4.31
“Earnings” represent the aggregate of (1) income before the cumulative effect of an accounting change, (2) taxes based on income, (3) investment tax credit adjustments-net and (4) fixed charges. “Fixed Charges” include interest (whether expensed or capitalized), related amortization and estimated interest applicable to rentals charged to operating expenses. We accrue interest expense related to unrecognized tax benefits in income tax expense and do not include it in fixed charges.
USE OF PROCEEDS
Except as otherwise described in a prospectus supplement, the net proceeds from the offering of the New Bonds will be used either (a) to repurchase or redeem one or more series of our outstanding securities on their stated due dates or in some cases prior to their stated due dates or (b) for other general corporate purposes. The specific purposes for the proceeds of a particular series of New Bonds or the specific securities, if any, to be acquired or redeemed with the proceeds of a particular series of New Bonds will be described in the prospectus supplement relating to that series.
DESCRIPTION OF THE NEW BONDS
We will issue the New Bonds offered by this prospectus from time to time in one or more series under one or more separate supplemental indentures to the Mortgage and Deed of Trust dated as of October 1, 1944, with Deutsche Bank Trust Company Americas, successor corporate trustee, and, as to property in Missouri, The Bank of New York Mellon Trust Company, N.A., successor co-trustee, and together referred to in this prospectus as “trustees.” This Mortgage and Deed of Trust, as it has heretofore been and may be amended or supplemented from time to time, is referred to in this prospectus as the “mortgage.” All first mortgage bonds issued or to be issued under the mortgage, including the New Bonds offered by this prospectus, are referred to herein as “first mortgage bonds.”
The statements in this prospectus and any accompanying prospectus supplement concerning the New Bonds and the mortgage are not comprehensive and are subject to the detailed provisions of the mortgage. The mortgage and a form of supplemental indenture are filed as exhibits to the registration statement of which this prospectus forms a part. You should read these documents for provisions that may be important to you. The mortgage has been qualified under the Trust Indenture Act of 1939, and you should also refer to the Trust Indenture Act of 1939 for provisions that apply to the New Bonds. Wherever particular provisions or defined terms in the mortgage are referred to under this heading “Description of the New Bonds,” those provisions or defined terms are incorporated by reference in this prospectus.
General
The mortgage permits us to issue first mortgage bonds from time to time subject to the limitations described under “-Issuance of Additional First Mortgage Bonds.” All first mortgage bonds of any one series need not be issued at the same time, and a series may be reopened for issuances of additional first mortgage bonds of that series. This means that we may from time to time, without the consent of the existing holders of the first mortgage bonds of any series, including the New Bonds, create and issue additional first mortgage bonds of a series having the same terms and conditions as the previously issued first mortgage bonds of that series in all respects, except for issue date, issue price and, if applicable, the initial interest payment on those additional first mortgage bonds. Additional first mortgage bonds issued in this manner will be consolidated with and will form a single series with the previously issued first mortgage bonds of that series. For more information, see the discussion below under “-Issuance of Additional First Mortgage Bonds.”

Terms of Specific Series of the New Bonds
The prospectus supplement relating to each series of New Bonds offered by this prospectus will include a description of the specific terms relating to the offering of that series. These terms will include any of the following terms that apply to that series:

1.	the designation, or name, of the series of New Bonds;

2.	the aggregate principal amount of the series;

3.	the offering price of the series;

4.	the date on which the series will mature;

5.	the rate or method for determining the rate at which the series will bear interest;

6.	the date from which interest on the series accrues;

7.	the dates on which interest on the series will be payable;

8.	the prices and the other terms and conditions, if any, upon which we may redeem the series prior to maturity;

9.	the applicability of the dividend covenant described below to the series;

10.	the terms of an insurance policy, if any, that will be provided for the payment of the principal of and/or interest on the series;

11.	the rights, if any, of a holder to elect repayment; and

12.	any other terms of the series not inconsistent with the provisions of the mortgage.
As of June 30, 2016, we had approximately $2,416 million principal amount of first mortgage bonds outstanding.
We may sell New Bonds at a discount below their principal amount or at a premium above their principal amount. United States federal income tax considerations applicable to New Bonds sold at an original issue discount will be described in the applicable prospectus supplement if we sell New Bonds at an original issue discount. In addition, important United States federal income tax or other tax considerations applicable to any New Bonds denominated or payable in a currency or currency unit other than United States dollars will be described in the applicable prospectus supplement if we sell New Bonds denominated or payable in a currency or currency unit other than United States dollars.
Except as may otherwise be described in the applicable prospectus supplement, the covenants contained in the mortgage will not afford holders of New Bonds protection in the event of a highly-leveraged or a change of control transaction involving us.
Payment
The New Bonds and interest thereon will be paid in any coin or currency of the United States of America that at the time of payment is legal tender at the corporate trust office of the corporate trustee in the Borough of Manhattan, City and State of New York. See “-Book-Entry Only Securities” for additional information relating to payment on the New Bonds.
Sinking Fund
The New Bonds will not be subject to any sinking fund, maintenance and improvement fund or other similar fund requirements.
Redemption
We will set forth any terms for the redemption of New Bonds of any series in the applicable prospectus supplement. Unless we indicate differently in a prospectus supplement, and except with respect to New Bonds redeemable at the option of the holder of those New Bonds, New Bonds will be redeemable upon notice to holders by mail at least 30 days prior to the redemption date. Unless the New Bonds are held in book-entry only form through the facilities of The Depository Trust Company (“DTC”), in which case DTC’s procedures for selection shall apply (see “-Book-Entry Only Securities”), if less than all of the

New Bonds of any series are to be redeemed, the corporate trustee will select the New Bonds to be redeemed.
Unless we default in the payment of the redemption price and accrued interest, if any, in the case of an unconditional notice of redemption, New Bonds will cease to bear interest on the redemption date. We will pay the redemption price and any accrued interest to the redemption date upon surrender of any New Bond for redemption. If only part of a New Bond is redeemed, the corporate trustee will deliver to the holder of the New Bond a new New Bond of the same series for the remaining portion without charge.
We may make any redemption at our option conditional upon the receipt by the corporate trustee, prior to the date fixed for redemption, of money sufficient to pay the redemption price and accrued interest, if any. If the corporate trustee has not received the money by the date fixed for redemption, we will not be required to redeem the New Bonds.
Form and Exchange
The New Bonds will be fully-registered bonds without coupons. See “-Book-Entry Only Securities.” The New Bonds will be exchangeable for other New Bonds of the same series in equal aggregate principal amounts. No service charge will be made for any registration of transfer or exchange of the New Bonds. However, we may require payment to cover any tax or other governmental charge that may be imposed in connection with a registration, transfer or exchange. We will not be required to provide for the transfer or exchange of any New Bond:
1.     during the 10 days before an interest payment date,
2.     during the 10 days before giving any notice of redemption, or
3.     selected for redemption.
Security
The New Bonds, together with all other first mortgage bonds outstanding now or in the future under the mortgage, will be secured, equally and ratably, by the lien of the mortgage, which constitutes a first mortgage lien on substantially all of our property (the “mortgaged property”) subject to bankruptcy law and to:

1.	leases of minor portions of our mortgaged property to others for uses which do not interfere with our business;

2.	leases of certain of our mortgaged property not used in our business; and

3.	excepted encumbrances.
There is excepted from the lien certain of our property, including:

1.	cash and securities;

2.	certain equipment, materials and supplies;

3.	automobiles and other vehicles and aircraft, timber, minerals, mineral rights and royalties;

4.	receivables, contracts, leases and operating agreements; and

5.	certain unimproved lands sold or to be sold.
The mortgage contains provisions that impose the lien of the mortgage on property that we acquire after the date of the mortgage, other than the excepted property, subject to pre-existing liens. However, if we consolidate or merge with, or convey or transfer all or substantially all of our mortgaged property to, a successor, the lien created by the mortgage will generally not cover the property of the successor, other than the mortgaged property it acquires from us and improvements, replacements and additions to such property.
The mortgage also provides that the trustees shall have a lien upon the mortgaged property to ensure the payment of their reasonable compensation, expenses and disbursements and for indemnity against certain liabilities. This lien takes priority over the lien securing the first mortgage bonds, including the New Bonds.
The mortgage also contains restrictions on the issuance of debt secured by a prior lien on the mortgaged property (“qualified lien bonds”).
We have reserved the right to amend the mortgage without the consent or other action by the holders of any first mortgage bonds created on or after December 31, 2015, to revise the definition of “excepted encumbrances” to mean the following:

•
tax liens, assessments and other governmental charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings or of which at least ten business days’ notice has not been given to our general counsel or to such other person designated by us to receive such notices;

•
mechanics’, workmen’s, repairmen’s, materialmen’s, warehousemen’s and carriers’ liens, other liens incident to construction, liens or privileges of any of our employees for salary or wages earned, but not yet payable, and other liens, including without limitation liens for worker’s compensation awards, arising in the ordinary course of business for charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings or of which at least ten business days’ notice has not been given to our general counsel or to such other person designated by us to receive such notices;

•	specified judgment liens and prepaid liens;

•	easements, leases, reservations or other rights of others (including governmental entities) in, and defects of title in, our property;

•	liens securing indebtedness or other obligations relating to real property we acquired for specified transmission, distribution or communication purposes or for the purpose of obtaining rights-of-way;

•	specified leases and leasehold, license, franchise and permit interests;

•	liens resulting from law, rules, regulations, orders or rights of governmental authorities and specified liens required by law or governmental regulations;

•	liens to secure public obligations; rights of others to take minerals, timber, electric energy or capacity, gas, water, steam or other products produced by us or by others on our property;

•	rights and interests of persons other than us arising out of agreements relating to the common ownership or joint use of property, and liens on the interests of those persons in the property;

•	restrictions on assignment and/or requirements of any assignee to qualify as a permitted assignee and/or public utility or public services corporation; and

•	liens which have been bonded for the full amount in dispute or for the payment of which other adequate security arrangements have been made.

Issuance of Additional First Mortgage Bonds
The maximum principal amount of first mortgage bonds that may be issued under the mortgage is limited to $100 billion at any time outstanding under the mortgage, subject to property additions, earnings and other limitations of the mortgage. First mortgage bonds of any series may be issued from time to time on the basis of:

1.	60% of the cost or fair value, whichever is less, of unfunded property additions after adjustments to offset retirements;

2.	retirements of first mortgage bonds or qualified lien bonds; or

3.	deposit of cash with the corporate trustee.
Property additions generally include, among other things, electric, gas, steam or hot water property acquired after June 30, 1944. Securities, automobiles or other vehicles or aircraft, or property used principally for the production or gathering of natural gas, are not included as property additions.
As of June 30, 2016, we had approximately $992 million of available property additions, entitling us to issue approximately $595 million principal amount of first mortgage bonds on the basis of property additions, and we could have issued approximately $932 million principal amount of first mortgage bonds on the basis of retired first mortgage bonds.
When first mortgage bonds are issued on the basis of property additions as described in clause (1) above, cash as described in clause (3) above or, with certain exceptions, retired first mortgage bonds as described in clause (2) above, the issuance of first mortgage bonds must meet an “earnings” test. The adjusted net earnings, before interest and income taxes, for 12 consecutive months of the preceding 18 months must be at least twice the annual interest requirements on all first mortgage bonds at the time outstanding, including the additional first mortgage bonds comprising the issuance, plus all indebtedness, if any, of prior rank. The adjusted net earnings are calculated with (1) a deduction of $5,800,000 plus 2% of net additions to mortgaged property in lieu of actual retirements of mortgaged property, (2) the inclusion of revenues collected subject to possible refund and allowances for funds used during construction, and (3) no deduction for non-recurring charges. Based upon the results of our operations for the twelve months ended June 30, 2016, if we were to make an application for authentication and delivery of first mortgage bonds as of the date of this prospectus, solely based on the earnings coverage test (and, therefore, not taking into account the property additions and retired first mortgage bond issuance limitations), we could issue approximately $72 million in principal amount of first mortgage bonds, in addition to the amount of first mortgage bonds then outstanding (assuming an interest rate of 5% for additional first mortgage bonds). Such amount will be affected by the issuance of any additional first mortgage bonds, including the New Bonds, and the retirement of existing bonds with the proceeds of the New Bonds and by subsequent net earnings. New Bonds in a greater amount may also be issued for the refunding of outstanding first mortgage bonds.
We have reserved the right to amend the mortgage without the consent or other action by the holders of any first mortgage bonds created on or after December 31, 2015, to remove the earnings coverage test described above.
We have the right to amend the mortgage at any time without the consent or other action of the holders of any of the first mortgage bonds to permit the issuance of first mortgage bonds on the basis of 80% of the cost or fair value, whichever is less, of unfunded property additions after adjustments to offset retirements.
We have the right to amend the mortgage at any time without any consent or other action of the holders of any of the first mortgage bonds to make any form of space satellites including solar power satellites, space stations and other analogous facilities available as property additions.

Other than the security afforded by the lien of the mortgage and restrictions on the issuance of additional first mortgage bonds described above, there are no provisions of the mortgage that grant the holders of the first mortgage bonds protection in the event of a highly leveraged transaction involving us.
Release and Substitution of Property
We may release property from the lien of the mortgage, without applying an earnings test, on the bases of:

1.	the deposit of cash or, to a limited extent, purchase money mortgages;

2.	property additions, after adjustments in certain cases to offset retirements and after making adjustments for qualified lien bonds, if any, outstanding against property additions; and

3.
(i) the aggregate principal amount of first mortgage bonds that we would be entitled to issue on the basis of retired qualified lien bonds; or (ii) 10/6ths of the aggregate principal amount of first mortgage bonds that we would be entitled to issue on the basis of retired first bonds; in each case with the entitlement being waived by operation of the release.

We can withdraw cash upon the bases stated in clause (2) and/or (3) above without applying an earnings test. Should we amend the mortgage as described under “ - Issuance of Additional First Mortgage Bonds” above to permit the issuance of first mortgage bonds on the basis of an increased percentage of the cost or fair value, whichever is less, of unfunded property additions after adjustments to offset retirements, the ratio specified in clause (3)(ii) above would change the reciprocal of such increased percentage.
The mortgage also contains special provisions with respect to qualified lien bonds pledged and the disposition of moneys received on pledged prior lien bonds. We may also release unfunded property if after such release at least one dollar in unfunded property remains subject to the lien of the mortgage. We have the right to amend the mortgage at any time without the consent or other action of the holders of any of the first mortgage bonds to modify the definition of “Funded Property” in the mortgage to mean property specified by us with a fair value determined by an independent expert not less than 10/8ths of the sum of the amount of the outstanding first mortgage bonds and retired first mortgage bonds.
We have reserved the right to amend the mortgage without the consent or other action by the holders of any first mortgage bonds created on or after December 31, 2015, to allow us, without any release or consent by the corporate trustee, to

•
grant, free from the lien of the mortgage, easements, ground leases or rights-of-way in, upon, over and/or across our property for the purpose of roads, pipe lines, transmission lines, distribution lines, communication lines and similar purposes, or for the joint or common use of real property, rights-of-way, facilities and/or equipment, but only if such grant shall not materially impair the use of the property or rights-of-way for the purposes for which such property or rights-of-way are held by us, and

•	cancel or make changes or alterations in or substitutions for any and all easements, servitudes and similar rights and/or interests.
Modification
Modification Without Consent
Without the consent of any holder of first mortgage bonds, we and the trustees may enter into one or more supplemental indentures for any of the following purposes:

•	to evidence the assumption by any permitted successor of our covenants in the mortgage and in the first mortgage bonds;

•	to add one or more covenants or other provisions for the benefit of the holders of all or any series of first mortgage bonds, or to surrender any right or power conferred upon us;

•	to add additional events of default under the mortgage for all or any series of first mortgage bonds;

•	to correct or amplify the description of the mortgaged property or to subject additional property to the lien of the mortgage;

•
to change, eliminate or add any provision to the mortgage; provided that no such change, elimination or addition will adversely affect the interests of the holders of first mortgage bonds of any series in any material respect;

•	to establish the form or terms of first mortgage bonds of any other series as permitted by the mortgage;

•	to provide for the procedures required for use of a noncertificated system of registration for the first mortgage bonds of all or any series;

•
to change any place where principal, premium, if any, and interest shall be payable, first mortgage bonds may be surrendered for registration of transfer or exchange, and notices and demands to us may be served; or

•
to cure any ambiguity or inconsistency or to make any other changes or additions to the provisions of the mortgage if such changes or additions will not adversely affect the interests of first mortgage bonds of any series in any material respect.

Modification Requiring Consent
Except as provided below, the consent of the holders of a majority in aggregate principal amount of then outstanding first mortgage bonds, considered as one class, is required for all other amendments or modifications to the mortgage. However, if less than all of the series of first mortgage bonds outstanding are directly affected by a proposed amendment or modification, then the consent of the holders of only a majority in aggregate principal amount of the outstanding first mortgage bonds of all series that are directly affected, considered as one class, will be required. Notwithstanding the foregoing, no amendment or modification may be made without the consent of the holder of each directly affected first mortgage bond then outstanding to:

•
extend the maturity of the principal of, or interest on, any first mortgage bond, or reduce the principal amount of any first mortgage bond or its rate of interest or modify the terms of payment of such principal or interest;

•
create any lien ranking prior to or on a parity with the lien of the mortgage with respect to the mortgaged property, or deprive any non-assenting holder of a first mortgage bond of a lien on the mortgaged property for the security of such holder’s first mortgage bonds (subject only to excepted encumbrances); or

•	reduce the percentage in principal amount of the outstanding first mortgage bonds of any series the consent of the holders of which is required for any amendment or modification.
The mortgage provides that first mortgage bonds owned by us, for our benefit or by any entity of which we own 25% or more of the outstanding voting stock shall not be deemed outstanding for the purpose of certain votes, consents or quorums; provided that first mortgage bonds which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the corporate trustee its right to vote or give consents with respect to such first mortgage bonds and such pledgee is not us or an entity of which we own 25% or more of the outstanding voting stock.
Any request, consent or vote of the owner of any first mortgage bond will bind every future holder and owner of that first mortgage bond and the holder and owner of every first mortgage bond issued upon the registration of transfer of or in exchange for that first mortgage bond.
Defaults
Defaults under the mortgage include:

1.	failure to pay the principal of any first mortgage bond when due and payable;

2.
failure to pay interest on any first mortgage bond or any installments of any fund required to be applied to the purchase or redemption of any first mortgage bond for a period of 60 days after the same shall have become due and payable;

3.	failure to pay interest upon or principal of any qualified lien bonds beyond any applicable grace period;

4.	certain events of bankruptcy, insolvency or reorganization; and

5.
the expiration of 90 days after the mailing by the corporate trustee to us of a written demand, or by holders of 15% in principal amount of the first mortgage bonds at the time outstanding under the mortgage to us and to the corporate trustee of a written demand, that we perform a specified covenant or agreement contained in the mortgage, which specified covenant or agreement we have failed to perform prior to such mailing, unless during such period we shall have performed such specified covenant or agreement. The corporate trustee may, and, if requested to do so in writing by the holders of a majority in principal amount of the first mortgage bonds then outstanding, shall, make such demand.

The trustees may withhold notice of default, except in payment of principal, interest or funds for purchase or redemption of first mortgage bonds, if they in good faith determine it is in the interests of the holders of the first mortgage bonds.
Remedies
Acceleration of Maturity
If a default under the mortgage occurs, then the corporate trustee, by written notice to us, or the holders of at least 25% in principal amount of the outstanding first mortgage bonds, by written notice to us and the corporate trustee, may declare the principal amount of all of the first mortgage bonds to be due and payable immediately, and upon the giving of such notice, such principal amount and accrued and unpaid interest will become immediately due and payable.
There is no automatic acceleration, even in the event of our bankruptcy, insolvency or reorganization.
Annulment of Acceleration
At any time after such a declaration of acceleration has been made but before any sale of the mortgaged property, the holders of a majority in principal amount of all outstanding first mortgage bonds may annul such declaration of acceleration, by written notice to us and the trustees, if the default under the mortgage giving rise to such declaration of acceleration has been cured, and we have paid or deposited with the corporate trustee a sum sufficient to pay:

(1)	all overdue interest on all outstanding first mortgage bonds;

(2)	the principal of and premium, if any, on the outstanding first mortgage bonds that have become due otherwise than by such declaration of acceleration and overdue interest thereon;

(3)	interest on overdue interest, if any, to the extent lawful, at the rate of 6% per annum; and

(4)	all amounts due to the trustees under the mortgage.

Trustees’ Powers
Subject to the mortgage, under specified circumstances and to the extent permitted by law, if a default under the mortgage occurs, the trustees shall be entitled to the appointment of a receiver for the mortgaged property, and are entitled to all other remedies available under applicable law.
Control by Holders
The holders of a majority in principal amount of the first mortgage bonds may direct the time, method and place of conducting any proceedings for any remedy available to the trustees or exercising any trust or power conferred on the trustees. The trustees are not obligated to comply with directions that conflict with law or other provisions of the mortgage or that the corporate trustee determines in good faith would involve the trustees in personal liability, would be unjustifiably prejudicial to non-assenting holders or would be in circumstances where indemnity would not be sufficient. The trustees are not required to risk their funds or incur personal liability if there is reasonable ground for believing that repayment is not reasonably assured.
Limitation on Holders’ Right to Institute Proceedings
No holder of first mortgage bonds will have any right to institute any proceeding under the mortgage, or any remedy under the mortgage, unless:

•	the holder has previously given to the trustees written notice of a default under the mortgage;

•
the holders of 25% in aggregate principal amount of the outstanding first mortgage bonds of all series have made a written request to the trustees and have offered the trustees reasonable opportunity and indemnity satisfactory to the trustees to institute proceedings; and

•	the trustees have failed to institute any proceeding for 60 days after notice;
provided that no holder or holders of first mortgage bonds shall have any right in any manner to affect or prejudice the lien of the mortgage or to obtain priority over other holders of outstanding first mortgage bonds. However, these limitations do not apply to the absolute and unconditional right of a holder of a first mortgage bond to institute suit for payment of the principal, premium, if any, or interest on the first mortgage bond on or after the applicable due date.
Evidence to be Furnished to the Trustee
Compliance with the mortgage provisions is evidenced by written statements of our officers or persons we select or pay. In certain cases, opinions of counsel and certifications of an engineer, accountant, appraiser or other expert (who in some cases must be independent) must be furnished. We must give the corporate trustee an annual certificate as to whether or not we have fulfilled our obligations under the mortgage throughout the preceding year.
Satisfaction and Discharge of Mortgage
The mortgage may be satisfied and discharged if and when we provide for the payment of all of the first mortgage bonds and all other sums due under the mortgage.
Consolidation, Merger and Conveyance of Assets
The mortgage provides that we may consolidate with or merge into any other entity or convey, transfer or lease as, or substantially as, an entirety to any entity the mortgaged property, if:

•
(a) the surviving or successor entity to such merger or consolidation has authority to carry on the electric, gas, steam or hot water business, or (b) the successor entity which acquires by conveyance or transfer or which leases our mortgaged property as, or substantially as, an entirety, is authorized to acquire, lease or operate the mortgaged property so conveyed or transferred;

•
such merger, consolidation, conveyance, transfer or lease is upon such terms as to preserve, and in no respect impair, the lien and security of the mortgage and the rights and powers of the trustees and the holders of first mortgage bonds;

•	the survivor or successor entity expressly assumes by supplemental indenture our obligations on all first mortgage bonds then outstanding and under the mortgage; and

•
in the case of a lease, such lease is made expressly subject to termination by us or by the trustees and by the purchaser of the property so leased at any sale thereof at any time during the continuance of a default under the mortgage.

In the case of the conveyance or other transfer of the mortgaged property as, or substantially as, an entirety to another entity, upon the satisfaction of all the conditions described above, we would be released and discharged from all our obligations and covenants under the mortgage and on the first mortgage bonds then outstanding unless we elect to waive such release and discharge.

The mortgage does not prevent or restrict any conveyance or other transfer, or lease, of any part of the mortgaged property that does not constitute the entirety, or substantially the entirety, of the mortgaged property.
Although the successor entity may, in its sole discretion, subject to the lien of the mortgage property then owned or thereafter acquired by the successor entity, the lien of the mortgage generally will not cover the property of the successor entity other than the mortgaged property it acquires from us and improvements, extensions and additions to such property and renewals, replacements and substitutions thereof, within the meaning of the mortgage.
The terms of the mortgage do not restrict mergers in which we are the surviving entity.
We have reserved the right to amend the mortgage without the consent or other action by the holders of the any first mortgage bonds created on or after December 31, 2015, to provide that a statutory merger in which a company’s assets and liabilities may be allocated among one or more entities shall not be considered to be a merger, consolidation or conveyance of mortgaged property subject to the provisions of the mortgage relating to a merger, consolidation or conveyance of all or substantially all of the mortgaged property unless all or substantially all of the mortgaged property is allocated to one or more other entities.
Consent to Amendments
Each initial and future holder of the New Bonds, by its acquisition of an interest in such New Bonds, will irrevocably (a) consent to the amendments to the mortgage described herein, and (b) designate the corporate trustee, and its successors, as its proxy with irrevocable instructions to vote and deliver written consents on behalf of such holder in favor of such amendments at any meeting of bondholders, in lieu of any meeting of bondholders, in response to any consent solicitation or otherwise.
Information about the Corporate Trustee
The corporate trustee is Deutsche Bank Trust Company Americas. In addition to acting as corporate trustee, Deutsche Bank Trust Company Americas and its affiliate, Deutsche Bank AG New York Branch, also act, and may act, as trustee under various other of our and our affiliates’ indentures, trusts and guarantees. We and our affiliates maintain credit and liquidity facilities and conduct other banking transactions with the corporate trustee and its affiliates in the ordinary course of our respective businesses.
Information about the Co-Trustee
The co-trustee is The Bank of New York Mellon Trust Company, N.A. In addition to acting as co-trustee, The Bank of New York Mellon Trust Company, N.A. and its affiliate, The Bank of New York Mellon, also act, and may act, as trustee under various other of our and our affiliates’ indentures, trusts and guarantees. We and our affiliates maintain deposit accounts and credit and liquidity facilities and conduct other banking transactions with the co-trustee and its affiliates in the ordinary course of our respective businesses.
Book-Entry Only Securities
Unless otherwise specified in the applicable prospectus supplement, the New Bonds will trade through DTC. Each series of New Bonds will be represented by one or more global certificates and registered in the name of Cede & Co., DTC’s nominee. Upon issuance of the global certificates, DTC or its nominee will credit, on its book‑entry registration and transfer system, the principal amount of the New Bonds represented by such global certificates to the accounts of institutions that have an account with DTC or its participants. The accounts to be credited shall be designated by the underwriters. Ownership of beneficial interests in the global certificates will be limited to participants or persons that may hold interests through participants. The global certificates will be deposited with the corporate trustee as custodian for DTC.

DTC is a New York clearing corporation and a clearing agency registered under Section 17A of the Exchange Act. DTC holds securities for its participants. DTC also facilitates the post-trade settlement of securities transactions among its participants through electronic computerized book‑entry transfers and pledges in the participants’ accounts. This eliminates the need for physical movement of securities certificates. The participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly‑owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Others who maintain a custodial relationship with a participant can use the DTC system. The rules that apply to DTC and those using its systems are on file with the SEC.
Purchases of the New Bonds within the DTC system must be made through participants, who will receive a credit for the New Bonds on DTC’s records. The beneficial ownership interest of each purchaser will be recorded on the appropriate participant’s records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners should receive written confirmations of the transactions, as well as periodic statements of their holdings, from the participants through whom they purchased New Bonds. Transfers of ownership in the New Bonds are to be accomplished by entries made on the books of the participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates for their New Bonds of a series, except if use of the book‑entry system for the New Bonds of that series is discontinued.
To facilitate subsequent transfers, all New Bonds deposited by participants with DTC are registered in the name of DTC’s nominee, Cede & Co. The deposit of the New Bonds with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the New Bonds. DTC’s records reflect only the identity of the participants to whose accounts such New Bonds are credited. These participants may or may not be the beneficial owners. Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to participants, and by participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of New Bonds may wish to take certain steps to augment transmission to them of notices of significant events with respect to the New Bonds, such as redemptions, tenders, defaults and proposed amendments to the mortgage. Beneficial owners of the New Bonds may wish to ascertain that the nominee holding the New Bonds has agreed to obtain and transmit notices to the beneficial owners.
Redemption notices will be sent to DTC. If less than all of the New Bonds of a series are being redeemed, DTC’s practice is to determine by lot the amount of New Bonds of such series held by each participant to be redeemed.
Neither DTC nor Cede & Co. will itself consent or vote with respect to New Bonds, unless authorized by a participant in accordance with DTC’s procedures. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those participants to whose accounts the New Bonds are credited on the record date.
Payments of redemption proceeds, principal of, and interest on the New Bonds will be made to Cede & Co., or such other nominee as may be requested by DTC. DTC’s practice is to credit participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or our agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices. Payments will be the responsibility of participants and not of DTC, the trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, principal and interest to Cede & Co. (or such other nominee as may be requested by DTC) is our responsibility. Disbursement of payments to participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of participants.
Except as provided in the applicable prospectus supplement, a beneficial owner will not be entitled to receive physical delivery of the New Bonds. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the New Bonds.
DTC may discontinue providing its services as securities depositary with respect to the New Bonds at any time by giving us reasonable notice. In the event no successor securities depositary is obtained, certificates for the New Bonds will be printed and delivered. We may decide to replace DTC or any successor depositary. Additionally, subject to the procedures of DTC, we may decide to discontinue use of the system of book‑entry transfers through DTC (or a successor depositary) with respect to some or all of the New Bonds. In that event or if an event of default with respect to a series of New Bonds has occurred and is continuing, certificates for the New Bonds of such series will be printed and delivered. If certificates for such series of New Bonds are printed and delivered,

•	those New Bonds will be issued in fully registered form without coupons;

•
a holder of certificated New Bonds would be able to exchange those New Bonds, without charge, for an equal aggregate principal amount of New Bonds of the same series, having the same issue date and with identical terms and provisions; and

•	a holder of certificated New Bonds would be able to transfer those New Bonds without cost to another holder, other than for applicable stamp taxes or other governmental charges.
The information in this section concerning DTC and DTC’s book‑entry system has been obtained from sources that we believe to be reliable, but we do not take any responsibility for the accuracy of this information.
PLAN OF DISTRIBUTION
Methods and Terms of Sale
We may use a variety of methods to sell the New Bonds including:

1.	through one or more underwriters or dealers;

2.	directly to one or more purchasers;

3.	through one or more agents; or

4.	through a combination of any such methods of sale.
The prospectus supplement relating to a particular series of the New Bonds will set forth the terms of the offering of the New Bonds, including:

1.	the name or names of any underwriters, dealers or agents and any syndicate of underwriters;

2.	the initial public offering price;

3.	any underwriting discounts and other items constituting underwriters’ compensation;

4.	the proceeds we receive from that sale; and

5.	any discounts or concessions allowed or reallowed or paid by any underwriters to dealers.

Underwriters
If we sell the New Bonds through underwriters, they will acquire the New Bonds for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters for a particular underwritten offering of New Bonds will be named in the applicable prospectus supplement and, if an underwriting syndicate is used, the managing underwriter or underwriters will be named on the cover page of the applicable prospectus supplement. In connection with the sale of New Bonds, the underwriters may receive compensation from us or from purchasers in the form of discounts, concessions or commissions. The obligations of the underwriters to purchase New Bonds will be subject to certain conditions. The underwriters will be obligated to purchase all of the New Bonds of a particular series if any are purchased. However, the underwriters may purchase less than all of the New Bonds of a particular series should certain circumstances involving a default of one or more underwriters occur.
The initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers by any underwriters may be changed from time to time.
Stabilizing Transactions
Underwriters may engage in stabilizing transactions and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying New Bond so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the New Bonds in the open market after the distribution has been completed in order to cover syndicate short positions. These stabilizing transactions and syndicate covering transactions may cause the price of the New Bonds to be higher than it would otherwise be if such transactions had not occurred.
Agents
If we sell the New Bonds through agents, the applicable prospectus supplement will set forth the name of any agent involved in the offer or sale of the New Bonds as well as any commissions we will pay to them. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.
Related Transactions
Underwriters, dealers and agents (or their affiliates) may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business.
Indemnification
We will agree to indemnify any underwriters, dealers, agents or purchasers and their controlling persons against certain civil liabilities, including liabilities under the Securities Act.
Listing
Unless otherwise specified in the applicable prospectus supplement, the New Bonds will not be listed on a national securities exchange. No assurance can be given that any broker-dealer will make a market in any series of the New Bonds and, in any event, no assurance can be given as to the liquidity of the trading market for any of the New Bonds.
EXPERTS
The consolidated financial statements, and the related financial statement schedule incorporated in this Prospectus by reference from the 2015 Form 10-K, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
LEGALITY
The legality of the New Bonds will be passed upon for us by Morgan, Lewis & Bockius LLP, New York, New York, as to matters of New York law, and Friday, Eldredge & Clark, LLP, Little Rock, Arkansas, as to matters of Arkansas law. Certain legal matters with respect to the offering of the New Bonds will be passed upon for the underwriters by Pillsbury Winthrop Shaw Pittman LLP, New York, New York. Pillsbury Winthrop Shaw Pittman LLP regularly represents us and our affiliates in connection with various matters. Morgan, Lewis & Bockius LLP may rely on the opinion of Friday, Eldredge & Clark, LLP, as to matters of Arkansas law relevant to its opinion.

PROSPECTUS

COLLATERAL TRUST MORTGAGE BONDS

ENTERGY LOUISIANA, LLC
4809 Jefferson Highway
Jefferson, Louisiana 70121
Telephone (504) 576-4000

We -

o	may periodically offer our collateral trust mortgage bonds in one or more series; and

o	will determine the price and other terms of each series of collateral trust mortgage bonds when sold, including whether any series will be subject to redemption prior to maturity.

The Collateral Trust Mortgage Bonds -

o
will be secured by a lien (subject to certain exceptions and permitted liens) on substantially all of our tangible electric and gas utility property in Louisiana and our electric utility properties located in Union County, Arkansas and certain related properties;

o
will have the benefit of the first mortgage lien (subject to certain exceptions and permitted liens) securing first mortgage bonds that we have issued to the trustee as the basis for issuing collateral trust mortgage bonds; and

o	will not be listed on a national securities exchange unless otherwise indicated in the accompanying prospectus supplement.

You -

o	will receive interest payments in the amounts and on the dates specified in an accompanying prospectus supplement.

This prospectus may be used to offer and sell series of collateral trust mortgage bonds only if accompanied by the prospectus supplements for those series. We will provide the specific information for those offerings and the specific terms of those collateral trust mortgage bonds, including their offering prices, interest rates and maturities, in supplements to this prospectus. The supplements may also add, update or change the information in this prospectus. You should read this prospectus and any supplements carefully before you invest.
_________________

Investing in the collateral trust mortgage bonds offered by this prospectus involves risks. See “Risk Factors” on page 2.
_________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
__________________

We may offer the collateral trust mortgage bonds directly or through underwriters, agents or dealers. Each prospectus supplement will provide the terms of the plan of distribution for the related series of collateral trust mortgage bonds.

The date of this prospectus is August 26, 2016.

RISK FACTORS

Investing in the collateral trust mortgage bonds involves certain risks. In considering whether to purchase the collateral trust mortgage bonds being offered by this prospectus (the “New Bonds”), you should carefully consider the information we have included or incorporated by reference in this prospectus. In particular, you should carefully consider the information under the heading “Risk Factors” as well as the factors listed under the heading “Forward-Looking Information,” in each case, contained in our Annual Report on Form 10-K for our most recent fiscal year, in any Quarterly Report on Form 10-Q that we have filed since our most recent Annual Report on Form 10-K and in any other document that we file (not furnish) with the Securities and Exchange Commission (the “SEC”) , each of which is incorporated by reference in this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the SEC as a majority-owned subsidiary of Entergy Corporation, which is a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933 (the “Securities Act”). By utilizing a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, the New Bonds described in this prospectus. This prospectus provides a general description of the New Bonds being offered. Each time we sell a series of New Bonds we will provide a prospectus supplement containing specific information about the terms of that series of New Bonds and the related offering. It is important for you to consider the information contained in this prospectus, the related prospectus supplement and the exhibits to the registration statement, together with the additional information referenced under the heading “Where You Can Find More Information” in making your investment decision.

For more detailed information about the New Bonds, you can read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.

ENTERGY LOUISIANA, LLC

We are a limited liability company organized under the laws of the State of Texas and, as of October 1, 2015, the successor by merger to the regulated utility operations of the Texas limited liability companies Entergy Gulf States Louisiana, LLC and Entergy Louisiana, LLC (“Old Entergy Louisiana”), each formerly a public utility company providing services to customers in the State of Louisiana. We are the successor issuer to Old Entergy Louisiana pursuant to Rule 12g-3(a) and Rule 15d-5(a) under the Securities Exchange Act of 1934 (the “Exchange Act”) and Rule 414(a) under the Securities Act. Our principal executive offices are located at 4809 Jefferson Highway, Jefferson, Louisiana 70121. Our telephone number is 1-504-576-4000. We are a public utility company engaged in the generation, distribution and sale of electric energy to more than 1,000,000 customers in the State of Louisiana. We also purchase and retail natural gas to approximately 94,000 customers in the Baton Rouge, Louisiana area.

All of our common membership interests are owned by Entergy Utility Holding Company, LLC, an intermediate holding company all of whose common membership interests are owned indirectly by Entergy Corporation. The other major public utilities owned, directly or indirectly, by Entergy

Corporation are Entergy Arkansas, Inc., Entergy Mississippi, Inc., Entergy New Orleans, Inc. and Entergy Texas, Inc. Entergy Corporation also owns all of the common stock of System Energy Resources, Inc., the principal asset of which is its interest in the Grand Gulf Electric Generating Station (“Grand Gulf”).

We are subject to regulation by the Louisiana Public Service Commission as to our electric service, rates and charges. We are also subject to regulation by the Federal Energy Regulatory Commission.

The information above is only a summary and is not complete. You should read the incorporated documents listed under the heading “Where You Can Find More Information” for more specific information concerning our business and affairs, including significant contingencies, significant factors and known trends, our general capital requirements, our financing plans and capabilities, and pending legal and regulatory proceedings.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and therefore, are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings are available to the public on the Internet at the SEC’s website located at http://www.sec.gov. You may read and copy any document that we file with the SEC at the SEC’s public reference room located at:

100 F Street, N.E.
Room 1580
Washington, D.C. 20549-1004.

Call the SEC at 1-800-732-0330 for more information about the public reference room and how to request documents.

The SEC allows us to “incorporate by reference” the information filed by us with the SEC, which means we can refer you to important information without restating it in this prospectus. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, along with any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until the offerings contemplated by this prospectus are completed or terminated:

1.     our Annual Report on Form 10-K for the year ended December 31, 2015 (the “2015 Form 10-K”);

2.     our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, and June 30, 2016; and

3.     our Current Reports on Form 8-K filed March 1, 2016, March 4, 2016, March 10, 2016, March 18, 2016, March 24, 2016, April 12, 2016, May 19, 2016, June 28, 2016, August 9, 2016 and August 17, 2016.

You may access a copy of any or all of these filings, free of charge, at our website, which is located at http:// www.entergy.com, or by writing or calling us at the following address:

Ms. Dawn A. Balash
Assistant Secretary
Entergy Louisiana, LLC
639 Loyola Avenue
New Orleans, Louisiana 70113
(504) 576-6755

You may also direct your requests via e-mail to dbalash@entergy.com. We do not intend our Internet address to be an active link or to otherwise incorporate the contents of the website into this prospectus or any accompanying prospectus supplement.
This prospectus, any accompanying prospectus supplement and any free-writing prospectus that we file with the SEC contain and incorporate by reference information that you should consider when making your investment decision. We have not, and any underwriters, dealers or agents have not, authorized anyone else to provide you with different information. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference is accurate as of any date other than as of the dates of these documents or the dates these documents were filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since these dates. We are not, and any underwriters, dealers or agents are not, making an offer of the New Bonds in any jurisdiction where the offer or sale is not permitted.

RATIOS OF EARNINGS TO FIXED CHARGES

We have calculated ratios of earnings to fixed charges pursuant to Item 503 of Regulation S-K of the SEC as follows:

Six Months Ended June 30,		Twelve Months Ended December 31,
2016 3.39	2015 3.49	2015 3.36	2014 3.44	2013 3.30	2012 2.61	2011 2.90
“Earnings” represent the aggregate of (1) income before the cumulative effect of an accounting change, (2) taxes based on income, (3) investment tax credit adjustments-net and (4) fixed charges. “Fixed Charges” include interest (whether expensed or capitalized), related amortization and estimated interest applicable to rentals charged to operating expenses. We accrue interest expense related to unrecognized tax benefits in income tax expense and do not include it in fixed charges.

USE OF PROCEEDS

Except as otherwise described in a prospectus supplement, the net proceeds from the offering of the New Bonds will be used either (a) to repurchase or redeem one or more series of our outstanding securities on their stated due dates or in some cases prior to their stated due dates or (b) for other general corporate purposes. The specific purposes for the proceeds of a particular series of New Bonds or the specific securities, if any, to be acquired or redeemed with the proceeds of a particular series of New Bonds will be described in the prospectus supplement relating to that series.

DESCRIPTION OF THE NEW BONDS

The following description sets forth the general terms and provisions of the New Bonds that we may offer by this prospectus. We will describe the particular terms of the New Bonds, and provisions that vary from those described below, in one or more prospectus supplements.
We may issue the New Bonds from time to time in the future, in one or more series, under a Mortgage and Deed of Trust dated as of November 1, 2015, as it may be amended or supplemented from time to time (the “Mortgage”), between us and The Bank of New York Mellon, as trustee (the “Trustee”). The Mortgage and forms of a supplemental indenture and officer’s certificate establishing a series of New Bonds are each filed as exhibits to the registration statement of which this prospectus forms a part. All bonds issued or to be issued under the Mortgage, including the New Bonds offered by this prospectus, are referred to herein as “Collateral Trust Mortgage Bonds.” As summarized below, the Collateral Trust Mortgage Bonds will have the benefit of the lien of two mortgage indentures (the “Class A Mortgages”) to the extent of the aggregate principal amount of first mortgage bonds (the “Class A Bonds”) issued under the Class A Mortgages held by the Trustee and the lien of the Mortgage on our Mortgaged Property (as described below). The Class A Mortgages have been filed as exhibits to the registration statement of which this prospectus forms a part.
This section of the prospectus contains a summary of all material provisions of the Mortgage and the Class A Mortgages. The Mortgage and the Class A Mortgages contain the full legal text of the matters described in this section. Because this section is a summary, it does not describe every aspect of the New Bonds, the Mortgage or the Class A Mortgages. This summary is subject to and qualified in its entirety by reference to all the provisions of the Mortgage and the Class A Mortgages, including the definitions of some of the terms used in the Mortgage and the Class A Mortgages. We also include references in parentheses to some of the sections of the Mortgage. Whenever we refer to particular sections or defined terms of the Mortgage in this prospectus or in a prospectus supplement, these sections or defined terms are incorporated by reference into this prospectus or into the prospectus supplement. This summary is also subject to and qualified by reference to the description of the particular terms of each series of New Bonds described in the applicable prospectus supplement or supplements. The Mortgage has been qualified under the Trust Indenture Act of 1939, and you should also refer to the Trust Indenture Act of 1939 for provisions that apply to the New Bonds.
General
The Mortgage permits us to issue Collateral Trust Mortgage Bonds from time to time subject to the limitations described under “-Issuance of Additional Collateral Trust Mortgage Bonds.” All Collateral Trust Mortgage Bonds of any one series need not be issued at the same time, and a series may be reopened for issuances of additional Collateral Trust Mortgage Bonds of that series. This means that we may from time to time, without the consent of the existing holders of the Collateral Trust Mortgage Bonds of any series, including the New Bonds, create and issue additional Collateral Trust Mortgage Bonds of a series having the same terms and conditions as the previously issued Collateral Trust Mortgage Bonds of that series in all respects, except for issue date, issue price, and, if applicable, the initial interest payment on those additional Collateral Trust Mortgage Bonds. Additional Collateral Trust Mortgage Bonds issued in this manner will be consolidated with and will form a single series with, the previously issued Collateral Trust Mortgage Bonds of that series. For more information, see the discussion below under “-Issuance of Additional Collateral Trust Mortgage Bonds.”
Terms of Specific Series of the New Bonds
A prospectus supplement and any supplemental indenture, board resolution or officer’s certificate relating to any series of New Bonds being offered by this prospectus will include specific terms relating to that offering. These terms will include some or all of the following terms that apply to that series:

·	the title of the New Bonds;
·	any limit upon the total principal amount of the New Bonds;
·	the date on which the New Bonds will mature;
·	the dates, or the method to determine the dates, on which the principal of the New Bonds will be payable and how it will be paid;
·	the interest rate or rates which the New Bonds will bear, or how the rate or rates will be determined, the interest payment dates for the New Bonds and the regular record dates for interest payments;
·	any right to extend the interest payments for, or the maturity of, the New Bonds and the duration of any such extension;
·	the percentage, if less than 100%, of the principal amount of the New Bonds that will be payable if the maturity of the New Bonds is accelerated;
·	any date or dates on which the New Bonds may be redeemed at our option and the terms, conditions and any restrictions on those redemptions;
·	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the New Bonds;
·	any additions or exceptions to the events of default or our covenants under the Mortgage;
·	any denominations in which the New Bonds will be issued if other than multiples of $1,000;
·
if payments on the New Bonds may be made in a currency or currencies other than United States dollars; and, if so, the means through which the equivalent principal amount of any payment in United States dollars is to be determined for any purpose;

·	any terms pursuant to which the New Bonds may be converted into or exchanged for other securities of ours or of another entity;
·	any additional collateral security for the New Bonds that is not part of the Mortgaged Property; and
·	any other terms of the New Bonds not inconsistent with the terms of the Mortgage.
(Mortgage, Section 301.)
As of June 30, 2016, we have approximately $1,006 million aggregate principal amount of Collateral Trust Mortgage Bonds outstanding.
We may sell New Bonds at a discount below their principal amount or at a premium above their principal amount. United States federal income tax considerations applicable to New Bonds sold at an original issue discount will be described in the applicable prospectus supplement if we sell New Bonds at an original issue discount. In addition, important United States federal income tax or other tax considerations applicable to any New Bonds denominated or payable in a currency or currency unit other than United States dollars will be described in the applicable prospectus supplement if we sell New Bonds denominated or payable in a currency or currency unit other than United States dollars.
Except as may otherwise be described in the applicable prospectus supplement, the covenants contained in the Mortgage will not afford holders of New Bonds protection in the event of a highly-leveraged or a change of control transaction involving us.

Redemption
We will set forth any terms for the redemption of New Bonds of any series in the applicable prospectus supplement. Unless we indicate differently in a prospectus supplement, and except with respect to New Bonds redeemable at the option of the holder of those New Bonds, New Bonds will be redeemable upon notice to holders by mail at least 30 days prior to the redemption date. (Mortgage, Section 504.) Unless the New Bonds are held in book-entry only form through the facilities of The Depository Trust Company (“DTC”), in which case DTC’s procedures for selection shall apply (see “-Book-Entry Only Securities”), if less than all of the New Bonds of any series or any tranche thereof are to be redeemed, the Trustee will select the New Bonds to be redeemed. (Mortgage, Section 503.)
Unless we default in the payment of the redemption price and accrued interest, if any, in the case of an unconditional notice of redemption, New Bonds will cease to bear interest on the redemption date. (Mortgage, Section 505.) Unless otherwise specified in the applicable prospectus supplement, we will pay the redemption price and any accrued interest to the redemption date upon surrender of any New Bond for redemption. (Mortgage, Section 505.) If only part of a New Bond is redeemed, the Trustee will deliver to the holder of the New Bond a new New Bond of the same series for the remaining portion at our expense. (Mortgage, Section 506.)
Unless otherwise specified in the applicable prospectus supplement, we may make any redemption at our option conditional upon the receipt by the paying agent, on or prior to the date fixed for such redemption, of money sufficient to pay the redemption price and accrued interest, if any. If the paying agent has not received the money by the date fixed for redemption, we will not be required to redeem the New Bonds. (Mortgage, Section 504.)
Payment and Paying Agents
Except as may be provided in the applicable prospectus supplement, interest, if any, on each New Bond payable on any interest payment date will be paid to the person in whose name that New Bond is registered at the close of business on the regular record date for that interest payment date. However, interest payable at maturity will be paid to the person to whom the principal is paid. If there has been a default in the payment of interest on any New Bond, the defaulted interest may be paid to the holder of that New Bond as of the close of business on a date between 10 and 15 days before the date proposed by us for payment of the defaulted interest (and not less than 10 days after the Trustee receives notice of our proposal) or in any other manner permitted by any securities exchange on which that New Bond may be listed, if the Trustee finds it practicable. (Mortgage, Section 307.)
Unless otherwise specified in the applicable prospectus supplement, principal, premium, if any, and interest on the New Bonds at maturity will be payable upon presentation of the New Bonds at the corporate trust office of The Bank of New York Mellon in The City of New York, as our paying agent. However, we may choose to make payment of interest by check mailed to the address of the persons entitled to payment as they may appear or have appeared in the security register for the New Bonds. We may change the place of payment on the New Bonds, appoint one or more additional paying agents (including us) and remove any paying agent, all at our discretion. (Mortgage, Section 702.)
As long as the New Bonds are registered in the name of DTC, or its nominee, as described under “-Book-Entry Only Securities,” payments of principal, premium, if any, and interest will be made to DTC for subsequent disbursement to beneficial owners of the New Bonds.

Registration and Transfer
Unless otherwise specified in the applicable prospectus supplement, and subject to restrictions related to the issuance of New Bonds through DTC’s book-entry system as described under “-Book-Entry Only Securities,” the transfer of New Bonds may be registered, and New Bonds may be exchanged for other New Bonds of the same series or tranche, of authorized denominations and with the same terms and principal amount, at the corporate trust office of the Trustee in The City of New York. (Mortgage, Section 305.) We may, upon prompt written notice to the Trustee and the holders of the New Bonds, designate one or more additional places, or change the place or places previously designated, for registration of transfer and exchange of the New Bonds. (Mortgage, Section 702.) No service charge will be made for any registration of transfer or exchange of the New Bonds. However, we may require payment to cover any tax or other governmental charge that may be imposed in connection with a registration of transfer or exchange of the New Bonds. We will not be required to execute or to provide for the registration, transfer or exchange of any New Bond

·	during the 15 days before an interest payment date;
·	during the 15 days before giving any notice of redemption; or
·	selected for redemption except the unredeemed portion of any New Bond being redeemed in part.
(Mortgage, Section 305.)
Security
The Mortgage imposes a lien on all of our tangible electric and gas utility property located in Louisiana, whether real, personal or mixed, together with our franchises, permits and licenses that are transferable and necessary for the operation of such property and our recorded easements and rights of way and our electric utility properties located in Union County, Arkansas and certain related properties, in each case, other than Excepted Property (as defined below) and subject to Permitted Liens (as defined below). These properties are sometimes referred to as our “Mortgaged Property.”
The New Bonds will have the benefit of: (1) the first mortgage lien of each Class A Mortgage on the part of the Mortgaged Property covered thereby, as described below, to the extent of the aggregate principal amount of Class A Bonds issued under such Class A Mortgage held by the Trustee, subject to liens permitted under such Class A Mortgage, and (2) the first mortgage lien of the Mortgage on any of our Mortgaged Property that is not subject to the lien of any Class A Mortgage, subject to Permitted Liens. In addition, the New Bonds will have the benefit of a second mortgage lien on all of our Mortgaged Property that is subject to the lien of a Class A Mortgage, subject to Permitted Liens. To the extent that any Class A Bonds do not bear interest, which is permissible under the Mortgage, holders of the Collateral Trust Mortgage Bonds will not have the benefit of the lien of the related Class A Mortgage in respect of an amount equal to the accrued interest, if any, on the related Collateral Trust Mortgage Bonds (but would have the benefit of the first mortgage lien of the related Class A Mortgage in respect of an amount equal to the principal of the related Collateral Trust Mortgage Bonds and the benefit of the second mortgage lien of the Mortgage in respect of an amount equal to the principal of, and any accrued interest or premium on, the related Collateral Trust Mortgage Bonds).
Class A Bonds
Class A Bonds are first mortgage bonds issued and outstanding under either of our Class A Mortgages. We currently have two Class A Mortgages: our Indenture of Mortgage dated September 1, 1926 (as restated, amended and supplemented, the “EGSL Mortgage”) and our Mortgage and

Deed of Trust dated as of April 1, 1944 (as amended and supplemented, the “ELL Mortgage”). The Class A Bonds issued under the ELL Mortgage are and will be secured by a first mortgage lien (subject to liens permitted by the ELL Mortgage) on substantially all of our Mortgaged Property that was owned by us just before the merger of Entergy Gulf States Power, LLC (“EGSP LLC”) into us on October 1, 2015, together with replacements, additions and extensions of or to such property acquired by us. The Class A Bonds issued under the EGSL Mortgage are and will be secured by a first mortgage lien (subject to liens permitted by the EGSL Mortgage) on substantially all of our Mortgaged Property that was owned by EGSP LLC just before its merger into us, together with substitutions, replacements, additions and extensions of or to such property acquired by us. Neither Class A Mortgage will cover additional property acquired by us after the date of the aforesaid merger except property that constitutes a replacement, addition or extension of the property covered by such Class A Mortgage. If we merge or consolidate with an entity that has a first mortgage indenture on its property, we may designate that mortgage indenture as an additional Class A Mortgage.
If the Trustee holds all of the Class A Bonds outstanding under a particular Class A Mortgage, we may discharge that Class A Mortgage, and the lien of the Mortgage will become a first mortgage lien on the Mortgaged Property that was subject to that Class A Mortgage, subject only to Permitted Liens. As of June 30, 2016, we had approximately $3,757 million principal amount of Class A Bonds outstanding under the ELL Mortgage and approximately $1,233 million principal amount of Class A Bonds outstanding under the EGSL Mortgage.
Permitted Liens
The lien of the Mortgage is subject to permitted liens described in the Mortgage (the “Permitted Liens”). These Permitted Liens include, among others,

·	liens existing at November 1, 2015 (the “Execution Date”), that have not been discharged, including the liens of the Class A Mortgages;
·
as to property acquired by us after the Execution Date, liens existing or placed on such property at the time we acquire such property, including the liens of any Class A Mortgages and any purchase money liens;

·
tax liens, assessments and other governmental charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings or of which at least ten business days’ notice has not been given to our general counsel or to such other person designated by us to receive such notices;

·
Mechanics’, workmen’s, repairmen’s, materialmen’s, warehousemen’s and carriers’ liens, other liens incident to construction, liens or privileges of any of our employees for salary or wages earned, but not yet payable, and other liens, including liens for worker’s compensation awards, arising in the ordinary course of business for charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings or of which at least ten business days’ notice has not been given to our general counsel or to such other person designated by us to receive such notices;

·	specified judgment liens and prepaid liens;
·	easements, leases, reservations or other rights of others (including governmental entities) in, and defects of title in, our property;
·	liens securing indebtedness or other obligations relating to real property we acquired for specified transmission, distribution or communication purposes or for the purpose of obtaining rights-of-way;
·	specified leases and leasehold, license, franchise and permit interests;
·	liens resulting from law, rules, regulations, orders or rights of Governmental Authorities and specified liens required by law or governmental regulations;
·	liens to secure public or statutory obligations;
·	rights of others to take minerals, timber, electric energy or capacity, gas, water, steam or other products produced by us or by others on our property;
·	rights and interests of persons other than us arising out of agreements relating to the common ownership or joint use of property, and liens on the interests of those Persons in the property;
·	restrictions on assignment and/or requirements of any assignee to qualify as a permitted assignee and/or public utility or public services corporation; and
·	liens which have been bonded for the full amount in dispute or for the payment of which other adequate security arrangements have been made.
(Mortgage, Granting Clauses and Section 101.)
The Mortgage provides that the Trustee will have a lien, prior to the lien on the Mortgaged Property securing the New Bonds, for the payment of its reasonable compensation and expenses and for indemnity against specified liabilities. (Mortgage, Section 1007.) This lien would be a Permitted Lien under the Mortgage.
The first mortgage liens of the Class A Mortgages are subject to similar, although not identical, permitted liens.
Excepted Property
The lien of the Mortgage does not cover, among other things, the following types of property:

·	all cash, deposit accounts, securities and all policies of insurance on the lives of our officers not paid or delivered to or deposited with or held by the Trustee or required so to be;
·
all contracts, leases, operating agreements and other agreements of all kinds and rights thereunder (other than our franchises, permits and licenses that are transferable and necessary for the operation of the Mortgaged Property), bills, notes and other instruments, revenues, income and earnings, all accounts, accounts receivable, rights to payment, payment intangibles and unbilled revenues, rights created by statute or governmental action to bill and collect revenues or other amounts from customers or others, credits, claims, demands and judgments;

·
all governmental and other licenses, permits, franchises, consents and allowances (other than our franchises, permits and licenses that are transferable and necessary for the operation of Mortgaged Property);

·	all unrecorded easements and rights of way;
·	all intellectual property rights and other general intangibles;
·	all vehicles, movable equipment, aircraft and vessels and all parts, accessories and supplies used in connection with any of the foregoing;
·	all personal property of such character that the perfection of a security interest therein or other lien thereon is not governed by the Uniform Commercial Code in effect where we are organized;
·
all merchandise and appliances acquired for the purpose of resale in the ordinary course and conduct of our business, any nuclear fuel and all fuel, materials and supplies held for consumption in use or operation of any of our properties or held in advance of use thereof for fixed capital purposes;

·
all electric energy and capacity, gas, steam and other materials and products generated, manufactured, produced or purchased by us for sale, distribution or use in the ordinary course and conduct of our business;

·
all property that is the subject of a lease agreement designating us as lessee, and all our right, title and interest in and to the property and in, to and under the lease agreement, whether or not the lease agreement is intended as security; and the last day of the term of any lease or leasehold which may become subject to the lien of the Mortgage;

·
all property, real, personal and mixed, that has been released from the lien of any Class A Mortgage, whether before or after the Execution Date, and any improvements, extensions and additions to such property and renewals, replacements, substitutions of or for any parts thereof;

·	all timber, minerals, mineral rights and royalties;
·
all natural gas wells, natural gas leases, natural gas lines or other property used in the production of natural gas or in the transmission of natural gas up to the point of connection with any gas distribution system owned by us (other than any transmission system or systems used for the transmission of natural gas between any gas distribution systems owned by us); and

·
all property, real, personal and mixed, that, after the Execution Date, has been released from the lien of the Mortgage, and any improvements, extensions and additions to such property and renewals, replacements, substitutions of or for any parts thereof.

We sometimes refer to property of ours not covered by the lien of the Mortgage as “Excepted Property.” (Mortgage, Granting Clauses.)
The Class A Mortgages have similar, although not identical, exceptions to the property subject thereto.
Funded Property
The Mortgaged Property that is owned by us at any particular time is sometimes referred to as “Property Additions.” Property Additions will be or become funded property:

·	when designated by us to be funded in connection with the discharge of a Class A Mortgage; or
·	when used under the Mortgage for the issuance of Collateral Trust Mortgage Bonds, the release or retirement of funded property, or the withdrawal of funded cash deposited with the Trustee.

(Mortgage, Section 102.)
Issuance of Additional Bonds
Issuance of Additional Collateral Trust Mortgage Bonds
Collateral Trust Mortgage Bonds of any series may be issued from time to time on the basis of:

·	the aggregate principal amount of Class A Bonds (which need not bear interest) issued to the Trustee;
·
70% of the cost or fair value to us (whichever is less) of Property Additions that do not constitute Funded Property after specified deductions and additions, primarily including adjustments to offset property retirements;

·	the aggregate principal amount of Retired Securities, as defined below; or
·	an amount of cash deposited with the Trustee.
(Mortgage, Sections 102, 1601, 1602, 1603, 1604 and 1605.)
Since all of our Mortgaged Property is currently subject to the lien of a Class A Mortgage, we expect to issue the New Bonds on the basis of an equal aggregate principal amount of Class A Bonds issued to the Trustee under one or both of the Class A Mortgages bearing the same interest rate as the corresponding New Bonds.
“Retired Securities” mean any Collateral Trust Mortgage Bonds authenticated and delivered under the Mortgage which:

·	no longer remain outstanding;
·	have not been made the basis of the authentication and delivery of Collateral Trust Mortgage Bonds, the release of Mortgaged Property or the withdrawal of funded cash; and
·	have not been paid, redeemed, purchased or otherwise retired by the application thereto of funded cash.
(Mortgage, Section 101.)
Issuance of Additional Class A Bonds
The maximum principal amount of bonds that may be issued under the ELL Mortgage is limited to $100 billion at any time outstanding under the ELL Mortgage, subject to property additions, earnings and other limitations of the ELL Mortgage. Class A Bonds may be issued from time to time under the ELL Mortgage on the basis of:

·	80% of the cost or fair value, whichever is less, of unfunded property additions after adjustments to offset retirements;
·	retirements of bonds issued under the ELL Mortgage or qualified lien bonds; or
·	deposit of cash with the trustee under the ELL Mortgage.
Property additions under the ELL Mortgage generally include the Mortgaged Property that was acquired by us after December 31, 1943 and was owned by us just before the merger of EGSP LLC into us, together with replacements, additions and extensions of or to such property acquired by us. Unfunded property additions are generally those that have not been used under the ELL Mortgage to issue bonds, release property, withdraw cash or replace retired property that has been used for such purposes.
Class A Bonds may be issued from time to time under the EGSL Mortgage, subject to the limitation that the aggregate principal amount of bonds issued under the EGSL Mortgage at any one time outstanding shall not exceed $100 billion, on the basis of:

·	an amount not exceeding 60% of available net additions;
·	available debt retirements of bonds and/or refundable indebtedness under the EGSL Mortgage; or
·	the deposit of cash with the trustee under the EGSL Mortgage.

Net additions under the EGSL Mortgage generally include the Mortgaged Property that was owned by EGSP LLC just before its merger into us, together with substitutions, replacements, additions and extensions of or to such property acquired by us. Available net additions are generally net additions that have not been used under the EGSL Mortgage to issue bonds, release property, withdraw cash or replace retired property that has been used for such purposes.
As a condition to the authentication and delivery of bonds under each Class A Mortgage on the basis of property additions and (with certain exceptions) on the basis of retired bonds, qualified lien bonds and/or refundable indebtedness, the Company’s net earnings (as defined in the particular Class A Mortgage) for a recent period of twelve consecutive calendar months must have been at least twice the annual interest requirements on all bonds outstanding under that Class A Mortgage including the new bonds.
As of June 30, 2016, we could have issued approximately $1,175 million principal amount of Class A Bonds under the ELL Mortgage on the basis of retired bonds, and we had approximately $1,306 million of unfunded property additions, entitling us to issue approximately $1,045 million principal amount of additional Class A Bonds under the ELL Mortgage on the basis of property additions (in each case, assuming such additional Class A Bonds do not bear interest). As of June 30, 2016, we could have issued approximately $1,799 million in principal amount of Class A Bonds under the EGSL Mortgage on the basis of available debt retirements, and we had approximately $1,889 million of available net additions, entitling us to issue approximately $1,134 million in principal amount of Class A Bonds under the EGSL Mortgage on the basis of available net additions (in each case, assuming such additional Class A Bonds do not bear interest). As of June 30, 2016, we could have issued approximately $5,153 million in principal amount of Collateral Trust Mortgage Bonds on the basis of Class A Bonds. As of June 30, 2016, the Company had approximately $3,757 million principal amount of Class A Bonds outstanding under the ELL Mortgage and approximately $1,233 million principal amount of Class A Bonds outstanding under the EGSL Mortgage.
As of June 30, 2016, we had approximately $1.5 million of unfunded property additions under the Mortgage, entitling us to issue approximately $1.1 million principal amount of Collateral Trust Mortgage Bonds on the basis of property additions. As of June 30, 2016, we were not entitled to issue any Collateral Trust Mortgage Bonds on the basis of retired Collateral Trust Mortgage Bonds. Class A Bonds, property additions and cash used as a basis for the issuance of Collateral Trust Mortgage Bonds under the Mortgage from time to time will be for the benefit of the holders of all Collateral Trust Mortgage Bonds outstanding under the Mortgage from time to time, including the holders of the New Bonds offered by this prospectus.
We have reserved the right to amend the ELL Mortgage without any consent or other action by the holders of any bonds issued under the ELL Mortgage created on or after May 31, 2013, to remove the net earnings test contained therein. In addition, each initial and future holder of Class A Bonds issued under the ELL Mortgage (including the Trustee under the Mortgage), by its acquisition of an interest in such Class A Bonds, will irrevocably (a) consent to the amendment to the ELL Mortgage to remove the net earnings test without any further action and (b) designate the trustee under the ELL Mortgage as its proxy with irrevocable instructions to vote in favor of such amendment or to deliver a written consent thereto.
We have reserved the right to amend the EGSL Mortgage without any consent or other action by the holders of any bonds issued under the EGSL Mortgage created on or after July 1, 2014, to remove the earnings coverage test contained therein. In addition, each initial and future holder of Class A Bonds issued under the EGSL Mortgage (including the Trustee under the Mortgage), by its acquisition of an interest in such Class A Bonds, will irrevocably (a) consent to the amendment to the EGSL Mortgage to remove the net earnings test without any further action and (b) designate the trustee under the EGSL Mortgage as its proxy with irrevocable instructions to vote in favor of such amendment or to deliver a written consent thereto.
Release of Property
Special Release Provision - While Class A Mortgage is in Effect
Unless an event of default under the Mortgage has occurred and is continuing, we may obtain the release from the lien of the Mortgage of any Mortgaged Property that is subject to a Class A Mortgage by obtaining the release of that property from the applicable Class A Mortgage. (Mortgage, Section 1808.)

Release of Property from Class A Mortgages
Properties subject to the lien of the ELL Mortgage may be released on the bases of:

·	the deposit of cash or purchase money mortgages;
·	property additions, after adjustments in certain cases to offset retirements and after making adjustments for qualified lien bonds, if any, outstanding against property additions; and
·
(i) the aggregate principal amount of bonds that we would be entitled to issue under the ELL Mortgage on the basis of retired qualified lien bonds; or (ii) 10/6ths of the aggregate principal amount of bonds that we would be entitled to issue under the ELL Mortgage on the basis of retired bonds that were issued prior to June 9, 2010; or (iii) 10/8ths of the aggregate principal amount of bonds that we would be entitled to issue under the ELL Mortgage on the basis of retired bonds that were issued after June 9, 2010; in each case with the entitlement being waived by operation of the release.

Properties subject to the lien of the EGSL Mortgage may be released on the bases of:

·	the deposit of cash or, within certain limits, purchase money obligations and, in certain cases, governmental or municipal obligations;
·	the deposit of the proceeds of such properties with the holder of a prior lien;
·	available net additions; and
·	available debt retirements of bonds or refundable indebtedness under the EGSL Mortgage.
General Release Provisions
Unless an event of default under the Mortgage has occurred and is continuing, we may obtain the release from the lien of the Mortgage of any Mortgaged Property, except for funded cash, upon delivery to the Trustee of an amount in cash equal to the amount, if any, as calculated by us, by which the lower of the cost or fair value of the property to be released exceeds the aggregate of:

·	an amount equal to the aggregate principal amount of any obligations secured by purchase money liens upon the property to be released and delivered to the Trustee;
·
an amount equal to the cost or fair value to us (whichever is less) of Property Additions not constituting Funded Property after specified deductions and additions, primarily including adjustments to offset property retirements (except that these adjustments need not be made if the Property Additions were acquired, made or constructed within the 90-day period preceding the release);

·
10/7ths of the aggregate principal amount of Collateral Trust Mortgage Bonds that we would be entitled to issue on the basis of Retired Securities or Class A Bonds (with such entitlement being waived by operation of the release);

·
any amount in cash and/or an amount equal to the aggregate principal amount of any obligations secured by purchase money liens delivered to a holder of a prior lien on Mortgaged Property in consideration for the release of such Mortgaged Property from such prior lien; and

·	any taxes and expenses incidental to any sale, exchange, dedication or other disposition of the property to be released.

(Mortgage, Section 1803.)
Unless an event of default under the Mortgage has occurred and is continuing, we may obtain the release from the lien of the Mortgage of any part of the Mortgaged Property or any interest therein, which does not constitute funded property or funded cash held by the Trustee, without depositing any cash or property with the Trustee as long as (a) the aggregate amount of cost or fair value to us (whichever is less) of all Property Additions which do not constitute funded property (excluding the property to be released) after specified deductions and additions, primarily including adjustments to offset property retirements, is not less than zero or (b) the cost or fair value (whichever is less) of property to be released does not exceed the aggregate amount of the cost or fair value to us (whichever is less) of Property Additions acquired, made or constructed within the 90-day period preceding the release. (Mortgage, Section 1804.)
The Mortgage provides simplified procedures for the release of Mortgaged Property with an aggregate cost or fair value (whichever is less) of up to the greater of $10 million or 3% of the sum of outstanding Collateral Trust Mortgage Bonds and Class A Bonds (other than Class A Bonds held by the Trustee) during a calendar year and for the release of Mortgaged Property taken or sold in connection with the power of eminent domain; the Mortgage also provides for dispositions of certain obsolete or unnecessary Mortgaged Property and for grants or surrender of certain easements, leases or rights of way without any release or consent by the Trustee. (Mortgage Sections 1802, 1805 and 1807.)
If we retain any interest in any property released from the lien of the Mortgage, the Mortgage will not become a lien on that property or the interest in that property or any improvements, extensions or additions to, or any renewals, replacements or substitutions of or for, any part or parts of that property unless we subject that property to the lien of the Mortgage. (Mortgage, Section 1810.)
The Mortgage also provides that we may terminate, abandon, surrender, cancel, release, modify or dispose of any of our franchises, permits or licenses that are Mortgaged Property without any consent of the Trustee or the holders of outstanding Collateral Trust Mortgage Bonds, provided that such action is, in our opinion, necessary, desirable or advisable in the conduct of our business. In addition, the Mortgage provides that, if any of our franchises, permits or licenses that are Mortgaged Property because they are necessary for the operation of other Mortgaged Property cease to be necessary, in our opinion, for the operation of the Mortgaged Property, such franchises, permits or licenses shall automatically cease to be Mortgaged Property without any release or consent, or report to, the Trustee. (Mortgage, Section 1802.)
Withdrawal of Cash
Unless an event of default under the Mortgage has occurred and is continuing, and subject to specified limitations, cash held by the Trustee may generally, (1) be withdrawn by us (a) to the extent of the cost or fair value to us (whichever is less) of Property Additions not constituting Funded Property, after specified deductions and additions, primarily including adjustments to offset retirements (except that these adjustments need not be made if the Property Additions were acquired, made or constructed within the 90-day period preceding the withdrawal) or (b) in an amount equal to the aggregate principal amount of Collateral Trust Mortgage Bonds that we would be entitled to issue on the basis of Retired Securities or Class A Bonds (with the entitlement to the issuance being waived by operation of the withdrawal) or (c) in an amount equal to the aggregate principal amount of any outstanding Collateral Trust Mortgage Bonds delivered to the Trustee (with the Collateral Trust Mortgage Bonds being cancelled by the Trustee), or (2) upon our request, be applied to (a) the purchase of Collateral Trust Mortgage Bonds or (b) the payment (or provision for payment) at stated maturity of any Collateral Trust Mortgage Bonds or the redemption (or provision for payment) prior to stated maturity of any Collateral Trust Mortgage Bonds which are redeemable. (Mortgage, Section 1806.)
Satisfaction and Discharge of New Bonds
The New Bonds, or any portion of the New Bonds, will be deemed paid and no longer outstanding under the Mortgage and we can be discharged from our obligations on such New Bonds, or such portion of the New Bonds, if we irrevocably deposit with the Trustee or any paying agent, other than us, sufficient cash or government securities to pay the principal, any interest, any premium and any other sums when due on such New Bonds, or such portion of the New Bonds, on the stated maturity date or a redemption date of such New Bonds, or such portion of the New Bonds (Mortgage, Section 801) and upon the satisfaction of any additional conditions specified in the supplemental indenture, Board resolution or officer’s certificate establishing each series of New Bonds.
Consolidation, Merger and Conveyance of Assets
Under the terms of the Mortgage, we may not consolidate with or merge into any other entity or convey, transfer or lease as, or substantially as, an entirety to any entity the Mortgaged Property, unless:

·
the surviving or successor entity, or an entity which acquires by conveyance or transfer or which leases our Mortgaged Property as, or substantially as, an entirety, is organized and validly existing under the laws of any domestic jurisdiction, and it expressly assumes our obligations on all Collateral Trust Mortgage Bonds then outstanding and under the Mortgage and confirms the lien of the Mortgage on the Mortgaged Property (as constituted immediately prior to the time such transaction becomes effective), including subjecting to the lien of the Mortgage all property thereafter acquired by the successor entity that constitutes an improvement, extension or addition to the Mortgaged Property (as so constituted) or a renewal, replacement or substitution of or for any part thereof, but only to the extent that such improvement, extension or addition is so affixed or attached to real property as to be regarded a part of such real property or is an improvement, extension or addition to personal property that is made to maintain, renew, repair or improve the function of such personal property and is physically installed in or affixed to such personal property;

·
in the case of a lease, such lease is made expressly subject to termination by us or by the Trustee and by the purchaser of the property so leased at any sale thereof at any time during the continuance of an event of default under the Mortgage;

·	we shall have delivered to the Trustee an officer’s certificate and an opinion of counsel as provided in the Mortgage; and
·
immediately after giving effect to such transaction (and treating any debt that becomes an obligation of the successor entity as a result of such transaction as having been incurred by the successor entity at the time of such transaction), no event of default under the Mortgage, or event which, after notice or lapse of time or both, would become an event of default under the Mortgage, shall have occurred and be continuing.

(Mortgage, Section 1201.) In the case of the conveyance or other transfer of the Mortgaged Property as, or substantially as, an entirety to another entity, upon the satisfaction of all the conditions described above, we would be released and discharged from all our obligations and covenants under the Mortgage and on the Collateral Trust Mortgage Bonds then outstanding unless we elect to waive such release and discharge. (Mortgage, Section 1204.)

The Mortgage does not prevent or restrict:

·
any conveyance or other transfer, or lease, of any part of the Mortgaged Property that does not constitute the entirety, or substantially the entirety, of the Mortgaged Property; or (Mortgage, Section 1205.)

·
any conveyance, transfer or lease of any of our properties where we retain Mortgaged Property with a fair value in excess of 143% of the aggregate principal amount of all outstanding Collateral Trust Mortgage Bonds, and any other outstanding debt secured by a Class A Mortgage or a purchase money lien that ranks equally with, or senior to, the Collateral Trust Mortgage Bonds with respect to the Mortgaged Property (other than Class A Bonds held by the Trustee). This fair value will be determined within 90 days of the conveyance, transfer or lease by an independent expert that we select. (Mortgage, Section 1206.)

Although the successor entity may, in its sole discretion, subject to the lien of the Mortgage property then owned or thereafter acquired by the successor entity, the lien of the Mortgage generally will not cover the property of the successor entity other than the mortgaged property it acquires from us and improvements, extensions and additions to such property and renewals, replacements and substitutions thereof, within the meaning of the Mortgage, as described above. (Mortgage, Section 1203)
The terms of the Mortgage do not restrict mergers in which we are the surviving entity. (Mortgage, Section 1205.) A statutory merger pursuant to which our assets and liabilities are allocated to one or more entities shall not be considered to be a merger subject to the provisions of the Mortgage described above unless all of our assets and liabilities are allocated to an entity other than us and we do not survive such statutory merger.  In all other cases of a statutory merger pursuant to which any Mortgaged Property is allocated to one or more entities other than us, each allocation of any Mortgaged Property to an entity other than us shall be deemed, for purposes of the Mortgage, to be a transfer of such Mortgaged Property to such entity and not a merger. (Mortgage, Section 1207.)
Events of Default
Events of Default under the Mortgage
“Event of default,” when used in the Mortgage with respect to Collateral Trust Mortgage Bonds, means any of the following:

·
failure to pay interest on any Collateral Trust Mortgage Bond for 30 days after it is due unless we have made a valid extension of the interest payment period with respect to such Collateral Trust Mortgage Bond as provided in the Mortgage;

·
failure to pay the principal of or any premium on any Collateral Trust Mortgage Bond when due unless we have made a valid extension of the maturity of such Collateral Trust Mortgage Bond as provided in the Mortgage;

·
failure to perform or breach of any other covenant or warranty in the Mortgage that continues for 90 days after we receive written notice from the Trustee, or we and the Trustee receive written notice from the holders of at least 33% in aggregate principal amount of the outstanding Collateral Trust Mortgage Bonds, unless the Trustee, or the Trustee and the holders of a principal amount of Collateral Trust Mortgage Bonds not less than the principal amount of Collateral Trust Mortgage Bonds the holders of which gave such notice, as the case may be, agree in writing to an extension of such period prior to its expiration; provided, however, that the Trustee, or the Trustee and the holders of such principal amount of Collateral Trust Mortgage Bonds, as the case may be, shall be deemed to have agreed to an extension of such period if corrective action is initiated by us within such period and is being diligently pursued;

·	events of our bankruptcy, insolvency or reorganization as specified in the Mortgage;
·
so long as the Trustee holds any Class A Bonds under the Mortgage corresponding to outstanding Collateral Trust Mortgage Bonds, any matured event of default under the applicable Class A Mortgage resulting in acceleration of such Class A Bonds; provided that any cure or waiver of such event of default and any rescission or annulment of such acceleration under the applicable Class A Mortgage shall constitute a cure, waiver, rescission or annulment under the Mortgage; or

·	any other event of default included in any supplemental indenture, board resolution or officer’s certificate establishing a series of Collateral Trust Mortgage Bonds.

(Mortgage, Sections 301, 901 and 1301.)
The Trustee is required to give notice of any default under the Mortgage known to the Trustee in the manner and to the extent required to do so by the Trust Indenture Act of 1939, unless such default shall have been cured or waived. However, in the case of any default of the character specified in the third bullet in the preceding paragraph, no such notice to holders of the Collateral Trust Mortgage Bonds shall be given until at least 60 days after the occurrence thereof. The Trustee shall give to the trustee under each Class A Mortgage a copy of each notice of default given to the holders of Collateral Trust Mortgage Bonds. In addition, the Trustee shall give to the holders of Collateral Trust Mortgage Bonds copies of each notice of default under any Class A Mortgage given to the Trustee in its capacity as owner and holder of Class A Bonds under that Class A Mortgage. (Mortgage, Section 1002.)
So long as the Trustee holds any Class A Bonds under the Mortgage corresponding to outstanding Collateral Trust Mortgage Bonds, such Class A Bonds shall be redeemed by us, in whole at any time, or in part from time to time, at a redemption price equal to the principal amount thereof, upon receipt by the trustee under the related Class A Mortgage of a written notice from the Trustee to us and such trustee stating that an Event of Default under the Mortgage has occurred and is continuing and that, as a result, there is due and payable a specified amount with respect to such Collateral Trust Mortgage Bonds, for the payment of which the Trustee has not received funds and specifying the principal amount of such Class A Bonds to be redeemed.
Events of Default under the Class A Mortgages
Events of default under the existing Class A Mortgages include default in payment of principal or premium, if any, when due; default, for 60 days under the ELL Mortgage and 30 days under the EGSL Mortgage, in the payment of interest; certain events of bankruptcy, insolvency or reorganization; and default in other covenants for 90 days after notice by the trustee or the holders of a specified percentage of bonds outstanding under the applicable Class A Mortgage.
Remedies
Acceleration of Maturity
If an event of default under the Mortgage occurs and is continuing, then the Trustee, by written notice to us, or the holders of at least 33% in aggregate principal amount of the outstanding Collateral Trust Mortgage Bonds, by written notice to us and the Trustee, may declare the principal amount of all of the Collateral Trust Mortgage Bonds to be due and payable immediately, and upon our receipt of such notice, such principal amount, together with premium, if any, and accrued and unpaid interest will become immediately due and payable. (Mortgage, Section 902.)
There is no automatic acceleration, even in the event of our bankruptcy, insolvency or reorganization.
Rescission of Acceleration
At any time after such a declaration of acceleration has been made but before any sale of the Mortgaged Property and before a judgment or decree for payment of the money due has been obtained by the Trustee, the event of default under the Mortgage giving rise to such declaration of acceleration will be considered cured, and such declaration and its consequences will be considered rescinded and annulled, if:

·	we have paid or deposited with the Trustee a sum sufficient to pay:

(1)	all overdue interest on all outstanding Collateral Trust Mortgage Bonds;

(2)	the principal of and premium, if any, on the outstanding Collateral Trust Mortgage Bonds that have become due otherwise than by such declaration of acceleration and overdue interest thereon;

(3)	interest on overdue interest, if any, to the extent lawful; and

(4)	all amounts due to the Trustee under the Mortgage; and

·	any other event of default under the Mortgage with respect to the Collateral Trust Mortgage Bonds has been cured or waived as provided in the Mortgage.
(Mortgage, Section 902.)
Trustee Powers
Subject to the Mortgage, under specified circumstances and to the extent permitted by law, if an event of default under the Mortgage occurs and is continuing, the Trustee is entitled to the appointment of a receiver for the Mortgaged Property, and is entitled to all other remedies available to mortgagees and secured parties under the Uniform Commercial Code or any other applicable law. (Mortgage, Section 916.) In addition, the Trustee may exercise any right or remedy available to the Trustee as a holder of Class A Bonds which arises as a result of a default or event of default under any Class A Mortgage. (Mortgage, Section 917.)
Control by Holders
Other than its duties in case of an event of default under the Mortgage, the Trustee is not obligated to exercise any of its rights or powers under the Mortgage at the request, order or direction of any of the holders, unless the holders offer the Trustee an indemnity satisfactory to it. (Mortgage, Section 1003.) If an event of default under the Mortgage has occurred and is continuing and they provide this indemnity, the holders of a majority in principal amount of the outstanding Collateral Trust Mortgage Bonds will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee. The Trustee is not obligated to comply with directions that conflict with law or other provisions of the Mortgage or that could involve the Trustee in personal liability in circumstances where indemnity would not, in the Trustee’s sole discretion, be adequate. (Mortgage, Section 912.)
Limitation on Holders’ Right to Institute Proceedings
No holder of Collateral Trust Mortgage Bonds will have any right to institute any proceeding under the Mortgage, or any remedy under the Mortgage, unless:

·	the holder has previously given to the Trustee written notice of a continuing event of default under the Mortgage;
·
the holders of a majority in aggregate principal amount of the outstanding Collateral Trust Mortgage Bonds of all series have made a written request to the Trustee and have offered indemnity satisfactory to the Trustee to institute proceedings; and

·
the Trustee has failed to institute any proceeding for 60 days after notice and has not received during that period any direction from the holders of a majority in aggregate principal amount of the outstanding Collateral Trust Mortgage Bonds inconsistent with the written request of holders referred to above;

provided that no holder or holders of Collateral Trust Mortgage Bonds shall have any right in any manner to affect or prejudice the rights of other holders of Collateral Trust Mortgage Bonds or to obtain priority over such other holders. (Mortgage, Section 907.) However, these limitations do not apply to the absolute and unconditional right of a holder of a Collateral Trust Mortgage Bond to institute suit for payment of the principal, premium, if any, or interest on the Collateral Trust Mortgage Bond on or after the applicable due date. (Mortgage, Section 908.)
Evidence to be Furnished to the Trustee
Compliance with the Mortgage provisions is evidenced by written statements of our officers or persons we select or pay. In certain cases, opinions of counsel and certifications of an engineer, accountant, appraiser or other expert (who in some cases must be independent) must be furnished. We must give the Trustee an annual certificate as to whether or not we have fulfilled our obligations under the Mortgage throughout the preceding year. (Mortgage, Section 705.)
Modification and Waiver
Modification Without Consent
Without the consent of any holder of Collateral Trust Mortgage Bonds, we and the Trustee may enter into one or more supplemental indentures for any of the following purposes:

·	to evidence the assumption by any permitted successor of our covenants in the Mortgage and in the Collateral Trust Mortgage Bonds;
·
to add one or more covenants or other provisions for the benefit of the holders of all or any series or tranche of Collateral Trust Mortgage Bonds, or to surrender any right or power conferred upon us;

·	to add additional events of default under the Mortgage for all or any series of Collateral Trust Mortgage Bonds;
·
to change, eliminate or add any provision to the Mortgage; provided, however, if the change, elimination or addition will adversely affect the interests of the holders of Collateral Trust Mortgage Bonds of any series in any material respect, the change, elimination or addition will become effective only:

(1) when the consent of the holders of Collateral Trust Mortgage Bonds of such series has been obtained in accordance with the Mortgage; or

(2)	when no Collateral Trust Mortgage Bonds of the affected series remain outstanding under the Mortgage;

·	to provide additional security for any Collateral Trust Mortgage Bonds;
·	to establish the form or terms of Collateral Trust Mortgage Bonds of any other series as permitted by the Mortgage;
·	to provide for the authentication and delivery of bearer securities with or without coupons;
·	to evidence and provide for the acceptance of appointment by a separate or successor Trustee or co-trustee;
·	to provide for the procedures required for us to use a noncertificated system of registration for the Collateral Trust Mortgage Bonds of all or any series;
·
to change any place where principal, premium, if any, and interest shall be payable, Collateral Trust Mortgage Bonds may be surrendered for registration of transfer or exchange, and notices and demands to us may be served;

·
to amend and restate the Mortgage as originally executed and as amended from time to time, with additions, deletions and other changes that do not adversely affect the interests of the holders of Collateral Trust Mortgage Bonds of any series in any material respect;

·
to cure any ambiguity or inconsistency or to make any other changes or additions to the provisions of the Mortgage if such changes or additions will not adversely affect the interests of the holders of Collateral Trust Mortgage Bonds of any series in any material respect; or

·
to increase or decrease the maximum amount of Collateral Trust Mortgage Bonds that may be outstanding at any one time under the Mortgage to an amount that is not less than the aggregate principal amount of Collateral Trust Mortgage Bonds then outstanding.

(Mortgage, Section 1301.)
Modification and Waiver Requiring Consent
Except as provided below, the consent of the holders of a majority in aggregate principal amount of then outstanding Collateral Trust Mortgage Bonds, considered as one class, is required for all other amendments or modifications to the Mortgage. However, if less than all of the series of Collateral Trust Mortgage Bonds outstanding are directly affected by a proposed amendment or modification, then the consent of the holders of only a majority in aggregate principal amount of the outstanding Collateral Trust Mortgage Bonds of all series that are directly affected, considered as one class, will be required. Notwithstanding the foregoing, no amendment or modification may be made without the consent of the holder of each directly affected Collateral Trust Mortgage Bond then outstanding to:

·
change the stated maturity of the principal of, or any installment of principal of or interest on, any Collateral Trust Mortgage Bond, or reduce the principal amount of any Collateral Trust Mortgage Bond or its rate of interest or change the method of calculating that interest rate or reduce any premium payable upon redemption, or change the currency in which payments are made, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any Collateral Trust Mortgage Bond;

·
create any lien ranking prior to or on a parity with the lien of the Mortgage with respect to the Mortgaged Property, terminate the lien of the Mortgage on the Mortgaged Property or deprive any holder of a Collateral Trust Mortgage Bond of the benefits of the security of the lien of the Mortgage;

·
reduce the percentage in principal amount of the outstanding Collateral Trust Mortgage Bonds of any series the consent of the holders of which is required for any amendment or modification or any waiver of compliance with a provision of the Mortgage or of any default thereunder and its consequences, or reduce the requirements thereunder for a quorum or voting; or

·	modify certain provisions of the Mortgage relating to supplemental indentures, waivers of some covenants and waivers of past defaults with respect to the Collateral Trust Mortgage Bonds of any series.
A supplemental indenture that changes the Mortgage solely for the benefit of one or more particular series of Collateral Trust Mortgage Bonds, or modifies the rights of the holders of Collateral Trust Mortgage Bonds of one or more series, will not affect the rights under the Mortgage of the holders of the Collateral Trust Mortgage Bonds of any other series. (Mortgage, Section 1302.)
The holders of a majority in aggregate principal amount of then outstanding Collateral Trust Mortgage Bonds, considered as one class, may waive compliance by us with some restrictive provisions of the Mortgage. (Mortgage, Section 706.) The holders of a majority in principal amount of then outstanding Collateral Trust Mortgage Bonds may waive any past default under the Mortgage, except a default in the payment of principal, premium, if any, or interest on any outstanding Collateral Trust Mortgage Bonds and certain covenants and provisions of the Mortgage that cannot be modified or amended without the consent of the holder of each outstanding Collateral Trust Mortgage Bond of any affected series. (Mortgage, Section 913.)
The Mortgage provides that Collateral Trust Mortgage Bonds owned by us or anyone else required to make payment on the Collateral Trust Mortgage Bonds shall be disregarded and considered not to be outstanding in determining whether the required holders have given a request or consent. (Mortgage, Section 101.)
We may fix in advance a record date to determine the holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or similar act of the holders, but we have no obligation to do so. If we fix a record date, that request, demand, authorization, direction, notice, consent, waiver or other act of the holders may be given before or after that record date, but only the holders of record at the close of business on that record date will be considered holders for the purposes of determining whether holders of the required percentage of the outstanding Collateral Trust Mortgage Bonds have authorized or agreed or consented to the request, demand, authorization, direction, notice, consent, waiver or other act of the holders. For that purpose, the outstanding Collateral Trust Mortgage Bonds will be computed as of the record date.

Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder of any Collateral Trust Mortgage Bond will bind every future holder of that Collateral Trust Mortgage Bond and the holder of every Collateral Trust Mortgage Bond issued upon the registration of transfer of or in exchange for that Collateral Trust Mortgage Bond. A transferee will also be bound by acts of the Trustee or us in reliance thereon, whether or not notation of that action is made upon the Collateral Trust Mortgage Bond. (Mortgage, Section 106.)
Voting of Class A Bonds
The Mortgage provides that the Trustee will, as holder of Class A Bonds delivered as the basis for the issuance of Collateral Trust Mortgage Bonds, attend meetings of holders of bonds under the related Class A Mortgage, or deliver its proxy in connection with those meetings, that relate to matters with respect to which it, as a holder, is entitled to vote or consent. The Mortgage provides that, so long as no event of default under the Mortgage has occurred and is continuing and except for the rights and remedies of the Trustee in case of a default or matured event of default under a Class A Mortgage, the Trustee will, as holder of the Class A Bonds, vote or consent (without any consent or other action by the holders of the Collateral Trust Mortgage Bonds, except as described in the proviso of clause (2) below) in favor of any amendments or modifications to the applicable Class A Mortgage as follows:

1.
to conform any provision of a Class A Mortgage in all material respects to the correlative provision of the Mortgage, to add to a Class A Mortgage any provision not otherwise contained therein which conforms in all material respects to a provision contained in the Mortgage, to delete from a Class A Mortgage any provision to which the Mortgage contains no correlative provision and any combination of the foregoing and/or, without limiting the generality of the foregoing, to effect certain amendments included in supplemental indentures to the ELL Mortgage and the EGSL Mortgage; and/or;

2.
with respect to any amendments or modifications to any Class A Mortgage other than those amendments or modifications referred to in clause (1) above, vote all the Class A Bonds delivered under such Class A Mortgage, or consent with respect thereto, proportionately with the vote or consent of holders of all other Class A Bonds outstanding under such Class A Mortgage the holders of which are eligible to vote or consent, as evidenced by a certificate delivered by the trustee under such Class A Mortgage; provided, however, that the Trustee will not vote in favor of, or consent to, any amendment or modification of a Class A Mortgage which, if it were an amendment or modification of the Mortgage, would require the consent of holders of Collateral Trust Mortgage Bonds as described under "Modification and Waiver," without the prior consent of holders of Collateral Trust Mortgage Bonds which would be required for an amendment or modification of the Mortgage.

(Mortgage, Section 1705.)
We may make amendments to, or eliminate some of the covenants in, the ELL Mortgage with the consent of the holders of a majority of the bonds outstanding under the ELL Mortgage considered as one class, provided that, if less than all series of such bonds are affected, only the consent of holders of a majority of such bonds of each series affected, considered as one class, is required for such modification, but no such modification shall, without the consent of the holder of any such bond affected by such modification, permit:

·	the extension of the maturity or reduction of the principal of or interest on such bond or other modification in the terms of payment of such principal or interest;
·
the creation of a lien that is prior or equal to the lien of the ELL Mortgage with respect to the mortgaged property under the ELL Mortgage or the deprivation of any non-assenting holder of such bonds of the benefit of a lien on the mortgaged property under the ELL Mortgage (subject only to excepted encumbrances as defined in the ELL Mortgage); or

·	the reduction of the percentage required for modification of the ELL Mortgage.
We may make amendments to, or eliminate some of the covenants in, the EGSL Mortgage with the consent of the holders of not less than 75% in aggregate principal amount of the bonds outstanding under the EGSL Mortgage, including not less than 60% of each series affected, but no such modification shall:

·
extend the maturity of any such bonds or reduce the rate or extend the time of payment of interest on any such bonds or reduce the amount of principal of any such bonds, or reduce any premium payable on the redemption of any such bonds, without the consent of the holder of such affected bond;

·
permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of the EGSL Mortgage, without the consent of the holders of all the bonds then outstanding under the EGSL Mortgage; or

·	reduce the above-described percentage of holders of bonds under the EGSL Mortgage required to approve any such modification, without the consent of the holders of all such bonds then outstanding.
If we amend a Class A Mortgage to eliminate one or more covenants as described above, a holder of Collateral Trust Mortgage Bonds would no longer benefit from such covenants.
Resignation of a Trustee; Removal
The Trustee may resign at any time by giving written notice to us or may be removed at any time by an act of the holders of a majority in principal amount of Collateral Trust Mortgage Bonds then outstanding delivered to the Trustee and us at least 31 days prior to such removal. No resignation or removal of the Trustee and no appointment of a successor Trustee will be effective until the acceptance of appointment by a successor Trustee. So long as no event of default or event which, after notice or lapse of time, or both, would become an event of default has occurred and is continuing and except with respect to a Trustee appointed by act of the holders, if we have delivered to the Trustee a board resolution appointing a successor Trustee and the successor has accepted the appointment in accordance with the terms of the Mortgage, the Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as Trustee in accordance with the Mortgage. (Mortgage, Section 1010.)
Notices
Notices to holders of New Bonds will be given by mail in writing to the addresses of such holders as they may appear in the security register for the New Bonds. (Mortgage, Section 108.)
Title
We, the Trustee, and any of our or the Trustee’s agents, may treat the person in whose name New Bonds are registered as the absolute owner thereof, whether or not the New Bonds may be overdue, for the purpose of making payments and for all other purposes irrespective of notice to the contrary. (Mortgage, Section 308.)
Governing Law
The Mortgage is, and the New Bonds will be, governed by, and construed in accordance with, the laws of the State of New York, without giving effect to its conflicts of laws principles, except where otherwise required by law, including with respect to the creation, perfection, priority or enforcement of the lien of the Mortgage. (Mortgage, Section 114.)
Information about the Trustee
The Trustee will be The Bank of New York Mellon. In addition to acting as Trustee, The Bank of New York Mellon also acts, and may act, as trustee under the ELL Mortgage, the EGSL Mortgage, and various other of our and our affiliates’ indentures, trusts and guarantees. We and our affiliates maintain deposit accounts and credit and liquidity facilities and conduct other banking transactions with the Trustee and its affiliates in the ordinary course of our respective businesses.
Book-Entry Only Securities
Unless otherwise specified in the applicable prospectus supplement, the New Bonds will trade through DTC. Each series of New Bonds will be represented by one or more global certificates and registered in the name of Cede & Co., DTC’s nominee. Upon issuance of the global certificates, DTC or its nominee will credit, on its book-entry registration and transfer system, the principal amount of the New Bonds represented by such global certificates to the accounts of institutions that have an account with DTC or its participants. The accounts to be credited shall be designated by the underwriters. Ownership of beneficial interests in the global certificates will be limited to participants or persons that may hold interests through participants. The global certificates will be deposited with the Trustee as custodian for DTC.
DTC is a New York clearing corporation and a clearing agency registered under Section 17A of the Exchange Act. DTC holds securities for its participants. DTC also facilitates the post-trade settlement of securities transactions among its participants through electronic computerized book-entry transfers and pledges in the participants’ accounts. This eliminates the need for physical movement of securities certificates. The participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Others who maintain a custodial relationship with a participant can use the DTC system. The rules that apply to DTC and those using its systems are on file with the SEC.
Purchases of the New Bonds within the DTC system must be made through participants, who will receive a credit for the New Bonds on DTC’s records. The beneficial ownership interest of each purchaser will be recorded on the appropriate participant’s records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners should receive written confirmations of the transactions, as well as periodic statements of their holdings, from the participants through whom they purchased New Bonds. Transfers of ownership in the New Bonds are to be accomplished by entries made on the books of the participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates for their New Bonds of a series, except if use of the book-entry system for the New Bonds of that series is discontinued.
To facilitate subsequent transfers, all New Bonds deposited by participants with DTC are registered in the name of DTC’s nominee, Cede & Co. The deposit of the New Bonds with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the New Bonds. DTC’s records reflect only the identity of the participants to whose accounts such New Bonds are credited. These participants may or may not be the beneficial owners. Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to participants, and by participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of New Bonds may wish to take certain steps to augment transmission to them of notices of significant events with respect to the New Bonds, such as redemptions, tenders, defaults and proposed amendments to the

Mortgage. Beneficial owners of the New Bonds may wish to ascertain that the nominee holding the New Bonds has agreed to obtain and transmit notices to the beneficial owners.
Redemption notices will be sent to Cede & Co., as registered holder of the New Bonds. If less than all of the New Bonds of a series are being redeemed, DTC’s practice is to determine by lot the amount of New Bonds of such series held by each participant to be redeemed.
Neither DTC nor Cede & Co. will itself consent or vote with respect to New Bonds, unless authorized by a participant in accordance with DTC’s procedures. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those participants to whose accounts the New Bonds are credited on the record date. We believe that these arrangements will enable the beneficial owners to exercise rights equivalent in substance to the rights that can be directly exercised by a registered holder of the New Bonds.
Payments of redemption proceeds, principal of, and interest on the New Bonds will be made to Cede & Co., or such other nominee as may be requested by DTC. DTC’s practice is to credit participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or our agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices. Payments will be the responsibility of participants and not of DTC, the Trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, principal and interest to Cede & Co. (or such other nominee as may be requested by DTC) is our responsibility. Disbursement of payments to participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of participants.
Except as provided in the applicable prospectus supplement, a beneficial owner will not be entitled to receive physical delivery of the New Bonds. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the New Bonds.
DTC may discontinue providing its services as securities depositary with respect to the New Bonds at any time by giving us reasonable notice. In the event no successor securities depositary is obtained, certificates for the New Bonds will be printed and delivered. We may decide to replace DTC or any successor depositary. Additionally, subject to the procedures of DTC, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary) with respect to some or all of the New Bonds. In that event or if an event of default with respect to a series of New Bonds has occurred and is continuing, certificates for the New Bonds of such series will be printed and delivered. If certificates for such series of New Bonds are printed and delivered,

·	those New Bonds will be issued in fully registered form without coupons;
·
a holder of certificated New Bonds would be able to exchange those New Bonds, without charge, for an equal aggregate principal amount of New Bonds of the same series, having the same issue date and with identical terms and provisions; and

·	a holder of certificated New Bonds would be able to transfer those New Bonds without cost to another holder, other than for applicable stamp taxes or other governmental charges.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we do not take any responsibility for the accuracy of this information.

PLAN OF DISTRIBUTION

Methods and Terms of Sale

We may use a variety of methods to sell the New Bonds including:
1.    through one or more underwriters or dealers;
2.    directly to one or more purchasers;
3.    through one or more agents; or
4.    through a combination of any such methods of sale.

The prospectus supplement relating to a particular series of the New Bonds will set forth the terms of the offering of the New Bonds, including:

1.    the name or names of any underwriters, dealers or agents and any syndicate of underwriters;
2.    the initial public offering price;
3.    any underwriting discounts and other items constituting underwriters’ compensation;
4.    the proceeds we receive from that sale; and
5.    any discounts or concessions allowed or reallowed or paid by any underwriters to dealers.

Underwriters

If we sell the New Bonds through underwriters, they will acquire the New Bonds for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters for a particular underwritten offering of New Bonds will be named in the applicable prospectus supplement and, if an underwriting syndicate is used, the managing underwriter or underwriters will be named on the cover page of the applicable prospectus supplement. In connection with the sale of New Bonds, the underwriters may receive compensation from us or from purchasers in the form of discounts, concessions or commissions. The obligations of the underwriters to purchase New Bonds will be subject to certain conditions. The underwriters will be obligated to purchase all of the New Bonds of a particular series if any are purchased. However, the underwriters may purchase less than all of the New Bonds of a particular series should certain circumstances involving a default of one or more underwriters occur.

The initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers by any underwriters may be changed from time to time.

Stabilizing Transactions

Underwriters may engage in stabilizing transactions and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying New Bonds so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the New Bonds in the open market after the distribution has been completed in order to cover syndicate short positions. These stabilizing transactions and syndicate covering transactions may cause the price of the New Bonds to be higher than it would otherwise be if such transactions had not occurred.

Agents

If we sell the New Bonds through agents, the applicable prospectus supplement will set forth the name of any agent involved in the offer or sale of the New Bonds as well as any commissions we will pay to them. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Related Transactions

Underwriters, dealers and agents (or their affiliates) may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business.

Indemnification

We will agree to indemnify any underwriters, dealers, agents or purchasers and their controlling persons against certain civil liabilities, including liabilities under the Securities Act.

Listing

Unless otherwise specified in the applicable prospectus supplement, the New Bonds will not be listed on a national securities exchange. No assurance can be given that any broker-dealer will make a market in any series of the New Bonds and, in any event, no assurance can be given as to the liquidity of the trading market for any of the New Bonds.

EXPERTS

The consolidated financial statements and the related financial statement schedule incorporated in this Prospectus by reference from the 2015 Form 10-K, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which report on the consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph relating to the business combination with Entergy Gulf States Louisiana, L.L.C.). Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

LEGALITY

The legality of the New Bonds will be passed upon for us by Mark G. Otts, Esq., Assistant General Counsel - Corporate and Securities, of Entergy Services, Inc., New Orleans, Louisiana, as to matters of Louisiana law, Morgan, Lewis & Bockius LLP, New York, New York, as to matters of New York law, and Duggins, Wren, Mann & Romero, LLP, Austin, Texas, as to matters of Texas law. Certain legal matters with respect to the offering of the New Bonds will be passed upon for the underwriters by Pillsbury Winthrop Shaw Pittman LLP, New York, New York. Pillsbury Winthrop Shaw Pittman LLP regularly represents us and our affiliates in connection with various matters. Morgan, Lewis & Bockius LLP may rely on the opinion of Mark G. Otts, Esq., as to matters of Louisiana law relevant to its opinion, and on the opinion of Duggins, Wren, Mann & Romero, LLP, as to matters of Texas law relevant to its opinion.

PROSPECTUS
FIRST MORTGAGE BONDS

ENTERGY LOUISIANA, LLC
4809 Jefferson Highway
Jefferson, Louisiana 70121
(504) 576-4000
We -

◦	may periodically offer our first mortgage bonds in one or more series; and

◦	will determine the price and other terms of each series of first mortgage bonds when sold, including whether any series will be subject to redemption prior to maturity.
The First Mortgage Bonds -

◦
will be secured by a first mortgage lien (subject to certain exceptions and permitted liens) on substantially all of the property that was owned by Entergy Gulf States Louisiana, LLC just before the effectiveness of the business combination of Old Entergy Louisiana (as defined below) and Entergy Gulf States Louisiana, LLC on October 1, 2015, together with certain substitutions, replacements, additions, betterments, developments, extensions or enlargements of property thereto that we acquire on or after October 1, 2015; and

◦	will not be listed on a national securities exchange unless otherwise indicated in the accompanying prospectus supplement.
You -

◦	will receive interest payments in the amounts and on the dates specified in an accompanying prospectus supplement.

This prospectus may be used to offer and sell series of first mortgage bonds only if accompanied by the prospectus supplements for those series. We will provide the specific information for those offerings and the specific terms of those first mortgage bonds, including their offering prices, interest rates and maturities, in supplements to this prospectus. The supplements may also add, update or change the information in this prospectus. You should read this prospectus and any supplements carefully before you invest.
_________________

Investing in the first mortgage bonds offered by this prospectus involves risks. See “Risk Factors” on page 2.
_________________
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
__________________
We may offer the first mortgage bonds directly or through underwriters, agents or dealers. Each prospectus supplement will provide the terms of the plan of distribution for the related series of first mortgage bonds.
The date of this prospectus is August 26, 2016.

RISK FACTORS
Investing in the first mortgage bonds involves certain risks. In considering whether to purchase the first mortgage bonds being offered by this prospectus (the “New Bonds”), you should carefully consider the information we have included or incorporated by reference in this prospectus. In particular, you should carefully consider the information under the heading “Risk Factors” as well as the factors listed under the heading “Forward-Looking Information,” in each case, contained in our Annual Report on Form 10-K for our most recent fiscal year, in any Quarterly Report on Form 10-Q that we have filed since our most recent Annual Report on Form 10-K and in any other document that we file (not furnish) with the Securities and Exchange Commission (the “SEC”) , each of which is incorporated by reference in this prospectus.
ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the SEC as a majority-owned subsidiary of Entergy Corporation, which is a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933 (the “Securities Act”). By utilizing a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, the New Bonds described in this prospectus. This prospectus provides a general description of the New Bonds being offered. Each time we sell a series of New Bonds we will provide a prospectus supplement containing specific information about the terms of that series of New Bonds and the related offering. It is important for you to consider the information contained in this prospectus, the related prospectus supplement and the exhibits to the registration statement, together with the additional information referenced under the heading “Where You Can Find More Information” in making your investment decision.
For more detailed information about the New Bonds, you can read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.
ENTERGY LOUISIANA, LLC
We are a limited liability company organized under the laws of the State of Texas and, as of October 1, 2015, the successor by merger to the regulated utility operations of the Texas limited liability companies Entergy Gulf States Louisiana, LLC (“EGSL”) and Entergy Louisiana, LLC (“Old Entergy Louisiana”), each formerly a public utility company providing services to customers in the State of Louisiana. We are the successor issuer to Old Entergy Louisiana pursuant to Rule 12g-3(a) and Rule 15d-5(a) under the Securities Exchange Act of 1934 (the “Exchange Act”) and Rule 414(a) under the Securities Act. Our principal executive offices are located at 4809 Jefferson Highway, Jefferson, Louisiana 70121. Our telephone number is 1-504-576-4000. We are a public utility company engaged in the generation, distribution and sale of electric energy to more than 1,000,000 customers in the State of Louisiana. We also purchase and retail natural gas to approximately 94,000 customers in the Baton Rouge, Louisiana area.

All of our common membership interests are owned by Entergy Utility Holding Company, LLC, an intermediate holding company all of whose common membership interests are owned indirectly by Entergy Corporation. The other major public utilities owned, directly or indirectly, by Entergy Corporation are Entergy Arkansas, Inc., Entergy Mississippi, Inc., Entergy New Orleans, Inc. and Entergy Texas, Inc. Entergy Corporation also owns all of the common stock of System Energy Resources, Inc., the principal asset of which is its interest in the Grand Gulf Electric Generating Station (“Grand Gulf”).

We are subject to regulation by the Louisiana Public Service Commission as to our electric service, rates and charges. We are also subject to regulation by the Federal Energy Regulatory Commission.

The information above is only a summary and is not complete. You should read the incorporated documents listed under the heading “Where You Can Find More Information” for more specific information concerning our business and affairs, including significant contingencies, significant factors and known trends, our general capital requirements, our financing plans and capabilities, and pending legal and regulatory proceedings.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), and therefore are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings are available to the public on the Internet at the SEC’s website located at (http://www.sec.gov). You may read and copy any document that we file with the SEC at the SEC public reference room located at:
100 F Street, N.E.
Room 1580
Washington, D.C. 20549-1004.
Call the SEC at 1-800-732-0330 for more information about the public reference room and how to request documents.
The SEC allows us to “incorporate by reference” the information filed by us with the SEC, which means we can refer you to important information without restating it in this prospectus. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, along with any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until the offerings contemplated by this prospectus are completed or terminated:

1.	our Annual Report on Form 10-K for the year ended December 31, 2015 (the “2015 Form 10-K”);

2.	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, and June 30, 2016; and

3.	our Current Reports on Form 8-K filed March 1, 2016, March 4, 2016, March 10, 2016, March 18, 2016, March 24, 2016, April 12, 2016, May 19, 2016, June 28, 2016, August 9, 2016 and August 17, 2016.
You may access a copy of any or all of these filings, free of charge, at our website, which is located at http:// www.entergy.com, or by writing or calling us at the following address:
Ms. Dawn A. Balash
Assistant Secretary
Entergy Louisiana, LLC
639 Loyola Avenue
New Orleans, Louisiana 70113
(504) 576-6755
You may also direct your requests via e-mail to dbalash@entergy.com. We do not intend our Internet address to be an active link or to otherwise incorporate the contents of the website into this prospectus or any accompanying prospectus supplement.

This prospectus, any accompanying prospectus supplement and any free-writing prospectus that we file with the SEC contain and incorporate by reference information that you should consider when making your investment decision. We have not, and any underwriters, dealers or agents have not, authorized anyone else to provide you with different information. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference is accurate as of any date other than as of the dates of these documents or the dates these documents were filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since these dates. We are not, and any underwriters, dealers or agents are not, making an offer of the New Bonds in any jurisdiction where the offer or sale is not permitted.
RATIOS OF EARNINGS TO FIXED CHARGES
We have calculated ratios of earnings to fixed charges pursuant to Item 503 of Regulation S-K of the SEC as follows:

Six Months Ended June 30,		Twelve Months Ended December 31,
2016	2015	2015	2014	2013	2012	2011
3.39	3.49	3.36	3.44	3.30	2.61	2.90

“Earnings” represent the aggregate of (1) income before the cumulative effect of an accounting change, (2) taxes based on income, (3) investment tax credit adjustments-net and (4) fixed charges. “Fixed Charges” include interest (whether expensed or capitalized), related amortization and estimated interest applicable to rentals charged to operating expenses. We accrue interest expense related to unrecognized tax benefits in income tax expense and do not include it in fixed charges.
USE OF PROCEEDS
Except as otherwise described in a prospectus supplement, the net proceeds from the offering of the New Bonds will be used either (a) to repurchase or redeem one or more series of our outstanding securities on their stated due dates or in some cases prior to their stated due dates or (b) for other general corporate purposes. The specific purposes for the proceeds of a particular series of New Bonds or the specific securities, if any, to be acquired or redeemed with the proceeds of a particular series of New Bonds will be described in the prospectus supplement relating to that series.
DESCRIPTION OF THE NEW BONDS
We will issue the New Bonds offered by this prospectus from time to time in one or more series under one or more separate supplemental indentures to the Indenture of Mortgage dated September 1, 1926, as supplemented and modified by the Seventh Supplemental Indenture dated as of May 1, 1946, as further supplemented and modified by supplemental indentures thereto and as to be further supplemented from time to time, under which The Bank of New York Mellon is successor trustee. This Indenture of Mortgage, as amended and supplemented, is referred to in this prospectus as the “mortgage.” All first mortgage bonds issued or to be issued under the indenture, including the New Bonds offered by this prospectus, are referred to herein as “first mortgage bonds.” All references to the New Bonds herein shall, unless the context otherwise requires, be deemed also to refer to each sub-series of the New Bonds if all are not issued as a single series.
The statements in this prospectus and any accompanying prospectus supplement concerning the New Bonds and the mortgage are not comprehensive and are subject to the detailed provisions of the mortgage. The mortgage and a form of supplemental indenture are filed as exhibits to the registration statement of which this prospectus forms a part. You should read these documents for provisions that may be important to you. The mortgage has been qualified under the Trust Indenture

Act of 1939, and you should also refer to the Trust Indenture Act of 1939 for provisions that apply to the New Bonds. Wherever particular provisions or defined terms in the indenture are referred to under this heading “Description of the New Bonds,” those provisions or defined terms are incorporated by reference in this prospectus.
General
The mortgage permits us to issue first mortgage bonds from time to time subject to the limitations described under “-Issuance of Additional First Mortgage Bonds.” All first mortgage bonds of any one series need not be issued at the same time, and a series may be reopened for issuances of additional first mortgage bonds of that series. This means that we may from time to time, without the consent of the existing holders of the first mortgage bonds of any series, including the New Bonds, create and issue additional first mortgage bonds of a series having the same terms and conditions as the previously issued first mortgage bonds of that series in all respects, except for issue date, issue price and, if applicable, the initial interest payment on those additional first mortgage bonds. Additional first mortgage bonds issued in this manner will be consolidated with and will form a single series with, the previously issued first mortgage bonds of that series. For more information, see the discussion below under “-Issuance of Additional First Mortgage Bonds.”
Terms of Specific Series of the New Bonds
The prospectus supplement relating to each series of New Bonds offered by this prospectus will include a description of the specific terms relating to the offering of that series. These terms will include any of the following terms that apply to that series:

1.	the designation, or name, of the series of New Bonds;

2.	the aggregate principal amount of the series;

3.	the offering price of the series;

4.	the date on which the series will mature;

5.	the rate or method for determining the rate at which the series will bear interest;

6.	the date from which interest on the series accrues;

7.	the dates on which interest on the series will be payable;

8.	the prices and the other terms and conditions, if any, upon which we may redeem the series prior to maturity;

9.	the applicability of the distribution covenant described below to the series;

10.	the terms of an insurance policy, if any, that will be provided for the payment of the principal of and/or interest on the series;

11.	the rights, if any, of a holder to elect repayment; and

12.	any other terms of the series not inconsistent with the provisions of the mortgage.
As of June 30, 2016, we had approximately $1,233 million principal amount of first mortgage bonds outstanding under the mortgage.
We may sell New Bonds at a discount below their principal amount or at a premium above their principal amount. United States federal income tax considerations applicable to New Bonds sold at an original issue discount will be described in the applicable prospectus supplement if we sell New Bonds at an original issue discount. In addition, important United States federal income tax or other tax considerations applicable to any New Bonds denominated or payable in a currency or currency unit other than United States dollars will be described in the applicable prospectus supplement if we sell New Bonds denominated or payable in a currency or currency unit other than United States dollars.
Except as may otherwise be described in the applicable prospectus supplement, the covenants contained in the mortgage will not afford holders of New Bonds protection in the event of a highly-leveraged or a change of control transaction involving us.

Payment
The New Bonds and interest thereon will be paid in any coin or currency of the United States of America that at the time of payment is legal tender at the corporate trust office of the trustee in the Borough of Manhattan, City and State of New York. See “-Book-Entry Only Securities” for additional information relating to payment on the New Bonds.
Sinking Fund
The New Bonds will not be subject to any sinking fund, maintenance and improvement fund or other similar fund.
Redemption
We will set forth any terms for the redemption of New Bonds of any series in the applicable prospectus supplement. Unless we indicate differently in a prospectus supplement, and except with respect to New Bonds redeemable at the option of the holder of those New Bonds, New Bonds will be redeemable upon notice to holders by mail not less than 30 days nor more than 60 days prior to the redemption date. Unless the New Bonds are held in book-entry only form through the facilities of The Depository Trust Company (“DTC”), in which case DTC’s procedures for selection shall apply (see “-Book-Entry Only Securities”), if less than all of the New Bonds of any series are to be redeemed, the trustee will select the New Bonds to be redeemed.
Unless we default in the payment of the redemption price and accrued interest, if any, in the case of an unconditional notice of redemption, New Bonds will cease to bear interest on the redemption date. We will pay the redemption price and any accrued interest to the redemption date upon surrender of any New Bond for redemption. If only part of a New Bond is redeemed, the trustee will deliver to the holder of the New Bond a new New Bond of the same series for the remaining portion without charge.
We may make any redemption at our option conditional upon the receipt by the trustee, prior to the date fixed for redemption, of money sufficient to pay the redemption price and accrued interest, if any. If the trustee has not received the money by the date fixed for redemption, we will not be required to redeem the New Bonds.
Form and Exchange
The New Bonds will be fully-registered bonds without coupons. See “--Book-Entry Only Securities.” The New Bonds will be exchangeable for other New Bonds of the same series, or if issued in sub-series, of the same sub-series, in equal aggregate principal amounts. No service charge will be made for any registration of transfer or exchange of the New Bonds. However, we may require payment to cover any stamp tax or other governmental charge that may be imposed in connection with a registration, transfer or exchange. We will not be required to provide for the transfer or exchange of any New Bond:
1.     during the 10 days before an interest payment date,
2.     during the 10 days before giving any notice of redemption, or
3.     selected for redemption.
Security
The New Bonds, together with all other first mortgage bonds outstanding now or in the future under the mortgage, will be secured, equally and ratably by the lien of the mortgage, which constitutes a first mortgage lien on substantially all of our property that was owned by EGSL just before the effectiveness of the business combination of Old Entergy Louisiana and EGSL on October 1, 2015, together with substitutions, replacements, additions, betterments, developments, extensions or enlargements of or to such property that we acquire on or after October 1, 2015, to the extent described below (the “mortgaged property”), except as stated below, subject only to:

1.	the prior lien of the trustee for its compensation, expenses and liability,

2.
such easements, leases, contracts, covenants, liens and other encumbrances and defects as are customarily encountered in comparable utility systems and are not of a character that would interfere materially with the use and operation of such properties,

3.	current taxes,

4.	other liens or encumbrances that are of a minor nature and that do not secure the payment of money, and

5.	permitted encumbrances on our bondable property, franchises and permits.
There are excepted from the lien of the mortgage: bills, notes, accounts receivable, cash, contracts, shares of stock, bonds, and notes, other evidences of indebtedness and other securities; merchandise held for sale; materials and supplies; fuel; aircraft, automobiles and trucks, etc.; oil, gas, and other minerals underlying mortgaged lands; office furniture, equipment and supplies; and certain other properties.
The mortgage permits us to acquire bondable property subject to prior liens. The mortgage contains provisions subjecting to the lien thereof all substitutions, replacements, additions, betterments, developments, extensions or enlargements of property owned by EGSL on January 1, 2008, except property of the character expressly excepted and subject to certain limitations in cases of mergers and consolidations. To the extent such after-acquired property does not constitute a substitution, replacement, addition, betterment, development, extension or enlargement of mortgaged property owned by EGSL on January 1, 2008, we may elect (but are not required) to subject such after-acquired property to the lien of the mortgage.
Unless we elect otherwise, the mortgaged property will not include, and the New Bonds will not be secured by, (1) the property and franchises that were owned by Old Entergy Louisiana just before the effectiveness of the business combination on October 1, 2015 or (2) any property acquired by us on or after October 1, 2015 other than substitutions, replacements, additions, betterments, developments, extensions or enlargements of or to the mortgaged property that was owned by EGSL just before the effectiveness of the business combination on October 1, 2015.
On September 30, 2015, the day before the effectiveness of the business combination of Old Entergy Louisiana and EGSL, the mortgaged property owned by EGSL was primarily its utility plant, which had a net book value of approximately $4 billion shown on its balance sheet as of September 30, 2015.
We have other secured debt outstanding, and may issue additional secured debt, that is secured by the first lien of our Mortgage and Deed of Trust dated as of April 1, 1944 (as amended and supplemented, the “ELL Mortgage”) on substantially all of the property and franchises that were owned by Old Entergy Louisiana just before the effectiveness of the business combination on October 1, 2015, together with substitutions, replacements, additions and extensions of or to such property acquired by us on or after October 1, 2015. We also plan to issue other secured debt in the form of collateral trust mortgage bonds under our Mortgage and Deed of Trust dated as of November 1, 2015, as amended and supplemented, that may be secured (1) by first mortgage bonds issued under the mortgage or bonds issued under the ELL Mortgage as the basis for the issuance of such collateral trust mortgage bonds, or (2) by a first lien on any of our property not subject to the lien of the mortgage or the ELL Mortgage subject to liens permitted by such mortgage, and (3) by a second lien on substantially all of the mortgaged property and the property subject to the ELL Mortgage subject to liens permitted by such mortgage.
The mortgage contains provisions that impose the lien of the mortgage on certain property that we acquire on or after October 1, 2015, specifically the property that we acquired from EGSL on October 1, 2015, together with substitutions, replacements, additions, betterments, developments, extensions or enlargements of or to such property to the extent described above, in each case, other than excepted property and property that we release from the lien of the mortgage. If we merge or consolidate into or with, or sell, convey or transfer all or substantially all of our mortgaged property to, a successor, the lien created by the mortgage will generally not cover the property of the successor, other than the mortgaged property it acquires from us and substitutions, replacements, additions, betterments, developments, extensions or enlargements of or to such property to the extent described above.
We have reserved the right to amend the mortgage without the consent or other action by the holders of any first mortgage bonds created after June 30, 2014, to revise the definition of “permitted encumbrances” to mean the following:

•
tax liens, assessments and other governmental charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings or of which at least ten business days’ notice has not been given to our general counsel or to such other person designated by us to receive such notices;

•
mechanics’, workmen’s, repairmen’s, materialmen’s, warehousemen’s and carriers’ liens, other liens incident to construction, liens or privileges of any of our employees for salary or wages earned, but not yet payable, and other liens, including without limitation liens for worker’s compensation awards, arising in the ordinary course of business for charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings or of which at least ten business days’ notice has not been given to our general counsel or to such other person designated by us to receive such notices;

•	specified judgment liens and prepaid liens;

•	easements, leases, reservations or other rights of others (including governmental entities) in, and defects of title in, our property;

•	liens securing indebtedness or other obligations relating to real property we acquired for specified transmission, distribution or communication purposes or for the purpose of obtaining rights-of-way;

•	specified leases and leasehold, license, franchise and permit interests;

•	liens resulting from law, rules, regulations, orders or rights of governmental authorities and specified liens required by law or governmental regulations;

•	liens to secure public obligations; rights of others to take minerals, timber, electric energy or capacity, gas, water, steam or other products produced by us or by others on our property;

•	rights and interests of persons other than us arising out of agreements relating to the common ownership or joint use of property, and liens on the interests of those persons in the property;

•	restrictions on assignment and/or requirements of any assignee to qualify as a permitted assignee and/or public utility or public services corporation; and

•	liens which have been bonded for the full amount in dispute or for the payment of which other adequate security arrangements have been made.
Property Subject to Prior Liens
Property subject to any prior lien cannot constitute property additions for use as a basis for action or credit under the mortgage, unless such lien is established as a refundable lien and

1.	the principal amount of the outstanding indebtedness secured by such prior lien will not exceed 60% of the amount of the property subject thereto;

2.
the total principal amount of the prior lien indebtedness to be outstanding will not exceed 15% of the total principal amount of the first mortgage bonds then outstanding and first mortgage bonds that we would then be entitled to have authenticated and delivered; and

3.	the principal amount of prior lien indebtedness being established as refundable will not exceed 60% of available net additions.
Issuance of Additional First Mortgage Bonds
Additional bonds ranking equally and ratably with the New Bonds may be issued under the mortgage, subject to the limitation that the aggregate principal amount of first mortgage bonds at any one time outstanding shall not exceed $100 billion. Such additional first mortgage bonds may be authenticated and delivered

1.	in an aggregate principal amount not exceeding 60% of available net additions;

2.	against the deposit of cash with the trustee; and

3.	against the retirement of bonds and/or refundable indebtedness.
Cash we deposit with the trustee pursuant to clause (2) above may be withdrawn to the extent of 60% of available net additions or 100% of available debt retirements of first mortgage bonds or refundable indebtedness.
As of June 30, 2016, we could have issued approximately $1,799 million in principal amount of first mortgage bonds on the basis of available debt retirements, and we had approximately $1,889 million of available net additions, entitling us to issue approximately $1,134 million in principal amount of first mortgage bonds on the basis of available net additions.
As a condition to the authentication and delivery of additional first mortgage bonds, except on the basis of retirements of first mortgage bonds or refundable indebtedness in certain cases, net earnings available for interest for 12 consecutive months within the 15 months immediately preceding the calendar month in which application for authentication and delivery of the first mortgage bonds is made must have been at least twice the aggregate amount of the annual interest charges upon the outstanding first mortgage bonds, the first mortgage bonds then applied for, and any indebtedness to be outstanding secured by prior liens. Based upon the results of our operations for the twelve months ended June 30, 2016, if we were to make an application for authentication and delivery of first mortgage bonds as of the date of this prospectus, solely based on the earnings coverage test (and, therefore, not taking into account the property additions and retired first mortgage bond issuance limitations), we could issue approximately $6,497 million in principal amount of first mortgage bonds, in addition to the amount of first mortgage bonds then outstanding (assuming an interest rate of 5% for additional first mortgage bonds). Such amount will be affected by the issuance of any additional first mortgage bonds, including the New Bonds, and the retirement of existing first mortgage bonds with the proceeds of the New Bonds and by subsequent net earnings. New Bonds in a greater amount may also be issued for the refunding of outstanding first mortgage bonds.
We have reserved the right to amend the mortgage without the consent or other action by the holders of any first mortgage bonds created after June 30, 2014, to remove the earnings coverage test described above.
Other than the security afforded by the lien of the mortgage and restrictions on the issuance of first mortgage bonds described above, there are no provisions of the mortgage that grant the holders of the first mortgage bonds protection in the event of a highly leveraged transaction involving us.

Release and Substitution of Property
Properties subject to the lien of the mortgage may be released against

1.	the deposit of cash or, within certain limits, purchase money obligations and, in certain cases, governmental or municipal obligations;

2.	the deposit of the proceeds under a prior lien;

3.	available net additions; and

4.	available debt retirements of first mortgage bonds or refundable indebtedness.
We have reserved the right to amend the mortgage without the consent or other action by the holders of any first mortgage bonds created after June 30, 2014, as follows:

•	to eliminate a requirement of an independent engineer’s certificate for releases of property with fair value in excess of $100,000; and

•	to eliminate restrictions on our application of the proceeds of certain dispositions, terminations, grants or alterations of our property or rights.
No prior notice to bondholders is required in connection with releases but subsequent reports are required in certain cases. In the event of the sale, taking or release of all or substantially all of our bondable property not subject to any nonrefundable prior lien, the proceeds must be applied to the purchase or redemption of first mortgage bonds or refundable indebtedness.
Covenant as to Distributions
The terms of certain of our outstanding series of first mortgage bonds include our covenant to restrict our payment of cash distributions on our common membership interests in certain circumstances. Any distribution covenant applicable to a series of New Bonds will be described in the prospectus supplement relating to that series of New Bonds.  There is no assurance that the terms of future distribution covenants, if any, will be the same as those applicable to our outstanding first mortgage bonds.
Trustee
At stated intervals of not more than 12 months, the trustee is required to report to the bondholders certain events, if any have occurred, including any change in its eligibility or qualifications and, if the first mortgage bonds are in default, the creation of or any change in its relationship to us that constitutes a conflicting interest. In certain cases the trustee is required to share the benefit of payments received as a creditor within three months prior to default. From time to time, we may maintain deposit accounts with, and borrow funds from, the trustee. The holders of a majority of the aggregate principal amount of the first mortgage bonds may require the trustee to take certain action under the mortgage, including the enforcement of the lien thereof, as further described under “--Defaults and Notice Thereof” below. Before acting, among other conditions, the trustee may require indemnification satisfactory to it.
Defaults and Notice Thereof
A default is defined as

1.	failure to pay the principal of, or premium, if any, on any first mortgage bond when due and payable;

2.	failure to pay interest on any first mortgage bond for a period of 30 days after such interest shall have become due and payable;

3.	failure to discharge or satisfy any sinking, improvement, maintenance, or replacement fund obligations for a period of 60 days after such obligations shall have become due under the mortgage;

4.
failure to perform or observe any other of the covenants, agreements or conditions on our part in the mortgage or in any first mortgage bond, and the continuance of such failure for a period of 90 days after written notice thereof to us by the trustee or to us and the trustee by the holders of not less than 15% in principal amount of the first mortgage bonds outstanding;

5.	certain events in bankruptcy, insolvency, receivership or reorganization proceedings; or

6.
the rendering against us of a judgment for the payment of moneys in excess of $50,000 and the continuance of such judgment unsatisfied and without stay of execution thereon for a period of 90 days after the entry of such judgment, or the continuance of such judgment unsatisfied for a period of 90 days after the termination of any stay of execution thereon entered within such 90 days; but only in either case if such judgment shall have been continued unstayed or unsatisfied for a period of 10 days after written notice of default under the mortgage shall have been given to us by the trustee, or to us and the trustee by the holders of not less than 5% in principal amount of the first mortgage bonds outstanding.

The trustee is required to give certain notice to the bondholders after the occurrence of a default, if not cured, but the trustee is protected in withholding notice of defaults other than in the payment of principal, interest, or sinking and improvement fund or purchase fund installments, if it determines in good faith that the withholding of notice is in the interests of the bondholders.
The holders of not less than 75% of the aggregate principal amount of the first mortgage bonds outstanding, including not less than 60% of each series of such first mortgage bonds outstanding, may waive any past default, except for a default in the payment of principal of, premium, if any, or interest on the first mortgage bonds.
Remedies
Acceleration of Maturity
If a default under the mortgage occurs and is continuing, then the trustee, by written notice to us, or the holders of at least 25% in principal amount of the outstanding first mortgage bonds, by written notice to us and the trustee, may declare the principal amount of all of the first mortgage bonds to be due and payable immediately, and upon such notice, such principal amount and accrued and unpaid interest will become immediately due and payable.
There is no automatic acceleration, even in the event of our bankruptcy, insolvency or reorganization.
Annulment of Acceleration
At any time after such a declaration of acceleration has been made but before any sale of the mortgaged property, the holders of a majority in principal amount of all outstanding first mortgage bonds may annul such declaration of acceleration, by written notice to us and the trustee, if the default under the mortgage giving rise to such declaration of acceleration has been cured, and we have paid or deposited with the trustee a sum sufficient to pay:

(1)	all overdue interest on all outstanding first mortgage bonds;

(2)	the principal of and premium, if any, on the outstanding first mortgage bonds that have become due otherwise than by such declaration of acceleration and overdue interest thereon;

(3)	interest on overdue interest, if any, to the extent lawful, at the rate borne by the first mortgage bonds on which interest is overdue; and

(4)	all amounts due to the trustee under the mortgage.

Trustee Powers
Subject to the mortgage, under specified circumstances and to the extent permitted by law, if a default under the mortgage occurs, the trustee shall be entitled to the appointment of a receiver for the mortgaged property, and is entitled to all other remedies available under applicable law.
Control by Holders
The holders of a majority in aggregate principal amount of the first mortgage bonds may direct the time, method and place of conducting any proceedings for any remedy available to the trustee or exercising any trust or power conferred on the trustee. The trustee is not obligated to comply with directions that conflict with law or other provisions of the mortgage or that the trustee determines in good faith would involve the trustee in personal liability, would be unjustifiably prejudicial to non-assenting holders or would be in circumstances where indemnity would not be sufficient.
Limitation on Holders’ Right to Institute Proceedings
No holder of first mortgage bonds will have any right to institute any proceeding under the mortgage, or any remedy under the mortgage, unless:

•	the holder has previously given to the trustee written notice of an existing default under the mortgage;

•
the holders of 25% in aggregate principal amount of the outstanding first mortgage bonds of all series have made a written request to the trustee and have offered the trustee indemnity satisfactory to the trustee to institute proceedings; and

•	the trustee has failed to institute any proceeding for 60 days after notice.
However, these limitations do not apply to the absolute and unconditional right of a holder of a first mortgage bond to institute suit for payment of the principal, premium, if any, or interest on the first mortgage bond on or after the applicable due date.
Evidence to be Furnished to the Trustee
Compliance with the mortgage provisions is evidenced by written statements of our officers or persons we select or pay. In certain cases, opinions of counsel and certifications of an engineer, accountant, appraiser or other expert (who in some cases must be independent) must be furnished. We must give the trustee an annual certificate as to whether or not we have fulfilled our obligations under the mortgage throughout the preceding year.
Satisfaction and Discharge
If we should pay or provide for payment of the entire indebtedness on all first mortgage bonds as the mortgage provides and should pay all other sums due and payable under the mortgage and should so request, the trustee will acknowledge satisfaction of the mortgage and surrender the trust estate, other than cash for the payment of first mortgage bonds, to us.
Modification or Amendment of Mortgage
Modification Without Consent
Without the consent of any holder of first mortgage bonds, we and the trustee may enter into one or more supplemental indentures for any of the following purposes:

•	to subject additional properties to the lien of the mortgage or to amplify the description of mortgaged property;

•	to add conditions, limitations and restrictions on the authorized amount, terms, provisions, purposes of issue, authentication and delivery of first mortgage bonds;

•	to add one or more covenants or agreements to be observed by us or to surrender any right or power conferred on us;

•	to add additional events of default under the mortgage for all or any series of first mortgage bonds;

•	to establish the form or terms of first mortgage bonds of any other series as permitted by the mortgage;

•	to provide a sinking, amortization or other analogous fund for the benefit of all or any first mortgage bonds of any one or more series;

•	to provide for the terms and conditions of exchange of first mortgage bonds of one series for first mortgage bonds of another series;

•
to provide that the principal of the first mortgage bonds of any series may be converted at the option of the holders into capital stock, bonds or other securities, and the terms and conditions of such conversion;

•
to change or eliminate any provisions of the mortgage; provided that if any change or elimination made in a supplemental indenture would adversely affect or diminish the rights of the holders of any then outstanding first mortgage bonds, such change or elimination will become effective only when no first mortgage bonds issued before the execution of such supplemental indenture remain outstanding;

•	to evidence the assumption by any permitted successor of our covenants in the mortgage and in the first mortgage bonds; or

•
to cure any ambiguity, to cure, correct or supplement any defective provision, or to make provisions in regard to matters or questions arising under the mortgage which will not adversely affect the interests of the holders of the first mortgage bonds.

Modification Requiring Consent
The mortgage and the rights and obligations of both us and the bondholders may be modified with the consent of the holders of not less than 75% in aggregate principal amount of the outstanding first mortgage bonds, including not less than 60% of each series affected, but no such modification shall:

1.
extend the maturity of any of the first mortgage bonds or reduce the rate or extend the time of payment of interest on the first mortgage bonds or reduce the amount of principal of the first mortgage bonds, or reduce any premium payable on the redemption of the first mortgage bonds, without the consent of the holder of each affected bond;

2.	permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of the mortgage, without the consent of the holders of all the first mortgage bonds then outstanding; or

3.	reduce the above-described percentage of bondholders required to approve any such modification, without the consent of the holders of all the first mortgage bonds then outstanding.
We have reserved the right to amend the mortgage without the consent or other action by the holders of any first mortgage bonds created after June 30, 2014, to reduce the consent required to change certain rights of the holders of the first mortgage bonds to the consent of the holders of a majority of outstanding first mortgage bonds affected by this change.
Consolidation, Merger and Conveyance of Assets
The mortgage provides that we may merge or consolidate into or with, or sell, convey, transfer or lease, subject to the lien of the mortgage, all of the trust estate as, or substantially as, an entirety, to, any corporation, voluntary association, joint stock company, business trust or similar organization lawfully entitled to acquire or lease and operate the same, if:

•
such merger, consolidation, sale, conveyance, transfer or lease is upon such terms as to preserve, and in no respect impair, the lien and security of the mortgage and the rights and powers of the trustee and the holders of first mortgage bonds;

•	the survivor or successor entity expressly assumes by supplemental indenture our obligations on all first mortgage bonds then outstanding and under the mortgage; and

•
in the case of a lease, such lease is made expressly subject to termination by us or by the trustee and by the purchaser of the property so leased at any sale thereof at any time during the continuance of a default under the mortgage.

In the case of the sale, conveyance or other transfer of the mortgaged property as, or substantially as, an entirety to another entity, upon the satisfaction of all the conditions described above, we would be released and discharged from all our obligations and covenants under the mortgage but not on the first mortgage bonds then outstanding.
Although the successor entity may, in its sole discretion, subject to the lien of the mortgage property then owned or thereafter acquired by the successor entity, the lien of the mortgage generally will not cover the property of the successor entity other than the mortgaged property it acquires from us and substitutions, replacements, additions, betterments, developments, extensions and enlargements of or to such property, within the meaning of the mortgage.
The terms of the mortgage do not restrict mergers in which we are the surviving entity.
We have reserved the right to amend the mortgage without the consent or other action by the holders of any first mortgage bonds created after June 30, 2014, as follows:

•
to provide that if we convey or transfer all or substantially all of our mortgaged property as an entirety to a successor entity, as permitted by the mortgage, we may be released and discharged from all obligations under the mortgage and any first mortgage bonds that are assumed by the successor entity; and

•
to provide that a statutory merger in which a company’s assets and liabilities may be allocated among one or more entities shall not be considered to be a merger, consolidation or conveyance of mortgaged property subject to the provisions of the mortgage relating to a merger, consolidation or conveyance of all or substantially all of the mortgaged property unless all or substantially all of the mortgaged property is allocated to one or more other entities.

Consent to Amendments
Each initial and future holder of the New Bonds, by its acquisition of an interest in such New Bonds, will irrevocably (a) consent to the amendments to the mortgage described herein, and (b) designate the trustee, and its successors, as its proxy with irrevocable instructions to vote and deliver written consents on behalf of such holder in favor of such amendments at any meeting of bondholders, in lieu of any meeting of bondholders, in response to any consent solicitation or otherwise.
Information about the Trustee
The trustee will be The Bank of New York Mellon. In addition to acting as the trustee, The Bank of New York Mellon also acts, and may act, as trustee under various other of our and our affiliates’ indentures, trusts and guarantees. We and our affiliates maintain deposit accounts and credit and liquidity facilities and conduct other banking transactions with the trustee and its affiliates in the ordinary course of our respective businesses.
Book-Entry Only Securities
Unless otherwise specified in the applicable prospectus supplement, the New Bonds will trade through DTC. Each series of New Bonds will be represented by one or more global certificates and registered in the name of Cede & Co., DTC’s nominee. Upon issuance of the global certificates, DTC or its nominee will credit, on its book‑entry registration and transfer system, the principal amount of the New Bonds represented by such global certificates to the accounts of institutions that have an account with DTC or its participants. The accounts to be credited shall be designated by the underwriters. Ownership of beneficial interests in the global certificates will be limited to participants or persons that may hold interests through participants. The global certificates will be deposited with the trustee as custodian for DTC.
DTC is a New York clearing corporation and a clearing agency registered under Section 17A of the Exchange Act. DTC holds securities for its participants. DTC also facilitates the post-trade settlement of securities transactions among its participants through electronic computerized book‑entry transfers and pledges in the participants’ accounts. This eliminates the need for physical movement of securities certificates. The participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly‑owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Others who maintain a custodial relationship with a participant can use the DTC system. The rules that apply to DTC and those using its systems are on file with the SEC.
Purchases of the New Bonds within the DTC system must be made through participants, who will receive a credit for the New Bonds on DTC’s records. The beneficial ownership interest of each purchaser will be recorded on the appropriate participant’s records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners should receive written confirmations of the transactions, as well as periodic statements of their holdings, from the participants through whom they purchased New Bonds. Transfers of ownership in the New Bonds are to be accomplished by entries made on the books of the participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates for their New Bonds of a series, except if use of the book‑entry system for the New Bonds of that series is discontinued.
To facilitate subsequent transfers, all New Bonds deposited by participants with DTC are registered in the name of DTC’s nominee, Cede & Co. The deposit of the New Bonds with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the New Bonds. DTC’s records reflect only the identity of the participants to whose accounts such New Bonds are credited. These participants may or may not be the beneficial owners. Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to participants, and by participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of New Bonds may wish to take certain steps to augment transmission to them of notices of significant events with respect to the New Bonds, such as redemptions, tenders, defaults and proposed amendments to the indenture. Beneficial owners of the New Bonds may wish to ascertain that the nominee holding the New Bonds has agreed to obtain and transmit notices to the beneficial owners.
Redemption notices will be sent to DTC. If less than all of the New Bonds of a series are being redeemed, DTC’s practice is to determine by lot the amount of New Bonds of such series held by each participant to be redeemed.
Neither DTC nor Cede & Co. will itself consent or vote with respect to New Bonds, unless authorized by a participant in accordance with DTC’s procedures. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those participants to whose accounts the New Bonds are credited on the record date.

Payments of redemption proceeds, principal of, and interest on the New Bonds will be made to Cede & Co., or such other nominee as may be requested by DTC. DTC’s practice is to credit participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or our agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices. Payments will be the responsibility of participants and not of DTC, the trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, principal and interest to Cede & Co. (or such other nominee as may be requested by DTC) is our responsibility. Disbursement of payments to participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of participants.
Except as provided in the applicable prospectus supplement, a beneficial owner will not be entitled to receive physical delivery of the New Bonds. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the New Bonds.
DTC may discontinue providing its services as securities depositary with respect to the New Bonds at any time by giving us reasonable notice. In the event no successor securities depositary is obtained, certificates for the New Bonds will be printed and delivered. We may decide to replace DTC or any successor depositary. Additionally, subject to the procedures of DTC, we may decide to discontinue use of the system of book‑entry transfers through DTC (or a successor depositary) with respect to some or all of the New Bonds. In that event or if an event of default with respect to a series of New Bonds has occurred and is continuing, certificates for the New Bonds of such series will be printed and delivered. If certificates for such series of New Bonds are printed and delivered,

•	those New Bonds will be issued in fully registered form without coupons;

•
a holder of certificated New Bonds would be able to exchange those New Bonds, without charge, for an equal aggregate principal amount of New Bonds of the same series, having the same issue date and with identical terms and provisions; and

•	a holder of certificated New Bonds would be able to transfer those New Bonds without cost to another holder, other than for applicable stamp taxes or other governmental charges.
The information in this section concerning DTC and DTC’s book‑entry system has been obtained from sources that we believe to be reliable, but we do not take any responsibility for the accuracy of this information.
PLAN OF DISTRIBUTION
Methods and Terms of Sale
We may use a variety of methods to sell the New Bonds including:

1.	through one or more underwriters or dealers;

2.	directly to one or more purchasers;

3.	through one or more agents; or

4.	through a combination of any such methods of sale.
The prospectus supplement relating to a particular series of the New Bonds will set forth the terms of the offering of the New Bonds, including:

1.	the name or names of any underwriters, dealers or agents and any syndicate of underwriters;

2.	the initial public offering price;

3.	any underwriting discounts and other items constituting underwriters’ compensation;

4.	the proceeds we receive from that sale; and

5.	any discounts or concessions allowed or reallowed or paid by any underwriters to dealers.
Underwriters
If we sell the New Bonds through underwriters, they will acquire the New Bonds for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters for a particular underwritten offering of New Bonds will be named in the applicable prospectus supplement and, if an underwriting syndicate is used, the managing underwriter or underwriters will be named on the cover page of the applicable prospectus supplement. In connection with the sale of New Bonds, the underwriters may receive compensation from us or from purchasers in the form of discounts, concessions or commissions. The obligations of the underwriters to purchase New Bonds will be subject to certain conditions. The underwriters will be obligated to purchase all of the New Bonds of a particular series if any are purchased. However, the underwriters may purchase less than all of the New Bonds of a particular series should certain circumstances involving a default of one or more underwriters occur.
The initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers by any underwriters may be changed from time to time.
Stabilizing Transactions
Underwriters may engage in stabilizing transactions and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying New Bond so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the New Bonds in the open market after the distribution has been completed in order to cover syndicate short positions. These stabilizing transactions and syndicate covering transactions may cause the price of the New Bonds to be higher than it would otherwise be if such transactions had not occurred.
Agents
If we sell the New Bonds through agents, the applicable prospectus supplement will set forth the name of any agent involved in the offer or sale of the New Bonds as well as any commissions we will pay to them. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.
Related Transactions
Underwriters, dealers and agents (or their affiliates) may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business.
Indemnification
We will agree to indemnify any underwriters, dealers, agents or purchasers and their controlling persons against certain civil liabilities, including liabilities under the Securities Act.
Listing
Unless otherwise specified in the applicable prospectus supplement, the New Bonds will not be listed on a national securities exchange. No assurance can be given that any broker-dealer will make a market in any series of the New Bonds and, in any event, no assurance can be given as to the liquidity of the trading market for any of the New Bonds.
EXPERTS
The consolidated financial statements, and the related financial statement schedule incorporated in this Prospectus by reference from the 2015 Form 10-K, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which report on the consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph relating to the business combination with Entergy Gulf States Louisiana, L.L.C.) Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
LEGALITY
The legality of the New Bonds offered hereby will be passed upon for us by Mark G. Otts, Esq., Assistant General Counsel - Corporate and Securities, of Entergy Services, Inc., New Orleans, Louisiana, as to matters of Louisiana law, and by Morgan, Lewis & Bockius LLP, New York, New York, as to matters of New York law. Certain legal matters with respect to the New Bonds will be passed on for any underwriters, dealers or agents by Pillsbury Winthrop Shaw Pittman LLP, New York, New York. Pillsbury Winthrop Shaw Pittman LLP regularly represents us and our affiliates in connection with various matters. Morgan, Lewis & Bockius LLP may rely on the opinion of Mark G. Otts, Esq., as to matters of Louisiana law relevant to its opinion.

PROSPECTUS
FIRST MORTGAGE BONDS
ENTERGY LOUISIANA, LLC
4809 Jefferson Highway
Jefferson, Louisiana 70121
Telephone (504) 576-4000
We -

◦	may periodically offer our first mortgage bonds in one or more series; and

◦	will determine the price and other terms of each series of first mortgage bonds when sold, including whether any series will be subject to redemption prior to maturity.
The First Mortgage Bonds -

◦
will be secured by a first mortgage lien (subject to certain exceptions and permitted liens) on substantially all of the property that was owned by Old Entergy Louisiana (as defined below) just before the effectiveness of the business combination of Old Entergy Louisiana and Entergy Gulf States Louisiana, LLC on October 1, 2015, together with replacements, additions and extensions of or to such property that we acquire on or after October 1, 2015; and

◦	will not be listed on a national securities exchange unless otherwise indicated in the accompanying prospectus supplement.
You -

◦	will receive interest payments in the amounts and on the dates specified in an accompanying prospectus supplement.

This prospectus may be used to offer and sell series of first mortgage bonds only if accompanied by the prospectus supplements for those series. We will provide the specific information for those offerings and the specific terms of those first mortgage bonds, including their offering prices, interest rates and maturities, in supplements to this prospectus. The supplements may also add, update or change the information in this prospectus. You should read this prospectus and any supplements carefully before you invest.
_________________
Investing in the first mortgage bonds offered by this prospectus involves risks. See “Risk Factors” on page 2.
_________________
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
__________________
We may offer the first mortgage bonds directly or through underwriters, agents or dealers. Each prospectus supplement will provide the terms of the plan of distribution for the related series of first mortgage bonds.
The date of this prospectus is August 26, 2016.

RISK FACTORS
Investing in the first mortgage bonds involves certain risks. In considering whether to purchase the first mortgage bonds being offered by this prospectus (the “New Bonds”), you should carefully consider the information we have included or incorporated by reference in this prospectus. In particular, you should carefully consider the information under the heading “Risk Factors” as well as the factors listed under the heading “Forward-Looking Information,” in each case, contained in our Annual Report on Form 10-K for our most recent fiscal year, in any Quarterly Report on Form 10-Q that we have filed since our most recent Annual Report on Form 10-K and in any other document that we file (not furnish) with the Securities and Exchange Commission (the “SEC”), each of which is incorporated by reference in this prospectus.
ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the SEC as a majority-owned subsidiary of Entergy Corporation, which is a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933 (the “Securities Act”). By utilizing a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, the New Bonds described in this prospectus. This prospectus provides a general description of the New Bonds being offered. Each time we sell a series of New Bonds we will provide a prospectus supplement containing specific information about the terms of that series of New Bonds and the related offering. It is important for you to consider the information contained in this prospectus, the related prospectus supplement and the exhibits to the registration statement, together with the additional information referenced under the heading “Where You Can Find More Information” in making your investment decision.
For more detailed information about the New Bonds, you can read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.
ENTERGY LOUISIANA, LLC
We are a limited liability company organized under the laws of the State of Texas and, as of October 1, 2015, the successor by merger to the regulated utility operations of the Texas limited liability companies Entergy Gulf States Louisiana, LLC (“EGSL”) and Entergy Louisiana, LLC (“Old Entergy Louisiana”), each formerly a public utility company providing services to customers in the State of Louisiana. We are the successor issuer to Old Entergy Louisiana pursuant to Rule 12g-3(a) and Rule 15d-5(a) under the Securities Exchange Act of 1934 (the “Exchange Act”) and Rule 414(a) under the Securities Act. Our principal executive offices are located at 4809 Jefferson Highway, Jefferson, Louisiana 70121. Our telephone number is 1-504-576-4000. We are a public utility company engaged in the generation, distribution and sale of electric energy to more than 1,000,000 customers in the State of Louisiana. We also purchase and retail natural gas to approximately 94,000 customers in the Baton Rouge, Louisiana area.

All of our common membership interests are owned by Entergy Utility Holding Company, LLC, an intermediate holding company all of whose common membership interests are owned indirectly by Entergy Corporation. The other major public utilities owned, directly or indirectly, by Entergy Corporation are Entergy Arkansas, Inc., Entergy Mississippi, Inc., Entergy New Orleans, Inc. and Entergy Texas, Inc. Entergy Corporation also owns all of the common stock of System Energy Resources, Inc., the principal asset of which is its interest in the Grand Gulf Electric Generating Station (“Grand Gulf”).

We are subject to regulation by the Louisiana Public Service Commission as to our electric service, rates and charges. We are also subject to regulation by the Federal Energy Regulatory Commission.

The information above is only a summary and is not complete. You should read the incorporated documents listed under the heading “Where You Can Find More Information” for more specific information concerning our business and affairs, including significant contingencies, significant factors and known trends, our general capital requirements, our financing plans and capabilities, and pending legal and regulatory proceedings.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act, and therefore, are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings are available to the public on the Internet at the SEC’s website located at http://www.sec.gov. You may read and copy any document that we file with the SEC at the SEC’s public reference room located at:
100 F Street, N.E.
Room 1580
Washington, D.C. 20549-1004.
Call the SEC at 1-800-732-0330 for more information about the public reference room and how to request documents.
The SEC allows us to “incorporate by reference” the information filed by us with the SEC, which means we can refer you to important information without restating it in this prospectus. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, along with any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until the offerings contemplated by this prospectus are completed or terminated:

1.	our Annual Report on Form 10-K for the year ended December 31, 2015 (the “2015 Form 10-K”);

2.	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, and June 30, 2016; and

3.	our Current Reports on Form 8-K March 1, 2016, March 4, 2016, March 10, 2016, March 18, 2016, March 24, 2016, April 12, 2016, May 19, 2016, June 28, 2016, August 9, 2016 and August 17, 2016.
You may access a copy of any or all of these filings, free of charge, at our website, which is located at http:// www.entergy.com, or by writing or calling us at the following address:
Ms. Dawn A. Balash
Assistant Secretary
Entergy Louisiana, LLC
639 Loyola Avenue
New Orleans, Louisiana 70113
(504) 576-6755
You may also direct your requests via e-mail to dbalash@entergy.com. We do not intend our Internet address to be an active link or to otherwise incorporate the contents of the website into this prospectus or any accompanying prospectus supplement.
This prospectus, any accompanying prospectus supplement and any free-writing prospectus that we file with the SEC contain and incorporate by reference information that you should consider when making your investment decision. We have not, and any underwriters, dealers or agents have not, authorized anyone else to provide you with different information. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference is accurate as of any date other than as of the dates of these documents or the dates these documents were filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since these dates. We are not, and any underwriters, dealers or agents are not, making an offer of the New Bonds in any jurisdiction where the offer or sale is not permitted.
RATIOS OF EARNINGS TO FIXED CHARGES
We have calculated ratios of earnings to fixed charges pursuant to Item 503 of Regulation S-K of the SEC as follows:

Six Months Ended June 30,		Twelve Months Ended December 31,
2016	2015	2015	2014	2013	2012	2011
3.39	3.49	3.36	3.44	3.30	2.61	2.90

“Earnings” represent the aggregate of (1) income before the cumulative effect of an accounting change, (2) taxes based on income, (3) investment tax credit adjustments-net and (4) fixed charges. “Fixed Charges” include interest (whether expensed or capitalized), related amortization and estimated interest applicable to rentals charged to operating expenses. We accrue interest expense related to unrecognized tax benefits in income tax expense and do not include it in fixed charges.
USE OF PROCEEDS
Except as otherwise described in a prospectus supplement, the net proceeds from the offering of the New Bonds will be used either (a) to repurchase or redeem one or more series of our outstanding securities on their stated due dates or in some cases prior to their stated due dates or (b) for other general corporate purposes. The specific purposes for the proceeds of a particular series of New Bonds or the specific securities, if any, to be acquired or redeemed with the proceeds of a particular series of New Bonds will be described in the prospectus supplement relating to that series.
DESCRIPTION OF THE NEW BONDS
We will issue the New Bonds offered by this prospectus from time to time in one or more series under one or more separate supplemental indentures to the Mortgage and Deed of Trust dated as of April 1, 1944, with The Bank of New York Mellon, as successor trustee. This Mortgage and Deed of Trust, as it has heretofore been and may be amended or supplemented from time to time, is referred to in this prospectus as the “mortgage.” All first mortgage bonds issued or to be issued under the mortgage, including the New Bonds offered by this prospectus, are referred to herein as “first mortgage bonds.”
The statements in this prospectus and any accompanying prospectus supplement concerning the New Bonds and the mortgage are not comprehensive and are subject to the detailed provisions of the mortgage. The mortgage and a form of supplemental indenture are filed as exhibits to the registration statement of which this prospectus forms a part. You should read these documents for provisions that may be important to you. The mortgage has been qualified under the Trust Indenture Act of 1939, and you should also refer to the Trust Indenture Act of 1939 for provisions that apply to the New Bonds. Wherever particular provisions or defined terms in the mortgage are referred to under this heading “Description of the New Bonds,” those provisions or defined terms are incorporated by reference in this prospectus.
General
The mortgage permits us to issue first mortgage bonds from time to time subject to the limitations described under “-Issuance of Additional First Mortgage Bonds.” All first mortgage bonds of any one series need not be issued at the same time, and a series may be reopened for issuances of additional first mortgage bonds of that series. This means that we may from time to time, without the consent of the existing holders of the first mortgage bonds of any series, including the New Bonds, create and issue additional first mortgage bonds of a series having the same terms and conditions as the previously issued first mortgage bonds of that series in all respects, except for issue date, issue price and, if applicable, the initial interest payment on those additional first mortgage bonds. Additional first mortgage bonds issued in this manner will be consolidated with and will form a single series with, the previously issued first mortgage bonds of that series. For more information, see the discussion below under “-Issuance of Additional First Mortgage Bonds.”
Terms of Specific Series of the New Bonds
The prospectus supplement relating to each series of New Bonds offered by this prospectus will include a description of the specific terms relating to the offering of that series. These terms will include any of the following terms that apply to that series:

1.	the designation, or name, of the series of New Bonds;

2.	the aggregate principal amount of the series;

3.	the offering price of the series;

4.	the date on which the series will mature;

5.	the rate or method for determining the rate at which the series will bear interest;

6.	the date from which interest on the series accrues;

7.	the dates on which interest on the series will be payable;

8.	the prices and the other terms and conditions, if any, upon which we may redeem the series prior to maturity;

9.	the applicability of the distribution covenant described below to the series;

10.	the terms of an insurance policy, if any, that will be provided for the payment of the principal of and/or interest on the series;

11.	the rights, if any, of a holder to elect repayment; and

12.	any other terms of the series not inconsistent with the provisions of the mortgage.
As of June 30, 2016, we had approximately $3,757 million principal amount of first mortgage bonds outstanding under the mortgage.
We may sell New Bonds at a discount below their principal amount or at a premium above their principal amount. United States federal income tax considerations applicable to New Bonds sold at an original issue discount will be described in the applicable prospectus supplement if we sell New Bonds at an original issue discount. In addition, important United States federal income tax or other tax considerations applicable to any New Bonds denominated or payable in a currency or currency unit other than United States dollars will be described in the applicable prospectus supplement if we sell New Bonds denominated or payable in a currency or currency unit other than United States dollars.
Except as may otherwise be described in the applicable prospectus supplement, the covenants contained in the mortgage will not afford holders of New Bonds protection in the event of a highly-leveraged or a change of control transaction involving us.
Payment
The New Bonds and interest thereon will be paid in any coin or currency of the United States of America that at the time of payment is legal tender at the corporate trust office of the trustee in the Borough of Manhattan, City and State of New York. See “-Book-Entry Only Securities” for additional information relating to payment on the New Bonds.
Sinking Fund
The New Bonds will not be subject to any sinking fund, maintenance and improvement fund or other similar fund.

Redemption and Retirement
General
We will set forth any terms for the redemption of New Bonds of any series in the applicable prospectus supplement. Unless we indicate differently in a prospectus supplement, and except with respect to New Bonds redeemable at the option of the holder of those New Bonds, New Bonds will be redeemable upon notice to holders by mail at least 30 days prior to the redemption date. Unless the New Bonds are held in book-entry only form through the facilities of The Depository Trust Company (“DTC”), in which case DTC’s procedures for selection shall apply (see “-Book-Entry Only Securities”), if less than all of the New Bonds of any series are to be redeemed, the trustee will select the New Bonds to be redeemed.
Unless we default in the payment of the redemption price and accrued interest, if any, in the case of an unconditional notice of redemption, New Bonds will cease to bear interest on the redemption date. We will pay the redemption price and any accrued interest to the redemption date upon surrender of any New Bond for redemption. If only part of a New Bond is redeemed, the trustee will deliver to the holder of the New Bond a new New Bond of the same series for the remaining portion without charge.
We may make any redemption at our option conditional upon the receipt by the trustee, prior to the date fixed for redemption, of money sufficient to pay the redemption price and accrued interest, if any. If the trustee has not received the money by the date fixed for redemption, we will not be required to redeem the New Bonds.
Special Retirement Provisions
If, during any 12-month period, we dispose of mortgaged property by order of or to any governmental authority, resulting in the receipt of $5,000,000 or more as proceeds, we, subject to certain conditions, must apply such proceeds, less certain deductions, to the retirement of outstanding first mortgage bonds. If this occurs, we may redeem the outstanding first mortgage bonds of any series that are redeemable before maturity by the application of cash deposited for this purpose at the redemption prices applicable to those first mortgage bonds. If New Bonds of any series offered by this prospectus are redeemable for this purpose, the special redemption prices applicable to that series will be set forth in the prospectus supplement related to that series.
Form and Exchange
The New Bonds will be fully-registered first mortgage bonds without coupons. See “-Book-Entry Only Securities.” The New Bonds will be exchangeable for other New Bonds of the same series in equal aggregate principal amounts. No service charge will be made for any registration of transfer or exchange of the New Bonds. However, we may require payment to cover any tax or other governmental charge that may be imposed in connection with a registration, transfer or exchange. We will not be required to provide for the transfer or exchange of any New Bond:
1.     during the 10 days before an interest payment date,
2.     during the 10 days before giving any notice of redemption, or
3.     selected for redemption.
Security
The New Bonds, together with all other first mortgage bonds outstanding now or in the future under the mortgage, will be secured, equally and ratably, by the lien of the mortgage, which constitutes a first mortgage lien on substantially all of our property that was owned by Old Entergy Louisiana just before the effectiveness of the business combination of Old Entergy Louisiana and EGSL on October 1, 2015, together with replacements, additions and extensions of or to such property that we acquire on or after October 1, 2015 (the “mortgaged property”), which lien is subject to bankruptcy law and to:

1.	leases of minor portions of our mortgaged property to others for uses which do not interfere with our business;

2.	leases of certain of our mortgaged property not used in our business; and

3.	excepted encumbrances.
There is excepted from the lien certain of our property, including:

1.	cash and securities;

2.	certain equipment, materials and supplies;

3.	automobiles and other vehicles and aircraft, timber, minerals, mineral rights and royalties; and

4.	receivables, contracts, leases and operating agreements.
Unless we elect otherwise, the mortgaged property will not include, and the New Bonds will not be secured by, (1) the property and franchises that were owned by EGSL just before the effectiveness of the business combination on October 1, 2015, or (2) any property acquired by us on or after October 1, 2015, other than replacements, additions or extensions of or to the mortgaged property that was owned by Old Entergy Louisiana just before the effectiveness of the business combination on October 1, 2015.
On September 30, 2015, the day before the effectiveness of the business combination of Old Entergy Louisiana and EGSL, the mortgaged property owned by Old Entergy Louisiana was primarily its utility plant, which had a net book value of approximately $6.5 billion shown on its balance sheet as of September 30, 2015.
We have other secured debt outstanding, and may issue additional secured debt, that is secured by the first lien of our Indenture of Mortgage dated September 1, 1926 (as restated, amended and supplemented, the “EGSL Mortgage”) on substantially all of the property and franchises that were owned by EGSL just before the effectiveness of the business combination on October 1, 2015, together with certain substitutions, replacements, additions, betterments, developments, extensions or enlargements of or to such property acquired by us on or after October 1, 2015. We also plan to issue other secured debt in the form of collateral trust mortgage bonds under our Mortgage and Deed of Trust dated as of November 1, 2015, as amended and supplemented, that may be secured (1) by first mortgage bonds issued under the mortgage or bonds issued under the EGSL Mortgage as the basis for the issuance of such collateral trust mortgage bonds, or (2) by a first lien on any of our property not subject to the lien of the mortgage or the EGSL Mortgage subject to liens permitted by such mortgage, and (3) by a second lien on substantially all of the mortgaged property and the property subject to the EGSL Mortgage subject to liens permitted by such mortgage.
The mortgage contains provisions that impose the lien of the mortgage on certain property that we acquire on or after October 1, 2015, specifically the property that we acquired from Old Entergy Louisiana on October 1, 2015, together with replacements, additions or extensions of or to such property, in each case, other than excepted property and property that we release from the lien of the mortgage. If we consolidate or merge with, or convey or transfer all or substantially all of our mortgaged property to a successor, the lien created by the mortgage will generally not cover the property of the successor, other than the mortgaged property it acquires from us and replacements, additions or extensions of or to such property.
The mortgage also provides that the trustee has a lien on the mortgaged property to ensure the payment of its reasonable compensation, expenses and disbursements and for indemnity against certain liabilities. This lien takes priority over the lien securing the first mortgage bonds, including the New Bonds.
The mortgage also contains restrictions on the issuance of debt secured by a prior lien on the mortgaged property (“qualified lien bonds”).

We have reserved the right to amend the mortgage without the consent or other action by the holders of any first mortgage bonds created on or after June 30, 2014, to revise the definition of “excepted encumbrances” to mean the following:

•
tax liens, assessments and other governmental charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings or of which at least ten business days’ notice has not been given to our general counsel or to such other person designated by us to receive such notices;

•
mechanics’, workmen’s, repairmen’s, materialmen’s, warehousemen’s and carriers’ liens, other liens incident to construction, liens or privileges of any of our employees for salary or wages earned, but not yet payable, and other liens, including without limitation liens for worker’s compensation awards, arising in the ordinary course of business for charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings or of which at least ten business days’ notice has not been given to our general counsel or to such other person designated by us to receive such notice;

•	specified judgment liens and prepaid liens;

•	easements, leases, reservations or other rights of others (including governmental entities) in, and defects of title in, our property;

•	liens securing indebtedness or other obligations relating to real property we acquired for specified transmission, distribution or communication purposes or for the purpose of obtaining rights-of-way;

•	specified leases and leasehold, license, franchise and permit interests;

•	liens resulting from law, rules, regulations, orders or rights of governmental authorities and specified liens required by law or governmental regulations;

•	liens to secure public obligations; rights of others to take minerals, timber, electric energy or capacity, gas, water, steam or other products produced by us or by others on our property;

•	rights and interests of persons other than us arising out of agreements relating to the common ownership or joint use of property, and liens on the interests of those persons in the property;

•	restrictions on assignment and/or requirements of any assignee to qualify as a permitted assignee and/or public utility or public services corporation; and

•	liens which have been bonded for the full amount in dispute or for the payment of which other adequate security arrangements have been made.
Issuance of Additional First Mortgage Bonds
The maximum principal amount of first mortgage bonds that may be issued under the mortgage is limited to $100 billion at any time outstanding under the mortgage, subject to property additions, earnings and other limitations of the mortgage. First mortgage bonds of any series may be issued from time to time on the basis of:

1.	80% of the cost or fair value, whichever is less, of unfunded property additions after adjustments to offset retirements;

2.	retirements of first mortgage bonds or qualified lien bonds; or

3.	deposit of cash with the trustee.
Property additions generally include, among other things, electric, gas, steam or hot water property acquired after December 31, 1943. Securities, automobiles or other vehicles or aircraft, or property used principally for the production or gathering of natural gas, are not included as property additions.
As of June 30, 2016, we could have issued approximately $1,175 million principal amount of additional first mortgage bonds on the basis of retired first mortgage bonds, and we had approximately $1,306 million of unfunded property additions, entitling us to issue approximately $1,045 million principal amount of first mortgage bonds on the basis of unfunded property additions.
With certain exceptions in the case of clause (2) above, the issuance of additional first mortgage bonds must meet an “earnings” test. The adjusted net earnings, before interest and income taxes, for 12 consecutive months of the preceding 18 months must be at least twice the annual interest requirements on all first mortgage bonds at the time outstanding, including the additional first mortgage bonds comprising the issuance, plus all indebtedness, if any, of prior rank. The adjusted net earnings are calculated with a deduction of $800,000 plus 2.25% of net additions to mortgaged property in lieu of a deduction for actual retirement of mortgaged property. Based upon the results of our operations for the twelve months ended June 30, 2016, if we were to make an application for authentication and delivery of first mortgage bonds as of the date of this prospectus, solely based on the earnings coverage test (and, therefore, not taking into account the property additions and retired first mortgage bond issuance limitations), we could issue approximately $4,639 million in principal amount of first mortgage bonds, in addition to the amount of first mortgage bonds then outstanding (assuming an interest rate of 5% for additional first mortgage bonds). Such amount will be affected by the issuance of any additional first mortgage bonds, including the New Bonds, and the retirement of existing first mortgage bonds with the proceeds of the New Bonds and by subsequent net earnings. New Bonds in a greater amount may also be issued for the refunding of outstanding first mortgage bonds.
We have reserved the right to amend the mortgage without any consent or other action by the holders of any first mortgage bonds created on or after May 31, 2013, to remove the earnings coverage test described in the immediately preceding paragraph.
We have also reserved the right to amend the mortgage at any time without any consent or other action by holders of any first mortgage bonds to include nuclear fuel, and similar or analogous devices or substances, as property additions. We have also reserved the right to amend the mortgage at any time without any consent or other action of the holders of any first mortgage bonds to make any form of space satellites including solar power satellites, space stations and other analogous facilities available as property additions.
No first mortgage bonds may be issued on the basis of property additions subject to qualified liens if the qualified lien bonds secured thereby exceed 50% of such property additions, or if the qualified lien bonds and first mortgage bonds then outstanding which have been issued against property additions subject to continuing qualified liens and certain other items would in the aggregate exceed 15% of the first mortgage bonds and qualified lien bonds outstanding.
Other than the security afforded by the lien of the mortgage and restrictions on the issuance of additional first mortgage bonds described above, there are no provisions of the mortgage that grant the holders of the first mortgage bonds protection in the event of a highly leveraged transaction involving us.
Release and Substitution of Property
We may release property from the lien of the mortgage, without applying an earnings test, on the bases of:

1.	the deposit of cash or purchase money mortgages;

2.	property additions, after adjustments in certain cases to offset retirements and after making adjustments for qualified lien bonds, if any, outstanding against property additions; and

3.
(i) the aggregate principal amount of first mortgage bonds that we would be entitled to issue on the basis of retired qualified lien bonds; or (ii) 10/6ths of the aggregate principal amount of first mortgage bonds that we would be entitled to issue on the basis of retired first mortgage bonds that were issued prior to June 9, 2010; or (iii) 10/8ths of the aggregate principal amount of first mortgage bonds that we would be entitled to issue on the basis of retired first mortgage bonds that were issued after June 9, 2010; in each case with the entitlement being waived by operation of the release.

We can withdraw cash upon the bases stated in clauses (2) and/or (3) above without applying an earnings test.
If unfunded property is released, the property additions used to effect the release may become available again as credits under the mortgage and the waiver of the right to issue first mortgage bonds on the basis of retired first mortgage bonds to effect the release may cease to be effective as such a waiver. Similar provisions are in effect as to cash proceeds of such property. The mortgage also contains special provisions with respect to qualified lien bonds pledged and the disposition of moneys received on pledged prior lien bonds.
We may also release unfunded property if after such release at least one dollar in unfunded property remains subject to the lien of the mortgage.
We have reserved the right to amend the mortgage without any consent or other action by any holders of first mortgage bonds created on or after June 30, 2014, to allow us, without any release or consent by the trustee, to

•
grant, free from the lien of the mortgage, easements, ground leases or rights-of-way in, upon, over and/or across the mortgaged property for the purpose of roads, pipe lines, transmission lines, distribution lines, communication lines and similar purposes, or for the joint or common use of real property, rights-of-way, facilities and/or equipment, but only if such grant shall not materially impair the use of the property or rights-of-way for the purposes for which such property or rights-of-way are held by us, and

•	cancel or make changes or alterations in or substitutions for any and all easements, servitudes, rights-of-way and similar rights and/or interests.
Covenant as to Distributions
The terms of certain of our outstanding series of first mortgage bonds include our covenant to restrict our payment of cash distributions on our common membership interests in certain circumstances. Any distribution covenant applicable to a series of New Bonds will be described in the prospectus supplement relating to that series of New Bonds. There is no assurance that the terms of future distribution covenants, if any, will be the same as those applicable to our outstanding first mortgage bonds.
Modification
Modification Without Consent
Without the consent of any holder of first mortgage bonds, we and the trustee may enter into one or more supplemental indentures for any of the following purposes:

•	to evidence the assumption by any permitted successor of our covenants in the mortgage and in the first mortgage bonds;

•	to add one or more covenants or other provisions for the benefit of the holders of all or any series of first mortgage bonds, or to surrender any right or power conferred upon us;

•	to add additional events of default under the mortgage for all or any series of first mortgage bonds;

•	to correct or amplify the description of the mortgaged property or to subject additional property to the lien of the mortgage;

•
to change, eliminate or add any provision to the mortgage; provided that no such change, elimination or addition will adversely affect the interests of the holders of first mortgage bonds of any series in any material respect;

•	to establish the form or terms of first mortgage bonds of any other series as permitted by the mortgage;

•	to provide for the procedures required for use of a non-certificated system of registration for the first mortgage bonds of all or any series;

•
to change any place where principal, premium, if any, and interest shall be payable, first mortgage bonds may be surrendered for registration of transfer or exchange, and notices and demands to us may be served;

•
to cure any ambiguity or inconsistency or to make any other changes or additions to the provisions of the mortgage if such changes or additions will not adversely affect the interests of first mortgage bonds of any series in any material respect.

Modification Requiring Consent
Except as provided below, the consent of the holders of a majority in aggregate principal amount of then outstanding first mortgage bonds, considered as one class, is required for all other amendments or modifications to the mortgage. However, if less than all of the series of first mortgage bonds outstanding are directly affected by a proposed amendment or modification, then the consent of the holders of only a majority in aggregate principal amount of the outstanding first mortgage bonds of all series that are directly affected, considered as one class, will be required. Notwithstanding the foregoing, no amendment or modification may be made without the consent of the holder of each directly affected first mortgage bond then outstanding to:

•
extend the maturity of the principal of, or interest on, any first mortgage bond, or reduce the principal amount of any first mortgage bond or its rate of interest or modify the terms of payment of such principal or interest;

•
create any lien ranking prior to or on a parity with the lien of the mortgage with respect to the mortgaged property, or deprive any non-assenting holder of a first mortgage bond of a lien on the mortgaged property for the security of such holder’s first mortgage bonds (subject only to excepted encumbrances); or

•	reduce the percentage in principal amount of the outstanding first mortgage bonds of any series the consent of the holders of which is required for any amendment or modification.
The mortgage provides that first mortgage bonds owned by us, for our benefit or by any entity of which we own 25% or more of the outstanding voting stock shall not be deemed outstanding for the purpose of certain votes, consents or quorums; provided that first mortgage bonds which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the trustee its right to vote or give consents with respect to such first mortgage bonds and such pledgee is not us or an entity of which we own 25% or more of the outstanding voting stock.
Any request, consent or vote of the owner of any first mortgage bond will bind every future holder and owner of that first mortgage bond and the holder and owner of every first mortgage bond issued upon the registration of transfer of or in exchange for that first mortgage bond.
Defaults
Defaults under the mortgage include:

1.	failure to pay the principal of any first mortgage bond when due and payable;

2.
failure to pay interest on any first mortgage bond or any installments of any fund required to be applied to the purchase or redemption of any first mortgage bond for a period of 60 days after the same shall have become due and payable;

3.	failure to pay interest upon or principal of any qualified lien bonds beyond any applicable grace period;

4.	certain events of bankruptcy, insolvency or reorganization; and

5.
the expiration of 90 days after the mailing by the trustee to us of a written demand, or by holders of 15% in principal amount of the first mortgage bonds at the time outstanding under the mortgage to us and to the trustee of a written demand, that we perform a specified covenant or agreement contained in the mortgage, which specified covenant or agreement we have failed to perform prior to such mailing, unless during such period we shall have performed such specified covenant or agreement. The trustee may, and, if requested in writing to do so by the holders of a majority in principal amount of the first mortgage bonds then outstanding, shall, make such demand.

The trustee may withhold notice of default, except in payment of principal, interest or funds for purchase or redemption of first mortgage bonds, if it in good faith determines it is in the interests of the holders of the first mortgage bonds.
Remedies
Acceleration of Maturity
If a default under the mortgage occurs, then the trustee, by written notice to us, or the holders of at least 25% in aggregate principal amount of the outstanding first mortgage bonds, by written notice to us and the trustee, may declare the principal amount of all of the first mortgage bonds to be due and payable immediately, and upon the giving of such notice, such principal amount and accrued and unpaid interest will become immediately due and payable.
There is no automatic acceleration, even in the event of our bankruptcy, insolvency or reorganization.
Annulment of Acceleration
At any time after such a declaration of acceleration has been made but before any sale of the mortgaged property, the holders of a majority in principal amount of all outstanding first mortgage bonds may annul such declaration of acceleration, upon written notice to us and the trustee, if the default under the mortgage giving rise to such declaration of acceleration has been cured, and we have paid or deposited with the trustee a sum sufficient to pay:

(1)	all overdue interest on all outstanding first mortgage bonds;

(2)	the principal of and premium, if any, on the outstanding first mortgage bonds that have become due otherwise than by such declaration of acceleration and overdue interest thereon;

(3)	interest on overdue interest, if any, to the extent lawful, at the rate of 6% per annum; and

(4)	all amounts due to the trustee under the mortgage.

Trustee Powers
Subject to the mortgage, under specified circumstances and to the extent permitted by law, if a default under the mortgage occurs, the trustee shall be entitled to the appointment of a receiver for the mortgaged property, and is entitled to all other remedies available under applicable law.
Control by Holders
The holders of a majority in principal amount of the first mortgage bonds may direct the time, method and place of conducting any proceedings for any remedy available to the trustee or exercising any trust or power conferred on the trustee. The trustee is not obligated to comply with directions that conflict with law or other provisions of the mortgage or that the trustee determines in good faith would involve the trustee in personal liability, would be unjustifiably prejudicial to non-assenting holders or would be in circumstances where indemnity would not be sufficient.
Limitation on Holders’ Right to Institute Proceedings
No holder of first mortgage bonds will have any right to institute any proceeding under the mortgage, or any remedy under the mortgage, unless:

•	the holder has previously given to the trustee written notice of a default under the mortgage;

•
the holders of 25% in aggregate principal amount of the outstanding first mortgage bonds of all series have made a written request to the trustee and have offered the trustee reasonable opportunity and indemnity satisfactory to the trustee to institute proceedings; and

•	the trustee has failed to institute any proceeding for 60 days after notice;
provided that no holder or holders of first mortgage bonds shall have any right in any manner to affect or prejudice the lien of the mortgage or to obtain priority over other holders of outstanding first mortgage bonds. However, these limitations do not apply to the absolute and unconditional right of a holder of a first mortgage bond to institute suit for payment of the principal, premium, if any, or interest on the first mortgage bond on or after the applicable due date.
Evidence to be Furnished to the Trustee
Compliance with the mortgage provisions is evidenced by written statements of our officers or persons we select or pay. In certain cases, opinions of counsel and certifications of an engineer, accountant, appraiser or other expert (who in some cases must be independent) must be furnished. We must give the trustee an annual certificate as to whether or not we have fulfilled our obligations under the mortgage throughout the preceding year.
Satisfaction and Discharge of Mortgage
The mortgage may be satisfied and discharged if and when we provide for the payment of all the first mortgage bonds and all other sums due under the mortgage.
Consolidation, Merger and Conveyance of Assets
The mortgage provides that we may consolidate with or merge into any other entity or convey, transfer or lease as, or substantially as, an entirety to any entity the mortgaged property, if:

•
(a) the surviving or successor entity to such merger or consolidation has authority to carry on the electric, gas, steam or hot water business, or (b) the successor entity which acquires by conveyance or transfer or which leases our mortgaged property as, or substantially as, an entirety, is authorized to acquire, lease or operate the mortgaged property so conveyed or transferred;

•
such merger, consolidation, conveyance, transfer or lease is upon such terms as to preserve, and in no respect impair, the lien and security of the mortgage and the rights and powers of the trustee and the holders of first mortgage bonds;

•	the survivor or successor entity expressly assumes by supplemental indenture our obligations on all first mortgage bonds then outstanding and under the mortgage; and

•
in the case of a lease, such lease is made expressly subject to termination by us or by the trustee and by the purchaser of the property so leased at any sale thereof at any time during the continuance of a default under the mortgage.

In the case of the conveyance or other transfer of the mortgaged property as, or substantially as, an entirety to another entity, upon the satisfaction of all the conditions described above, we would be released and discharged from all our obligations and covenants under the mortgage and on the first mortgage bonds then outstanding unless we elect to waive such release and discharge.

The mortgage does not prevent or restrict any conveyance or other transfer, or lease, of any part of the mortgaged property that does not constitute the entirety, or substantially the entirety, of the mortgaged property.
Although the successor entity may, in its sole discretion, subject to the lien of the mortgage property then owned or thereafter acquired by the successor entity, the lien of the mortgage generally will not cover the property of the successor entity other than the mortgaged property it acquires from us and improvements, extensions and additions to such property and renewals, replacements and substitutions thereof, within the meaning of the mortgage.
The terms of the mortgage do not restrict mergers in which we are the surviving entity.
We have reserved the right to amend the mortgage without the consent or other action by the holders of any first mortgage bonds created on or after June 30, 2014, to provide that a statutory merger in which a company’s assets and liabilities may be allocated among one or more entities shall not be considered to be a merger, consolidation or conveyance of mortgaged property subject to the provisions of the mortgage relating to a merger, consolidation or conveyance of all or substantially all of the mortgaged property unless all or substantially all of the mortgaged property is allocated to one or more other entities.
Consent to Amendments
Each initial and future holder of the New Bonds, by its acquisition of an interest in such New Bonds, will irrevocably (a) consent to the amendments to the mortgage described herein, and (b) designate the trustee, and its successors, as its proxy with irrevocable instructions to vote and deliver written consents on behalf of such holder in favor of such amendments at any meeting of bondholders, in lieu of any meeting of bondholders, in response to any consent solicitation or otherwise.
Information about the Trustee
The trustee will be The Bank of New York Mellon. In addition to acting as the trustee, The Bank of New York Mellon also acts, and may act, as trustee under various other of our and our affiliates’ indentures, trusts and guarantees. We and our affiliates maintain deposit accounts and credit and liquidity facilities and conduct other banking transactions with the trustee and its affiliates in the ordinary course of our respective businesses.
Book-Entry Only Securities
Unless otherwise specified in the applicable prospectus supplement, the New Bonds will trade through DTC. Each series of New Bonds will be represented by one or more global certificates and registered in the name of Cede & Co., DTC’s nominee. Upon issuance of the global certificates, DTC or its nominee will credit, on its book‑entry registration and transfer system, the principal amount of the New Bonds represented by such global certificates to the accounts of institutions that have an account with DTC or its participants. The accounts to be credited shall be designated by the underwriters. Ownership of beneficial interests in the global certificates will be limited to participants or persons that may hold interests through participants. The global certificates will be deposited with the trustee as custodian for DTC.
DTC is a New York clearing corporation and a clearing agency registered under Section 17A of the Exchange Act. DTC holds securities for its participants. DTC also facilitates the post-trade settlement of securities transactions among its participants through electronic computerized book‑entry transfers and pledges in the participants’ accounts. This eliminates the need for physical movement of securities certificates. The participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly‑owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Others who maintain a custodial relationship with a participant can use the DTC system. The rules that apply to DTC and those using its systems are on file with the SEC.
Purchases of the New Bonds within the DTC system must be made through participants, who will receive a credit for the New Bonds on DTC’s records. The beneficial ownership interest of each purchaser will be recorded on the appropriate participant’s records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners should receive written confirmations of the transactions, as well as periodic statements of their holdings, from the participants through whom they purchased New Bonds. Transfers of ownership in the New Bonds are to be accomplished by entries made on the books of the participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates for their New Bonds of a series, except if use of the book‑entry system for the New Bonds of that series is discontinued.
To facilitate subsequent transfers, all New Bonds deposited by participants with DTC are registered in the name of DTC’s nominee, Cede & Co. The deposit of the New Bonds with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the New Bonds. DTC’s records reflect only the identity of the participants to whose accounts such New Bonds are credited. These participants may or may not be the beneficial owners. Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to participants, and by participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of New Bonds may wish to take certain steps to augment transmission to them of notices of significant events with respect to the New Bonds, such as redemptions, tenders, defaults and proposed amendments to the mortgage. Beneficial owners of the New Bonds may wish to ascertain that the nominee holding the New Bonds has agreed to obtain and transmit notices to the beneficial owners.
Redemption notices will be sent to DTC. If less than all of the New Bonds of a series are being redeemed, DTC’s practice is to determine by lot the amount of New Bonds of such series held by each participant to be redeemed.
Neither DTC nor Cede & Co. will itself consent or vote with respect to New Bonds, unless authorized by a participant in accordance with DTC’s procedures. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those participants to whose accounts the New Bonds are credited on the record date.
Payments of redemption proceeds, principal of, and interest on the New Bonds will be made to Cede & Co., or such other nominee as may be requested by DTC. DTC’s practice is to credit participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or our agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices. Payments will be the responsibility of participants and not of DTC, the trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, principal and interest to Cede & Co. (or such other nominee as may be requested by DTC) is our responsibility. Disbursement of payments to participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of participants.
Except as provided in the applicable prospectus supplement, a beneficial owner will not be entitled to receive physical delivery of the New Bonds. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the New Bonds.

DTC may discontinue providing its services as securities depositary with respect to the New Bonds at any time by giving us reasonable notice. In the event no successor securities depositary is obtained, certificates for the New Bonds will be printed and delivered. We may decide to replace DTC or any successor depositary. Additionally, subject to the procedures of DTC, we may decide to discontinue use of the system of book‑entry transfers through DTC (or a successor depositary) with respect to some or all of the New Bonds. In that event or if an event of default with respect to a series of New Bonds has occurred and is continuing, certificates for the New Bonds of such series will be printed and delivered. If certificates for such series of New Bonds are printed and delivered,

•	those New Bonds will be issued in fully registered form without coupons;

•
a holder of certificated New Bonds would be able to exchange those New Bonds, without charge, for an equal aggregate principal amount of New Bonds of the same series, having the same issue date and with identical terms and provisions; and

•	a holder of certificated New Bonds would be able to transfer those New Bonds without cost to another holder, other than for applicable stamp taxes or other governmental charges.
The information in this section concerning DTC and DTC’s book‑entry system has been obtained from sources that we believe to be reliable, but we do not take any responsibility for the accuracy of this information.
PLAN OF DISTRIBUTION
Methods and Terms of Sale
We may use a variety of methods to sell the New Bonds including:

1.	through one or more underwriters or dealers;

2.	directly to one or more purchasers;

3.	through one or more agents; or

4.	through a combination of any such methods of sale.
The prospectus supplement relating to a particular series of the New Bonds will set forth the terms of the offering of the New Bonds, including:

1.	the name or names of any underwriters, dealers or agents and any syndicate of underwriters;

2.	the initial public offering price;

3.	any underwriting discounts and other items constituting underwriters’ compensation;

4.	the proceeds we receive from that sale; and

5.	any discounts or concessions allowed or reallowed or paid by any underwriters to dealers.
Underwriters
If we sell the New Bonds through underwriters, they will acquire the New Bonds for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters for a particular underwritten offering of New Bonds will be named in the applicable prospectus supplement and, if an underwriting syndicate is used, the managing underwriter or underwriters will be named on the cover page of the applicable prospectus supplement. In connection with the sale of New Bonds, the underwriters may receive compensation from us or from purchasers in the form of discounts, concessions or commissions. The obligations of the underwriters to purchase New Bonds will be subject to certain conditions. The underwriters will be obligated to purchase all of the New Bonds of a particular series if any are purchased. However, the underwriters may purchase less than all of the New Bonds of a particular series should certain circumstances involving a default of one or more underwriters occur.
The initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers by any underwriters may be changed from time to time.

Stabilizing Transactions
Underwriters may engage in stabilizing transactions and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying New Bond so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the New Bonds in the open market after the distribution has been completed in order to cover syndicate short positions. These stabilizing transactions and syndicate covering transactions may cause the price of the New Bonds to be higher than it would otherwise be if such transactions had not occurred.
Agents
If we sell the New Bonds through agents, the applicable prospectus supplement will set forth the name of any agent involved in the offer or sale of the New Bonds as well as any commissions we will pay to them. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.
Related Transactions
Underwriters, dealers and agents (or their affiliates) may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business.
Indemnification
We will agree to indemnify any underwriters, dealers, agents or purchasers and their controlling persons against certain civil liabilities, including liabilities under the Securities Act.
Listing
Unless otherwise specified in the applicable prospectus supplement, the New Bonds will not be listed on a national securities exchange. No assurance can be given that any broker-dealer will make a market in any series of the New Bonds and, in any event, no assurance can be given as to the liquidity of the trading market for any of the New Bonds.
EXPERTS
The consolidated financial statements, and the related financial statement schedule incorporated in this Prospectus by reference from the 2015 Form 10-K, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which report on the consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph relating to the business combination with Entergy Gulf States Louisiana, L.L.C.) Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
LEGALITY
The legality of the New Bonds will be passed upon for us by Mark G. Otts, Esq., Assistant General Counsel - Corporate and Securities, of Entergy Services, Inc., New Orleans, Louisiana, as to matters of Louisiana law, Morgan, Lewis & Bockius LLP, New York, New York, as to matters of New York law, and Duggins, Wren, Mann & Romero, LLP, Austin, Texas, as to matters of Texas law. Certain legal matters with respect to the offering of the New Bonds will be passed upon for the underwriters by Pillsbury Winthrop Shaw Pittman LLP, New York, New York. Pillsbury Winthrop Shaw Pittman LLP regularly represents us and our affiliates in connection with various matters. Morgan, Lewis & Bockius LLP may rely on the opinion of Mark G. Otts, Esq., as to matters of Louisiana law relevant to its opinion, and on the opinion of Duggins, Wren, Mann & Romero, LLP, as to matters of Texas law relevant to its opinion.

PROSPECTUS

FIRST MORTGAGE BONDS
ENTERGY MISSISSIPPI, INC.
308 East Pearl Street
Jackson, Mississippi 39201
(601) 368-5000

We -

◦	may periodically offer our first mortgage bonds in one or more series; and

◦	will determine the price and other terms of each series of first mortgage bonds when sold, including whether any series will be subject to redemption prior to maturity.
The First Mortgage Bonds -

◦	will be secured by a mortgage that constitutes a first mortgage lien (subject to certain exceptions and permitted liens) on substantially all of our property; and

◦	will not be listed on a national securities exchange unless otherwise indicated in the accompanying prospectus supplement.
You -

◦	will receive interest payments in the amounts and on the dates specified in an accompanying prospectus supplement.
This prospectus may be used to offer and sell series of first mortgage bonds only if accompanied by the prospectus supplements for those series. We will provide the specific information for those offerings and the specific terms of those first mortgage bonds, including their offering prices, interest rates and maturities, in supplements to this prospectus. The supplements may also add, update or change the information in this prospectus. You should read this prospectus and any supplements carefully before you invest.
_________________
Investing in the first mortgage bonds offered by this prospectus involves risks. See “Risk Factors” on page 2.             _________________
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
__________________
We may offer the first mortgage bonds directly or through underwriters, agents or dealers. Each prospectus supplement will provide the terms of the plan of distribution for the related series of first mortgage bonds.
The date of this prospectus is August 26, 2016.

RISK FACTORS
Investing in the first mortgage bonds involves certain risks. In considering whether to purchase the first mortgage bonds being offered by this prospectus (the “New Bonds”), you should carefully consider the information we have included or incorporated by reference in this prospectus. In particular, you should carefully consider the information under the heading “Risk Factors” as well as the factors listed under the heading “Forward-Looking Information,” in each case, contained in our Annual Report on Form 10-K for our most recent fiscal year, in any Quarterly Report on Form 10-Q that we have filed since our most recent Annual Report on Form 10-K and in any other document that we file (not furnish) with the Securities and Exchange Commission (the “SEC”) , each of which is incorporated by reference in this prospectus.
ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the SEC as a majority-owned subsidiary of Entergy Corporation, which is a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933 (the “Securities Act”). By utilizing a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, the New Bonds described in this prospectus. This prospectus provides a general description of the New Bonds being offered. Each time we sell a series of New Bonds we will provide a prospectus supplement containing specific information about the terms of that series of New Bonds and the related offering. It is important for you to consider the information contained in this prospectus, the related prospectus supplement and the exhibits to the registration statement, together with the additional information referenced under the heading “Where You Can Find More Information” in making your investment decision.

For more detailed information about the New Bonds, you can read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.
ENTERGY MISSISSIPPI, INC.
We are a corporation organized under the laws of the State of Mississippi. Our principal executive offices are located at 308 East Pearl Street, Jackson, Mississippi 39201. Our telephone number is 1-601-368-5000. We are an electric public utility company providing service to customers in the State of Mississippi since 1923. We currently serve approximately 445,000 customers in the State of Mississippi.
We are owned by Entergy Corporation. The other major public utilities owned, directly or indirectly, by Entergy Corporation are Entergy Arkansas, Inc., Entergy Louisiana, LLC, Entergy New Orleans, Inc. and Entergy Texas, Inc. Entergy Corporation also owns all of the common stock of System Energy Resources, Inc., the principal asset of which is its interest in the Grand Gulf Electric Generating Station (“Grand Gulf”), Entergy Operations, Inc., a nuclear management services company, and Entergy Services, Inc., an administrative services company from which we buy services.
We are subject to regulation by the Mississippi Public Service Commission as to our electric service, rates and charges. We are also subject to regulation by the Federal Energy Regulatory Commission.
The information above is only a summary and is not complete. You should read the incorporated documents listed under the heading “Where You Can Find More Information” for more specific information concerning our business and affairs, including significant contingencies, significant factors and known trends, our general capital requirements, our financing plans and capabilities, and pending legal and regulatory proceedings.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), and therefore are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings are available to the public on the Internet at the SEC’s website located at (http://www.sec.gov). You may read and copy any document that we file with the SEC at the SEC public reference room located at:

100 F Street, N.E.
Room 1580
Washington, D.C. 20549-1004.

Call the SEC at 1-800-732-0330 for more information about the public reference room and how to request documents.

The SEC allows us to “incorporate by reference” the information filed by us with the SEC, which means we can refer you to important information without restating it in this prospectus. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, along with any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until the offerings contemplated by this prospectus are completed or terminated:

1. our Annual Report on Form 10-K for the year ended December 31, 2015 (the “2015 Form 10-K”);
2. our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, and June 30, 2016; and
3. our Current Reports on Form 8-K filed May 13, 2016 and June 28, 2016.

You may access a copy of any or all of these filings, free of charge, at our web site, which is located at http:// www.entergy.com, or by writing or calling us at the following address:
Ms. Dawn A. Balash
Assistant Secretary
Entergy Mississippi, Inc.
639 Loyola Avenue
New Orleans, Louisiana 70113
(504) 576-6755
You may also direct your requests via e-mail to dbalash@entergy.com. We do not intend our Internet address to be an active link or to otherwise incorporate the contents of the website into this prospectus or any accompanying prospectus supplement.
This prospectus, any accompanying prospectus supplement and any free-writing prospectus that we file with the SEC contain and incorporate by reference information that you should consider when making your investment decision. We have not, and any underwriters, dealers or agents have not, authorized anyone else to provide you with different information. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference is accurate as of any date other than as of the dates of these documents or the dates these documents were filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since these dates. We are not, and any underwriters, dealers or agents are not, making an offer of the New Bonds in any jurisdiction where the offer or sale is not permitted.

RATIOS OF EARNINGS TO FIXED CHARGES
We have calculated ratios of earnings to fixed charges pursuant to Item 503 of Regulation S-K of the SEC as follows:

Six Months Ended June 30,		Twelve Months Ended December 31,
2016 3.48	2015 3.86	2015 3.59	2014 3.23	2013 3.19	2012 2.79	2011 3.55
“Earnings” represent the aggregate of (1) income before the cumulative effect of an accounting change, (2) taxes based on income, (3) investment tax credit adjustments-net and (4) fixed charges. “Fixed Charges” include interest (whether expensed or capitalized), related amortization and estimated interest applicable to rentals charged to operating expenses. We accrue interest expense related to unrecognized tax benefits in income tax expense and do not include it in fixed charges.
USE OF PROCEEDS
Except as otherwise described in a prospectus supplement, the net proceeds from the offering of the New Bonds will be used either (a) to repurchase or redeem one or more series of our outstanding securities on their stated due dates or in some cases prior to their stated due dates or (b) for other general corporate purposes. The specific purposes for the proceeds of a particular series of New Bonds or the specific securities, if any, to be acquired or redeemed with the proceeds of a particular series of New Bonds will be described in the prospectus supplement relating to that series.
DESCRIPTION OF THE NEW BONDS
We will issue the New Bonds offered by this prospectus from time to time in one or more series under one or more separate supplemental indentures to the Mortgage and Deed of Trust dated as of February 1, 1988, with The Bank of New York Mellon, successor trustee (the “trustee”). This Mortgage and Deed of Trust, as it has heretofore been and may be amended or supplemented from time to time, is referred to in this prospectus as the “mortgage.” All first mortgage bonds issued or to be issued under the mortgage, including the New Bonds offered by this prospectus, are referred to herein as “first mortgage bonds.”
The statements in this prospectus and any accompanying prospectus supplement concerning the New Bonds and the mortgage are not comprehensive and are subject to the detailed provisions of the mortgage. The mortgage and a form of supplemental indenture are filed as exhibits to the registration statement of which this prospectus forms a part. You should read these documents for provisions that may be important to you. The mortgage has been qualified under the Trust Indenture Act of 1939, and you should also refer to the Trust Indenture Act of 1939 for provisions that apply to the New Bonds. Wherever particular provisions or defined terms in the mortgage are referred to under this heading “Description of the New Bonds,” those provisions or defined terms are incorporated by reference in this prospectus.
General
The mortgage permits us to issue first mortgage bonds from time to time in an unlimited aggregate amount subject to the limitations described under “-Issuance of Additional First Mortgage Bonds.” All first mortgage bonds of any one series need not be issued at the same time, and a series may be reopened for issuances of additional first mortgage bonds of that series. This means that we may from time to time, without the consent of the existing holders of the first mortgage bonds of any series, including the New Bonds, create and issue additional first mortgage bonds of a series having the same terms and conditions as the previously issued first mortgage bonds of that series in all respects, except for issue date, issue price and, if applicable, the initial interest payment on those additional first mortgage bonds. Additional first mortgage bonds issued in this manner will be consolidated with and will form a single series with, the previously issued first mortgage bonds of that series. For more information, see the discussion below under “-Issuance of Additional First Mortgage Bonds.”
Terms of Specific Series of the New Bonds
The prospectus supplement relating to each series of New Bonds offered by this prospectus will include a description of the specific terms relating to the offering of that series. These terms will include any of the following terms that apply to that series:

1.	the designation, or name, of the series of New Bonds;

2.	the aggregate principal amount of the series;

3.	the offering price of the series;

4.	the date on which the series will mature;

5.	the rate or method for determining the rate at which the series will bear interest;

6.	the date from which interest on the series accrues;

7.	the dates on which interest on the series will be payable;

8.	the prices and other terms and conditions upon which we may redeem the series prior to maturity;

9.	the applicability of the dividend covenant described below to the series;

10.	the terms of an insurance policy, if any, that will be provided for the payment of principal of and/or interest on the series;

11.	the rights, if any, of a holder to elect repayment; and

12.	any other terms or provisions relating to that series that are not inconsistent with the provisions of the mortgage.
As of June 30, 2016, we had approximately $1,105 million principal amount of first mortgage bonds outstanding.
We may sell New Bonds at a discount below their principal amount or at a premium above their principal amount. United States federal income tax considerations applicable to New Bonds sold at an original issue discount will be described in the applicable prospectus supplement if we sell New Bonds at an original issue discount. In addition, important United States federal income tax or other tax considerations applicable to any New Bonds denominated or payable in a currency or currency unit other than United States dollars will be described in the applicable prospectus supplement if we sell New Bonds denominated or payable in a currency or currency unit other than United States dollars.
Except as may otherwise be described in the applicable prospectus supplement, the covenants contained in the mortgage will not afford holders of New Bonds protection in the event of a highly-leveraged or a change of control transaction involving us.
Payment
The New Bonds and interest thereon will be paid in any coin or currency of the United States of America that at the time of payment is legal tender at the corporate trust office of the trustee in the Borough of Manhattan, City and State of New York. See “-Book-Entry Only Securities” for additional information relating to payment on the New Bonds.
Redemption and Retirement
We will set forth any terms for the redemption of New Bonds of any series in the applicable prospectus supplement. Unless we indicate differently in a prospectus supplement, and except with respect to New Bonds redeemable at the option of the holder of those New Bonds, New Bonds will be redeemable upon notice to holders by mail at least 30 days prior to the redemption date. Unless the New Bonds are held in book-entry only form through the facilities of The Depository Trust Company (“DTC”), in which case DTC’s procedures for selection shall apply (see “-Book-Entry Only Securities”), if less than all of the New Bonds of any series are to be redeemed, the trustee will select the New Bonds to be redeemed.

Unless we default in the payment of the redemption price and accrued interest, if any, in the case of an unconditional notice of redemption, New Bonds will cease to bear interest on the redemption date. We will pay the redemption price and any accrued interest to the redemption date upon presentation and surrender of any New Bond for redemption. If only part of a New Bond is redeemed, the trustee will deliver to the holder of the New Bond a new New Bond of the same series for the remaining portion without charge.
We may make any redemption at our option conditional upon the receipt by the trustee, prior to the date fixed for redemption, of money sufficient to pay the redemption price and accrued interest, if any. If the trustee has not received the money by the date fixed for redemption, we will not be required to redeem the New Bonds.
Form and Exchange
The New Bonds will be fully-registered bonds without coupons. See “-Book-Entry Only Securities.” The New Bonds will be exchangeable for other New Bonds of the same series in equal aggregate principal amounts. No service charge will be made for any registration of transfer or exchange of the New Bonds. However, we may require payment to cover any tax or other governmental charge that may be imposed in connection with a registration, transfer or exchange. We will not be required to provide for the transfer or exchange of any New Bond

1.	during the 15 days before an interest payment date (unless such New Bond has a record date for the payment of interest),

2.	during the 15 days before giving any notice of redemption, or

3.	selected for redemption.
Security
The New Bonds, together with all other first mortgage bonds outstanding now or in the future under the mortgage, will be secured by the mortgage. The mortgage constitutes a first mortgage lien on substantially all of our property (the “mortgaged property”) subject to bankruptcy law and:

1.	minor defects and encumbrances customarily found in similar properties that do not materially impair the use of the mortgaged property in the conduct of our business;

2.	other liens, defects and encumbrances, if any, existing or created at the time of our acquisition of the mortgaged property; and

3.	excepted encumbrances.
The mortgage does not create a lien on the following “excepted property”:

1.	cash and securities;

2.	all merchandise, equipment, apparatus, materials or supplies held for sale or other disposition in the usual course of business or consumable during use;

3.	automobiles, vehicles and aircraft, timber, minerals, mineral rights and royalties; and

4.	accounts receivable, contracts, leases and operating agreements.
The mortgage contains provisions that impose the lien of the mortgage on property we acquire after the date of the mortgage, other than the excepted property, subject to pre-existing liens. However, if we consolidate or merge with, or convey or transfer all or substantially all of our mortgaged property to, another entity, the lien created by the mortgage will generally not cover the property of the successor company, other than the mortgaged property it acquires from us and improvements, replacements and additions to such property.
The mortgage also provides that the trustee has a lien on the mortgaged property to ensure the payment of its reasonable compensation, expenses and disbursements and for indemnity against certain liabilities. This lien takes priority over the lien securing the first mortgage bonds, including the New Bonds.

We have reserved the right to amend the mortgage without the consent or other action by the holders of any first mortgage bonds created after April 30, 2016, to revise the definition of “excepted encumbrances” to mean the following:

•
tax liens, assessments and other governmental charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings or of which at least ten business days’ notice has not been given to our general counsel or to such other person designated by us to receive such notices;

•
mechanics’, workmen’s, repairmen’s, materialmen’s, warehousemen’s and carriers’ liens, other liens incident to construction, liens or privileges of any of our employees for salary or wages earned, but not yet payable, and other liens, including without limitation liens for worker’s compensation awards, arising in the ordinary course of business for charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings or of which at least ten business days’ notice has not been given to our general counsel or to such other person designated by us to receive such notices;

•	specified judgment liens and prepaid liens;

•	easements, leases, reservations or other rights of others (including governmental entities) in, and defects of title in, our property;

•	liens securing indebtedness or other obligations relating to real property we acquired for specified transmission, distribution or communication purposes or for the purpose of obtaining rights-of-way;

•	specified leases and leasehold, license, franchise and permit interests;

•	liens resulting from law, rules, regulations, orders or rights of governmental authorities and specified liens required by law or governmental regulations;

•	liens to secure public or statutory obligations;

•	rights of others to take minerals, timber, electric energy or capacity, gas, water, steam or other products produced by us or by others on our property;

•	rights and interests of persons other than us arising out of agreements relating to the common ownership or joint use of property, and liens on the interests of those persons in the property;

•	restrictions on assignment and/or requirements of any assignee to qualify as a permitted assignee and/or public utility or public services corporation; and

•	liens which have been bonded for the full amount in dispute or for the payment of which other adequate security arrangements have been made.
Issuance of Additional First Mortgage Bonds
Subject to the issuance restrictions described below, the aggregate principal amount of first mortgage bonds that we can issue under the mortgage is unlimited. First mortgage bonds of any series may be issued from time to time on the basis of:

1.	70% of property additions after adjustments to offset retirements;

2.	retirements of first mortgage bonds; or

3.	deposit of cash with the trustee.
Property additions generally include, among other things, electric, gas, steam or hot water property acquired after December 31, 1987. Securities, automobiles, vehicles or aircraft, or property used principally for the production or gathering of natural gas, are not included as property additions. Deposited cash may be withdrawn upon the bases stated in clause (1) or (2) above.
As of June 30, 2016, we could have issued approximately $754 million principal amount of first mortgage bonds on the basis of retired first mortgage bonds, and we had approximately $752 million of unfunded property additions, entitling us to issue approximately $526 million principal amount of first mortgage bonds on the basis of property additions.
With certain exceptions in the case of clause (2) above, the issuance of first mortgage bonds must meet an “earnings” test. The adjusted net earnings, before income taxes, for 12 consecutive months of the preceding 18 months, must be at least twice the annual interest requirements on all first mortgage bonds outstanding at the time, including the additional first mortgage bonds to be issued, plus all indebtedness, if any, of prior rank. In general, interest on variable interest rate bonds, if any, is calculated using the average rate in effect during such 12-month period. Based upon the results of our operations for the twelve months ended June 30, 2016, if we were to make an application for authentication and delivery of first mortgage bonds as of the date of this prospectus, solely based on the earnings coverage test (and, therefore not taking into account the property additions and retired bond issuance limitations), we could issue approximately $1,088 million in principal amount of first mortgage bonds, in addition to the amount of first mortgage bonds then outstanding (assuming an interest rate of 5% for additional first mortgage bonds). Such amount will be affected by the issuance of any additional first mortgage bonds, including the New Bonds, and the retirement of existing first mortgage bonds with the proceeds of the New Bonds and by subsequent net earnings. New Bonds in a greater amount may also be issued for the refunding of outstanding first mortgage bonds.
We have reserved the right to amend the mortgage without the consent or other action by the holders of any first mortgage bonds created after February 28, 2014, to remove the earnings coverage test described above, including all provisions of the mortgage that require a net earning certificate, whether as a condition precedent to the authentication and delivery of bonds or otherwise.
The mortgage contains restrictions on the issuance of first mortgage bonds against property subject to liens.
Other than the security afforded by the lien of the mortgage and restrictions on the issuance of additional first mortgage bonds described above, there are no provisions of the mortgage that grant the holders of the first mortgage bonds protection in the event of a highly leveraged transaction involving us.
Release and Substitution of Property
Property may be released from the lien of the mortgage without applying any earnings test, on the following bases:

1.	the deposit with the trustee of cash or, to a limited extent, purchase money mortgages;

2.
the lower of cost or fair value to us of unfunded property additions designated by us, after adjustments in certain cases to offset retirements and after making adjustments for certain prior lien bonds, if any, outstanding against property additions; or

3.	a waiver by us of our right to issue a specified principal amount of first mortgage bonds.
Property owned by us on December 31, 1987, may be released from the lien of the mortgage at its depreciated book value on December 31, 1987; all other property may be released at its cost, as defined in the mortgage. Unfunded property may also be released without applying any earnings test or complying with clauses (1), (2) or (3) above if, after its release, we would have at least one dollar of unfunded property that remains subject to the lien of the mortgage.
We can withdraw cash upon the bases stated in clauses (2) and/or (3) above.

We have reserved the right to amend the mortgage without the consent or other action of the holders of any of the first mortgage bonds created after November 30, 2012, to permit the release or substitution of property from the lien of the mortgage on the following bases:

1.
mortgaged property may be released in an amount equal to the principal amount of the retired first mortgage bonds that we elect to use as the basis for such release times the reciprocal of the bonding ratio in effect at the time such retired first mortgage bonds were originally issued;

2.	existing limitations on the amount of obligations secured by purchase money mortgages upon property released will be eliminated such that the property can be released; and

3.
“Funded Property” shall mean only property specified by us with a fair value, to be determined by an independent expert, of not less than 10/7ths of the sum of the amount of the outstanding first mortgage bonds and retired bond credits.

We have further reserved the right to amend the mortgage without the consent or other action by the holders of any first mortgage bonds created after April 30, 2016, to allow us, without any release or consent by the trustee, to cancel or make changes or alterations in or substitutions for any and all easements, servitudes, rights-of-way and similar rights and/or interests.
Modification
Modification Without Consent
Without the consent of any holder of first mortgage bonds, we and the trustee may enter into one or more supplemental indentures for any of the following purposes:

•	to evidence the assumption by any permitted successor of our covenants in the mortgage and in the first mortgage bonds;

•	to add one or more covenants or other provisions for the benefit of the holders of all or any series or tranche of first mortgage bonds, or to surrender any right or power conferred upon us;

•	to cure any ambiguity in the mortgage or any supplemental indenture; or

•	to establish the form or terms of first mortgage bonds of any other series as permitted by the mortgage;
provided that any such modification does not adversely affect any first mortgage bonds then outstanding.
We have reserved the right to amend the mortgage without the consent or action of any of the holders of first mortgage bonds created after November 30, 2012, to permit us to amend the mortgage without the consent of the holders of first mortgage bonds for any of the following additional purposes:

•	to add additional events of default under the mortgage for all or any series of first mortgage bonds;

•	to correct or amplify the description of the mortgaged property or to subject additional property to the lien of the mortgage;

•
to change, eliminate or add any provision to the mortgage; provided that no such change, elimination or addition will adversely affect the interests of the holders of first mortgage bonds of any series in any material respect;

•	to provide for the procedures required for use of a non-certificated system of registration for the first mortgage bonds of all or any series;

•
to change any place where principal, premium, if any, and interest shall be payable, first mortgage bonds may be surrendered for registration of transfer or exchange, and notices and demands to us may be served;

•
to cure any ambiguity or inconsistency or to make any other changes or additions to the provisions of the mortgage if such changes or additions will not adversely affect the interests of first mortgage bonds of any series in any material respect.

Modification Requiring Consent
Except as provided below, the consent of the holders of a majority in aggregate principal amount of then outstanding first mortgage bonds, considered as one class, is required for all other amendments or modifications to the mortgage. However, if less than all of the series of first mortgage bonds outstanding are directly affected by a proposed amendment or modification, then the consent of the holders of only a majority in aggregate principal amount of the outstanding first mortgage bonds of all series that are directly affected, considered as one class, will be required. Notwithstanding the foregoing, no amendment or modification may be made without the consent of the holder of each directly affected first mortgage bond then outstanding to:

•
impair or affect the right of such holder to receive payment of the principal of (and premium, if any) and interest on such first mortgage bond, on or after the respective due dates expressed in such first mortgage bond, or to institute suit for the enforcement of any such payment on or after such respective dates;

•
permit the creation of any lien ranking prior to or on a parity with the lien of the mortgage with respect to the mortgaged property, or permit the deprivation of any non-assenting holder of a first mortgage bond of a lien on the mortgaged property for the security of such holder’s first mortgage bonds (subject only to certain tax, assessment and governmental liens and certain prior liens); or

•	permit the reduction of the percentage in principal amount of the outstanding first mortgage bonds of any series the consent of the holders of which is required for any amendment or modification.
The mortgage provides that first mortgage bonds owned by us, for our benefit or by any affiliate of ours shall not be deemed outstanding for the purpose of certain votes, consents or quorums; provided that first mortgage bonds which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the trustee its right to vote such first mortgage bonds and such pledgee is not our affiliate.
Any request, consent or vote of the owner of any first mortgage bond will bind every future holder and owner of that first mortgage bond and the holder and owner of every first mortgage bond issued upon the registration of transfer of or in exchange for that first mortgage bond.
Defaults and Notices Thereof
Defaults under the mortgage include:

1.	failure to pay the principal of any first mortgage bond after it is due and payable;

2.	failure to pay interest upon any first mortgage bond for a period of 30 days after it is due and payable;

3.	certain events of bankruptcy, insolvency or reorganization;

4.	defaults under a supplemental indenture; and

5.
the expiration of a period of 90 days after the mailing by the trustee to us of a written demand, or by the holders of 15% in principal amount of the first mortgage bonds at the time outstanding to us and the trustee of a written demand, that we perform a specified covenant or agreement in the mortgage or a first mortgage bond, which specified covenant or agreement we shall have failed to perform prior to such mailing, unless we during such period shall have performed such covenant or agreement or shall have in good faith commenced efforts to perform the same. The trustee may, and, if requested to do so in writing by the holders of a majority in principal amount of the first mortgage bonds outstanding, shall, make such demand.

The trustee may withhold notice of default, except in payment of principal, interest or funds for purchase or redemption of first mortgage bonds, if the trustee in good faith determines it is in the interests of the holders of first mortgage bonds.

Remedies
Acceleration of Maturity
If a default under the mortgage occurs and is continuing, then the trustee, by written notice to us, or the holders of at least 25% in aggregate principal amount of the outstanding first mortgage bonds, by written notice to us and the trustee, may declare the principal amount of all of the first mortgage bonds to be due and payable immediately, and upon the giving of such notice, such principal amount and accrued and unpaid interest will become immediately due and payable.
There is no automatic acceleration, even in the event of our bankruptcy, insolvency or reorganization.
Annulment of Acceleration
At any time after such a declaration of acceleration has been made but before any sale of the mortgaged property, the holders of a majority in principal amount of all outstanding first mortgage bonds may annul such declaration of acceleration, by written notice to us and the trustee, if the default under the mortgage giving rise to such declaration of acceleration has been cured, and we have paid or deposited with the trustee a sum sufficient to pay:

(1)	all overdue interest on all outstanding first mortgage bonds;

(2)	the principal of and premium, if any, on the outstanding first mortgage bonds that have become due otherwise than by such declaration of acceleration and overdue interest thereon;

(3)	interest on overdue interest, if any, to the extent lawful, at the rate borne by the first mortgage bonds for which interest is overdue plus 1% per annum; and

(4)	all amounts due to the trustee under the mortgage.

Trustee Powers
Subject to the mortgage, under specified circumstances and to the extent permitted by law, if a default under the mortgage occurs, the trustee shall be entitled to the appointment of a receiver for the mortgaged property, and is entitled to all other remedies available under applicable law.
Control by Holders
The holders of a majority in principal amount of the first mortgage bonds may direct the time, method and place of conducting any proceedings for any remedy available to the trustee or exercising any trust or power conferred on the trustee. The trustee is not obligated to comply with directions that conflict with law or other provisions of the mortgage or that the trustee determines in good faith would involve the trustee in personal liability, would be unjustifiably prejudicial to non-assenting holders or would be in circumstances where indemnity would not be sufficient. The trustee is not required to risk its funds or incur personal liability if there is reasonable ground for believing that repayment is not reasonably assured.
Limitation on Holders’ Right to Institute Proceedings
No holder of first mortgage bonds will have any right to institute any proceeding under the mortgage, or any remedy under the mortgage, unless:

•	the holder has previously given to the trustee written notice of a default under the mortgage;

•
the holders of 25% in aggregate principal amount of the outstanding first mortgage bonds of all series have made a written request to the trustee and have offered the trustee reasonable opportunity and indemnity satisfactory to the trustee to institute proceedings; and

•	the trustee has failed to institute any proceeding for 60 days after notice;

provided that no holder or holders of first mortgage bonds shall have any right in any manner to affect or prejudice the lien of the mortgage or to obtain priority over other holders of outstanding first mortgage bonds. However, these limitations do not apply to the absolute and unconditional right of a holder of a first mortgage bond to institute suit for payment of the principal, premium, if any, or interest on the first mortgage bond on or after the applicable due date.
Evidence to be Furnished to the Trustee
Compliance with the mortgage provisions is evidenced by written statements of our officers or persons we select or pay. In certain cases, opinions of counsel and certifications of an engineer, accountant, appraiser or other expert (who in some cases must be independent) must be furnished. We must give the trustee an annual certificate as to whether or not we have fulfilled our obligations under the mortgage throughout the preceding year.
Satisfaction and Discharge of Mortgage
After we provide for the payment of all of the first mortgage bonds (including the New Bonds) and after paying all other sums due under the mortgage, the mortgage may be satisfied and discharged. The first mortgage bonds will be deemed to have been paid when money or Eligible Obligations (as defined below) sufficient to pay the first mortgage bonds (in the opinion of an independent accountant in the case of Eligible Obligations) at maturity or upon redemption have been irrevocably set apart or deposited with the trustee, provided that the trustee shall have received an opinion of counsel to the effect that the setting apart or deposit does not require registration under the Investment Company Act of 1940, does not violate any applicable laws and does not result in a taxable event with respect to the holders of the first mortgage bonds prior to the time of their right to receive payment. “Eligible Obligations” means obligations of the United States of America that do not permit the redemption thereof at the issuer’s option.
Consolidation, Merger and Conveyance of Assets
The mortgage provides that we may consolidate with or merge into any other entity or convey, transfer or lease as, or substantially as, an entirety to any entity the mortgaged property, if:

•
(a) the surviving or successor entity to such merger or consolidation has authority to carry on the energy, fuel, water or steam business, or (b) the successor entity which acquires by conveyance or transfer or which leases our mortgaged property as, or substantially as, an entirety, is authorized to acquire, lease or operate the mortgaged property so conveyed or transferred;

•
such merger, consolidation, conveyance, transfer or lease is upon such terms as to preserve, and in no respect impair, the lien and security of the mortgage and the rights and powers of the trustee and the holders of first mortgage bonds;

•	the survivor or successor entity expressly assumes by supplemental indenture our obligations on all first mortgage bonds then outstanding and under the mortgage;

•	immediately after giving effect to such transaction, no default under the mortgage shall have occurred and be continuing; and

•
in the case of a lease, such lease is made expressly subject to termination by us or by the trustee and by the purchaser of the property so leased at any sale thereof at any time during the continuance of a default under the mortgage.

In the case of the conveyance or other transfer of the mortgaged property as, or substantially as, an entirety to another entity, upon the satisfaction of all the conditions described above, the successor entity would be substituted for us under the mortgage, but we would not be released and discharged from our obligations on the first mortgage bonds then outstanding.
However, we have reserved the right to amend the mortgage without the consent or other action of the holders of any of the first mortgage bonds created after November 30, 2012, to provide that, if we transfer as an entirety all or substantially all of our mortgaged property to a successor, the successor will assume all of our obligations under the mortgage and we may be released of all such obligations.
The mortgage does not prevent or restrict any conveyance or other transfer, or lease, of any part of the mortgaged property that does not constitute the entirety, or substantially the entirety, of the mortgaged property.
Although the successor entity may, in its sole discretion, subject to the lien of the mortgage property then owned or thereafter acquired by the successor entity, the lien of the mortgage generally will not cover the property of the successor entity other than the mortgaged property it acquires from us and improvements, extensions and additions to such property and renewals, replacements and substitutions thereof, within the meaning of the mortgage.
The terms of the mortgage do not restrict mergers in which we are the surviving entity.
We have reserved the right to amend the mortgage without the consent or other action by the holders of any first mortgage bonds created after April 30, 2016, as follows:
1.    to provide that a statutory merger pursuant to which our assets and liabilities are allocated to one or more entities shall not be considered to be a merger subject to the provisions of the mortgage relating to a merger, consolidation or conveyance of all or substantially all of the mortgaged property unless all of our assets and liabilities are allocated to an entity other than us and we do not survive such statutory merger; in all other cases of a statutory merger pursuant to which any mortgaged property is allocated to one or more entities other than us, each allocation of any mortgaged property to an entity other than us shall be deemed, for purposes of the mortgage, to be a transfer of such mortgaged property to such entity and not a merger;
2.    to provide that any conveyance, transfer or lease of any of our properties where we retain mortgaged property with a fair value in excess of 143% of the aggregate principal amount of all outstanding first mortgage bonds, and any other outstanding debt secured by a purchase money lien that ranks equally with, or senior to, the first mortgage bonds with respect to the mortgaged property, shall not be deemed to be a conveyance, transfer or lease of all or substantially all of our mortgaged property. This fair value will be determined within 90 days of the conveyance, transfer or lease by an independent expert that we select; and
3.    to provide that, in the case of a consolidation or merger after the consummation of which we would be the surviving or resulting entity, unless we otherwise provide in a supplemental indenture to the mortgage, the lien of the mortgage will generally not cover any of the properties acquired by us in or as a result of such transaction or any improvements, extensions or additions to those properties.
Release of Obligations under New Bonds upon Transfer of All or Substantially All Mortgaged Property
If we transfer as an entirety all or substantially all of our mortgaged property to a successor, the successor will assume all of our obligations under the New Bonds and we may be released of all such obligations.
Consent to Amendments
Each initial and future holder of the New Bonds, by its acquisition of an interest in such New Bonds, will irrevocably (a) consent to the amendments to the mortgage described herein, and (b) designate the trustee, and its successors, as its proxy with irrevocable instructions to vote and deliver written consents on behalf of such holder in favor of such amendments at any meeting of bondholders, in lieu of any meeting of bondholders, in response to any consent solicitation or otherwise.
Information about the Trustee
The trustee will be The Bank of New York Mellon. In addition to acting as trustee, The Bank of New York Mellon also acts, and may act, as trustee under various other of our and our affiliates’ indentures, trusts and guarantees. We and our affiliates maintain deposit accounts and credit and liquidity facilities and conduct other banking transactions with the trustee and its affiliates in the ordinary course of our respective businesses. We have reserved the right to amend the mortgage without the consent or other action by the holders of any first mortgage bonds created after April 30, 2016, to provide that, so long as no event of default or event which, after notice or lapse of time, or both, would become an event of default has occurred and is continuing and except with respect to a trustee appointed by act of the holders, if we have delivered to the trustee a board resolution appointing a successor trustee and the successor has accepted the appointment in accordance with the terms of the mortgage, the trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the mortgage.
Book-Entry Only Securities
Unless otherwise specified in the applicable prospectus supplement, the New Bonds will trade through DTC. Each series of New Bonds will be represented by one or more global certificates and registered in the name of Cede & Co., DTC’s nominee. Upon issuance of the global certificates, DTC or its nominee will credit, on its book-entry registration and transfer system, the principal amount of the New Bonds represented by such global certificates to the accounts of institutions that have an account with DTC or its participants. The accounts to be credited shall be designated by the underwriters. Ownership of beneficial interests in the global certificates will be limited to participants or persons that may hold interests through participants. The global certificates will be deposited with the trustee as custodian for DTC.
DTC is a New York clearing corporation and a clearing agency registered under Section 17A of the Exchange Act. DTC holds securities for its participants. DTC also facilitates the post-trade settlement of securities transactions among its participants through electronic computerized book-entry transfers and pledges in the participants’ accounts. This eliminates the need for physical movement of securities certificates. The participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Others who maintain a custodial relationship with a participant can use the DTC system. The rules that apply to DTC and those using its systems are on file with the SEC.
Purchases of the New Bonds within the DTC system must be made through participants, who will receive a credit for the New Bonds on DTC’s records. The beneficial ownership interest of each purchaser will be recorded on the appropriate participant’s records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners should receive written confirmations of the transactions, as well as periodic statements of their holdings, from the participants through whom they purchased New Bonds. Transfers of ownership in the New Bonds are to be accomplished by entries made on the books of the participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates for their New Bonds of a series, except if use of the book-entry system for the New Bonds of that series is discontinued.
To facilitate subsequent transfers, all New Bonds deposited by participants with DTC are registered in the name of DTC’s nominee, Cede & Co. The deposit of the New Bonds with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the New Bonds. DTC’s records reflect only the identity of the participants to whose accounts such New Bonds are credited. These participants may or may not be the beneficial owners. Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to participants, and by participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of New Bonds may wish to take certain steps to augment transmission to them of notices of significant events with respect to the New Bonds, such as redemptions, tenders, defaults and proposed amendments to the mortgage. Beneficial owners of the New Bonds may wish to ascertain that the nominee holding the New Bonds has agreed to obtain and transmit notices to the beneficial owners.
Redemption notices will be sent to DTC. If less than all of the New Bonds of a series are being redeemed, DTC’s practice is to determine by lot the amount of New Bonds of such series held by each participant to be redeemed.
Neither DTC nor Cede & Co. will itself consent or vote with respect to New Bonds, unless authorized by a participant in accordance with DTC’s procedures. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those participants to whose accounts the New Bonds are credited on the record date.
Payments of redemption proceeds, principal of, and interest on the New Bonds will be made to Cede & Co., or such other nominee as may be requested by DTC. DTC’s practice is to credit participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or our agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices. Payments will be the responsibility of participants and not of DTC, the trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, principal and interest to Cede & Co. (or such other nominee as may be requested by DTC) is our responsibility. Disbursement of payments to participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of participants.
Except as provided in the applicable prospectus supplement, a beneficial owner will not be entitled to receive physical delivery of the New Bonds. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the New Bonds.
DTC may discontinue providing its services as securities depositary with respect to the New Bonds at any time by giving us reasonable notice. In the event no successor securities depositary is obtained, certificates for the New Bonds will be printed and delivered. We may decide to replace DTC or any successor depositary. Additionally, subject to the procedures of DTC, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary) with respect to some or all of the New Bonds. In that event or if an event of default with respect to a series of New Bonds has occurred and is continuing, certificates for the New Bonds of such series will be printed and delivered. If certificates for such series of New Bonds are printed and delivered,

•	those New Bonds will be issued in fully registered form without coupons;

•
a holder of certificated New Bonds would be able to exchange those New Bonds, without charge, for an equal aggregate principal amount of New Bonds of the same series, having the same issue date and with identical terms and provisions; and

•	a holder of certificated New Bonds would be able to transfer those New Bonds without cost to another holder, other than for applicable stamp taxes or other governmental charges.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we do not take any responsibility for the accuracy of this information.

PLAN OF DISTRIBUTION
Methods and Terms of Sale
We may use a variety of methods to sell the New Bonds including:

1.	through one or more underwriters or dealers;

2.	directly to one or more purchasers;

3.	through one or more agents; or

4.	through a combination of any such methods of sale.
The prospectus supplement relating to a particular series of the New Bonds will set forth the terms of the offering of the New Bonds, including:

1.	the name or names of any underwriters, dealers or agents and any syndicate of underwriters;

2.	the initial public offering price;

3.	any underwriting discounts and other items constituting underwriters’ compensation;

4.	the proceeds we receive from that sale; and

5.	any discounts or concessions allowed or reallowed or paid by any underwriters to dealers.
Underwriters
If we sell the New Bonds through underwriters, they will acquire the New Bonds for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters for a particular underwritten offering of New Bonds will be named in the applicable prospectus supplement and, if an underwriting syndicate is used, the managing underwriter or underwriters will be named on the cover page of the applicable prospectus supplement. In connection with the sale of New Bonds, the underwriters may receive compensation from us or from purchasers in the form of discounts, concessions or commissions. The obligations of the underwriters to purchase New Bonds will be subject to certain conditions. The underwriters will be obligated to purchase all of the New Bonds of a particular series if any are purchased. However, the underwriters may purchase less than all of the New Bonds of a particular series should certain circumstances involving a default of one or more underwriters occur.
The initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers by any underwriters may be changed from time to time.
Stabilizing Transactions
Underwriters may engage in stabilizing transactions and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying New Bond so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the New Bonds in the open market after the distribution has been completed in order to cover syndicate short positions. These stabilizing transactions and syndicate covering transactions may cause the price of the New Bonds to be higher than it would otherwise be if such transactions had not occurred.
Agents
If we sell the New Bonds through agents, the applicable prospectus supplement will set forth the name of any agent involved in the offer or sale of the New Bonds as well as any commissions we will pay to them. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.
Related Transactions
Underwriters, dealers and agents (or their affiliates) may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business.

Indemnification
We will agree to indemnify any underwriters, dealers, agents or purchasers and their controlling persons against certain civil liabilities, including liabilities under the Securities Act.
Listing
Unless otherwise specified in the applicable prospectus supplement, the New Bonds will not be listed on a national securities exchange. No assurance can be given that any broker-dealer will make a market in any series of the New Bonds and, in any event, no assurance can be given as to the liquidity of the trading market for any of the New Bonds.
EXPERTS
The financial statements, and the related financial statement schedule incorporated in this Prospectus by reference from the 2015 Form 10-K, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
LEGALITY
The legality of the New Bonds will be passed upon for us by Morgan, Lewis & Bockius LLP, New York, New York, as to matters of New York law, and Wise Carter Child & Caraway, Professional Association, Jackson, Mississippi, as to matters of Mississippi law. Certain legal matters with respect to the offering of the New Bonds will be passed on for any underwriters by Pillsbury Winthrop Shaw Pittman LLP, New York, New York. Pillsbury Winthrop Shaw Pittman LLP regularly represents our affiliates in connection with various matters. Morgan, Lewis & Bockius LLP may rely on the opinion of Wise Carter Child & Caraway, Professional Association, as to matters of Mississippi law relevant to its opinion.

PROSPECTUS

FIRST MORTGAGE BONDS

ENTERGY NEW ORLEANS, INC.
1600 Perdido Street
New Orleans, Louisiana 70112
(504) 670-3700

We -

◦	may periodically offer our first mortgage bonds in one or more series; and

◦	will determine the price and other terms of each series of first mortgage bonds when sold, including whether any series will be subject to redemption prior to maturity.
The First Mortgage Bonds -

◦	will be secured by a mortgage that constitutes a first mortgage lien (subject to certain exceptions and permitted liens) on substantially all of our property; and

◦	will not be listed on a national securities exchange unless otherwise indicated in the accompanying prospectus supplement.
You -

◦	will receive interest payments in the amounts and on the dates specified in an accompanying prospectus supplement.

This prospectus may be used to offer and sell series of first mortgage bonds only if accompanied by the prospectus supplements for those series. We will provide the specific information for these offerings and the specific terms of those first mortgage bonds, including their offering prices, interest rates and maturities, in supplements to this prospectus. The supplements may also add, update or change the information in this prospectus. You should read this prospectus and any supplements carefully before you invest.
_________________
Investing in the first mortgage bonds offered by this prospectus involves risks. See “Risk Factors” on page 2.
_________________
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
__________________
We may offer the first mortgage bonds directly or through underwriters, agents or dealers. Each prospectus supplement will provide the terms of the plan of distribution for the related series of first mortgage bonds.

The date of this prospectus is August 26, 2016.

RISK FACTORS
Investing in the first mortgage bonds involves certain risks. In considering whether to purchase the first mortgage bonds being offered by this prospectus (the “New Bonds”), you should carefully consider the information we have included or incorporated by reference in this prospectus. In particular, you should carefully consider the information under the heading “Risk Factors” as well as the factors listed under the heading “Forward-Looking Information,” in each case, contained in our Annual Report on Form 10-K for our most recent fiscal year, in any Quarterly Report on Form 10-Q that we have filed since our most recent Annual Report on Form 10-K and in any other document that we file (not furnish) with the Securities and Exchange Commission (the “SEC”) , each of which is incorporated by reference in this prospectus.
ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the SEC as a majority-owned subsidiary of Entergy Corporation, which is a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933 (the “Securities Act”). By utilizing a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, the New Bonds described in this prospectus. This prospectus provides a general description of the New Bonds being offered. Each time we sell a series of New Bonds we will provide a prospectus supplement containing specific information about the terms of that series of New Bonds and the related offering. It is important for you to consider the information contained in this prospectus, the related prospectus supplement and the exhibits to the registration statement, together with the additional information referenced under the heading “Where You Can Find More Information” in making your investment decision.

For more detailed information about the New Bonds, you can read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.
ENTERGY NEW ORLEANS, INC.
We are a corporation organized under the laws of the State of Louisiana. Our principal executive offices are located at 1600 Perdido Street, New Orleans, Louisiana 70112. Our telephone number is 1-504-670-3700. We are an electric and gas public utility company providing services to customers in New Orleans, Louisiana since 1926. We currently serve approximately 197,000 electric customers and approximately 105,000 gas customers.
We are owned by Entergy Corporation. The other major public utilities owned, directly or indirectly, by Entergy Corporation are Entergy Arkansas, Inc., Entergy Louisiana, LLC, Entergy Mississippi, Inc. and Entergy Texas, Inc. Entergy Corporation also owns all of the common stock of System Energy Resources, Inc., the principal asset of which is its interest in the Grand Gulf Electric Generating Station (“Grand Gulf”), Entergy Operations, Inc., a nuclear management services company, and Entergy Services, Inc., an administrative services company from which we buy services.
We are subject to regulation by the City Council of the City of New Orleans, Louisiana as to our electric and gas service, rates and charges and issuances of securities. We are also subject to regulation by the Federal Energy Regulatory Commission.
The information above is only a summary and is not complete. You should read the incorporated documents listed under the heading “Where You Can Find More Information” for more specific information concerning our business and affairs, including significant contingencies, significant factors and known trends, our general capital requirements, our financing plans and capabilities, and pending legal and regulatory proceedings.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), and therefore are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings are available to the public on the Internet at the SEC’s website located at (http://www.sec.gov). You may read and copy any document that we file with the SEC at the SEC public reference room located at:

100 F Street, N.E.
Room 1580
Washington, D.C. 20549-1004.

Call the SEC at 1-800-732-0330 for more information about the public reference room and how to request documents.

The SEC allows us to “incorporate by reference” the information filed by us with the SEC, which means we can refer you to important information without restating it in this prospectus. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, along with any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until the offerings contemplated by this prospectus are completed or terminated:

1. our Annual Report on Form 10-K for the year ended December 31, 2015 (the “2015 Form 10-K”);
2. our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, and June 30, 2016; and
3. our Current Reports on Form 8-K filed March 1, 2016, March 4, 2016, March 22, 2016, May 24, 2016, June 28, 2016, July 25, 2016 and August 9, 2016.

You may access a copy of any or all of these filings, free of charge, at our web site, which is located at http:// www.entergy.com, or by writing or calling us at the following address:
Ms. Dawn A. Balash
Assistant Secretary
Entergy New Orleans, Inc.
639 Loyola Avenue
New Orleans, Louisiana 70113
(504) 576-6755
You may also direct your requests via e-mail to dbalash@entergy.com. We do not intend our Internet address to be an active link or to otherwise incorporate the contents of the website into this prospectus or any accompanying prospectus supplement.
This prospectus, any accompanying prospectus supplement and any free-writing prospectus that we file with the SEC contain and incorporate by reference information that you should consider when making your investment decision. We have not, and any underwriters, dealers or agents have not, authorized anyone else to provide you with different information. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference is accurate as of any date other than as of the dates of these documents or the dates these documents were filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since these dates. We are not, and any underwriters, dealers or agents are not, making an offer of the New Bonds in any jurisdiction where the offer or sale is not permitted.

RATIOS OF EARNINGS TO FIXED CHARGES
We have calculated ratios of earnings to fixed charges pursuant to Item 503 of Regulation S-K of the SEC as follows:

Six Months Ended June 30,		Twelve Months Ended December 31,
2016 4.70	2015 4.79	2015 4.90	2014 3.55	2013 1.85	2012 2.91	2011 4.72
“Earnings represent the aggregate of (1) income before the cumulative effect of an accounting change, (2) taxes based on income, (3) investment tax credit adjustments-net and (4) fixed charges. “Fixed Charges” include interest (whether expensed or capitalized), related amortization and estimated interest applicable to rentals charged to operating expenses. We accrue interest expense related to unrecognized tax benefits in income tax expense and do not include it in fixed charges.
USE OF PROCEEDS
Except as otherwise described in a prospectus supplement, the net proceeds from the offering of the New Bonds will be used either (a) to repurchase or redeem one or more series of our outstanding securities on their stated due dates or in some cases prior to their stated due dates or (b) for other general corporate purposes. The specific purposes for the proceeds of a particular series of New Bonds or the specific securities, if any, to be acquired or redeemed with the proceeds of a particular series of New Bonds will be described in the prospectus supplement relating to that series.

DESCRIPTION OF THE NEW BONDS
We will issue the New Bonds offered by this prospectus from time to time in one or more series under one or more separate supplemental indentures to the Mortgage and Deed of Trust dated as of May 1, 1987 with The Bank of New York Mellon, successor trustee (the “trustee”). This Mortgage and Deed of Trust, as it has heretofore been and may be amended or supplemented from time to time, is referred to in this prospectus as the “mortgage.” All first mortgage bonds issued or to be issued under the mortgage, including the New Bonds offered by this prospectus, are referred to herein as “first mortgage bonds.”
The statements in this prospectus and any accompanying prospectus supplement concerning the New Bonds and the mortgage are not comprehensive and are subject to the detailed provisions of the mortgage. The mortgage and a form of supplemental indenture are filed as exhibits to the registration statement of which this prospectus forms a part. You should read these documents for provisions that may be important to you. The mortgage has been qualified under the Trust Indenture Act of 1939, and you should also refer to the Trust Indenture Act of 1939 for provisions that apply to the New Bonds. Wherever particular provisions or defined terms in the mortgage are referred to under this heading “Description of the New Bonds,” those provisions or defined terms are incorporated by reference in this prospectus.
General
The mortgage permits us to issue first mortgage bonds from time to time in an unlimited aggregate amount subject to the limitations described under “-Issuance of Additional First Mortgage Bonds.” All first mortgage bonds of any one series need not be issued at the same time, and a series may be reopened for issuances of additional first mortgage bonds of that series. This means that we may from time to time, without the consent of the existing holders of the first mortgage bonds of any series, including the New Bonds, create and issue additional first mortgage bonds of a series having the same terms and conditions as the previously issued first mortgage bonds of that series in all respects, except for issue date, issue price and, if applicable, the initial interest payment on those additional first mortgage bonds. Additional first mortgage bonds issued in this manner will be consolidated with and will form a single series with, the previously issued first mortgage bonds of that series. For more information, see the discussion below under “-Issuance of Additional First Mortgage Bonds.”
Terms of Specific Series of the New Bonds
The prospectus supplement relating to each series of New Bonds offered by this prospectus will include a description of the specific terms relating to the offering of that series. These terms will include any of the following terms that apply to that series:

1.	the designation, or name, of the series of New Bonds;

2.	the aggregate principal amount of the series;

3.	the offering price of the series;

4.	the date on which the series will mature;

5.	the rate or method for determining the rate at which the series will bear interest;

6.	the date from which interest on the series accrues;

7.	the dates on which interest on the series will be payable;

8.	the prices and other terms and conditions upon which we may redeem the series prior to maturity;

9.	the applicability of the dividend covenant described below to the series;

10.	the terms of an insurance policy, if any, that will be provided for the payment of principal of and/or interest on the series;

11.	the rights, if any, of a holder to elect repayment; and

12.	any other terms or provisions relating to that series that are not inconsistent with the provisions of the mortgage.
As of June 30, 2016, we had approximately $350 million principal amount of first mortgage bonds outstanding.
We may sell New Bonds at a discount below their principal amount or at a premium above their principal amount. United States federal income tax considerations applicable to New Bonds sold at an original issue discount will be described in the applicable prospectus supplement if we sell New Bonds at an original issue discount. In addition, important United States federal income tax or other tax considerations applicable to any New Bonds denominated or payable in a currency or currency unit other than United States dollars will be described in the applicable prospectus supplement if we sell New Bonds denominated or payable in a currency or currency unit other than United States dollars.
Except as may otherwise be described in the applicable prospectus supplement, the covenants contained in the mortgage will not afford holders of New Bonds protection in the event of a highly-leveraged or a change of control transaction involving us.
Payment
The New Bonds and interest thereon will be paid in any coin or currency of the United States of America that at the time of payment is legal tender at the corporate trust office of the trustee in the Borough of Manhattan, City and State of New York. See “-Book-Entry Only Securities” for additional information relating to payment of the New Bonds.
Redemption and Purchase
General
We will set forth any terms for the redemption of New Bonds of any series in the applicable prospectus supplement. Unless we indicate differently in a prospectus supplement, and except with respect to New Bonds redeemable at the option of the holder of those New Bonds, New Bonds will be redeemable upon notice to holders by mail at least 30 days prior to the redemption date. Unless the New Bonds are held in book-entry only form through the facilities of The Depository Trust Company (“DTC”), in which case

DTC’s procedures for selection shall apply (see “-Book-Entry Only Securities”), if less than all of the New Bonds of any series are to be redeemed, the trustee will select the New Bonds to be redeemed.
Unless we default in the payment of the redemption price and accrued interest, if any, in the case of an unconditional notice of redemption, New Bonds will cease to bear interest on the redemption date. We will pay the redemption price and any accrued interest to the redemption date upon presentation and surrender of any New Bond for redemption. If only part of a New Bond is redeemed, the trustee will deliver to the holder of the New Bond a new New Bond of the same series for the remaining portion without charge.
We may make any redemption at our option conditional upon the receipt by the trustee, prior to the date fixed for redemption, of money sufficient to pay the redemption price and accrued interest, if any. If the trustee has not received the money by the date fixed for redemption, we will not be required to redeem the New Bonds.
Exchange or Redemption upon Merger or Consolidation.
Although we do not currently have any plans to merge or consolidate with Entergy Louisiana, LLC, the mortgage provides that, in the event of such a merger or consolidation, we would have the right to offer to exchange all outstanding New Bonds for a like principal amount of the new merged or consolidated company’s first mortgage bonds with the same interest rates, interest payment dates, maturity dates and redemption provisions. Unless we waive this right, the holders of outstanding New Bonds must either accept such first mortgage bonds in exchange for all or a portion of their New Bonds or tender to us for redemption any New Bonds not so exchanged. The redemption price applicable for these purposes to the New Bonds will be 100% of the principal amount plus accrued interest, unless otherwise provided in a prospectus supplement.
Form and Exchange
The New Bonds will be fully-registered bonds without coupons. See “-Book-Entry Only Securities.” The New Bonds will be exchangeable for other New Bonds of the same series in equal aggregate principal amounts. No service charge will be made for any registration of transfer or exchange of the New Bonds. However, we may require payment to cover any tax or other governmental charge that may be imposed in connection with a registration of transfer or exchange. We will not be required to provide for the transfer or exchange of any New Bond

•	during the 15 days before an interest payment date (unless such series has a record date for the payment of interest),

•	during the 15 days before giving any notice of redemption, or

•	selected for redemption.
Security
The New Bonds will be secured, together with all other first mortgage bonds outstanding under the mortgage, by a first mortgage lien on substantially all of our property (the “mortgaged property”) subject to bankruptcy law and

1.	minor defects and encumbrances customarily found in similar properties that do not materially impair the use of the mortgaged property in the conduct of our business;

2.	other liens, defects and encumbrances, if any, existing or created at the time of our acquisition of the mortgaged property; and

3.	excepted encumbrances.
The mortgage does not create a lien on the following “excepted property”:

•	cash and securities;

•	all merchandise, equipment, apparatus, materials or supplies held for sale or other disposition in the usual course of business or consumable during use;

•	automobiles, vehicles and aircraft, timber, minerals, mineral rights and royalties; and

•	accounts receivable, contracts, leases and operating agreements.
The mortgage contains provisions that impose the lien of the mortgage on property we acquire after the date of the mortgage, other than excepted property, subject to pre-existing liens. However, if we consolidate or merge with, or convey or transfer all or substantially all of our assets to, another entity, the lien created by the mortgage will generally not cover the property of the successor company, other than the mortgaged property it acquires from us and improvements, replacements and additions to such property.
The mortgage also provides that the trustee has a lien on the mortgaged property to ensure the payment of its reasonable compensation, expenses and disbursements and for indemnity against certain liabilities. This lien takes priority over the lien securing the first mortgage bonds.
We will, in connection with the first issuance of New Bonds after the date of this prospectus, reserve the right to amend the mortgage without the consent or other action by the holders of the New Bonds to revise the definition of “excepted encumbrances” to mean the following:

•
tax liens, assessments and other governmental charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings or of which at least ten business days’ notice has not been given to our general counsel or to such other person designated by us to receive such notices;

•
mechanics’, workmen’s, repairmen’s, materialmen’s, warehousemen’s and carriers’ liens, other liens incident to construction, liens or privileges of any of our employees for salary or wages earned, but not yet payable, and other liens, including without limitation liens for worker’s compensation awards, arising in the ordinary course of business for charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings or of which at least ten business days’ notice has not been given to our general counsel or to such other person designated by us to receive such notices;

•	specified judgment liens and prepaid liens;

•	easements, leases, reservations or other rights of others (including governmental entities) in, and defects of title in, our property;

•	liens securing indebtedness or other obligations relating to real property we acquired for specified transmission, distribution or communication purposes or for the purpose of obtaining rights-of-way;

•	specified leases and leasehold, license, franchise and permit interests;

•	liens resulting from law, rules, regulations, orders or rights of governmental authorities and specified liens required by law or governmental regulations;

•	liens to secure public or statutory obligations;

•	rights of others to take minerals, timber, electric energy or capacity, gas, water, steam or other products produced by us or by others on our property;

•	rights and interests of persons other than us arising out of agreements relating to the common ownership or joint use of property, and liens on the interests of those persons in the property;

•	restrictions on assignment and/or requirements of any assignee to qualify as a permitted assignee and/or public utility or public services corporation; and

•	liens which have been bonded for the full amount in dispute or for the payment of which other adequate security arrangements have been made.

Issuance of Additional First Mortgage Bonds
Subject to the issuance restrictions described below, we can issue up to $10 billion in aggregate principal amount of first mortgage bonds under the mortgage. First mortgage bonds of any series may be issued from time to time on the following bases:

1.	70% of property additions after adjustments to offset retirements;

2.	retirements of first mortgage bonds; or

3.	the deposit of cash with the trustee.
Property additions generally include, among other things, electric, gas, steam or hot water property acquired after December 31, 1986. Securities, automobiles, vehicles or aircraft, or property used principally for the production or gathering of natural gas are not included as property additions. Deposited cash may be withdrawn upon the bases stated in clause (1) or (2) above.
As of June 30, 2016, we could have issued approximately $280 million principal amount of first mortgage bonds on the basis of retired bonds, and we had approximately $23 million of unfunded property additions, entitling us to issue approximately $16 million principal amount of first mortgage bonds on the basis of property additions.
With certain exceptions in the case of clause (2) above, the issuance of first mortgage bonds must meet an “earnings” test. The adjusted net earnings, before income taxes, for 12 consecutive months of the preceding 18 months, must be at least twice the annual interest requirements on all first mortgage bonds outstanding at the time, including the additional first mortgage bonds to be issued, plus all indebtedness, if any, of prior rank. In general, interest on variable interest rate bonds, if any, is calculated using the average rate in effect during such 12-month period. Based upon the results of our operations for the twelve months ended June 30, 2016, if we were to make an application for authentication and delivery of first mortgage bonds as of the date of this prospectus, solely based on the earnings coverage test (and, therefore not taking into account the property additions and retired bond issuance limitations), we could issue approximately $618 million in principal amount of first mortgage bonds, in addition to the amount of first mortgage bonds then outstanding (assuming an interest rate of 5% for additional first mortgage bonds). Such amount will be affected by the issuance of any additional first mortgage bonds, including the New Bonds, and the retirement of existing first mortgage bonds with the proceeds of the New Bonds and by subsequent net earnings. New Bonds in a greater amount may also be issued for the refunding of outstanding first mortgage bonds.
We have reserved the right to amend the mortgage without any consent or other action by the holders of any first mortgage bonds created on or after May 31, 2013, to remove the earnings coverage test described in the immediately preceding paragraph, including all provisions of the mortgage that require a net earning certificate, whether as a condition precedent to the authentication and delivery of first mortgage bonds or otherwise.
The mortgage contains restrictions on the issuance of first mortgage bonds against property subject to liens.
Other than the security afforded by the lien of the mortgage and restrictions on the issuance of additional first mortgage bonds described above, there are no provisions of the mortgage that grant the holders of the first mortgage bonds protection in the event of a highly leveraged transaction involving us.
Release and Substitution of Property
Property other than the Municipalization Interest (as defined in the mortgage) may be released from the lien of the mortgage without applying any earnings test, on the following bases:
1.  the deposit with the trustee of cash or, to a limited extent, purchase money mortgages;

2.  the lower of cost or fair value to us of unfunded property additions designated by us, after adjustments in certain cases to offset retirements and after making adjustments for certain prior lien bonds, if any, outstanding against property additions; or
3.  a waiver by us of our right to issue a specified principal amount of first mortgage bonds.
Property owned by us on December 31, 1986 may be released from the lien of the mortgage at its depreciated book value on December 31, 1986; all other property may be released at its cost, as defined in the mortgage. Unfunded property may also be released without applying any earnings test or complying with clauses (1), (2) or (3) above if, after its release, we would have at least one dollar in unfunded property that remains subject to the lien of the mortgage.
We can withdraw cash upon the bases stated in clauses (1) and (2) above.
We have reserved the right to amend the mortgage without the consent or other action of the holders of any of the first mortgage bonds created after October 31, 2012, to permit the release or substitution of property from the lien of the mortgage on the following bases:

1.
mortgaged property may be released in an amount equal to the principal amount of the retired first mortgage bonds that we elect to use as the basis for such release times the reciprocal of the bonding ratio in effect at the time such retired first mortgage bonds were originally issued;

2.	existing limitations on the amount of obligations secured by purchase money mortgages upon property released will be eliminated such that the property can be released; and

3.
“Funded Property” shall mean only property specified by us with a fair value, to be determined by an independent expert, of not less than 10/7ths of the sum of the amount of the outstanding first mortgage bonds and retired bond credits.

Modification
Modification Without Consent
Without the consent of any holder of first mortgage bonds, we and the trustee may enter into one or more supplemental indentures for any of the following purposes:

•	to evidence the assumption by any permitted successor of our covenants in the mortgage and in the first mortgage bonds;

•	to add one or more covenants or other provisions for the benefit of the holders of all or any series or tranche of first mortgage bonds, or to surrender any right or power conferred upon us;

•	to cure any ambiguity in the mortgage or any supplemental indenture; or

•	to establish the form or terms of first mortgage bonds of any other series as permitted by the mortgage;
provided that any such modification does not adversely affect any first mortgage bonds then outstanding.
We have reserved the right to amend the mortgage without the consent or action of any of the holders of first mortgage bonds created after October 31, 2012, to permit us to amend the mortgage without the consent of the holders of first mortgage bonds for any of the following additional purposes:

•	to add additional events of default under the mortgage for all or any series of first mortgage bonds;

•	to correct or amplify the description of the mortgaged property or to subject additional property to the lien of the mortgage;

•
to change, eliminate or add any provision to the mortgage; provided that no such change, elimination or addition will adversely affect the interests of the holders of first mortgage bonds of any series in any material respect;

•	to provide for the procedures required for use of a non-certificated system of registration for the first mortgage bonds of all or any series;

•
to change any place where principal, premium, if any, and interest shall be payable, first mortgage bonds may be surrendered for registration of transfer or exchange, and notices and demands to us may be served;

•
to cure any ambiguity or inconsistency or to make any other changes or additions to the provisions of the mortgage if such changes or additions will not adversely affect the interests of first mortgage bonds of any series in any material respect.

Modification Requiring Consent
Except as provided below, the consent of the holders of a majority in aggregate principal amount of then outstanding first mortgage bonds, considered as one class, is required for all other amendments or modifications to the mortgage. However, if less than all of the series of first mortgage bonds outstanding are directly affected by a proposed amendment or modification, then the consent of the holders of only a majority in aggregate principal amount of the outstanding first mortgage bonds of all series that are directly affected, considered as one class, will be required. Notwithstanding the foregoing, no amendment or modification may be made without the consent of the holder of each directly affected first mortgage bond then outstanding to:

•
impair or affect the right of such holder to receive payment of the principal of (and premium, if any) and interest on such first mortgage bond, on or after the respective due dates expressed in such first mortgage bond, or to institute suit for the enforcement of any such payment on or after such respective dates;

•
permit the creation of any lien ranking prior to or on a parity with the lien of the mortgage with respect to the mortgaged property, or permit the deprivation of any non-assenting holder of a first mortgage bond of a lien on the mortgaged property for the security of such holder’s first mortgage bonds (subject only to certain tax, assessment and governmental liens and certain prior liens); or

•	permit the reduction of the percentage in principal amount of the outstanding first mortgage bonds of any series the consent of the holders of which is required for any amendment or modification.
The mortgage provides that first mortgage bonds owned by us, for our benefit or by any affiliate of ours shall not be deemed outstanding for the purpose of certain votes, consents or quorums; provided that first mortgage bonds which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the trustee its right to vote such first mortgage bonds and such pledgee is not our affiliate.
Any request, consent or vote of the owner of any first mortgage bond will bind every future holder and owner of that first mortgage bond and the holder and owner of every first mortgage bond issued upon the registration of transfer of or in exchange for that first mortgage bond.
Defaults and Notices Thereof
Defaults under the mortgage include:

1.	failure to pay the principal of any first mortgage bond after it is due and payable;

2.	failure to pay interest upon any first mortgage bond for a period of 30 days after it is due and payable;

3.	certain events of bankruptcy, insolvency or reorganization;

4.	defaults under a supplemental indenture; and

5.
the expiration of a period of 90 days after the mailing by the trustee to us of a written demand, or by the holders of 15% in principal amount of the first mortgage bonds at the time outstanding to us and the trustee of a written demand, that we perform a specified covenant or agreement in the mortgage or a first mortgage bond, which specified covenant or agreement we shall have failed to perform prior to such mailing, unless we during such period shall have performed such covenant or agreement or shall have in good faith commenced efforts to perform the same. The trustee may, and, if requested in writing by the holders of a majority in principal amount of the first mortgage bonds outstanding, shall, make such demand.
The trustee may withhold notice of default, except in payment of principal, interest or funds for purchase or redemption of first mortgage bonds, if the trustee in good faith determines it is in the interests of the holders of first mortgage bonds.
Remedies
Acceleration of Maturity
If a default under the mortgage occurs and is continuing, then the trustee, by written notice to us, or the holders of at least 25% in aggregate principal amount of the outstanding first mortgage bonds, by written notice to us and the trustee, may declare the principal amount of all of the first mortgage bonds to be due and payable immediately, and upon the giving of such notice, such principal amount and accrued and unpaid interest will become immediately due and payable.
There is no automatic acceleration, even in the event of our bankruptcy, insolvency or reorganization.
Annulment of Acceleration
At any time after such a declaration of acceleration has been made but before any sale of the mortgaged property, the holders of a majority in principal amount of all outstanding first mortgage bonds may annul such declaration of acceleration, by written notice to us and the trustee, if the default under the mortgage giving rise to such declaration of acceleration has been cured, and we have paid or deposited with the trustee a sum sufficient to pay:

(1)	all overdue interest on all outstanding first mortgage bonds;

(2)	the principal of and premium, if any, on the outstanding first mortgage bonds that have become due otherwise than by such declaration of acceleration and overdue interest thereon;

(3)	interest on overdue interest, if any, to the extent lawful, at the rate borne by the first mortgage bonds for which interest is overdue plus 1% per annum; and

(4)	all amounts due to the trustee under the mortgage.

Trustee Powers
Subject to the mortgage, under specified circumstances and to the extent permitted by law, if a default under the mortgage occurs, the trustee shall be entitled to the appointment of a receiver for the mortgaged property, and is entitled to all other remedies available under applicable law.
Control by Holders
The holders of a majority in principal amount of the first mortgage bonds may direct the time, method and place of conducting any proceedings for any remedy available to the trustee or exercising any trust or power conferred on the trustee. The trustee is not obligated to comply with directions that conflict with law or other provisions of the mortgage or that the trustee determines in good faith would involve the trustee in personal liability, would be unjustifiably prejudicial to non-assenting holders or would be in circumstances where indemnity would not be sufficient. The trustee is not required to risk its funds or incur personal liability if there is reasonable ground for believing that repayment is not reasonably assured.
Limitation on Holders’ Right to Institute Proceedings
No holder of first mortgage bonds will have any right to institute any proceeding under the mortgage, or any remedy under the mortgage, unless:

•	the holder has previously given to the trustee written notice of a default under the mortgage;

•
the holders of 25% in aggregate principal amount of the outstanding first mortgage bonds of all series have made a written request to the trustee and have offered the trustee reasonable opportunity and indemnity satisfactory to the trustee to institute proceedings; and

•	the trustee has failed to institute any proceeding for 60 days after notice;
provided that no holder or holders of first mortgage bonds shall have any right in any manner to affect or prejudice the lien of the mortgage or to obtain priority over other holders of outstanding first mortgage bonds. However, these limitations do not apply to the absolute and unconditional right of a holder of a first mortgage bond to institute suit for payment of the principal, premium, if any, or interest on the first mortgage bond on or after the applicable due date.
Evidence to be Furnished to the Trustee
Compliance with the mortgage provisions is evidenced by written statements of our officers or persons we select or pay. In certain cases, opinions of counsel and certifications of an engineer, accountant, appraiser or other expert (who in some cases must be independent) must be furnished. We must give the trustee an annual certificate as to whether or not we have fulfilled our obligations under the mortgage throughout the preceding year.
Satisfaction and Discharge of Mortgage
After we provide for the payment of all of the first mortgage bonds (including the New Bonds) and after paying all other sums due under the mortgage, the mortgage may be satisfied and discharged. The first mortgage bonds will be deemed to have been paid when money or Eligible Obligations (as defined below) sufficient to pay the first mortgage bonds (in the opinion of an independent accountant in the case of Eligible Obligations) at maturity or upon redemption have been irrevocably set apart or deposited with the trustee, provided that the trustee shall have received an opinion of counsel to the effect that the setting apart or deposit does not require registration under the Investment Company Act of 1940, does not violate any applicable laws and does not result in a taxable event with respect to the holders of the first mortgage bonds prior to the time of their right to receive payment. “Eligible Obligations” means obligations of the United States of America that do not permit the redemption thereof at the issuer’s option.
Consolidation, Merger and Conveyance of Assets
The mortgage provides that we may consolidate with or merge into any other entity or convey, transfer or lease as, or substantially as, an entirety to any entity the mortgaged property, if:

•
(a) the surviving or successor entity to such merger or consolidation has authority to carry on the energy, fuel, water or steam business, or (b) the successor entity which acquires by conveyance or transfer or which leases our mortgaged property as, or substantially as, an entirety, is authorized to acquire, lease or operate the mortgaged property so conveyed or transferred;

•
such merger, consolidation, conveyance, transfer or lease is upon such terms as to preserve, and in no respect impair, the lien and security of the mortgage and the rights and powers of the trustee and the holders of first mortgage bonds;

•	the survivor or successor entity expressly assumes by supplemental indenture our obligations on all first mortgage bonds then outstanding and under the mortgage;

•	immediately after giving effect to such transaction, no default under the mortgage shall have occurred and be continuing; and

•
in the case of a lease, such lease is made expressly subject to termination by us or by the trustee and by the purchaser of the property so leased at any sale thereof at any time during the continuance of a default under the mortgage.

In the case of the conveyance or other transfer of the mortgaged property as, or substantially as, an entirety to another entity, upon the satisfaction of all the conditions described above, the successor entity would be substituted for us under the mortgage, but we would not be released and discharged from our obligations on the first mortgage bonds then outstanding.
The mortgage does not prevent or restrict any conveyance or other transfer, or lease, of any part of the mortgaged property that does not constitute the entirety, or substantially the entirety, of the mortgaged property.
Although the successor entity may, in its sole discretion, subject to the lien of the mortgage property then owned or thereafter acquired by the successor entity, the lien of the mortgage generally will not cover the property of the successor entity other than the mortgaged property it acquires from us and improvements, extensions and additions to such property and renewals, replacements and substitutions thereof, within the meaning of the mortgage.
The terms of the mortgage do not restrict mergers in which we are the surviving entity.
We have reserved the right to amend the mortgage without the consent or other action of the holders of any of the first mortgage bonds created after October 31, 2012, to provide that, if we transfer as an entirety all or substantially all of our mortgaged property to a successor, the successor will assume all of our obligations under the mortgage and we may be released of all such obligations.
We will, in connection with the first issuance of New Bonds after the date of this prospectus, reserve the right to amend the mortgage without the consent or other action by the holders of New Bonds as follows:
1.    to provide that a statutory merger pursuant to which our assets and liabilities are allocated to one or more entities shall not be considered to be a merger subject to the provisions of the mortgage relating to a merger, consolidation or conveyance of all or substantially all of the mortgaged property unless all of our assets and liabilities are allocated to an entity other than us and we do not survive such statutory merger; in all other cases of a statutory merger pursuant to which any mortgaged property is allocated to one or more entities other than us, each allocation of any mortgaged property to an entity other than us shall be deemed, for purposes of the mortgage, to be a transfer of such mortgaged property to such entity and not a merger;
2.    to provide that any conveyance, transfer or lease of any of our properties where we retain mortgaged property with a fair value in excess of 143% of the aggregate principal amount of all outstanding first mortgage bonds, and any other outstanding debt secured by a purchase money lien that ranks equally with, or senior to, the first mortgage bonds with respect to the mortgaged property, shall not be deemed to be a conveyance, transfer or lease of all or substantially all of our mortgaged property. This fair value will be determined within 90 days of the conveyance, transfer or lease by an independent expert that we select; and
3.    to provide that, in the case of a consolidation or merger after the consummation of which we would be the surviving or resulting entity, unless we otherwise provide in a supplemental indenture to the mortgage, the lien of the mortgage will generally not cover any of the properties acquired by us in or as a result of such transaction or any improvements, extensions or additions to those properties
Release of Obligations under New Bonds upon Transfer of All or Substantially All Mortgaged Property
If we transfer as an entirety all or substantially all of our mortgaged property to a successor, the successor will assume all of our obligations under the New Bonds and we may be released of all such obligations.
Consent to Amendments
Each initial and future holder of the New Bonds, by its acquisition of an interest in such New Bonds, will irrevocably (a) consent to the amendments to the mortgage described herein, and (b) designate the trustee, and its successors, as its proxy with irrevocable instructions to vote and deliver written consents on behalf of such holder in favor of such amendments at any meeting of bondholders, in lieu of any meeting of bondholders, in response to any consent solicitation or otherwise.

Information about the Trustee
The trustee will be The Bank of New York Mellon. In addition to acting as trustee, The Bank of New York Mellon also acts, and may act, as trustee under various other of our and our affiliates’ indentures, trusts and guarantees. We and our affiliates maintain deposit accounts and credit and liquidity facilities and conduct other banking transactions with the trustee and its affiliates in the ordinary course of our respective businesses.
We will, in connection with the first issuance of New Bonds after the date of this prospectus, reserve the right to amend the mortgage without the consent or other action by the holders of New Bonds to provide that, so long as no event of default or event which, after notice or lapse of time, or both, would become an event of default has occurred and is continuing and except with respect to a trustee appointed by act of the holders, if we have delivered to the trustee a board resolution appointing a successor trustee and the successor has accepted the appointment in accordance with the terms of the mortgage, the trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the mortgage.
Book-Entry Only Securities
Unless otherwise specified in the applicable prospectus supplement, the New Bonds will trade through DTC. Each series of New Bonds will be represented by one or more global certificates and registered in the name of Cede & Co., DTC’s nominee. Upon issuance of the global certificates, DTC or its nominee will credit, on its book-entry registration and transfer system, the principal amount of the New Bonds represented by such global certificates to the accounts of institutions that have an account with DTC or its participants. The accounts to be credited shall be designated by the underwriters. Ownership of beneficial interests in the global certificates will be limited to participants or persons that may hold interests through participants. The global certificates will be deposited with the trustee as custodian for DTC.
DTC is a New York clearing corporation and a clearing agency registered under Section 17A of the Exchange Act. DTC holds securities for its participants. DTC also facilitates the post-trade settlement of securities transactions among its participants through electronic computerized book-entry transfers and pledges in the participants’ accounts. This eliminates the need for physical movement of securities certificates. The participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Others who maintain a custodial relationship with a participant can use the DTC system. The rules that apply to DTC and those using its systems are on file with the SEC.
Purchases of the New Bonds within the DTC system must be made through participants, who will receive a credit for the New Bonds on DTC’s records. The beneficial ownership interest of each purchaser will be recorded on the appropriate participant’s records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners should receive written confirmations of the transactions, as well as periodic statements of their holdings, from the participants through whom they purchased New Bonds. Transfers of ownership in the New Bonds are to be accomplished by entries made on the books of the participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates for their New Bonds of a series, except if use of the book-entry system for the New Bonds of that series is discontinued.
To facilitate subsequent transfers, all New Bonds deposited by participants with DTC are registered in the name of DTC’s nominee, Cede & Co. The deposit of the New Bonds with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the New Bonds. DTC’s records reflect only the identity of the participants to whose accounts such New Bonds are credited. These participants may or may not be the beneficial owners. Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to participants, and by participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of New Bonds may wish to take certain steps to augment transmission to them of notices of significant events with respect to the New Bonds, such as redemptions, tenders, defaults and proposed amendments to the mortgage. Beneficial owners of the New Bonds may wish to ascertain that the nominee holding the New Bonds has agreed to obtain and transmit notices to the beneficial owners.
Redemption notices will be sent to DTC. If less than all of the New Bonds of a series are being redeemed, DTC’s practice is to determine by lot the amount of New Bonds of such series held by each participant to be redeemed.
Neither DTC nor Cede & Co. will itself consent or vote with respect to New Bonds, unless authorized by a participant in accordance with DTC’s procedures. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those participants to whose accounts the New Bonds are credited on the record date.
Payments of redemption proceeds, principal of, and interest on the New Bonds will be made to Cede & Co., or such other nominee as may be requested by DTC. DTC’s practice is to credit participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or our agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices. Payments will be the responsibility of participants and not of DTC, the trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, principal and interest to Cede & Co. (or such other nominee as may be requested by DTC) is our responsibility. Disbursement of payments to participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of participants.
Except as provided in the applicable prospectus supplement, a beneficial owner will not be entitled to receive physical delivery of the New Bonds. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the New Bonds.
DTC may discontinue providing its services as securities depositary with respect to the New Bonds at any time by giving us reasonable notice. In the event no successor securities depositary is obtained, certificates for the New Bonds will be printed and delivered. We may decide to replace DTC or any successor depositary. Additionally, subject to the procedures of DTC, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary) with respect to some or all of the New Bonds. In that event or if an event of default with respect to a series of New Bonds has occurred and is continuing, certificates for the New Bonds of such series will be printed and delivered. If certificates for such series of New Bonds are printed and delivered,

•	those New Bonds will be issued in fully registered form without coupons;

•
a holder of certificated New Bonds would be able to exchange those New Bonds, without charge, for an equal aggregate principal amount of New Bonds of the same series, having the same issue date and with identical terms and provisions; and

•	a holder of certificated New Bonds would be able to transfer those New Bonds without cost to another holder, other than for applicable stamp taxes or other governmental charges.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we do not take any responsibility for the accuracy of this information.
PLAN OF DISTRIBUTION
Methods and Terms of Sale
We may use a variety of methods to sell the New Bonds including:

1.	through one or more underwriters or dealers;

2.	directly to one or more purchasers;

3.	through one or more agents; or

4.	through a combination of any such methods of sale.
The prospectus supplement relating to a particular series of the New Bonds will set forth the terms of the offering of the New Bonds, including:

1.	the name or names of any underwriters, dealers or agents and any syndicate of underwriters;

2.	the initial public offering price;

3.	any underwriting discounts and other items constituting underwriters’ compensation;

4.	the proceeds we receive from that sale; and

5.	any discounts or concessions allowed or reallowed or paid by any underwriters to dealers.
Underwriters
If we sell the New Bonds through underwriters, they will acquire the New Bonds for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters for a particular underwritten offering of New Bonds will be named in the applicable prospectus supplement and, if an underwriting syndicate is used, the managing underwriter or underwriters will be named on the cover page of the applicable prospectus supplement. In connection with the sale of New Bonds, the underwriters may receive compensation from us or from purchasers in the form of discounts, concessions or commissions. The obligations of the underwriters to purchase New Bonds will be subject to certain conditions. The underwriters will be obligated to purchase all of the New Bonds of a particular series if any are purchased. However, the underwriters may purchase less than all of the New Bonds of a particular series should certain circumstances involving a default of one or more underwriters occur.
The initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers by any underwriters may be changed from time to time.
Stabilizing Transactions
Underwriters may engage in stabilizing transactions and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying New Bond so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the New Bonds in the open market after the distribution has been completed in order to cover syndicate short positions. These stabilizing transactions and syndicate covering transactions may cause the price of the New Bonds to be higher than it would otherwise be if such transactions had not occurred.
Agents
If we sell the New Bonds through agents, the applicable prospectus supplement will set forth the name of any agent involved in the offer or sale of the New Bonds as well as any commissions we will pay to them. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Related Transactions
Underwriters, dealers and agents (or their affiliates) may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business.
Indemnification
We will agree to indemnify any underwriters, dealers, agents or purchasers and their controlling persons against certain civil liabilities, including liabilities under the Securities Act.
Listing
Unless otherwise specified in the applicable prospectus supplement, the New Bonds will not be listed on a national securities exchange. No assurance can be given that any broker-dealer will make a market in any series of the New Bonds and, in any event, no assurance can be given as to the liquidity of the trading market for any of the New Bonds.
EXPERTS
The consolidated financial statements and the related financial statement schedule incorporated in this Prospectus by reference from the 2015 Form 10-K, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated by reference herein (which report on the consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph relating to the Algiers asset transfer which was accounted for as a business combination under common control). Such consolidated financial statements and consolidated financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
LEGALITY
The legality of the New Bonds offered hereby will be passed upon for us by Mark G. Otts, Esq., Assistant General Counsel - Corporate and Securities, of Entergy Services, Inc., New Orleans, Louisiana, as to matters of Louisiana law, and by Morgan, Lewis & Bockius LLP, New York, New York, as to matters of New York law. Certain legal matters with respect to the New Bonds will be passed on for any underwriters by Pillsbury Winthrop Shaw Pittman LLP, New York, New York. Pillsbury Winthrop Shaw Pittman LLP regularly represents our affiliates in connection with various matters. Morgan, Lewis & Bockius LLP may rely on the opinion of Mark G. Otts, Esq., as to matters of Louisiana law relevant to its opinion.

PROSPECTUS
FIRST MORTGAGE BONDS

ENTERGY TEXAS, INC.
350 Pine Street
Beaumont, Texas 77701
(409) 981-2000

We -
may periodically offer our first mortgage bonds in one or more series; and
will determine the price and other terms of each series of first mortgage bonds when sold, including whether any series will be subject to redemption prior to maturity.

The First Mortgage Bonds -
will be secured by a mortgage that constitutes a first mortgage lien (subject to certain exceptions and permitted liens) on substantially all of our tangible electric utility property in Texas, our franchises, permits and licenses that are transferable and necessary for the operation of such property and our recorded easements and rights of way; and
will not be listed on a national securities exchange unless otherwise indicated in the accompanying prospectus supplement.

You - will receive interest payments in the amounts and on the dates specified in an accompanying prospectus supplement.
This prospectus may be used to offer and sell series of first mortgage bonds only if accompanied by the prospectus supplements for those series. We will provide the specific information for those offerings and the specific terms of those first mortgage bonds, including their offering prices, interest rates and maturities, in supplements to this prospectus. The supplements may also add, update or change the information in this prospectus. You should read this prospectus and any supplements carefully before you invest.
_________________
Investing in the first mortgage bonds offered by this prospectus involves risks. See “Risk Factors” on page 2.
_________________
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
__________________
We may offer the first mortgage bonds directly or through underwriters, agents or dealers. Each prospectus supplement will provide the terms of the plan of distribution for the related series of first mortgage bonds.

The date of this prospectus is August 26, 2016.

RISK FACTORS
Investing in the first mortgage bonds involves certain risks. In considering whether to purchase the first mortgage bonds being offered by this prospectus (the “New Bonds”), you should carefully consider the information we have included or incorporated by reference in this prospectus. In particular, you should carefully consider the information under the heading “Risk Factors” as well as the factors listed under the heading “Forward-Looking Information,” in each case, contained in our Annual Report on Form 10-K for our most recent fiscal year, in any Quarterly Report on Form 10-Q that we have filed since our most recent Annual Report on Form 10-K and in any other document that we file (not furnish) with the Securities and Exchange Commission (the “SEC”) , each of which is incorporated by reference in this prospectus.
ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the SEC as a majority-owned subsidiary of Entergy Corporation, which is a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933 (the “Securities Act”). By utilizing a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, the New Bonds described in this prospectus. This prospectus provides a general description of the New Bonds being offered. Each time we sell a series of New Bonds we will provide a prospectus supplement containing specific information about the terms of that series of New Bonds and the related offering. It is important for you to consider the information contained in this prospectus, the related prospectus supplement and the exhibits to the registration statement, together with the additional information referenced under the heading “Where You Can Find More Information” in making your investment decision.

For more detailed information about the New Bonds, you can read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.
ENTERGY TEXAS, INC.
We are a business corporation organized under the laws of the State of Texas. Our principal executive offices are located at 350 Pine Street, Beaumont, Texas 77701. Our telephone number is 1-409-838-6631. We are a public utility company engaged in the generation, transmission, distribution and sale of electric energy to approximately 430,000 customers in the State of Texas.
All of our common stock is owned by Entergy Corporation. The other major public utilities owned by Entergy Corporation are Entergy Arkansas, Inc., Entergy Louisiana, LLC, Entergy Mississippi, Inc. and Entergy New Orleans, Inc. Entergy Corporation also owns all of the common stock of System Energy Resources, Inc., the principal asset of which is its interest in the Grand Gulf Electric Generating Station, Entergy Operations, Inc., a nuclear management services company, and Entergy Services, Inc., an administrative services company from which we buy services.
We are subject to regulation by the Public Utility Commission of Texas as to electric service, retail rates and charges, certification of generating facilities, power or capacity purchase contracts, depreciation, accounting and other matters involving our service territory, which is exclusively within Texas. We are also subject to regulation by the Federal Energy Regulatory Commission.
The information above is only a summary and is not complete. You should read the incorporated documents listed under the heading “Where You Can Find More Information” for more specific information concerning our business and affairs, including significant contingencies, significant factors and known trends, our general capital requirements, our financing plans and capabilities, and pending legal and regulatory proceedings, including the status of industry restructuring in our service area.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), and therefore are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings are available to the public on the Internet at the SEC’s website located at (http://www.sec.gov). You may read and copy any document that we file with the SEC at the SEC public reference room located at:

100 F Street, N.E.
Room 1580
Washington, D.C. 20549-1004.

Call the SEC at 1-800-732-0330 for more information about the public reference room and how to request documents.

The SEC allows us to “incorporate by reference” the information filed by us with the SEC, which means we can refer you to important information without restating it in this prospectus. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, along with any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until the offerings contemplated by this prospectus are completed or terminated:

1. our Annual Report on Form 10-K for the year ended December 31, 2015 (the “2015 Form 10-K”);
2. our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, and June 30, 2016; and
3. our Current Reports on Form 8-K filed March 11, 2016 and August 9, 2016.

You may access a copy of any or all of these filings, free of charge, at our web site, which is located at http:// www.entergy.com, or by writing or calling us at the following address:
Mark G. Otts
Assistant Secretary
Entergy Texas, Inc.
639 Loyola Avenue
New Orleans, Louisiana 70113
(504) 576-5228
You may also direct your requests via e-mail to motts@entergy.com. We do not intend our Internet address to be an active link or to otherwise incorporate the contents of the website into this prospectus or any accompanying prospectus supplement.
This prospectus, any accompanying prospectus supplement and any free-writing prospectus that we file with the SEC contain and incorporate by reference information that you should consider when making your investment decision. We have not, and any underwriters, dealers or agents have not, authorized anyone else to provide you with different information. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference is accurate as of any date other than as of the dates of these documents or the dates these documents were filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since these dates. We are not, and any underwriters, dealers or agents are not, making an offer of the New Bonds in any jurisdiction where the offer or sale is not permitted.

RATIOS OF EARNINGS TO FIXED CHARGES
We have calculated ratios of earnings to fixed charges pursuant to Item 503 of Regulation S-K of the SEC as follows:

Six Months Ended June 30,		Twelve Months Ended December 31,
2016 2.43	2015 2.13	2015 2.22	2014 2.39	2013 1.94	2012 1.76	2011 2.34
“Earnings” represent the aggregate of (1) income before the cumulative effect of an accounting change, (2) taxes based on income, (3) investment tax credit adjustments-net and (4) fixed charges. “Fixed Charges” include interest (whether expensed or capitalized), related amortization and estimated interest applicable to rentals charged to operating expenses. We accrue interest expense related to unrecognized tax benefits in income tax expense and do not include it in fixed charges.
USE OF PROCEEDS
Except as otherwise described in a prospectus supplement, the net proceeds from the offering of the New Bonds will be used either (a) to repurchase or redeem one or more series of our outstanding securities on their stated due dates or in some cases prior to their stated due dates or (b) for other general corporate purposes. The specific purposes for the proceeds of a particular series of New Bonds or the specific securities, if any, to be acquired or redeemed with the proceeds of a particular series of New Bonds will be described in the prospectus supplement relating to that series.
DESCRIPTION OF THE NEW BONDS
The following description sets forth the general terms and provisions of the New Bonds that we may offer by this prospectus. We will describe the particular terms of the New Bonds, and provisions that vary from those described below, in one or more prospectus supplements.
We may issue the New Bonds from time to time in the future, in one or more series, under an Indenture, Deed of Trust and Security Agreement dated as of October 1, 2008, as it has been heretofore supplemented and may be amended or supplemented from time to time (the “mortgage”), between us and The Bank of New York Mellon, as trustee (the “trustee”). The mortgage and a form of officer’s certificate establishing a series of New Bonds are each filed as exhibits to the registration statement of which this prospectus forms a part. All first mortgage bonds issued or to be issued under the mortgage, including the New Bonds offered by this prospectus, are referred to herein as “first mortgage bonds.”
This section of the prospectus contains a summary of all material provisions of the mortgage. The mortgage contains the full legal text of the matters described in this section. Because this section is a summary, it does not describe every aspect of the New Bonds or the mortgage. This summary is subject to and qualified in its entirety by reference to all the provisions of the mortgage, including the definitions of some of the terms used in the mortgage. We also include references in parentheses to some of the sections of the mortgage. Whenever we refer to particular sections or defined terms of the mortgage in this prospectus or in a prospectus supplement, these sections or defined terms are incorporated by reference into this prospectus or into the prospectus supplement. This summary is also subject to and qualified by reference to the description of the particular terms of each series of New Bonds described in the applicable prospectus supplement or supplements. The mortgage has been qualified under the Trust Indenture Act of 1939, and you should also refer to the Trust Indenture Act of 1939 for provisions that apply to the New Bonds.

General
The mortgage permits us to issue first mortgage bonds from time to time in an unlimited aggregate amount subject to the limitations described under “-Issuance of Additional First Mortgage Bonds.” All first mortgage bonds of any one series need not be issued at the same time, and a series may be reopened for issuances of additional first mortgage bonds of that series. This means that we may from time to time, without the consent of the existing holders of the first mortgage bonds of any series, including the New Bonds, create and issue additional first mortgage bonds of a series having the same terms and conditions as the previously issued first mortgage bonds of that series in all respects, except for issue date, issue price and, if applicable, the initial interest payment on those additional first mortgage bonds. Additional first mortgage bonds issued in this manner will be consolidated with and will form a single series with, the previously issued first mortgage bonds of that series. For more information, see the discussion below under “-Issuance of Additional First Mortgage Bonds.”
Terms of Specific Series of the New Bonds
A prospectus supplement and any supplemental indenture, board resolution or officer’s certificate relating to any series of New Bonds being offered by this prospectus will include specific terms relating to that offering. These terms will include some or all of the following terms that apply to that series:

•	the title of the series of New Bonds;

•	any limit upon the total principal amount of the series of New Bonds;

•	the date on which the series of New Bonds will mature;

•	the dates, or the method to determine the dates, on which the principal of the series of New Bonds will be payable and how it will be paid;

•
the interest rate or rates which the series of New Bonds will bear, or how the rate or rates will be determined, the interest payment dates for the series of New Bonds and the regular record dates for interest payments;

•	any right to extend the interest payments for, or the maturity of, the series of New Bonds and the duration of any such extension;

•	the percentage, if less than 100%, of the principal amount of the series of New Bonds that will be payable if the maturity of the series of New Bonds is accelerated;

•	any date or dates on which the series of New Bonds may be redeemed at our option and the terms, conditions and any restrictions on those redemptions;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the series of New Bonds;

•	any additions or exceptions to the events of default under the mortgage or additions or exceptions to our covenants under the mortgage for the benefit of the holders of the series of New Bonds;

•	any denominations other than multiples of $1,000 in which the series of New Bonds will be issued;

•
if payments on the series of New Bonds may be made in a currency or currencies other than United States dollars; and, if so, the means through which the equivalent principal amount of any payment in United States dollars is to be determined for any purpose;

•	any terms pursuant to which the series of New Bonds may be converted into or exchanged for other securities of ours or of another entity;

•	any additional collateral security for the series of New Bonds; and

•	any other terms of the series of New Bonds not inconsistent with the terms of the mortgage.
(Mortgage, Section 301.)
As of June 30, 2016, we had approximately $1,085 million principal amount of first mortgage bonds outstanding.

We may sell New Bonds at a discount below their principal amount or at a premium above their principal amount. United States federal income tax considerations applicable to New Bonds sold at an original issue discount will be described in the applicable prospectus supplement if we sell New Bonds at an original issue discount. In addition, important United States federal income tax or other tax considerations applicable to any New Bonds denominated or payable in a currency or currency unit other than United States dollars will be described in the applicable prospectus supplement if we sell New Bonds denominated or payable in a currency or currency unit other than United States dollars.
Except as may otherwise be described in the applicable prospectus supplement, the covenants contained in the mortgage will not afford holders of New Bonds protection in the event of a highly-leveraged or a change of control transaction involving us.
Redemption
We will set forth any terms for the redemption of New Bonds of any series in the applicable prospectus supplement. Unless we indicate differently in a prospectus supplement, and except with respect to New Bonds redeemable at the option of the holder of those New Bonds, New Bonds will be redeemable upon notice to holders by mail at least 30 days prior to the redemption date. (Mortgage, Section 504.) Unless the New Bonds are held in book-entry only form through the facilities of The Depository Trust Company (“DTC”), in which case DTC’s procedures for selection shall apply (see “-Book-Entry Only Securities”), if less than all of the New Bonds of any series or any tranche thereof are to be redeemed, the trustee will select the New Bonds to be redeemed. (Mortgage, Section 503.)
Unless we default in the payment of the redemption price and accrued interest, if any, in the case of an unconditional notice of redemption, New Bonds will cease to bear interest on the redemption date. (Mortgage, Section 505.) We will pay the redemption price and any accrued interest to the redemption date upon surrender of any New Bond for redemption. (Mortgage, Section 505.) If only part of a New Bond is redeemed, the trustee will deliver to the holder of the New Bond a new New Bond of the same series for the remaining portion without charge. (Mortgage, Section 506.)
We may make any redemption at our option conditional upon the receipt by the paying agent, on or prior to the date fixed for redemption, of money sufficient to pay the redemption price and accrued interest, if any. If the paying agent has not received the money by the date fixed for redemption, we will not be required to redeem the New Bonds. (Mortgage, Section 504.)
Payment and Paying Agents
Except as may be provided in the applicable prospectus supplement, interest, if any, on each New Bond payable on any interest payment date will be paid to the person in whose name that New Bond is registered at the close of business on the regular record date for that interest payment date. However, interest payable at maturity will be paid to the person to whom the principal is paid. If there has been a default in the payment of interest on any New Bond, the defaulted interest may be paid to the holder of that New Bond as of the close of business on a date between 10 and 15 days before the date proposed by us for payment of the defaulted interest or in any other manner permitted by any securities exchange on which that New Bond may be listed, if the trustee finds it workable. (Mortgage, Section 307.)
Unless otherwise specified in the applicable prospectus supplement, principal, premium, if any, and interest on the New Bonds at maturity will be payable upon presentation of the New Bonds at the corporate trust office of The Bank of New York Mellon in The City of New York, as our paying agent. However, we may choose to make payment of interest by check mailed to the address of the persons entitled to payment as they may appear or have appeared in the security register for the New Bonds. We may change the place of payment on the New Bonds, appoint one or more additional paying agents (including us) and remove any paying agent, all at our discretion. (Mortgage, Section 702.)

As long as the New Bonds are registered in the name of DTC, or its nominee, as described under “-Book-Entry Only Securities,” payments of principal, premium, if any, and interest will be made to DTC for subsequent disbursement to beneficial owners of the New Bonds.
Registration and Transfer
Unless otherwise specified in the applicable prospectus supplement, and subject to restrictions related to the issuance of New Bonds through DTC’s book-entry system, the transfer of New Bonds may be registered, and New Bonds may be exchanged for other New Bonds of the same series or tranche, of authorized denominations and with the same terms and principal amount, at the corporate trust office of the trustee in The City of New York. (Mortgage, Section 305.) We may, upon prompt written notice to the trustee and the holders of the New Bonds, designate one or more additional places, or change the place or places previously designated, for registration of transfer and exchange of the New Bonds. (Mortgage, Section 702.) No service charge will be made for any registration of transfer or exchange of the New Bonds. However, we may require payment to cover any tax or other governmental charge that may be imposed in connection with a registration of transfer or exchange. We will not be required to execute or to provide for the registration, transfer or exchange of any New Bond

•	during the 15 days before an interest payment date;

•	during the 15 days before giving any notice of redemption; or

•	selected for redemption except the unredeemed portion of any New Bond being redeemed in part.
(Mortgage, Section 305.)
Security
The mortgage secures the first mortgage bonds now outstanding and will secure the New Bonds. The mortgage constitutes a first mortgage lien on all of our tangible electric utility property located in Texas, together with our franchises, permits and licenses that are transferable and necessary for the operation of such property and our recorded easements and rights of way, other than Excepted Property (as defined below) and subject to Permitted Liens (as discussed below). These properties are sometimes referred to as our “Mortgaged Property”, and the Mortgaged Property acquired by us after December 31, 2007, is sometimes referred to as “Property Additions.”
Permitted Liens
The lien of the mortgage is subject to Permitted Liens described in the mortgage. These Permitted Liens include, among others,

•	liens existing at October 1, 2008 (the “Execution Date of the Mortgage”), that have not been discharged;

•	as to property acquired by us after the Execution Date of the Mortgage, liens existing or placed on such property at the time we acquire such property and any Purchase Money Liens;

•
tax liens, assessments and other governmental charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings or of which at least ten business days’ notice has not been given to our general counsel or to such other person designated by us to receive such notices;

•
mechanics’, workmen’s, repairmen’s, materialmen’s, warehousemen’s and carriers’ liens, other liens incident to construction, liens or privileges of any of our employees for salary or wages earned, but not yet payable, and other liens, including without limitation liens for worker’s compensation awards, arising in the ordinary course of business for charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings or of which at least ten business days’ notice has not been given to our general counsel or to such other person designated by us to receive such notices;

•	specified judgment liens and Prepaid Liens;

•	easements, leases, reservations or other rights of others (including governmental entities) in, and defects of title in, our property;

•
liens securing indebtedness or other obligations relating to real property we acquired for specified transmission , distribution or communication purposes or for the purpose of obtaining rights-of-way;

•	specified leases and leasehold, license, franchise and permit interests;

•	liens resulting from law, rules, regulations, orders or rights of Governmental Authorities and specified liens required by law or governmental regulations;

•	liens to secure public obligations; rights of others to take minerals, timber, electric energy or capacity, gas, water, steam or other products produced by us or by others on our property;

•	rights and interests of persons other than us arising out of agreements relating to the common ownership or joint use of property, and liens on the interests of those Persons in the property;

•	restrictions on assignment and/or requirements of any assignee to qualify as a permitted assignee and/or public utility or public services corporation; and

•	liens which have been bonded for the full amount in dispute or for the payment of which other adequate security arrangements have been made.
(Mortgage, Granting Clauses and Section 101.)
The mortgage provides that the trustee will have a lien, prior to the lien on the Mortgaged Property securing the New Bonds, for the payment of its reasonable compensation and expenses and for indemnity against specified liabilities. (Mortgage, Section 1007.) This lien would be a Permitted Lien under the mortgage.
Excepted Property
The lien of the mortgage does not cover, among other things, the following types of property:

•	all cash, deposit accounts, securities and all policies of insurance on the lives of our officers not paid or delivered to or deposited with or held by the trustee or required so to be;

•
all contracts, leases, operating agreements and other agreements of all kinds (other than our franchises, permits and licenses that are transferable and necessary for the operation of the Mortgaged Property), contract rights, bills, notes and other instruments, revenues, income and earnings, all accounts, accounts receivable, rights to payment, payment intangibles and unbilled revenues, rights created by statute or governmental action to bill and collect revenues or other amounts from customers or others, credits, claims, demands and judgments;

•
all governmental and other licenses, permits, franchises, consents and allowances (other than our franchises, permits and licenses that are transferable and necessary for the operation of Mortgaged Property);

•	all unrecorded easements and rights of way;

•	all intellectual property rights and other general intangibles;

•	all vehicles, movable equipment, aircraft and vessels and all parts, accessories and supplies used in connection with any of the foregoing;

•	all personal property of such character that the perfection of a security interest therein or other lien thereon is not governed by the Uniform Commercial Code in effect where we are organized;

•
all merchandise and appliances acquired for the purpose of resale in the ordinary course and conduct of our business, and all materials and supplies held for consumption in operation or held in advance of use thereof for fixed capital purposes;

•
all electric energy and capacity, gas, steam and other materials and products generated, manufactured, produced or purchased by us for sale, distribution or use in the ordinary course and conduct of our business;

•
all property which is the subject of a lease agreement designating us as lessee, and all our right, title and interest in and to the property and in, to and under the lease agreement, whether or not the lease agreement is intended as security, and the last day of the term of any lease or leasehold which may become subject to the lien of the mortgage;

•
all property which subsequent to the Execution Date of the mortgage has been released from the lien of the mortgage and any improvements, extensions and additions to such properties and renewals, replacements, substitutions of or for any parts thereof; and

•	all property located at Edison Plaza in Beaumont, Texas.
We sometimes refer to property of ours not covered by the lien of the mortgage as “Excepted Property.” (Mortgage, Granting Clauses.)
Funded Property
The Mortgaged Property that was owned by us on December 31, 2007, and on the Execution Date of the mortgage is considered Funded Property and is funded at its net book value on December 31, 2007. Property Additions will become Funded Property when used under the mortgage for the issuance of first mortgage bonds, the release or retirement of Funded Property, or the withdrawal of cash deposited with the trustee for the issuance of first mortgage bonds.
Issuance of Additional First Mortgage Bonds
Subject to the issuance restrictions described below, the aggregate principal amount of first mortgage bonds that may be authenticated and delivered under the mortgage is unlimited. (Mortgage, Section 301) First mortgage bonds of any series may be issued from time to time only on the basis of, and in an aggregate principal amount not exceeding, the sum of the following:

•
70% of the cost or fair value to us (whichever is less) of Property Additions which do not constitute Funded Property (generally, Property Additions which have been made the basis of the authentication and delivery of New Bonds, the release of Mortgaged Property or the withdrawal of cash which have been substituted for retired Funded Property or which have been used for other specified purposes (Mortgage, Section 102)) after specified deductions and additions, primarily including adjustments to offset property retirements;

•	the aggregate principal amount of Retired Securities, as defined below; or

•	an amount of cash deposited with the trustee.
“Retired Securities” mean

•
any first mortgage bonds authenticated and delivered under the mortgage which (i) no longer remain outstanding, (ii) have not been made the basis of the authentication and delivery of first mortgage bonds, the release of Mortgaged Property or the withdrawal of cash, which have been substituted for retired Funded Property or which have been used for other specified purposes under any of the provisions of the mortgage; and (iii) have not been paid, redeemed, purchased or otherwise retired by the application thereto of Funded Cash; and

•
any Assumed Debt which (i) no longer remains outstanding because we have paid or caused to be deposited with the applicable trustee, paying agent or the holder of such Assumed Debt moneys sufficient to pay our obligations with respect to such Assumed Debt, (ii) has not been made the basis of the authentication and delivery of first mortgage bonds, the release of Mortgaged Property or the withdrawal of cash; and (iii) has not been paid, redeemed, purchased or otherwise retired by the application thereto of Funded Cash.

(Mortgage, Sections 101, 1601, 1602, 1603, 1604 and 1605.)
As of June 30, 2016, we could have issued approximately $875 million principal amount of first mortgage bonds on the basis of Retired Securities, and we had approximately $290 million of unfunded property additions, entitling us to issue approximately $203 million principal amount of first mortgage bonds on the basis of Property Additions. Such amount will be affected by the issuance of any additional first mortgage bonds, including the New Bonds, and the retirement of existing bonds with the proceeds of the New Bonds. New Bonds in a greater amount may also be issued for the refunding of outstanding first mortgage bonds.
Release of Property
Unless an event of default under the mortgage has occurred and is continuing, we may obtain the release from the lien of the mortgage of any collateral for the first mortgage bonds that constitutes Funded Property, except for cash held by the trustee, upon delivery to the trustee of an amount in cash equal to the amount, if any, by which the lower of the cost or fair value of the property to be released exceeds the aggregate of:

•	an amount equal to the aggregate principal amount of any obligations secured by Purchase Money Liens upon the property to be released and delivered to the trustee;

•
an amount equal to the cost or fair value to us (whichever is less) of certified Property Additions not constituting Funded Property after specified deductions and additions, primarily including adjustments to offset property retirements (except that these adjustments need not be made if the Property Additions were acquired, made or constructed within the 90-day period preceding the release);

•
10/7ths of the aggregate principal amount of first mortgage bonds that we would be entitled to issue on the basis of Retired Securities or bond credits (with the entitlement being waived by operation of the release);

•
10/7ths of the aggregate principal amount of any outstanding first mortgage bonds delivered to the trustee (with the first mortgage bonds to be cancelled by the trustee) other than first mortgage bonds issued on the basis of deposited cash;

•
any amount in cash and/or an amount equal to the aggregate principal amount of any obligations secured by Purchase Money Liens delivered to a holder of a prior lien on Mortgaged Property in consideration for the release of such Mortgaged Property from such prior lien; and

•	any taxes and expenses incidental to any sale, exchange, dedication or other disposition of the property to be released.
(Mortgage, Section 1803.)
Unless an event of default under the mortgage has occurred and is continuing, we may obtain the release from the lien of the mortgage of any part of the Mortgaged Property or any interest therein, which does not constitute Funded Property or Funded Cash held by the trustee, without depositing any cash or property with the trustee as long as (a) the aggregate amount of cost or fair value to us (whichever is less) of all Property Additions which do not constitute Funded Property (excluding the property to be released) after specified deductions and additions, primarily including adjustments to offset property retirements, is not less than zero or (b) the cost or fair value (whichever is less) of property to be released does not exceed the aggregate amount of the cost or fair value to us (whichever is less) of Property Additions acquired, made or constructed within the 90-day period preceding the release. (Mortgage, Section 1804.)
The mortgage provides simplified procedures for the release of Mortgaged Property with a net book value of up to the greater of $10 million or 3% of outstanding first mortgage bonds during a calendar year and for the release of Mortgaged Property taken or sold in connection with the power of eminent domain, provides for dispositions of certain obsolete or unnecessary Mortgaged Property and for grants or surrender of certain easements, leases or rights of way without any release or consent by the trustee. (Mortgage Sections 1802, 1805 and 1807.)

If we retain any interest in any property released from the lien of the mortgage, the mortgage will not become a lien on the property or the interest in the property or any improvements, extensions or additions to, or any renewals, replacements or substitutions of or for, any part or parts of the property unless we subject such property to the lien of the mortgage. (Mortgage, Section 1810.)
The mortgage also provides that we may terminate, abandon, surrender, cancel, release, modify or dispose of any of our franchises, permits or licenses that are Mortgaged Property without any consent of the trustee or the holders of outstanding first mortgage bonds; provided that (i) such action is, in our opinion, necessary, desirable or advisable in the conduct of our business, and (ii) any of our franchises, permits or licenses that, in our opinion, cease to be necessary for the operation of Mortgaged Property shall cease to be Mortgaged Property without any release or consent, or report to, the trustee. (Mortgage, Section 1802.)
Withdrawal of Cash
Unless an event of default under the mortgage has occurred and is continuing, and subject to specified limitations, cash held by the trustee may, generally, (1) be withdrawn by us (a) to the extent of the cost or fair value to us (whichever is less) of Property Additions not constituting Funded Property, after specified deductions and additions, primarily including adjustments to offset retirements (except that these adjustments need not be made if the Property Additions were acquired, made or constructed within the 90-day period preceding the withdrawal) or (b) in an amount equal to the aggregate principal amount of first mortgage bonds that we would be entitled to issue on the basis of Retired Securities or bond credits (with the entitlement to the issuance being waived by operation of the withdrawal) or (c) in an amount equal to the aggregate principal amount of any outstanding first mortgage bonds delivered to the trustee (with the first mortgage bonds to be cancelled by the trustee), or (2) upon our request, be applied to (a) the purchase of first mortgage bonds or (b) the payment (or provision for payment) at stated maturity of any first mortgage bonds or the redemption (or provision for payment) of any first mortgage bonds which are redeemable. (Mortgage, Section 1806.)
Satisfaction and Discharge of New Bonds
We will be discharged from our obligations on the New Bonds if we irrevocably deposit with the trustee or any paying agent, other than us, sufficient cash or government securities to pay the principal, interest, any premium and any other sums when due on the stated maturity date or a redemption date of the New Bonds. (Mortgage, Section 801.)
Consolidation, Merger and Conveyance of Assets
Under the terms of the mortgage, we may not consolidate with or merge into any other entity or convey, transfer or lease as, or substantially as, an entirety to any entity the Mortgaged Property, unless:

•
the surviving or successor entity, or an entity which acquires by conveyance or transfer or which leases our Mortgaged Property as, or substantially as, an entirety, is organized and validly existing under the laws of any domestic jurisdiction, and it expressly assumes our obligations on all first mortgage bonds then outstanding and under the mortgage and confirms the lien of the mortgage on the Mortgaged Property (as constituted immediately prior to the time such transaction became effective) and subjecting to the lien of the mortgage all property thereafter acquired by the successor entity that constitutes an improvement, extension or addition to the Mortgaged Property (as so constituted) or a renewal, replacement or substitution of or for any part thereof, but only to the extent that such improvement, extension or addition is so affixed or attached to real property as to be regarded a part of such real property or is an improvement, extension or addition to personal property that is made to maintain, renew, repair or improve the function of such personal property and is physically installed in or affixed to such personal property;

•
in the case of a lease, such lease is made expressly subject to termination by us or by the trustee and by the purchaser of the property so leased at any sale thereof at any time during the continuance of an event of default under the mortgage;

•	we shall have delivered to the trustee an officer’s certificate and an opinion of counsel as provided in the mortgage; and

•
immediately after giving effect to such transaction (and treating any debt that becomes an obligation of the successor entity as a result of such transaction as having been incurred by the successor entity at the time of such transaction), no event of default under the mortgage, or event which, after notice or lapse of time or both, would become an event of default under the mortgage, shall have occurred and be continuing.

(Mortgage, Section 1201.) In the case of the conveyance or other transfer of the Mortgaged Property as, or substantially as, an entirety to another entity, upon the satisfaction of all the conditions described above, we would be released and discharged from all our obligations and covenants under the mortgage and on the first mortgage bonds then outstanding unless we elect to waive such release and discharge. (Mortgage, Section 1204.)
The mortgage does not prevent or restrict:

•
any conveyance or other transfer, or lease, of any part of the Mortgaged Property that does not constitute the entirety, or substantially the entirety, of the Mortgaged Property; or (Mortgage, Section 1205.)

•
any conveyance, transfer or lease of any of our properties where we retain Mortgaged Property with a fair value in excess of 143% of the aggregate principal amount of all outstanding first mortgage bonds, and any other outstanding debt secured by a Purchase Money Lien that ranks equally with, or senior to, the first mortgage bonds with respect to the Mortgaged Property. This fair value will be determined within 90 days of the conveyance, transfer or lease by an independent expert that we select. (Mortgage, Section 1206.)

Although the successor entity may, in its sole discretion, subject to the lien of the mortgage property then owned or thereafter acquired by the successor entity, the lien of the mortgage generally will not cover the property of the successor entity other than the mortgaged property it acquires from us and improvements, extensions and additions to such property and renewals, replacements and substitutions thereof, within the meaning of the mortgage. (Mortgage, Section 1203)
The terms of the mortgage do not restrict mergers in which we are the surviving entity. (Mortgage, Section 1205.) A statutory merger of the sort permitted by Texas law in which a company’s assets and liabilities may be allocated among one or more entities shall not be considered to be a merger, consolidation or conveyance of Mortgaged Property subject to the provisions of the mortgage described above unless all or substantially all of the Mortgaged Property is allocated to one or more other entities.
Events of Default
“Event of default,” when used in the mortgage with respect to first mortgage bonds, means any of the following:

•
failure to pay interest on any first mortgage bond for 30 days after it is due unless we have made a valid extension of the interest payment period with respect to such first mortgage bond as provided in the mortgage;

•	failure to pay the principal of or any premium on any first mortgage bond when due unless we have made a valid extension of the maturity of such first mortgage bond as provided in the mortgage;

•	failure to perform or breach of any other covenant or warranty in the mortgage that continues for 90 days after we receive written notice from the trustee, or we and the trustee receive written notice from the holders of at least 33% in aggregate principal amount of the outstanding first mortgage bonds, unless the trustee, or the trustee and the holders of a principal amount of first mortgage bonds not less than the principal amount of first mortgage bonds the holders of which gave such notice, as the case may be, agree in writing to an extension of such period prior to its expiration; provided, however, that the trustee, or the trustee and the holders of such principal amount of first mortgage bonds, as the case may be, shall be deemed to have agreed to an extension of such period if corrective action is initiated by us within such period and is being diligently pursued;

•	events of our bankruptcy, insolvency or reorganization as specified in the mortgage; or

•	any other event of default included in any supplemental indenture, board resolution or officer’s certificate establishing a series of first mortgage bonds.
(Mortgage, Sections 301, 901 and 1301.)
The trustee is required to give notice of any default under the mortgage known to the trustee in the manner and to the extent required to do so by the Trust Indenture Act of 1939, unless such default shall have been cured or waived. However, in the case of any default of the character specified in the third bullet in the preceding paragraph, no such notice to holders of the outstanding first mortgage bonds shall be given until at least 60 days after the occurrence thereof. (Mortgage, Section 1002.)
Remedies
Acceleration of Maturity
If an event of default under the mortgage occurs and is continuing, then the trustee, by written notice to us, or the holders of at least 33% in aggregate principal amount of the outstanding first mortgage bonds, by written notice to us and the trustee, may declare the principal amount of all of the first mortgage bonds to be due and payable immediately, and upon our receipt of such notice, such principal amount, together with premium, if any, and accrued and unpaid interest will become immediately due and payable. (Mortgage, Section 902.)
There is no automatic acceleration, even in the event of our bankruptcy, insolvency or reorganization.
Rescission of Acceleration
At any time after such a declaration of acceleration has been made but before any sale of the Mortgaged Property and before a judgment or decree for payment of the money due has been obtained by the trustee, the event of default under the mortgage giving rise to such declaration of acceleration will be considered cured, and such declaration and its consequences will be considered rescinded and annulled, if:

•	we have paid or deposited with the trustee a sum sufficient to pay:

(1)	all overdue interest on all outstanding first mortgage bonds;

(2)	the principal of and premium, if any, on the outstanding first mortgage bonds that have become due otherwise than by such declaration of acceleration and overdue interest thereon;

(3)	interest on overdue interest, if any, to the extent lawful; and

(4)	all amounts due to the trustee under the mortgage; and

•	any other event of default under the mortgage with respect to the first mortgage bonds has been cured or waived as provided in the mortgage.
(Mortgage, Section 902.)

Trustee Powers
Subject to the mortgage, under specified circumstances and to the extent permitted by law, if an event of default under the mortgage occurs and is continuing, the trustee is entitled to the appointment of a receiver for the Mortgaged Property, and is entitled to all other remedies available to mortgagees and secured parties under the Uniform Commercial Code or any other applicable law. (Mortgage, Section 916.)
Control by Holders
Other than its duties in case of an event of default under the mortgage, the trustee is not obligated to exercise any of its rights or powers under the mortgage at the request, order or direction of any of the holders, unless the holders offer the trustee an indemnity satisfactory to it. (Mortgage, Section 1003.) If they provide this indemnity, the holders of a majority in principal amount of the outstanding first mortgage bonds will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee. The trustee is not obligated to comply with directions that conflict with law or other provisions of the mortgage or that could involve the trustee in personal liability in circumstances where indemnity would not, in the trustee’s sole discretion, be adequate. (Mortgage, Section 912.)
Limitation on Holders’ Right to Institute Proceedings
No holder of first mortgage bonds will have any right to institute any proceeding under the mortgage, or any remedy under the mortgage, unless:

•	the holder has previously given to the trustee written notice of a continuing event of default under the mortgage;

•
the holders of a majority in aggregate principal amount of the outstanding first mortgage bonds of all series have made a written request to the trustee and have offered indemnity satisfactory to the trustee to institute proceedings; and

•
the trustee has failed to institute any proceeding for 60 days after notice and has not received during that period any direction from the holders of a majority in aggregate principal amount of the outstanding first mortgage bonds inconsistent with the written request of holders referred to above;

provided that no holder or holders of first mortgage bonds shall have any right in any manner to affect or prejudice the rights of other holders of outstanding first mortgage bonds or to obtain priority over such other holders. (Mortgage, Section 907.) However, these limitations do not apply to the absolute and unconditional right of a holder of a first mortgage bond to institute suit for payment of the principal, premium, if any, or interest on the first mortgage bond on or after the applicable due date. (Mortgage, Section 908.)
Evidence to be Furnished to the Trustee
Compliance with the mortgage provisions is evidenced by written statements of our officers or persons we select or pay. In certain cases, opinions of counsel and certifications of an engineer, accountant, appraiser or other expert (who in some cases must be independent) must be furnished. We must give the trustee an annual certificate as to whether or not we have fulfilled our obligations under the mortgage throughout the preceding year.
Modification and Waiver
Without the consent of any holder of first mortgage bonds, we and the trustee may enter into one or more supplemental indentures for any of the following purposes:

•	to evidence the assumption by any permitted successor of our covenants in the mortgage and in the first mortgage bonds;

•	to add one or more covenants or other provisions for the benefit of the holders of all or any series or tranche of first mortgage bonds, or to surrender any right or power conferred upon us;

•	to add additional events of default under the mortgage for all or any series of first mortgage bonds;

•
to change, eliminate or add any provision to the mortgage; provided, however, if the change, elimination or addition will adversely affect the interests of the holders of first mortgage bonds of any series in any material respect, the change, elimination or addition will become effective only:

(1) when the consent of the holders of first mortgage bonds of such series has been obtained in accordance with the mortgage; or
(2) when no first mortgage bonds of the affected series remain outstanding under the mortgage;

•	to provide additional security for any first mortgage bonds;

•	to establish the form or terms of first mortgage bonds of any other series as permitted by the mortgage;

•	to provide for the authentication and delivery of bearer securities with or without coupons;

•	to evidence and provide for the acceptance of appointment by a separate or successor trustee or co-trustee;

•	to provide for the procedures required for use of a noncertificated system of registration for the first mortgage bonds of all or any series;

•
to change any place where principal, premium, if any, and interest shall be payable, first mortgage bonds may be surrendered for registration of transfer or exchange, and notices and demands to us may be served;

•
to amend and restate the mortgage as originally executed and as amended from time to time, with additions, deletions and other changes that do not adversely affect the interests of the holders of first mortgage bonds of any series in any material respect; or

•
to cure any ambiguity or inconsistency or to make any other changes or additions to the provisions of the mortgage if such changes or additions will not adversely affect the interests of first mortgage bonds of any series in any material respect.

(Mortgage, Section 1301.)
The holders of a majority in aggregate principal amount of then outstanding first mortgage bonds, considered as one class, may waive compliance by us with some restrictive provisions of the mortgage. (Mortgage, Section 706.) The holders of a majority in principal amount of then outstanding first mortgage bonds may waive any past default under the mortgage, except a default in the payment of principal, premium, if any, or interest and certain covenants and provisions of the mortgage that cannot be modified or amended without the consent of the holder of each outstanding first mortgage bond of any affected series. (Mortgage, Section 913.)
Except as provided below, the consent of the holders of a majority in aggregate principal amount of then outstanding first mortgage bonds, considered as one class, is required for all other amendments or modifications to the mortgage. However, if less than all of the series of first mortgage bonds outstanding are directly affected by a proposed amendment or modification, then the consent of the holders of only a majority in aggregate principal amount of the outstanding first mortgage bonds of all series that are directly affected, considered as one class, will be required. Notwithstanding the foregoing, no amendment or modification may be made without the consent of the holder of each directly affected mortgage bond then outstanding to:

•
change the stated maturity of the principal of, or any installment of principal of or interest on, any mortgage bond, or reduce the principal amount of any first mortgage bond or its rate of interest or change the method of calculating that interest rate or reduce any premium payable upon redemption, or change the currency in which payments are made, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any first mortgage bond;

•
create any lien ranking prior to or on a parity with the lien of the mortgage with respect to the Mortgaged Property, terminate the lien of the mortgage on the Mortgaged Property or deprive any holder of a first mortgage bond of the benefits of the security of the lien of the mortgage;

•
reduce the percentage in principal amount of the outstanding first mortgage bonds of any series the consent of the holders of which is required for any amendment or modification or any waiver of compliance with a provision of the mortgage or of any default thereunder and its consequences, or reduce the requirements for a quorum or voting; or

•	modify certain provisions of the mortgage relating to supplemental indentures, waivers of some covenants and waivers of past defaults with respect to the first mortgage bonds of any series.
A supplemental indenture that changes the mortgage solely for the benefit of one or more particular series of first mortgage bonds, or modifies the rights of the holders of first mortgage bonds of one or more series, will not affect the rights under the mortgage of the holders of the first mortgage bonds of any other series. (Mortgage, Section 1302.)
The mortgage provides that first mortgage bonds owned by us or anyone else required to make payment on the first mortgage bonds shall be disregarded and considered not to be outstanding in determining whether the required holders have given a request or consent. (Mortgage, Section 101.)
We may fix in advance a record date to determine the holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or similar act of the holders, but we have no obligation to do so. If we fix a record date, that request, demand, authorization, direction, notice, consent, waiver or other act of the holders may be given before or after that record date, but only the holders of record at the close of business on that record date will be considered holders for the purposes of determining whether holders of the required percentage of the outstanding first mortgage bonds have authorized or agreed or consented to the request, demand, authorization, direction, notice, consent, waiver or other act of the holders. For that purpose, the outstanding first mortgage bonds will be computed as of the record date.
Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder of any mortgage bond will bind every future holder of that first mortgage bond and the holder of every first mortgage bond issued upon the registration of transfer of or in exchange for that first mortgage bond. A transferee will also be bound by acts of the trustee or us in reliance thereon, whether or not notation of that action is made upon the first mortgage bond. (Mortgage, Section 106.)
Resignation of a Trustee
The trustee may resign at any time by giving written notice to us or may be removed at any time by an act of the holders of a majority in principal amount of first mortgage bonds then outstanding delivered to the trustee and us. No resignation or removal of the trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by a successor trustee. So long as no event of default or event which, after notice or lapse of time, or both, would become an event of default has occurred and is continuing and except with respect to a trustee appointed by act of the holders, if we have delivered to the trustee a board resolution appointing a successor trustee and the successor has accepted the appointment in accordance with the terms of the mortgage, the trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the mortgage. (Mortgage, Section 1010.)
Notices
Notices to holders of New Bonds will be given by mail to the addresses of such holders as they may appear in the security register for the New Bonds. (Mortgage, Section 108.)

Title
We, the trustee, and any of our or the trustee’s agents, may treat the person in whose name New Bonds are registered as the absolute owner thereof, whether or not the New Bonds may be overdue, for the purpose of making payments and for all other purposes irrespective of notice to the contrary. (Mortgage, Section 308.)
Governing Law
The mortgage is, and the New Bonds will be, governed by, and construed in accordance with, the laws of the State of New York except where otherwise required by law, including with respect to the creation, perfection, priority or enforcement of the lien of the mortgage. (Mortgage, Section 114.)
Information about the Trustee
The trustee will be The Bank of New York Mellon. In addition to acting as trustee, The Bank of New York Mellon also acts, and may act, as trustee under various other of our and our affiliates’ indentures, trusts and guarantees. We and our affiliates maintain deposit accounts and credit and liquidity facilities and conduct other banking transactions with the trustee and its affiliates in the ordinary course of our respective businesses.
Book-Entry Only Securities
Unless otherwise specified in the applicable prospectus supplement, the New Bonds will trade through DTC. Each series of New Bonds will be represented by one or more global certificates and registered in the name of Cede & Co., DTC’s nominee. Upon issuance of the global certificates, DTC or its nominee will credit, on its book-entry registration and transfer system, the principal amount of the New Bonds represented by such global certificates to the accounts of institutions that have an account with DTC or its participants. The accounts to be credited shall be designated by the underwriters. Ownership of beneficial interests in the global certificates will be limited to participants or persons that may hold interests through participants. The global certificates will be deposited with the trustee as custodian for DTC.
DTC is a New York clearing corporation and a clearing agency registered under Section 17A of the Exchange Act. DTC holds securities for its participants. DTC also facilitates the post-trade settlement of securities transactions among its participants through electronic computerized book-entry transfers and pledges in the participants’ accounts. This eliminates the need for physical movement of securities certificates. The participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Others who maintain a custodial relationship with a participant can use the DTC system. The rules that apply to DTC and those using its systems are on file with the SEC.
Purchases of the New Bonds within the DTC system must be made through participants, who will receive a credit for the New Bonds on DTC’s records. The beneficial ownership interest of each purchaser will be recorded on the appropriate participant’s records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners should receive written confirmations of the transactions, as well as periodic statements of their holdings, from the participants through whom they purchased New Bonds. Transfers of ownership in the New Bonds are to be accomplished by entries made on the books of the participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates for their New Bonds of a series, except if use of the book-entry system for the New Bonds of that series is discontinued.

To facilitate subsequent transfers, all New Bonds deposited by participants with DTC are registered in the name of DTC’s nominee, Cede & Co. The deposit of the New Bonds with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the New Bonds. DTC’s records reflect only the identity of the participants to whose accounts such New Bonds are credited. These participants may or may not be the beneficial owners. Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to participants, and by participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of New Bonds may wish to take certain steps to augment transmission to them of notices of significant events with respect to the New Bonds, such as redemptions, tenders, defaults and proposed amendments to the indenture. Beneficial owners of the New Bonds may wish to ascertain that the nominee holding the New Bonds has agreed to obtain and transmit notices to the beneficial owners.
Redemption notices will be sent DTC. If less than all of the New Bonds of a series are being redeemed, DTC’s practice is to determine by lot the amount of New Bonds of such series held by each participant to be redeemed.
Neither DTC nor Cede & Co. will itself consent or vote with respect to New Bonds, unless authorized by a participant in accordance with DTC’s procedures. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those participants to whose accounts the New Bonds are credited on the record date.
Payments of redemption proceeds, principal of, and interest on the New Bonds will be made to Cede & Co., or such other nominee as may be requested by DTC. DTC’s practice is to credit participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or our agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices. Payments will be the responsibility of participants and not of DTC, the trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, principal and interest to Cede & Co. (or such other nominee as may be requested by DTC) is our responsibility. Disbursement of payments to participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of participants.
Except as provided in the applicable prospectus supplement, a beneficial owner will not be entitled to receive physical delivery of the New Bonds. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the New Bonds.
DTC may discontinue providing its services as securities depositary with respect to the New Bonds at any time by giving us reasonable notice. In the event no successor securities depositary is obtained, certificates for the New Bonds will be printed and delivered. We may decide to replace DTC or any successor depositary. Additionally, subject to the procedures of DTC, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary) with respect to some or all of the New Bonds. In that event or if an event of default with respect to a series of New Bonds has occurred and is continuing, certificates for the New Bonds of such series will be printed and delivered. If certificates for such series of New Bonds are printed and delivered,

•	those New Bonds will be issued in fully registered form without coupons;

•
a holder of certificated New Bonds would be able to exchange those New Bonds, without charge, for an equal aggregate principal amount of New Bonds of the same series, having the same issue date and with identical terms and provisions; and

•	a holder of certificated New Bonds would be able to transfer those New Bonds without cost to another holder, other than for applicable stamp taxes or other governmental charges.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we do not take any responsibility for the accuracy of this information.
PLAN OF DISTRIBUTION
Methods and Terms of Sale
We may use a variety of methods to sell the New Bonds including:

1.	through one or more underwriters or dealers;

2.	directly to one or more purchasers;

3.	through one or more agents; or

4.	through a combination of any such methods of sale.
The prospectus supplement relating to a particular series of the New Bonds will set forth the terms of the offering of the New Bonds, including:

1.	the name or names of any underwriters, dealers or agents and any syndicate of underwriters;

2.	the initial public offering price;

3.	any underwriting discounts and other items constituting underwriters’ compensation;

4.	the proceeds we receive from that sale; and

5.	any discounts or concessions allowed or reallowed or paid by any underwriters to dealers.
Underwriters
If we sell the New Bonds through underwriters, they will acquire the New Bonds for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters for a particular underwritten offering of New Bonds will be named in the applicable prospectus supplement and, if an underwriting syndicate is used, the managing underwriter or underwriters will be named on the cover page of the applicable prospectus supplement. In connection with the sale of New Bonds, the underwriters may receive compensation from us or from purchasers in the form of discounts, concessions or commissions. The obligations of the underwriters to purchase New Bonds will be subject to certain conditions. The underwriters will be obligated to purchase all of the New Bonds of a particular series if any are purchased. However, the underwriters may purchase less than all of the New Bonds of a particular series should certain circumstances involving a default of one or more underwriters occur.
The initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers by any underwriters may be changed from time to time.
Stabilizing Transactions
Underwriters may engage in stabilizing transactions and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying New Bond so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the New Bonds in the open market after the distribution has been completed in order to cover syndicate short positions. These stabilizing transactions and syndicate covering transactions may cause the price of the New Bonds to be higher than it would otherwise be if such transactions had not occurred.
Agents
If we sell the New Bonds through agents, the applicable prospectus supplement will set forth the name of any agent involved in the offer or sale of the New Bonds as well as any commissions we will pay to them.

Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.
Related Transactions
Underwriters, dealers and agents (or their affiliates) may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business.
Indemnification
We will agree to indemnify any underwriters, dealers, agents or purchasers and their controlling persons against certain civil liabilities, including liabilities under the Securities Act of 1933.
Listing
Unless otherwise specified in the applicable prospectus supplement, the New Bonds will not be listed on a national securities exchange. No assurance can be given that any broker-dealer will make a market in any series of the New Bonds and, in any event, no assurance can be given as to the liquidity of the trading market for any of the New Bonds.
EXPERTS
The consolidated financial statements, and the related financial statement schedule incorporated in this Prospectus by reference from the 2015 Form 10-K, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
LEGALITY
The legality of the New Bonds will be passed upon for us by Morgan, Lewis & Bockius LLP, New York, New York, as to matters of New York law, and by Duggins, Wren, Mann & Romero, LLP, Austin, Texas, as to matters of Texas law. Certain legal matters with respect to the New Bonds will be passed on for any underwriters by Pillsbury Winthrop Shaw Pittman LLP, New York, New York. Pillsbury Winthrop Shaw Pittman LLP regularly represents our affiliates in connection with various matters. Morgan, Lewis & Bockius LLP may rely on the opinion of Duggins, Wren, Mann & Romero, LLP, Austin, Texas, as to matters of Texas law relevant to its opinion.

PROSPECTUS
FIRST MORTGAGE BONDS
SYSTEM ENERGY RESOURCES, INC.
Echelon One
1340 Echelon Parkway
Jackson, Mississippi 39213
(601) 368-5000
We -

◦	may periodically offer our first mortgage bonds in one or more series; and

◦	will determine the price and other terms of each series of first mortgage bonds when sold, including whether any series will be subject to redemption prior to maturity.
The First Mortgage Bonds -

◦	will be secured by a mortgage that constitutes a first mortgage lien (subject to certain exceptions and permitted liens) on substantially all of our property; and

◦	will not be listed on a national securities exchange unless otherwise indicated in the accompanying prospectus supplement.
You -

◦	will receive interest payments in the amounts and on the dates specified in an accompanying prospectus supplement.
This prospectus may be used to offer and sell series of first mortgage bonds only if accompanied by the prospectus supplements for those series. We will provide the specific information for those offerings and the specific terms of those first mortgage bonds, including their offering prices, interest rates and maturities, in supplements to this prospectus. The supplements may also add, update or change the information in this prospectus. You should read this prospectus and any supplements carefully before you invest.
_________________
Investing in the first mortgage bonds offered by this prospectus involves risks. See “Risk Factors” on page 2.
_________________
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
__________________
We may offer the first mortgage bonds directly or through underwriters, agents or dealers. Each prospectus supplement will provide the terms of the plan of distribution for the related series of first mortgage bonds.
The date of this prospectus is August 26, 2016.

RISK FACTORS
Investing in the first mortgage bonds involves certain risks. In considering whether to purchase the first mortgage bonds being offered by this prospectus (the “New Bonds”), you should carefully consider the information we have included or incorporated by reference in this prospectus. In particular, you should carefully consider the information under the heading “Risk Factors” as well as the factors listed under the heading “Forward-Looking Information,” in each case, contained in our Annual Report on Form 10-K for our most recent fiscal year, in any Quarterly Report on Form 10-Q that we have filed since our most recent Annual Report on Form 10-K and in any other document that we file (not furnish) with the Securities and Exchange Commission (the “SEC”), each of which is incorporated by reference in this prospectus.
In addition, you should consider the following risk factor relating to the New Bonds:
The New Bonds will benefit from the support of the Availability Agreement and the Capital Funds Agreement; however, we have reserved the right to terminate these arrangements.
As described elsewhere in this prospectus, the Availability Agreement and the Capital Funds Agreement (each as defined below) are backstop arrangements for the benefit of our bondholders and other lenders. In addition to the lien of our mortgage, the New Bonds may have the sole and exclusive benefit of an Assignment of Availability Agreement, Consent and Agreement and a Supplementary Capital Funds Agreement and Assignment. However, we currently have the right to terminate the Availability Agreement, and the assignments thereof, without the consent of any assignees. By purchasing New Bonds offered by this prospectus, investors will pre-consent to the termination of the Availability Agreement and any Assignment of Availability Agreement that may apply to the New Bonds. We have reserved the similar right to terminate the Capital Funds Agreement, and the assignments thereof, upon obtaining the consent, if required, of those holders of our indebtedness then outstanding who have received the assignments of the Capital Funds Agreement. No such consent would be required to terminate the Capital Funds Agreement or the assignment thereof at this time. By purchasing New Bonds offered by this prospectus, investors will pre-consent to the termination of the Capital Funds Agreement and any Supplementary Capital Funds Agreement that may apply to the New Bonds. Exercise of the right to terminate these agreements would end all support arrangements contained in the respective agreements, including the support arrangements in case of a permanent shut down of Grand Gulf (as defined below). This exercise, if undertaken by us, may have an adverse impact on our outstanding securities, including the New Bonds.
ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the SEC as a majority-owned subsidiary of Entergy Corporation, which is a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933 (the “Securities Act”). By utilizing a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, the New Bonds described in this prospectus. This prospectus provides a general description of the New Bonds being offered. Each time we sell a series of New Bonds we will provide a prospectus supplement containing specific information about the terms of that series of New Bonds and the related offering. It is important for you to consider the information contained in this prospectus, the related prospectus supplement and the exhibits to the registration statement, together with the additional information referenced under the heading “Where You Can Find More Information” in making your investment decision.

For more detailed information about the New Bonds, you can read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.

SYSTEM ENERGY RESOURCES, INC.
General
We are a corporation organized under the laws of Arkansas. Our principal executive offices are located at Echelon One, 1340 Echelon Parkway, Jackson, Mississippi 39213. Our telephone number is 1-601-368-5000. We are a wholly-owned subsidiary of Entergy Corporation (“Entergy”), which also owns all of the common stock of Entergy Arkansas, Inc. (“Entergy Arkansas”), Entergy Mississippi, Inc. (“Entergy Mississippi”), Entergy New Orleans, Inc. (“Entergy New Orleans”) and Entergy Texas, Inc. and, indirectly, the common membership interests in Entergy Louisiana, LLC (“Entergy Louisiana,” and, together with Entergy Arkansas, Entergy Mississippi and Entergy New Orleans, the “System Operating Companies”).
Nature of Our Business
Our principal asset consists of our 90% ownership/leasehold interest in Unit 1 of the Grand Gulf Steam Electric Generating Station (nuclear) (“Grand Gulf”), a 1,261-megawatt nuclear powered electric generating unit near Port Gibson, Mississippi. The other 10% of Grand Gulf is owned by South Mississippi Electric Power Association, a wholesale cooperative in Mississippi. Grand Gulf began commercial operation in 1985 and has operated without a significant shutdown since that time except for normal refueling outages. We have approximately a 78.5% ownership interest and, from a sale and leaseback transaction, an 11.5% leasehold interest in Grand Gulf.
We sell the capacity and energy from our 90% interest in Grand Gulf exclusively to the System Operating Companies. These sales are made under a Unit Power Sales Agreement among us and the System Operating Companies (the “Unit Power Sales Agreement”) which has been approved by the Federal Energy Regulatory Commission (the “FERC”). (See “-Source of Revenue” below.) In 1990, Entergy Operations took over responsibility for operating Grand Gulf. At June 30, 2016, we had utility plant assets (net of accumulated depreciation) of approximately $2.2 billion, long-term debt of approximately $551 million and common shareholder’s equity of approximately $693 million.
Source of Revenue
Our operating revenues are derived from the allocation of the capacity, energy and related costs associated with our 90% share of Grand Gulf pursuant to the Unit Power Sales Agreement. Under that agreement, we agreed to sell all of our share of capacity and energy from Grand Gulf to the System Operating Companies in accordance with specified percentages (Entergy Arkansas, 36%, Entergy Louisiana, 14%, Entergy Mississippi, 33% and Entergy New Orleans, 17%) as ordered by the FERC. Charges under this agreement are paid in consideration for the purchasing System Operating Companies’ respective entitlement to receive capacity and energy and are payable irrespective of the quantity of energy delivered so long as Grand Gulf remains in commercial operation. The average monthly obligations for payments from the System Operating Companies to us for 2015 under the Unit Power Sales Agreement were approximately $19.2 million for Entergy Arkansas, $7.7 million for Entergy Louisiana, $16.5 million for Entergy Mississippi and $9.3 million for Entergy New Orleans.
Payments under the Unit Power Sales Agreement are our only source of operating revenues. Our financial condition, therefore, depends upon the receipt of payments from the System Operating Companies under the Unit Power Sales Agreement and on the continued commercial operation of Grand Gulf. We have no reason to believe that the System Operating Companies will not be in a position to meet their financial obligations to pay for their allocated portions of Grand Gulf capacity and energy under the Unit Power Sales Agreement. For information with respect to other commitments and contingent obligations of the System Operating Companies, reference is made to Note 8, “Commitments and Contingencies” of the Notes to Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2015 (the “2015 Form 10-K”).

The Unit Power Sales Agreement is to remain in effect until terminated by the parties (this termination being subject to the FERC’s approval), which we expect to occur upon Grand Gulf's retirement from service at the expiration date of its operating license. In October 2011, System Energy filed an application with the NRC for an extension of the expiration date of Grand Gulf’s operating license from November 1, 2024 to 2044, which application is pending. In general, approval by holders of our outstanding indebtedness for borrowed money would not be required for termination, amendment or modification of the Unit Power Sales Agreement.
Contractual Arrangements for the Benefit of Creditors
As described elsewhere in this prospectus, substantially all of our property is subject to our mortgage, which secured $250 million of our outstanding first mortgage bonds at June 30, 2016. In addition, certain of our indebtedness for borrowed money, including our outstanding first mortgage bonds, is secured by assignments of our rights under our Capital Funds Agreement, dated as of June 21, 1974, as amended and supplemented, with Entergy (the “Capital Funds Agreement”) and our Availability Agreement dated as of June 21, 1974, as amended, with the System Operating Companies (the “Availability Agreement”). The New Bonds offered by this prospectus may likewise be secured by assignments of our rights under these support arrangements; however, by the terms of the New Bonds, holders of the New Bonds will consent to our right to terminate these agreements and assignments without any further action by the holders, subject to certain conditions.
Pursuant to the Capital Funds Agreement and the assignments thereof, Entergy has agreed to supply to us sufficient capital to (1) maintain our equity capital at an amount equal to a minimum of 35% of our total capitalization (excluding short-term debt), and (2) permit the continuation of commercial operation of Grand Gulf and to pay in full all of our indebtedness for borrowed money when due under any circumstances. The performance by Entergy of its obligations under the Capital Funds Agreement is not conditioned on Grand Gulf continuing to remain in service.
Pursuant to the Availability Agreement and the assignments thereof, the System Operating Companies are individually obligated to make payments or subordinated advances to us in accordance with stated percentages (Entergy Arkansas, 17.1%, Entergy Louisiana, 26.9%, Entergy Mississippi, 31.3% and Entergy New Orleans, 24.7%) in amounts that, when added to amounts received under the Unit Power Sales Agreement or otherwise, are adequate to cover all of (i) our total operating expenses for Grand Gulf, including depreciation at a specified rate and permanent shutdown costs and (ii) our interest charges. The respective percentages of payments due by the System Operating Companies were agreed upon by the parties pursuant to an amendment to the Availability Agreement in connection with the financing of the construction costs of Grand Gulf. The different percentages of allocation of capacity and energy from Grand Gulf, and the corresponding payments due by the System Operating Companies under the Unit Power Sales Agreement, were ordered by the FERC in June 1985 based upon the FERC’s determination of these companies’ system-wide demand responsibilities.
The Availability Agreement provides assurances that we should have available adequate cash resources to cover our operating expenses and interest costs and permanent shutdown costs in the event of a shortfall of funds available to us from sales of capacity and energy under the Unit Power Sales Agreement and from other sources. These assurances do not cover or provide for a return on equity. On the other hand, payments to us under the Unit Power Sales Agreement cover our full cost of service, to the extent allowed pursuant to FERC ratemaking practices, including a return on equity. The Availability Agreement by its terms provides that amounts payable thereunder in respect of Grand Gulf are payable even if the unit is not in service for any reason. As discussed above, payments under the Unit Power Sales Agreement are required to be made so long as Grand Gulf remains in commercial operation. Since commercial operation of Grand Gulf began, payments under the Unit Power Sales Agreement to us have exceeded the amounts payable under the Availability Agreement. Accordingly, no payments under the Availability Agreement by the System Operating Companies have ever been required.
We and the other respective parties to each of the Capital Funds Agreement and the Availability Agreement currently have the right to terminate, amend or modify the respective agreements and the assignments thereof without the consent of any assignees.
Additional Information
The information above is only a summary and is not complete. For further information about the support arrangements described above, see “Description of the New Bonds” in this prospectus, and for further information about our support arrangements, please refer to the 2015 Form 10-K, including Note 8, “Commitments and Contingencies” of the Notes to Financial Statements therein. You should also read the incorporated documents listed under the heading “Where You Can Find More Information” for more specific information concerning our business and affairs, including significant contingencies, significant factors and known trends, our general capital requirements, our financing plans and capabilities, and pending legal and regulatory proceedings.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), and therefore are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings are available to the public on the Internet at the SEC’s website located at (http://www.sec.gov). You may read and copy any document that we file with the SEC at the SEC public reference room located at:

100 F Street, N.E.
Room 1580
Washington, D.C. 20549-1004.

Call the SEC at 1-800-732-0330 for more information about the public reference room and how to request documents.

The SEC allows us to “incorporate by reference” the information filed by us with the SEC, which means we can refer you to important information without restating it in this prospectus. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, along with any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until the offerings contemplated by this prospectus are completed or terminated:

1. the 2015 Form 10-K; and
2. our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, and June 30, 2016.

You may access a copy of any or all of these filings, free of charge, at our web site, which is located at http:// www.entergy.com, or by writing or calling us at the following address:
Daniel T. Falstad
Secretary
System Energy Resources, Inc.
639 Loyola Avenue
New Orleans, Louisiana 70113
(504) 576-2095

You may also direct your requests via e-mail to dfalsta@entergy.com. We do not intend our Internet address to be an active link or to otherwise incorporate the contents of the website into this prospectus or any accompanying prospectus supplement.
This prospectus, any accompanying prospectus supplement and any free-writing prospectus that we file with the SEC contain and incorporate by reference information that you should consider when making your investment decision. We have not, and any underwriters, dealers or agents have not, authorized anyone else to provide you with different information. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference is accurate as of any date other than as of the dates of these documents or the dates these documents were filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since these dates. We are not, and any underwriters, dealers or agents are not, making an offer of the New Bonds in any jurisdiction where the offer or sale is not permitted.
RATIOS OF EARNINGS TO FIXED CHARGES
We have calculated ratios of earnings to fixed charges pursuant to Item 503 of Regulation S-K of the SEC as follows:

Six Months Ended June 30,		Twelve Months Ended December 31,
2016 5.52	2015 4.06	2015 4.53	2014 4.04	2013 5.66	2012 5.12	2011 3.85
“Earnings” represent the aggregate of (1) income before the cumulative effect of an accounting change, (2) taxes based on income, (3) investment tax credit adjustments-net and (4) fixed charges. “Fixed Charges” include interest (whether expensed or capitalized), related amortization and estimated interest applicable to rentals charged to operating expenses. We accrue interest expense related to unrecognized tax benefits in income tax expense and do not include it in fixed charges.
USE OF PROCEEDS
Except as otherwise described in a prospectus supplement, the net proceeds from the offering of the New Bonds will be used either (a) to repurchase or redeem one or more series of our outstanding securities on their stated due dates or in some cases prior to their stated due dates or (b) for other general corporate purposes. The specific purposes for the proceeds of a particular series of New Bonds or the specific securities, if any, to be acquired or redeemed with the proceeds of a particular series of New Bonds will be described in the prospectus supplement relating to that series.
DESCRIPTION OF THE NEW BONDS
The following description sets forth the general terms and provisions of the New Bonds that we may offer by this prospectus. We will describe the particular terms of the New Bonds, and provisions that vary from those described below, in one or more prospectus supplements.
We may issue the New Bonds from time to time in the future, in one or more series, under an Mortgage and Deed of Trust dated as of June 15, 1977, as it has heretofore been amended and supplemented and may be amended or supplemented from time to time (the “mortgage”), between us and The Bank of New York Mellon, as trustee (the “trustee”). The mortgage and a form of supplemental indenture establishing a series of New Bonds are each filed as exhibits to the registration statement of which this prospectus forms a part. All first mortgage bonds issued or to be issued under the mortgage, including the New Bonds offered by this prospectus, are referred to herein as “first mortgage bonds.”
This section of the prospectus contains a summary of all material provisions of the mortgage. The mortgage contains the full legal text of the matters described in this section. Because this section is a summary, it does not describe every aspect of the New Bonds or the mortgage. This summary is subject to and qualified in its entirety by reference to all the provisions of the mortgage, including the definitions of some of the terms used in the mortgage. We also include references in parentheses to some of the sections of the mortgage. Whenever we refer to particular sections or defined terms of the mortgage in this prospectus or in a prospectus supplement, these sections or defined terms are incorporated by reference into this prospectus or into the prospectus supplement. This summary is also subject to and qualified by reference to the description of the particular terms of each series of New Bonds described in the applicable prospectus supplement or supplements. The mortgage has been qualified under the Trust Indenture Act of 1939, and you should also refer to the Trust Indenture Act of 1939 for provisions that apply to the New Bonds.
General
The mortgage permits us to issue first mortgage bonds from time to time in an unlimited aggregate amount subject to the limitations described under “-Issuance of Additional First Mortgage Bonds.” All first mortgage bonds of any one series need not be issued at the same time, and a series may be reopened for issuances of additional first mortgage bonds of that series. This means that we may from time to time, without the consent of the existing holders of the first mortgage bonds of any series, including the New Bonds, create and issue additional first mortgage bonds of a series having the same terms and conditions as the previously issued first mortgage bonds of that series in all respects, except for issue date, issue price and, if applicable, the initial interest payment on those additional first mortgage bonds. Additional first mortgage bonds issued in this manner will be consolidated with, and will form a single series with, the previously issued first mortgage bonds of that series. For more information, see the discussion below under “-Issuance of Additional First Mortgage Bonds.”
Terms of Specific Series of the New Bonds
A prospectus supplement and any supplemental indenture, board resolution or officer’s certificate relating to any series of New Bonds being offered by this prospectus will include specific terms relating to that offering. These terms will include some or all of the following terms that apply to that series:

•	the title of the New Bonds;

•	any limit upon the total principal amount of the New Bonds;

•	the dates, or the method to determine the dates, on which the principal of the New Bonds will be payable and how it will be paid;

•	the interest rate or rates that the New Bonds will bear, or how the rate or rates will be determined, the interest payment dates for the New Bonds and the regular record dates for interest payments;

•	any right to extend the interest payments for, or the maturity of, the New Bonds and the duration of any such extension;

•	the percentage, if less than 100%, of the principal amount of the New Bonds that will be payable if the maturity of the New Bonds is accelerated;

•	any date or dates on which the New Bonds may be redeemed at our option and the terms, conditions and any restrictions on those redemptions;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the New Bonds;

•	any additions or exceptions to the events of default under the mortgage or additions or exceptions to our covenants under the mortgage for the benefit of the holders of New Bonds;

•	any denominations other than multiples of $1,000 in which the New Bonds will be issued;

•
if payments on the New Bonds may be made in a currency or currencies other than United States dollars; and, if so, the means through which the equivalent principal amount of any payment in United States dollars is to be determined for any purpose;

•	any terms pursuant to which the New Bonds may be converted into or exchanged for other securities of ours or of another entity;

•	any additional collateral security for the New Bonds; and

•	any other terms of the New Bonds not inconsistent with the terms of the mortgage.
(Mortgage, Section 301.)
As of June 30, 2016, we had approximately $250 million principal amount of first mortgage bonds outstanding.
We may sell New Bonds at a discount below their principal amount or at a premium above their principal amount. United States federal income tax considerations applicable to New Bonds sold at an original issue discount will be described in the applicable prospectus supplement if we sell New Bonds at an original issue discount. In addition, important United States federal income tax or other tax considerations applicable to any New Bonds denominated or payable in a currency or currency unit other than United States dollars will be described in the applicable prospectus supplement if we sell New Bonds denominated or payable in a currency or currency unit other than United States dollars.
Except as may otherwise be described in the applicable prospectus supplement, the covenants contained in the mortgage will not afford holders of New Bonds protection in the event of a highly-leveraged or a change of control transaction involving us.
Redemption
We will set forth any terms for the redemption of New Bonds of any series in the applicable prospectus supplement. Unless we indicate differently in a prospectus supplement, and except with respect to New Bonds redeemable at the option of the holder of those New Bonds, New Bonds will be redeemable upon notice to holders by mail at least 30 days prior to the redemption date. (Mortgage, Section 504.) Unless the New Bonds are held in book-entry only form through the facilities of The Depository Trust Company (“DTC”), in which case DTC’s procedures for selection shall apply (see “-Book-Entry Only Securities”), if less than all of the New Bonds of any series or any tranche thereof are to be redeemed, the trustee will select the New Bonds to be redeemed. (Mortgage, Section 503.)
Unless we default in the payment of the redemption price and accrued interest, if any, in the case of an unconditional notice of redemption, New Bonds will cease to bear interest on the redemption date. (Mortgage, Section 505.) We will pay the redemption price and any accrued interest to the redemption date upon surrender of any New Bond for redemption. (Mortgage, Section 505.) If only part of a New Bond is redeemed, the trustee will deliver to the holder of the New Bond a new New Bond of the same series for the remaining portion without charge. (Mortgage, Section 506.)
We may make any redemption at our option conditional upon the receipt by the paying agent, on or prior to the date fixed for redemption, of money sufficient to pay the redemption price and accrued interest, if any. If the paying agent has not received the money by the date fixed for redemption, we will not be required to redeem the New Bonds. (Mortgage, Section 504.)
Payment and Paying Agents
Except as may be provided in the applicable prospectus supplement, interest, if any, on each New Bond payable on any interest payment date will be paid to the person in whose name that New Bond is registered at the close of business on the regular record date for that interest payment date. However, interest payable at maturity will be paid to the person to whom the principal is paid. If there has been a default in the payment of interest on any New Bond, the defaulted interest may be paid to the holder of that New Bond as of the close of business on a date between 10 and 15 days before the date proposed by us for payment of the defaulted interest or in any other manner permitted by any securities exchange on which that New Bond may be listed, if the trustee finds it workable. (Mortgage, Section 307.)

Unless otherwise specified in the applicable prospectus supplement, principal, premium, if any, and interest on the New Bonds at maturity will be payable upon presentation of the New Bonds at the corporate trust office of The Bank of New York Mellon in The City of New York, as our paying agent. However, we may choose to make payment of interest by check mailed to the address of the persons entitled to payment as they may appear or have appeared in the security register for the New Bonds. We may change the place of payment on the New Bonds, appoint one or more additional paying agents (including us) and remove any paying agent, all at our discretion. (Mortgage, Section 702.)
As long as the New Bonds are registered in the name of DTC, or its nominee, as described under “-Book-Entry Only Securities,” payments of principal, premium, if any, and interest will be made to DTC for subsequent disbursement to beneficial owners of the New Bonds.
Registration and Transfer
Unless otherwise specified in the applicable prospectus supplement, and subject to restrictions related to the issuance of New Bonds through DTC’s book-entry system, the transfer of New Bonds may be registered, and New Bonds may be exchanged for other New Bonds of the same series or tranche, of authorized denominations and with the same terms and principal amount, at the corporate trust office of the trustee in The City of New York. (Mortgage, Section 305.) We may, upon prompt written notice to the trustee and the holders of the New Bonds, designate one or more additional places, or change the place or places previously designated, for registration of transfer and exchange of the New Bonds. (Mortgage, Section 702.) No service charge will be made for any registration of transfer or exchange of the New Bonds. However, we may require payment to cover any tax or other governmental charge that may be imposed in connection with a registration of transfer or exchange. We will not be required to execute or to provide for the registration, transfer or exchange of any New Bond

•	during the 15 days before an interest payment date;

•	during the 15 days before giving any notice of redemption; or

•	selected for redemption except the unredeemed portion of any New Bond being redeemed in part.
(Mortgage, Section 305.)
Security
The mortgage secures the first mortgage bonds now outstanding and will secure the New Bonds. The mortgage constitutes a first mortgage lien on all of our properties, other than Excepted Property (as defined below) and subject to Permitted Liens (as discussed below). These properties are sometimes referred to as our “Mortgaged Property.”
Permitted Liens
The lien of the mortgage is subject to Permitted Liens described in the mortgage. These Permitted Liens include, among others,

•	liens existing at September 1, 2012 (the “Execution Date” of the restatement of the Mortgage);

•	as to property acquired by us after the Execution Date, liens existing or placed on such property at the time we acquire such property and any Purchase Money Liens;

•
tax liens, assessments and other governmental charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings or of which at least ten business days’ notice has not been given to our general counsel or to such other person designated by us to receive such notices;

•
mechanics’, workmen’s, repairmen’s, materialmen’s, warehousemen’s and carriers’ liens, other liens incident to construction, liens or privileges of any of our employees for salary or wages earned, but not yet payable, and other liens, including without limitation liens for worker’s compensation awards, arising in the ordinary course of business for charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings or of which at least ten business days’ notice has not been given to our general counsel or to such other person designated by us to receive such notices;

•	specified judgment liens and Prepaid Liens;

•	easements, leases, reservations or other rights of others (including governmental entities) in, and defects of title in, our property;

•	liens securing indebtedness or other obligations relating to real property for specified transmission, distribution or communication purposes or for the purpose of obtaining rights-of-way;

•	specified leases and leasehold, license, franchise and permit interests;

•	liens resulting from law, rules, regulations, orders or rights of Governmental Authorities and specified liens required by law or governmental regulations;

•	liens to secure public obligations; rights of others to take minerals, timber, electric energy or capacity, gas, water, steam or other products produced by us or by others on our property;

•	rights and interests of persons other than us arising out of agreements relating to the common ownership or joint use of property, and liens on the interests of those Persons in the property;

•	restrictions on assignment and/or requirements of any assignee to qualify as a permitted assignee; and

•	liens which have been bonded for the full amount in dispute or for the payment of which other adequate security arrangements have been made.
(Mortgage, Granting Clauses and Section 101.)
The mortgage provides that the trustee will have a lien, prior to the lien on the Mortgaged Property securing the New Bonds, for the payment of its reasonable compensation and expenses and for indemnity against specified liabilities. (Mortgage, Section 1007.) This lien would be a Permitted Lien under the mortgage.
Excepted Property
The lien of the mortgage does not cover, among other things, the following types of property:

•	all cash, deposit accounts, securities and all policies of insurance on the lives of our officers not paid or delivered to or deposited with or held by the trustee or required so to be;

•
all contracts, leases, operating agreements and other agreements of all kinds (other than our franchises, permits and licenses that are transferable and necessary for the operation of the Mortgaged Property), bills, notes and other instruments, revenues, income and earnings, all accounts, accounts receivable, rights to payment, payment intangibles and unbilled revenues, credits, claims, demands and judgments;

•
all governmental and other licenses, permits, franchises, consents and allowances (other than our franchises, permits and licenses that are transferable and necessary for the operation of Mortgaged Property);

•	all unrecorded easements and rights of way;

•	all intellectual property rights and other general intangibles;

•	all vehicles, movable equipment, aircraft and vessels and all parts, accessories and supplies used in connection with any of the foregoing;

•	all personal property of such character that the perfection of a security interest therein or other lien thereon is not governed by the Uniform Commercial Code in effect where we are organized;

•
all merchandise and appliances acquired for the purpose of resale in the ordinary course and conduct of our business, any nuclear fuel and all materials and supplies held for consumption in use or operation of any of our properties or held in advance of use thereof for fixed capital purposes;

•
all electric energy and capacity, gas, steam and other materials and products generated, manufactured, produced or purchased by us for sale, distribution or use in the ordinary course and conduct of our business;

•
all property that is the subject of a lease agreement designating us as lessee, and all our right, title and interest in and to the property and in, to and under the lease agreement, whether or not the lease agreement is intended as security, and the last day of the term of any lease or leasehold which may become subject to the lien of the mortgage;

•
all property which before or after the Execution Date has been released from the lien of the mortgage and any improvements, extensions and additions to such properties and renewals, replacements, substitutions of or for any parts thereof;

•	all timber, minerals, mineral rights and royalties; and

•	all property not acquired by us for use in our electricity generation business.
We sometimes refer to property of ours not covered by the lien of the mortgage as “Excepted Property.” (Mortgage, Granting Clauses.)
Funded Property
Mortgaged Property owned by us at any particular time is sometimes referred to as “Property Additions.” All Mortgaged Property owned by us that immediately prior to the Execution Date was “funded property,” as this term was defined in the mortgage at that time, is considered Funded Property. Funded Property is Property Additions that have been used under the mortgage for the issuance of first mortgage bonds, the release or retirement of Funded Property, or the withdrawal of cash deposited with the trustee for the issuance of first mortgage bonds. Unfunded Property Additions will become Funded Property when used under the mortgage for the issuance of first mortgage bonds, the release or retirement of Funded Property, or the withdrawal of cash deposited with the trustee for the issuance of first mortgage bonds.
Issuance of Additional First Mortgage Bonds
Subject to the issuance restrictions described below, the aggregate principal amount of first mortgage bonds that may be authenticated and delivered under the mortgage is unlimited. (Mortgage, Section 301.) First mortgage bonds of any series may be issued from time to time only on the basis of, and in an aggregate principal amount not exceeding, the sum of the following:

•
70% of the cost or fair value to us (whichever is less) of Property Additions that do not constitute Funded Property (generally, Property Additions that (i) have been made the basis of the authentication and delivery of New Bonds, the release of Mortgaged Property or the withdrawal of cash, (ii) have been substituted for retired Funded Property or (iii) have been used for other specified purposes (Mortgage, Section 102)) after specified deductions and additions, primarily including adjustments to offset property retirements;

•	the aggregate principal amount of Retired Securities, as defined below; or

•	an amount of cash deposited with the trustee.
“Retired Securities” mean any first mortgage bonds authenticated and delivered under the mortgage that (i) no longer remain outstanding, (ii) have not been made the basis of the authentication and delivery of first mortgage bonds, the release of Mortgaged Property or the withdrawal of cash; and (iii) have not been paid, redeemed, purchased or otherwise retired by the application thereto of Funded Cash. (Mortgage, Sections 101, 1601, 1603, 1604 and 1605.)
As of June 30, 2016, we could have issued approximately $1,155 million of first mortgage bonds on the basis of Retired Securities, and we had approximately $1,073 million of unfunded property additions, entitling us to issue approximately $751 million of first mortgage bonds on the basis of Property Additions. Such amount will be affected by the issuance of any additional first mortgage bonds, including the New Bonds, and the retirement of existing bonds with the proceeds of the New Bonds. New Bonds in a greater amount may also be issued for the refunding of outstanding first mortgage bonds.
Release of Property
Unless an event of default under the mortgage has occurred and is continuing, we may obtain the release from the lien of the mortgage of any collateral for the first mortgage bonds that constitutes Funded Property, except for cash held by the trustee, upon delivery to the trustee of an amount in cash equal to the amount, if any, by which the lower of the cost or fair value of the property to be released exceeds the aggregate of:

•	an amount equal to the aggregate principal amount of any obligations secured by Purchase Money Liens upon the property to be released and delivered to the trustee;

•
an amount equal to the cost or fair value to us (whichever is less) of certified Property Additions not constituting Funded Property after specified deductions and additions, primarily including adjustments to offset property retirements (except that these adjustments need not be made if the Property Additions were acquired, made or constructed within the 90-day period preceding the release);

•
X% (as defined below) of the aggregate principal amount of first mortgage bonds that we would be entitled to issue on the basis of Retired Securities (with the entitlement being waived by operation of the release);

•
any amount in cash and/or an amount equal to the aggregate principal amount of any obligations secured by Purchase Money Liens delivered to a holder of a prior lien on Mortgaged Property in consideration for the release of such Mortgaged Property from such prior lien; and

•	any taxes and expenses incidental to any sale, exchange, dedication or other disposition of the property to be released. (Mortgage, Section 1803.)
The term “X%” as used in the third bullet above shall mean the reciprocal of 70%; except if the Corresponding Retired Security was initially authenticated and delivered prior to the Execution Date, then X% shall mean the reciprocal of 60%. “Corresponding Retired Security” shall mean the Retired Security or fraction thereof selected by us to serve as the basis for issuance of first mortgage bonds for such right to the authentication and delivery of first mortgage bonds so waived. (Mortgage, Section 1803.)
Unless an event of default under the mortgage has occurred and is continuing, we may obtain the release from the lien of the mortgage of any part of the Mortgaged Property or any interest therein, which does not constitute Funded Property or Funded Cash held by the trustee, without depositing any cash or property with the trustee as long as (a) the aggregate amount of cost or fair value to us (whichever is less) of all Property Additions which do not constitute Funded Property (excluding the property to be released) after specified deductions and additions, primarily including adjustments to offset property retirements, is not less than zero or (b) the cost or fair value (whichever is less) of property to be released does not exceed the aggregate amount of the cost or fair value to us (whichever is less) of Property Additions acquired, made or constructed within the 90-day period preceding the release. (Mortgage, Section 1804.)
The mortgage provides simplified procedures for the release of Mortgaged Property with a net book value of up to the greater of $10 million or 3% of outstanding first mortgage bonds during a calendar year and for the release of Mortgaged Property taken or sold in connection with the power of eminent domain, provides for dispositions of certain obsolete or unnecessary Mortgaged Property and for grants or surrender of certain easements, leases or rights of way without any release or consent by the trustee. (Mortgage Sections 1802, 1805 and 1807.)
If we retain any interest in any property released from the lien of the mortgage, the mortgage will not become a lien on the property or the interest in the property or any improvements, extensions or additions to, or any renewals, replacements or substitutions of or for, any part or parts of the property unless we subject such property to the lien of the mortgage. (Mortgage, Section 1810.)

The mortgage also provides that we may terminate, abandon, surrender, cancel, release, modify or dispose of any of our franchises, permits or licenses that are Mortgaged Property without any consent of the trustee or the holders of outstanding first mortgage bonds; provided that (i) such action is, in our opinion, necessary, desirable or advisable in the conduct of our business, and (ii) any of our franchises, permits or licenses that, in our opinion, cease to be necessary for the operation of Mortgaged Property shall cease to be Mortgaged Property without any release or consent, or report to, the trustee. (Mortgage, Section 1802.)
Withdrawal of Cash
Unless an event of default under the mortgage has occurred and is continuing, and subject to specified limitations, cash held by the trustee may, generally, (1) be withdrawn by us (a) to the extent of the cost or fair value to us (whichever is less) of Property Additions not constituting Funded Property, after specified deductions and additions, primarily including adjustments to offset retirements (except that these adjustments need not be made if the Property Additions were acquired, made or constructed within the 90-day period preceding the withdrawal) or (b) in an amount equal to the aggregate principal amount of first mortgage bonds that we would be entitled to issue on the basis of Retired Securities (with the entitlement to the issuance being waived by operation of the withdrawal) or (c) in an amount equal to the aggregate principal amount of any outstanding first mortgage bonds delivered to the trustee (with the first mortgage bonds to be cancelled by the trustee), or (2) upon our request, be applied to (a) the purchase of first mortgage bonds or (b) the payment (or provision for payment) at stated maturity of any first mortgage bonds or the redemption (or provision for payment) of any first mortgage bonds which are redeemable. (Mortgage, Section 1806.)
Satisfaction and Discharge of New Bonds
We will be discharged from our obligations on the New Bonds if we irrevocably deposit with the trustee or any paying agent, other than us, sufficient cash or government securities to pay the principal, interest, any premium and any other sums when due on the stated maturity date or a redemption date of the New Bonds. (Mortgage, Section 801.)
Consolidation, Merger and Conveyance of Assets
Under the terms of the mortgage, we may not consolidate with or merge into any other entity or convey, transfer or lease as, or substantially as, an entirety to any entity the Mortgaged Property, unless:

•
the surviving or successor entity, or an entity which acquires by conveyance or transfer or which leases our Mortgaged Property as, or substantially as, an entirety, is organized and validly existing under the laws of any domestic jurisdiction, and it expressly assumes our obligations on all first mortgage bonds then outstanding and under the mortgage and confirms the lien of the mortgage on the Mortgaged Property (as constituted immediately prior to the time such transaction became effective) and subjecting to the lien of the mortgage all property thereafter acquired by the successor entity that constitutes an improvement, extension or addition to the Mortgaged Property (as so constituted) or a renewal, replacement or substitution of or for any part thereof, but only to the extent that such improvement, extension or addition is so affixed or attached to real property as to be regarded a part of such real property or is an improvement, extension or addition to personal property that is made to maintain, renew, repair or improve the function of such personal property and is physically installed in or affixed to such personal property;

•
in the case of a lease, such lease is made expressly subject to termination by us or by the trustee and by the purchaser of the property so leased at any sale thereof at any time during the continuance of an event of default under the mortgage;

•	we shall have delivered to the trustee an officer’s certificate and an opinion of counsel as provided in the mortgage; and

•
immediately after giving effect to such transaction (and treating any debt that becomes an obligation of the successor entity as a result of such transaction as having been incurred by the successor entity at the time of such transaction), no event of default under the mortgage, or event which, after notice or lapse of time or both, would become an event of default under the mortgage, shall have occurred and be continuing.

(Mortgage, Section 1201.) In the case of the conveyance or other transfer of the Mortgaged Property as, or substantially as, an entirety to another entity, upon the satisfaction of all the conditions described above, we would be released and discharged from all our obligations and covenants under the mortgage and on the first mortgage bonds then outstanding unless we elect to waive such release and discharge. (Mortgage, Section 1204.)
The mortgage does not prevent or restrict:

•
any conveyance or other transfer, or lease, of any part of the Mortgaged Property that does not constitute the entirety, or substantially the entirety, of the Mortgaged Property; or (Mortgage, Section 1205.)

•
any conveyance, transfer or lease of any of our properties where we retain Mortgaged Property with a fair value in excess of 143% of the aggregate principal amount of all outstanding first mortgage bonds, and any other outstanding debt secured by a Purchase Money Lien that ranks equally with, or senior to, the first mortgage bonds with respect to the Mortgaged Property. This fair value will be determined within 90 days of the conveyance, transfer or lease by an independent expert that we select. (Mortgage, Section 1206.)

Although the successor entity may, in its sole discretion, subject to the lien of the mortgage property then owned or thereafter acquired by the successor entity, the lien of the mortgage generally will not cover the property of the successor entity other than the mortgaged property it acquires from us and improvements, extensions and additions to such property and renewals, replacements and substitutions thereof, within the meaning of the mortgage. (Mortgage, Section 1203)
The terms of the mortgage do not restrict mergers in which we are the surviving entity. (Mortgage, Section 1205.) A statutory merger in which a company’s assets and liabilities may be allocated among one or more entities shall not be considered to be a merger, consolidation or conveyance of Mortgaged Property subject to the provisions of the mortgage described above unless all or substantially all of the Mortgaged Property is allocated to one or more other entities.
Events of Default
“Event of default,” when used in the mortgage with respect to first mortgage bonds, means any of the following:

•
failure to pay interest on any first mortgage bond for 30 days after it is due unless we have made a valid extension of the interest payment period with respect to such first mortgage bond as provided in the mortgage;

•	failure to pay the principal of or any premium on any first mortgage bond when due unless we have made a valid extension of the maturity of such first mortgage bond as provided in the mortgage;

•
failure to perform or breach of any other covenant or warranty in the mortgage that continues for 90 days after we receive written notice from the trustee, or we and the trustee receive written notice from the holders of at least 33% in aggregate principal amount of the outstanding first mortgage bonds, unless the trustee, or the trustee and the holders of a principal amount of first mortgage bonds not less than the principal amount of first mortgage bonds the holders of which gave such notice, as the case may be, agree in writing to an extension of such period prior to its expiration; provided, however, that the trustee, or the trustee and the holders of such principal amount of first mortgage bonds, as the case may be, shall be deemed to have agreed to an extension of such period if corrective action is initiated by us within such period and is being diligently pursued;

•	events of our bankruptcy, insolvency or reorganization as specified in the mortgage; or

•	any other event of default included in any supplemental indenture, board resolution or officer’s certificate establishing a series of first mortgage bonds.
(Mortgage, Sections 301, 901 and 1301.)
The trustee is required to give notice of any default under the mortgage known to the trustee in the manner and to the extent required to do so by the Trust Indenture Act of 1939, unless such default shall have been cured or waived. However, in the case of any default of the character specified in the third bullet in the preceding paragraph, no such notice to holders of the outstanding first mortgage bonds shall be given until at least 60 days after the occurrence thereof. (Mortgage, Section 1002.)
Remedies
Acceleration of Maturity
If an event of default under the mortgage occurs and is continuing, then the trustee, by written notice to us, or the holders of at least 33% in aggregate principal amount of the outstanding first mortgage bonds, by written notice to us and the trustee, may declare the principal amount of all of the first mortgage bonds to be due and payable immediately, and upon our receipt of such notice, such principal amount, together with premium, if any, and accrued and unpaid interest will become immediately due and payable. (Mortgage, Section 902.)
There is no automatic acceleration, even in the event of our bankruptcy, insolvency or reorganization.
Rescission of Acceleration
At any time after such a declaration of acceleration has been made but before any sale of the Mortgaged Property and before a judgment or decree for payment of the money due has been obtained by the trustee, the event of default under the mortgage giving rise to such declaration of acceleration will be considered cured, and such declaration and its consequences will be considered rescinded and annulled, if:

•	we have paid or deposited with the trustee a sum sufficient to pay:

(1)	all overdue interest on all outstanding first mortgage bonds;

(2)	the principal of and premium, if any, on the outstanding first mortgage bonds that have become due otherwise than by such declaration of acceleration and overdue interest thereon;

(3)	interest on overdue interest, if any, to the extent lawful; and

(4)	all amounts due to the trustee under the mortgage; and

•	any other event of default under the mortgage with respect to the first mortgage bonds has been cured or waived as provided in the mortgage.
(Mortgage, Section 902.)
Trustee Powers
Subject to the mortgage, under specified circumstances and to the extent permitted by law, if an event of default under the mortgage occurs and is continuing, the trustee is entitled to the appointment of a receiver for the Mortgaged Property, and is entitled to all other remedies available to mortgagees and secured parties under the Uniform Commercial Code or any other applicable law. (Mortgage, Section 916.)

Control by Holders
Other than its duties in case of an event of default under the mortgage, the trustee is not obligated to exercise any of its rights or powers under the mortgage at the request, order or direction of any of the holders, unless the holders offer the trustee an indemnity satisfactory to it. (Mortgage, Section 1003.) If they provide this indemnity, the holders of a majority in principal amount of the outstanding first mortgage bonds will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee. The trustee is not obligated to comply with directions that conflict with law or other provisions of the mortgage or that could involve the trustee in personal liability in circumstances where indemnity would not, in the trustee’s sole discretion, be adequate. (Mortgage, Section 912.)
Limitation on Holders’ Right to Institute Proceedings
No holder of first mortgage bonds will have any right to institute any proceeding under the mortgage, or any remedy under the mortgage, unless:

•	the holder has previously given to the trustee written notice of a continuing event of default under the mortgage;

•
the holders of a majority in aggregate principal amount of the outstanding first mortgage bonds of all series have made a written request to the trustee and have offered indemnity satisfactory to the trustee to institute proceedings; and

•
the trustee has failed to institute any proceeding for 60 days after notice and has not received during that period any direction from the holders of a majority in aggregate principal amount of the outstanding first mortgage bonds inconsistent with the written request of holders referred to above;

provided that no holder or holders of first mortgage bonds shall have any right in any manner to affect or prejudice the rights of other holders of outstanding first mortgage bonds or to obtain priority over such other holders. (Mortgage, Section 907.) However, these limitations do not apply to the absolute and unconditional right of a holder of a first mortgage bond to institute suit for payment of the principal, premium, if any, or interest on the first mortgage bond on or after the applicable due date. (Mortgage, Section 908.)
Evidence to be Furnished to the Trustee
Compliance with the mortgage provisions is evidenced by written statements of our officers or persons we select or pay. In certain cases, opinions of counsel and certifications of an engineer, accountant, appraiser or other expert (who in some cases must be independent) must be furnished. We must give the trustee an annual certificate as to whether or not we have fulfilled our obligations under the mortgage throughout the preceding year.
Modification and Waiver
Without the consent of any holder of first mortgage bonds, we and the trustee may enter into one or more supplemental indentures for any of the following purposes:

•	to evidence the assumption by any permitted successor of our covenants in the mortgage and in the first mortgage bonds;

•	to add one or more covenants or other provisions for the benefit of the holders of all or any series or tranche of first mortgage bonds, or to surrender any right or power conferred upon us;

•	to add additional events of default under the mortgage for all or any series of first mortgage bonds;

•
to change, eliminate or add any provision to the mortgage; provided, however, if the change, elimination or addition will adversely affect the interests of the holders of first mortgage bonds of any series in any material respect, the change, elimination or addition will become effective only:

(1) when the consent of the holders of first mortgage bonds of such series has been obtained in accordance with the mortgage; or
(2) when no first mortgage bonds of the affected series remain outstanding under the mortgage;

•	to provide additional security for any first mortgage bonds;

•	to establish the form or terms of first mortgage bonds of any other series as permitted by the mortgage;

•	to provide for the authentication and delivery of bearer securities with or without coupons;

•	to evidence and provide for the acceptance of appointment by a separate or successor trustee or co-trustee;

•	to provide for the procedures required for use of a noncertificated system of registration for the first mortgage bonds of all or any series;

•
to change any place where principal, premium, if any, and interest shall be payable, first mortgage bonds may be surrendered for registration of transfer or exchange, and notices and demands to us may be served;

•
to amend and restate the mortgage as originally executed and as amended from time to time, with additions, deletions and other changes that do not adversely affect the interests of the holders of first mortgage bonds of any series in any material respect; or

•
to cure any ambiguity or inconsistency or to make any other changes or additions to the provisions of the mortgage if such changes or additions will not adversely affect the interests of first mortgage bonds of any series in any material respect.

(Mortgage, Section 1301.)
The holders of a majority in aggregate principal amount of then outstanding first mortgage bonds, considered as one class, may waive compliance by us with some restrictive provisions of the mortgage. (Mortgage, Section 706.) The holders of a majority in principal amount of then outstanding first mortgage bonds may waive any past default under the mortgage, except a default in the payment of principal, premium, if any, or interest and certain covenants and provisions of the mortgage that cannot be modified or amended without the consent of the holder of each outstanding first mortgage bond of any affected series. (Mortgage, Section 913.)
Except as provided below, the consent of the holders of a majority in aggregate principal amount of then outstanding first mortgage bonds, considered as one class, is required for all other amendments or modifications to the mortgage. However, if less than all of the series of first mortgage bonds outstanding are directly affected by a proposed amendment or modification, then the consent of the holders of only a majority in aggregate principal amount of the outstanding first mortgage bonds of all series that are directly affected, considered as one class, will be required. Notwithstanding the foregoing, no amendment or modification may be made without the consent of the holder of each directly affected first mortgage bond then outstanding to:

•
change the stated maturity of the principal of, or any installment of principal of or interest on, any first mortgage bond, or reduce the principal amount of any first mortgage bond or its rate of interest or change the method of calculating that interest rate or reduce any premium payable upon redemption, or change the currency in which payments are made, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any first mortgage bond;

•
create any lien ranking prior to or on a parity with the lien of the mortgage with respect to the Mortgaged Property, terminate the lien of the mortgage on the Mortgaged Property or deprive any holder of a first mortgage bond of the benefits of the security of the lien of the mortgage;

•	reduce the percentage in principal amount of the outstanding first mortgage bonds of any series the consent of the holders of which is required for any amendment or modification or any waiver of compliance with a provision of the mortgage or of any default thereunder and its consequences, or reduce the requirements for a quorum or voting; or

•	modify certain provisions of the mortgage relating to supplemental indentures, waivers of some covenants and waivers of past defaults with respect to the first mortgage bonds of any series.
A supplemental indenture that changes the mortgage solely for the benefit of one or more particular series of first mortgage bonds, or modifies the rights of the holders of first mortgage bonds of one or more series, will not affect the rights under the mortgage of the holders of the first mortgage bonds of any other series. (Mortgage, Section 1302.)
The mortgage provides that first mortgage bonds owned by us or anyone else required to make payment on the first mortgage bonds shall be disregarded and considered not to be outstanding in determining whether the required holders have given a request or consent. (Mortgage, Section 101.)
We may fix in advance a record date to determine the holders of first mortgage bonds entitled to give any request, demand, authorization, direction, notice, consent, waiver or similar act of the holders, but we have no obligation to do so. If we fix a record date, that request, demand, authorization, direction, notice, consent, waiver or other act of the holders may be given before or after that record date, but only the holders of record at the close of business on that record date will be considered holders for the purposes of determining whether holders of the required percentage of the outstanding first mortgage bonds have authorized or agreed or consented to the request, demand, authorization, direction, notice, consent, waiver or other act of the holders. For that purpose, the outstanding first mortgage bonds will be computed as of the record date.
Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder of any first mortgage bond will bind every future holder of that first mortgage bond and the holder of every first mortgage bond issued upon the registration of transfer of or in exchange for that first mortgage bond. A transferee will also be bound by acts of the trustee or us in reliance thereon, whether or not notation of that action is made upon the first mortgage bond. (Mortgage, Section 106.)
Resignation of a Trustee
The trustee may resign at any time by giving written notice to us or may be removed at any time by an act of the holders of a majority in principal amount of first mortgage bonds then outstanding delivered to the trustee and us. No resignation or removal of the trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by a successor trustee. So long as no event of default or event which, after notice or lapse of time, or both, would become an event of default has occurred and is continuing and except with respect to a trustee appointed by act of the holders, if we have delivered to the trustee a board resolution appointing a successor trustee and the successor has accepted the appointment in accordance with the terms of the mortgage, the trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the mortgage. (Mortgage, Section 1010.)
Notices
Notices to holders of New Bonds will be given by mail to the addresses of such holders as they may appear in the security register for the New Bonds. (Mortgage, Section 108.)
Title
We, the trustee, and any of our or the trustee’s agents, may treat the person in whose name New Bonds are registered as the absolute owner thereof, whether or not the New Bonds may be overdue, for the purpose of making payments and for all other purposes irrespective of notice to the contrary. (Mortgage, Section 308.)

Governing Law
The mortgage is, and the New Bonds will be, governed by, and construed in accordance with, the laws of the State of New York, without giving effect to its conflicts of laws principles, except where otherwise required by law, including with respect to the creation, perfection, priority or enforcement of the lien of the mortgage. (Mortgage, Section 114.)
Information about the Trustee
The trustee is The Bank of New York Mellon. In addition to acting as trustee, The Bank of New York Mellon also acts, and may act, as trustee under various other of our and our affiliates’ indentures, trusts and guarantees. We and our affiliates maintain deposit accounts and credit and liquidity facilities and conduct other banking transactions with the trustee and its affiliates in the ordinary course of our respective businesses.
Book-Entry Only Securities
Unless otherwise specified in the applicable prospectus supplement, the New Bonds will trade through DTC. Each series of New Bonds will be represented by one or more global certificates and registered in the name of Cede & Co., DTC’s nominee. Upon issuance of the global certificates, DTC or its nominee will credit, on its book-entry registration and transfer system, the principal amount of the New Bonds represented by such global certificates to the accounts of institutions that have an account with DTC or its participants. The accounts to be credited shall be designated by the underwriters. Ownership of beneficial interests in the global certificates will be limited to participants or persons that may hold interests through participants. The global certificates will be deposited with the trustee as custodian for DTC.
DTC is a New York clearing corporation and a clearing agency registered under Section 17A of the Exchange Act. DTC holds securities for its participants. DTC also facilitates the post-trade settlement of securities transactions among its participants through electronic computerized book-entry transfers and pledges in the participants’ accounts. This eliminates the need for physical movement of securities certificates. The participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Others who maintain a custodial relationship with a participant can use the DTC system. The rules that apply to DTC and those using its systems are on file with the SEC.
Purchases of the New Bonds within the DTC system must be made through participants, who will receive a credit for the New Bonds on DTC’s records. The beneficial ownership interest of each purchaser will be recorded on the appropriate participant’s records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners should receive written confirmations of the transactions, as well as periodic statements of their holdings, from the participants through whom they purchased New Bonds. Transfers of ownership in the New Bonds are to be accomplished by entries made on the books of the participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates for their New Bonds of a series, except if use of the book-entry system for the New Bonds of that series is discontinued.
To facilitate subsequent transfers, all New Bonds deposited by participants with DTC are registered in the name of DTC’s nominee, Cede & Co. The deposit of the New Bonds with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the New Bonds. DTC’s records reflect only the identity of the participants to whose accounts such New Bonds are credited. These participants may or may not be the beneficial owners. Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to participants, and by participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of New Bonds may wish to take certain steps to augment transmission to them of notices of significant events with respect to the New Bonds, such as redemptions, tenders, defaults and proposed amendments to the mortgage. Beneficial owners of the New Bonds may wish to ascertain that the nominee holding the New Bonds has agreed to obtain and transmit notices to the beneficial owners.
Redemption notices will be sent to Cede & Co., as registered holder of the New Bonds. If less than all of the New Bonds of a series are being redeemed, DTC’s practice is to determine by lot the amount of New Bonds of such series held by each participant to be redeemed.
Neither DTC nor Cede & Co. will itself consent or vote with respect to New Bonds, unless authorized by a participant in accordance with DTC’s procedures. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those participants to whose accounts the New Bonds are credited on the record date. We believe that these arrangements will enable the beneficial owners to exercise rights equivalent in substance to the rights that can be directly exercised by a registered holder of the New Bonds.
Payments of redemption proceeds, principal of, and interest on the New Bonds will be made to Cede & Co., or such other nominee as may be requested by DTC. DTC’s practice is to credit participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or our agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices. Payments will be the responsibility of participants and not of DTC, the trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, principal and interest to Cede & Co. (or such other nominee as may be requested by DTC) is our responsibility. Disbursement of payments to participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of participants.
Except as provided in the applicable prospectus supplement, a beneficial owner will not be entitled to receive physical delivery of the New Bonds. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the New Bonds.
DTC may discontinue providing its services as securities depositary with respect to the New Bonds at any time by giving us reasonable notice. In the event no successor securities depositary is obtained, certificates for the New Bonds will be printed and delivered. We may decide to replace DTC or any successor depositary. Additionally, subject to the procedures of DTC, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary) with respect to some or all of the New Bonds. In that event or if an event of default with respect to a series of New Bonds has occurred and is continuing, certificates for the New Bonds of such series will be printed and delivered. If certificates for such series of New Bonds are printed and delivered,

•	those New Bonds will be issued in fully registered form without coupons;

•
a holder of certificated New Bonds would be able to exchange those New Bonds, without charge, for an equal aggregate principal amount of New Bonds of the same series, having the same issue date and with identical terms and provisions; and

•	a holder of certificated New Bonds would be able to transfer those New Bonds without cost to another holder, other than for applicable stamp taxes or other governmental charges.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we do not take any responsibility for the accuracy of this information.
PLAN OF DISTRIBUTION
Methods and Terms of Sale
We may use a variety of methods to sell the New Bonds including:
1.    through one or more underwriters or dealers;
2.    directly to one or more purchasers;
3.    through one or more agents; or
4.    through a combination of any such methods of sale.
The prospectus supplement relating to a particular series of the New Bonds will set forth the terms of the offering of the New Bonds, including:

1.	the name or names of any underwriters, dealers or agents and any syndicate of underwriters;
2.    the initial public offering price;
3.    any underwriting discounts and other items constituting underwriters’ compensation;
4.    the proceeds we receive from that sale; and
5.    any discounts or concessions allowed or reallowed or paid by any underwriters to dealers.
Underwriters
If we sell the New Bonds through underwriters, they will acquire the New Bonds for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters for a particular underwritten offering of New Bonds will be named in the applicable prospectus supplement and, if an underwriting syndicate is used, the managing underwriter or underwriters will be named on the cover page of the applicable prospectus supplement. In connection with the sale of New Bonds, the underwriters may receive compensation from us or from purchasers in the form of discounts, concessions or commissions. The obligations of the underwriters to purchase New Bonds will be subject to certain conditions. The underwriters will be obligated to purchase all of the New Bonds of a particular series if any are purchased. However, the underwriters may purchase less than all of the New Bonds of a particular series should certain circumstances involving a default of one or more underwriters occur.
The initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers by any underwriters may be changed from time to time.
Stabilizing Transactions
Underwriters may engage in stabilizing transactions and syndicate-covering transactions in accordance with Rule 104 under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying New Bond so long as the stabilizing bids do not exceed a specified maximum. Syndicate-covering transactions involve purchases of the New Bonds in the open market after the distribution has been completed in order to cover syndicate short positions. These stabilizing transactions and syndicate-covering transactions may cause the price of the New Bonds to be higher than it would otherwise be if such transactions had not occurred.
Agents
If we sell the New Bonds through agents, the applicable prospectus supplement will set forth the name of any agent involved in the offer or sale of the New Bonds as well as any commissions we will pay to them. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Related Transactions
Underwriters, dealers and agents (or their affiliates) may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business.
Indemnification
We will agree to indemnify any underwriters, dealers, agents or purchasers and their controlling persons against certain civil liabilities, including liabilities under the Securities Act of 1933.
Listing
Unless otherwise specified in the applicable prospectus supplement, the New Bonds will not be listed on a national securities exchange. No assurance can be given that any broker-dealer will make a market in any series of the New Bonds and, in any event, no assurance can be given as to the liquidity of the trading market for any of the New Bonds.
EXPERTS
The financial statements incorporated in this Prospectus by reference from the 2015 Form 10-K, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
LEGALITY
The legality of the New Bonds offered hereby will be passed upon for us by Wise Carter Child & Caraway, Professional Association, Jackson, Mississippi, as to matters of Mississippi law, by Friday, Eldredge & Clark, LLP, Little Rock, Arkansas, as to matters of Arkansas law, and by Morgan, Lewis & Bockius LLP, New York, New York, as to matters of New York law. Certain legal matters with respect to the New Bonds will be passed on for any underwriters, dealers or agents by Pillsbury Winthrop Shaw Pittman LLP, New York, New York. Pillsbury Winthrop Shaw Pittman LLP regularly represents us and our affiliates in connection with various matters. Morgan, Lewis & Bockius LLP may rely on the opinions of Wise Carter Child & Caraway, Professional Association and Friday, Eldredge & Clark, LLP as to matters of Mississippi and Arkansas law, respectively, related to its opinion.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.

Filing Fees-Securities and Exchange Commission:
Registration Statement	$	+
Rating Agencies’ fees		*
Trustee’s fees		*
Fees of Companies’ Counsel		*
Fees of Entergy Services, Inc.		*
Accounting fees		*
Printing and engraving costs		*
Miscellaneous expenses (including Blue-Sky expenses)		*
Total Expenses	$	*
__________________
+In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrants are deferring payment of the registration fee for the securities covered by this registration statement.
*Estimated expenses are not presently known because an indeterminate amount of securities is covered by this registration statement.
Item 15. Indemnification of Directors and Officers.
ENTERGY CORPORATION
Entergy Corporation is a corporation organized under the laws of the State of Delaware. Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”) permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or for any transaction from which the director derived an improper personal benefit.
Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.
Entergy Corporation’s Restated Certificate of Incorporation provides that its directors shall not be personally liable to it or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL. Entergy Corporation’s Restated Certificate of Incorporation further provides that it shall indemnify its directors and officers to the fullest extent authorized or permitted by the DGCL, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of Entergy Corporation and shall inure to the benefit of his or her heirs, executors and administrators. The right to indemnification conferred by Entergy Corporation’s Restated Certificate of Incorporation also includes the right to be paid by Entergy Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition. Entergy Corporation’s Bylaws, as amended, provide, to the extent authorized from time to time by the board of directors, rights to indemnification to its employees and agents who are not directors or officers similar to those conferred to its directors and officers.
ENTERGY ARKANSAS, INC.
Entergy Arkansas, Inc. has insurance covering its expenditures that might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses. Entergy Arkansas, Inc.’s directors and officers also have insurance that insures them against certain other liabilities and expenses. The corporation laws of Arkansas permit indemnification of directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, and, under Entergy Arkansas, Inc.’s Second Amended and Restated Articles of Incorporation, its officers and directors may generally be indemnified to the full extent of such laws.
ENTERGY LOUISIANA, LLC
Entergy Louisiana, LLC has insurance covering its expenditures that might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses. Entergy Louisiana, LLC’s directors and officers also have insurance that insures them against certain other liabilities and expenses. The limited liability company laws of Texas permit indemnification of directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended, and, under Entergy Louisiana, LLC’s Certificate of Formation, as amended, and Company Agreement, as amended, its directors and officers may generally be indemnified to the full extent of such laws.
ENTERGY MISSISSIPPI, INC.
Entergy Mississippi has insurance covering its expenditures that might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses. Entergy Mississippi’s directors and officers also have insurance that insures them against certain other liabilities and expenses. The corporation laws of Mississippi permit indemnification of directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, and, under Entergy Mississippi’s Second Amended and Restated Articles of Incorporation, its officers and directors may generally be indemnified to the full extent of such laws.
ENTERGY NEW ORLEANS, INC.
Entergy New Orleans has insurance covering its expenditures that might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses. Entergy New Orleans’s directors and officers also have insurance that insures them against certain other liabilities and expenses. The corporate laws of Louisiana permit indemnification of directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, and, under Entergy New Orleans’s Amended By-Laws, its officers and directors may generally be indemnified to the full extent of such laws.
ENTERGY TEXAS, INC.
Entergy Texas has insurance covering its expenditures that might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses. Entergy Texas’s directors and officers also have insurance that insures them against certain other liabilities and expenses. The corporation laws of Texas permit indemnification of directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, and, under Entergy Texas’s

Certificate of Formation and By-Laws, its officers and directors may generally be indemnified to the full extent of such laws.
SYSTEM ENERGY RESOURCES, INC.
System Energy Resources has insurance covering its expenditures that might arise in connection with our lawful indemnification of its directors and officers for certain of their liabilities and expenses. System Energy Resources’ directors and officers also have insurance that insures them against certain other liabilities and expenses. The corporate laws of Arkansas permit indemnification of directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, and, under System Energy Resources’ Amended and Restated Articles of Incorporation, its officers and directors may generally be indemnified to the full extent of such laws.
Item 16. Exhibits.
See the Exhibit Index at the end of this registration statement.
Item 17. Undertakings.
Each of the undersigned registrants hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be a part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424 (b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415 (a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Entergy Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on August 26, 2016.

ENTERGY CORPORATION
By: /s/ Steven C. McNeal
Steven C. McNeal Vice President and Treasurer
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Andrew S. Marsh, Marcus V. Brown, Alyson M. Mount, and Steven C. McNeal, and each of them severally, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and to perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Leo P. Denault Leo P. Denault	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	August 26, 2016

/s/ Andrew S. Marsh	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 26, 2016
Andrew S. Marsh

/s/ Alyson M. Mount	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	August 26, 2016
Alyson M. Mount

/s/ Maureen S. Bateman	Director	August 26, 2016
Maureen S. Bateman

/s/ Patrick J. Condon	Director	August 26, 2016
Patrick J. Condon

/s/ Kirkland H. Donald	Director	August 26, 2016
Kirkland H. Donald

/s/ Philip L. Frederickson	Director	August 26, 2016
Philip L. Frederickson

/s/ Alexis M. Herman	Director	August 26, 2016
Alexis M. Herman

/s/ Donald C. Hintz	Director	August 26, 2016
Donald C. Hintz

/s/ Stuart L. Levenick	Director	August 26, 2016
Stuart L. Levenick

/s/ Blanche L. Lincoln	Director	August 26, 2016
Blanche L. Lincoln

/s/ Karen A. Puckett	Director	August 26, 2016
Karen A. Puckett

/s/ W.J. “Billy” Tauzin	Director	August 26, 2016
W.J. “Billy” Tauzin

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Entergy Arkansas, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on August 26, 2016.

ENTERGY ARKANSAS, INC.
By: /s/ Steven C. McNeal
Steven C. McNeal Vice President and Treasurer
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Andrew S. Marsh, Marcus V. Brown, Alyson M. Mount, and Steven C. McNeal, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and to perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard C. Riley Richard C. Riley	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	August 26, 2016

/s/ Alyson M. Mount Alyson M. Mount	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	August 26, 2016

/s/ Andrew S. Marsh Andrew S. Marsh	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 26, 2016

/s/ Theodore H. Bunting, Jr.	Director	August 26, 2016
Theodore H. Bunting, Jr.

/s/ Paul D. Hinnenkamp	Director	August 26, 2016
Paul D. Hinnenkamp

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Entergy Louisiana, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on August 26, 2016.

ENTERGY LOUISIANA, LLC

By:	/s/ Steven C. McNeal
Steven C. McNeal Vice President and Treasurer
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Andrew S. Marsh, Marcus V. Brown, Alyson M. Mount, and Steven C. McNeal, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and to perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Philip R. May, Jr. Philip R. May, Jr.	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	August 26, 2016

/s/ Alyson M. Mount Alyson M. Mount	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	August 26, 2016

/s/ Andrew S. Marsh Andrew S. Marsh	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 26, 2016

/s/ Theodore H. Bunting, Jr.	Director	August 26, 2016
Theodore H. Bunting, Jr.

/s/ Paul D. Hinnenkamp	Director	August 26, 2016
Paul D. Hinnenkamp

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Entergy Mississippi, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on August 26, 2016.

ENTERGY MISSISSIPPI, INC.

By:	/s/ Steven C. McNeal
Steven C. McNeal Vice President and Treasurer
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Andrew S. Marsh, Marcus V. Brown, Alyson M. Mount, and Steven C. McNeal, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and to perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Haley R. Fisackerly Haley R. Fisackerly	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	August 26, 2016

/s/ Alyson M. Mount Alyson M. Mount	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	August 26, 2016

/s/ Andrew S. Marsh Andrew S. Marsh	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 26, 2016

/s/ Theodore H. Bunting, Jr.	Director	August 26, 2016
Theodore H. Bunting, Jr.

/s/ Paul D. Hinnenkamp	Director	August 26, 2016
Paul D. Hinnenkamp

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Entergy New Orleans, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on August 26, 2016.

ENTERGY NEW ORLEANS, INC.

By:	/s/ Steven C. McNeal
Steven C. McNeal Vice President and Treasurer
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Andrew S. Marsh, Marcus V. Brown, Alyson M. Mount, and Steven C. McNeal, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and to perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles L. Rice, Jr. Charles L. Rice, Jr.	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	August 26, 2016

/s/ Alyson M. Mount Alyson M. Mount	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	August 26, 2016

/s/ Andrew S. Marsh Andrew S. Marsh	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 26, 2016

/s/ Theodore H. Bunting, Jr.	Director	August 26, 2016
Theodore H. Bunting, Jr.

/s/ Paul D. Hinnenkamp	Director	August 26, 2016
Paul D. Hinnenkamp

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Entergy Texas, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on August 26, 2016.

ENTERGY TEXAS, INC.

By:	/s/ Steven C. McNeal
Steven C. McNeal Vice President and Treasurer
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Andrew S. Marsh, Marcus V. Brown, Alyson M. Mount, and Steven C. McNeal, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and to perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sallie T. Rainer Sallie T. Rainer	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	August 26, 2016

/s/ Alyson M. Mount Alyson M. Mount	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	August 26, 2016

/s/ Andrew S. Marsh Andrew S. Marsh	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 26, 2016

/s/ Theodore H. Bunting, Jr.	Director	August 26, 2016
Theodore H. Bunting, Jr.

/s/ Paul D. Hinnenkamp	Director	August 26, 2016
Paul D. Hinnenkamp

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, System Energy Resources, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on August 26, 2016.

SYSTEM ENERGY RESOURCES, INC.

By:	/s/ Steven C. McNeal
Steven C. McNeal Vice President and Treasurer
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Andrew S. Marsh, Marcus V. Brown, Alyson M. Mount, and Steven C. McNeal, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and to perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Theodore H. Bunting, Jr. Theodore H. Bunting, Jr.	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	August 26, 2016

/s/ Alyson M. Mount Alyson M. Mount	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	August 26, 2016

/s/ Andrew S. Marsh Andrew S. Marsh	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 26, 2016

/s/ Christopher A. Bakken, III	Director	August 26, 2016
Christopher A. Bakken, III

/s/ Steven C. McNeal	Director	August 26, 2016
Steven C. McNeal

EXHIBIT INDEX

Number	Description of Exhibit
*1.01	Form of Underwriting Agreement relating to the Entergy Corporation debt securities (1.01 to Form S-3 in File No. 333-169315).
*1.02	Form of Underwriting Agreement relating to the Entergy Arkansas, Inc. first mortgage bonds (1.01 to Form S-3 in File No. 333-159157).
*1.03	Form of Underwriting Agreement relating to the Entergy Louisiana, LLC collateral trust mortgage bonds (1.08 to Form S-3 in File No. 333-190911-07).
*1.04	Form of Underwriting Agreement relating to the Entergy Louisiana, LLC first mortgage bonds (1.01 to Form S-3 in File No. 333-159158).
*1.05	Form of Underwriting Agreement relating to the Entergy Mississippi, Inc. first mortgage bonds (1.01 to Form S-3 in File No. 333-159164).
*1.06	Form of Underwriting Agreement relating to the Entergy New Orleans, Inc. first mortgage bonds (1.01 to Form S-3 in File No. 333-155584).
*1.07	Form of Underwriting Agreement relating to the Entergy Texas, Inc. first mortgage bonds (1.01 to Form S-3 in File No. 333-153442).
*1.08	Form of Underwriting Agreement relating to the System Energy Resources, Inc. first mortgage bonds (1.01 to Form S-3 in File No. 333-156718).
*4.01	Indenture of Entergy Corporation (for Unsecured Debt Securities), dated as of September 1, 2010 (4.01 to Form 8-K filed September 13, 2010 in File No. 001-11299).
*4.02	Officer’s Certificate establishing the terms of Entergy Corporation’s 5.125% Senior Notes (4.02(b) to Form 8-K filed September 16, 2010 in File No. 1-11299).
*4.03	Officer's Certificate establishing the terms of Entergy Corporation's 4.70% Senior Notes (4.02 to Form 8-K filed January 13, 2012 in File No. 1-11299).
*4.04	Officer's Certificate establishing the terms of Entergy Corporation's 4.50% Senior Notes (4(a)(7) to Form 10-K for the year ended December 31, 2013 in File No. 1-11299).
*4.05	Officer's Certificate establishing the terms of Entergy Corporation's 4.0% Senior Notes (4.02 to Form 8-K filed July 1, 2015 in File No. 1-11299).
*4.06	Officer's Certificate establishing the terms of Entergy Corporation's 2.95% Senior Notes (4.02 to Form 8-K filed August 19, 2016 in File No. 1-11299).

*4.07
Mortgage and Deed of Trust of Entergy Arkansas, Inc., dated as of October 1, 1944, as amended by seventy-nine Supplemental Indentures (7(d) in File No. 2-5463 (Mortgage); 7(b) in File No. 2-7121 (First); 7(c) in File No. 2-7605 (Second); 7(d) in File No. 2-8100 (Third); 7(a)-4 in File No. 2-8482 (Fourth); 7(a)-5 in File No. 2-9149 (Fifth); 4(a)-6 in File No. 2-9789 (Sixth); 4(a)-7 in File No. 2-10261 (Seventh); 4(a)-8 in File No. 2-11043 (Eighth); 2(b)-9 in File No. 2-11468 (Ninth); 2(b)-10 in File No. 2-15767 (Tenth); D in File No. 70-3952 (Eleventh); D in File No. 70-4099 (Twelfth); 4(d) in File No. 2-23185 (Thirteenth); 2(c) in File No. 2-24414 (Fourteenth); 2(c) in File No. 2-25913 (Fifteenth); 2(c) in File No. 2-28869 (Sixteenth); 2(d) in File No. 2-28869 (Seventeenth); 2(c) in File No. 2-35107 (Eighteenth); 2(d) in File No. 2-36646 (Nineteenth); 2(c) in File No. 2-39253 (Twentieth); 2(c) in File No. 2-41080 (Twenty-first); C-1 to Rule 24 Certificate in File No. 70-5151 (Twenty-second); C-1 to Rule 24 Certificate in File No. 70-5257 (Twenty-third); C to Rule 24 Certificate in File No. 70-5343 (Twenty-fourth); C-1 to Rule 24 Certificate in File No. 70-5404 (Twenty-fifth); C to Rule 24 Certificate in File No. 70-5502 (Twenty-sixth); C-1 to Rule 24 Certificate in File No. 70-5556 (Twenty-seventh); C-1 to Rule 24 Certificate in File No. 70-5693 (Twenty-eighth); C-1 to Rule 24 Certificate in File No. 70-6078 (Twenty-ninth); C-1 to Rule 24 Certificate in File No. 70-6174 (Thirtieth); C-1 to Rule 24 Certificate in File No. 70-6246 (Thirty-first); C-1 to Rule 24 Certificate in File No. 70-6498 (Thirty-second); A-4b-2 to Rule 24 Certificate in File No. 70-6326 (Thirty-third); C-1 to Rule 24 Certificate in File No. 70-6607 (Thirty-fourth); C-1 to Rule 24 Certificate in File No. 70-6650 (Thirty-fifth); C-1 to Rule 24 Certificate dated December 1, 1982 in File No. 70-6774 (Thirty-sixth); C-1 to Rule 24 Certificate dated February 17, 1983 in File No. 70-6774 (Thirty-seventh); A-2(a) to Rule 24 Certificate dated December 5, 1984 in File No. 70-6858 (Thirty-eighth); A-3(a) to Rule 24 Certificate in File No. 70-7127 (Thirty-ninth); A-7 to Rule 24 Certificate in File No. 70-7068 (Fortieth); A-8(b) to Rule 24 Certificate dated July 6, 1989 in File No. 70-7346 (Forty-first); A-8(c) to Rule 24 Certificate dated February 1, 1990 in File No. 70-7346 (Forty-second); 4 to Form 10-Q for the quarter ended September 30, 1990 in File No. 1-10764 (Forty-third); A-2(a) to Rule 24 Certificate dated November 30, 1990 in File No. 70-7802 (Forty-fourth); A-2(b) to Rule 24 Certificate dated January 24, 1991 in 70-7802 (Forty-fifth); 4(d)(2) in File No. 33-54298 (Forty-sixth); 4(c)(2) to Form 10-K for the year ended December 31, 1992 in File No. 1-10764 (Forty-seventh); 4(b) to Form 10-Q for the quarter ended June 30, 1993 in 1-10764 (Forty-eighth); 4(c) to Form 10-Q for the quarter ended June 30, 1993 in File No. 1-10764 (Forty-ninth); 4(b) to Form 10-Q for the quarter ended September 30, 1993 in File No. 1-10764 (Fiftieth); 4(c) to Form 10-Q for the quarter ended September 30, 1993 in File No. 1-10764 (Fifty-first); 4(a) to Form 10-Q for the quarter ended June 30, 1994 in File No. 1-10764 (Fifty-second); C-2 to Form U5S for the year ended December 31, 1995 (Fifty-third); C-2(a) to Form U5S for the year ended December 31, 1996 (Fifty-fourth); 4(a) to Form 10-Q for the quarter ended March 31, 2000 in File No. 1-10764 (Fifty-fifth); 4(a) to Form 10-Q for the quarter ended September 30, 2001 in File No. 1-10764 (Fifty-sixth); C-2(a) to Form U5S for the year ended December 31, 2001 (Fifty-seventh); 4(c)1 to Form 10-K for the year December 31, 2002 in File No. 1-10764 (Fifty-eighth); 4(a) to Form 10-Q for the quarter ended June 30, 2003 in File No. 1-10764 (Fifty-ninth); 4(f) to Form 10-Q for the quarter ended June 30, 2003 in File No. 1-10764 (Sixtieth); 4(h) to Form 10-Q for the quarter ended June 30, 2003 in File No. 1-10764 (Sixty-first); 4(e) to Form 10-Q for the quarter ended September 30, 2004 in File No. 1-10764 (Sixty-second); 4(c)1 to Form 10-K for the year December 31, 2004 in File No. 1-10764 (Sixty-third); C-2(a) to Form U5S for the year ended December 31, 2004 (Sixty-fourth); 4(c) to Form 10-Q for the quarter ended June 30, 2005 in File No. 1-10764 (Sixty-fifth);  4(a) to Form 10-Q for the quarter ended June 30, 2005 in File No. 1-10764 (Sixty-sixth); 4(b) to Form 10-Q for the quarter ended June 30, 2008 in File No. 1-10764 (Sixty-seventh); 4(c)1 to Form 10-K for the year ended December 31, 2008 in File No. 1-10764 (Sixty-eighth); 4.06 to Form 8-K filed October 8, 2010 in File No. 1-10764 (Sixty-ninth); 4.06 to Form 8-K filed November 12, 2010 in File No. 1-10764 (Seventieth); 4.06 to Form 8-K filed December 13, 2012 in File No. 1-10764 (Seventy-first); 4(e) to Form 8-K filed January 9, 2013 in File No. 1-10764 (Seventy-second); 4.06 to Form 8-K filed May 30, 2013 in File No. 1-10764 (Seventy-third); 4.06 to Form 8-K filed June 4, 2013 in File No. 1-10764 (Seventy-fourth); 4.02 to Form 8-K filed July 26, 2013 in File No. 1-10764 (Seventy-fifth); 4.05 to Form 8-K filed March 14, 2014 in File No. 1-10764 (Seventy-sixth); 4.05 to Form 8-K filed December 9, 2014 in File No. 1-10764 (Seventy-seventh); 4.05 to Form 8-K filed January 8, 2016 in File No. 1-10764 (Seventy-eighth); and 4.05 to Form 8-K filed August 16, 2016 in File No. 1-10764 (Seventy-ninth)).

*4.08
Mortgage and Deed of Trust of Entergy Louisiana, LLC dated as of November 1, 2015 (4.38 to Form S-3 in File No. 333-190911-07), as amended by six Supplemental Indentures (4(f) to Form 8-K filed March 18, 2016 in File No. 1-32718 (First); 4.40 to Form 8-K filed March 24, 2016 in File No. 1-32718 (Second); 4(g) to Form 10-Q for quarter ended March 31, 2016 in File No. 1-32718 (Third); 4(h) to Form 10-Q for quarter ended March 31, 2016 in File No. 1-32718 (Fourth); 4.40 to Form 8-K filed May 19, 2016 in File No. 1-32718 (Fifth); and 4.40 to Form 8-K filed August 17, 2016 in File No. 1-32718 (Sixth)).

*4.09
Officer’s Certificate 1-B-1, dated March 18, 2016, supplemental to Mortgage and Deed of Trust of Entergy Louisiana, dated as of November 1, 2015, establishing the terms of the Collateral Trust Mortgage Bonds, LPFA 2016A Series and Collateral Trust Mortgage Bonds, LPFA 2016B Series (4(e) to Form 8-K filed March 18, 2016 in File No. 1-32718).

*4.10
Officer’s Certificate 2-B-2, dated March 17, 2016, supplemental to Mortgage and Deed of Trust of Entergy Louisiana, dated as of November 1, 2015, establishing the terms of Entergy Louisiana’s Collateral Trust Mortgage Bonds, 3.25% Series (4.39 to Form 8-K filed March 24, 2016 in File No. 1-32718).

*4.11
Officer’s Certificate 3-B-3, dated March 28, 2016, supplemental to Mortgage and Deed of Trust of Entergy Louisiana, dated as of November 1, 2015, establishing the terms of Entergy Louisiana’s Collateral Trust Mortgage Notes, Waterford Series (4(d) to Form 10-Q for quarter ended March 31, 2016 in File No. 1-32718).

*4.12
Officer’s Certificate 4-B-4, dated March 17, 2016, supplemental to Mortgage and Deed of Trust of Entergy Louisiana, dated as of November 1, 2015, establishing the terms of Entergy Louisiana’s Collateral Trust Mortgage Bonds, 3.05% Series (4.39 to Form 8-K filed May 19, 2016 in File No. 1-32718).

*4.13
Officer’s Certificate 5-B-5, dated August 10, 2016, supplemental to Mortgage and Deed of Trust of Entergy Louisiana, dated as of November 1, 2015, establishing the terms of Entergy Louisiana’s Collateral Trust Mortgage Bonds, 4.875% Series (4.39 to Form 8-K filed August 17, 2016 in File No. 1-32718).

*4.14
Indenture of Mortgage of Entergy Louisiana, LLC (as successor to Entergy Gulf States Louisiana, LLC), dated September 1, 1926, as amended by eighty-six Supplemental Indentures (B-a-I-1 in File No. 2-2449 (Mortgage); 7-A-9 in File No. 2-6893 (Seventh); B to Form 8-K dated September 1, 1959 (Eighteenth); B to Form 8-K dated February 1, 1966 (Twenty-second); B to Form 8-K dated March 1, 1967 (Twenty-third); C to Form 8-K dated March 1, 1968 (Twenty-fourth); B to Form 8-K dated November 1, 1968 (Twenty-fifth); B to Form 8-K dated April 1, 1969 (Twenty-sixth); 2-A-8 in File No. 2-66612 (Thirty-eighth); 4-2 to Form 10-K for the year ended December 31, 1984 in File No. 1-27031 (Forty-eighth); 4-2 to Form 10-K for the year ended December 31, 1988 in File No. 1-27031 (Fifty-second); 4 to Form 10-K for the year ended December 31, 1991 in File No. 1-27031 (Fifty-third); 4 to Form 8-K dated July 29, 1992 in File No. 1-27031 (Fifth-fourth); 4 to Form 10-K dated  December 31, 1992 in File No. 1-27031 (Fifty-fifth); 4 to Form 10-Q for the quarter ended March 31, 1993 in File No. 1-27031 (Fifty-sixth); 4-2 to Amendment No. 9 to Registration No. File No. 2-76551 (Fifty-seventh); 4(b) to Form 10-Q for the quarter ended March 31,1999 in File No. 1-27031 (Fifty-eighth); A-2(a) to Rule 24 Certificate dated June 23, 2000 in File No. 70-8721 (Fifty-ninth); A-2(a) to Rule 24 Certificate dated September 10, 2001 in File No. 70-9751 (Sixtieth); A-2(b) to Rule 24 Certificate dated November 18, 2002 in File No. 70-9751 (Sixty-first); A-2(c) to Rule 24 Certificate dated December 6, 2002 in File No. 70-9751 (Sixty-second); A-2(d) to Rule 24 Certificate dated June 16, 2003 in File No. 70-9751 (Sixty-third); A-2(e) to Rule 24 Certificate dated June 27, 2003 in File No. 70-9751 (Sixty-fourth); A-2(f) to Rule 24 Certificate dated July 11, 2003 in File No. 70-9751 (Sixty-fifth); A-2(g) to Rule 24 Certificate dated July 28, 2003 in File No. 70-9751 (Sixty-sixth); A-3(i) to Rule 24 Certificate dated November 4, 2004 in File No. 70-10158 (Sixty-seventh); A-3(ii) to Rule 24 Certificate dated November 23, 2004 in File No. 70-10158 (Sixty-eighth); A-3(iii) to Rule 24 Certificate dated February 16, 2005 in File No. 70-10158 (Sixty-ninth); A-3(iv) to Rule 24 Certificate dated June 2, 2005 in File No. 70-10158 (Seventieth); A-3(v) to Rule 24 Certificate dated July 21, 2005 in File No. 70-10158 (Seventy-first); A-3(vi) to Rule 24 Certificate dated October 7, 2005 in File No. 70-10158 (Seventy-second); A-3(vii) to Rule 24 Certificate dated December 19, 2005 in File No. 70-10158 (Seventy-third); 4(a) to Form 10-Q for the quarter ended March 31, 2006 in File No. 1-27031 (Seventy-fourth); 4(iv) to Form 8-K filed January 7, 2008 in File No. 333-148557 (Seventy-fifth); 4(a) to Form 10-Q for the quarter ended June 30, 2008 in File No. 333-148557 (Seventy-sixth); 4(a) to Form 10-Q for the quarter ended September 30, 2009 in File No. 0-20371 (Seventy-seventh); 4.07 to Form 8-K filed October 1, 2010 in File No. 0-20371 (Seventy-eighth); 4(c) to Form 8-K filed October 12, 2010 in File No. 0-20371 (Seventy-ninth); 4(f) to Form 8-K filed October 12, 2010 in File No. 0-20371 (Eightieth); 4.07 to Form 8-K filed July 1, 2014) in File No. 0-20371 (Eighty-first); 4.2 to Form 8-K filed October 1, 2015) in File No. 1-32718 (Eighty-second); 4.3 to Form 8-K filed October 1, 2015) in File No. 1-32718 (Eighty-third); 4.42 to Form 8-K filed March 23, 2016 in File No. 1-32718 (Eighty-fourth); 4.42 to Form 8-K filed May 19, 2016 in File No. 1-32718 (Eighty-fifth); and 4.42 to Form 8-K filed August 17, 2016 in File No. 1-32718 (Eighty-sixth)).

*4.15
Mortgage and Deed of Trust of Entergy Louisiana, LLC, dated as of April 1, 1944, as amended by eighty-six Supplemental Indentures (7(d) in File No. 2-5317 (Mortgage); 7(b) in File No. 2-7408 (First); 7(c) in File No. 2-8636 (Second); 4(b)-3 in File No. 2-10412 (Third); 4(b)-4 in File No. 2-12264 (Fourth); 2(b)-5 in File No. 2-12936 (Fifth); D in File No. 70-3862 (Sixth); 2(b)-7 in File No. 2-22340 (Seventh); 2(c) in File No. 2-24429 (Eighth); 4(c)-9 in File No. 2-25801 (Ninth); 4(c)-10 in File No. 2-26911 (Tenth); 2(c) in File No. 2-28123 (Eleventh); 2(c) in File No. 2-34659 (Twelfth); C to Rule 24 Certificate in File No. 70-4793 (Thirteenth); 2(b)-2 in File No. 2-38378 (Fourteenth); 2(b)-2 in File No. 2-39437 (Fifteenth); 2(b)-2 in File No. 2-42523 (Sixteenth); C to Rule 24 Certificate in File No. 70-5242 (Seventeenth); C to Rule 24 Certificate in File No. 70-5330 (Eighteenth); C-1 to Rule 24 Certificate in File No. 70-5449 (Nineteenth); C-1 to Rule 24 Certificate in File No. 70-5550 (Twentieth); A-6(a) to Rule 24 Certificate in File No. 70-5598 (Twenty-first); C-1 to Rule 24 Certificate in File No. 70-5711 (Twenty-second); C-1 to Rule 24 Certificate in File No. 70-5919 (Twenty-third); C-1 to Rule 24 Certificate in File No. 70-6102 (Twenty-fourth); C-1 to Rule 24 Certificate in File No. 70-6169 (Twenty-fifth); C-1 to Rule 24 Certificate in File No. 70-6278 (Twenty-sixth); C-1 to Rule 24 Certificate in File No. 70-6355 (Twenty-seventh); C-1 to Rule 24 Certificate in File No. 70-6508 (Twenty-eighth); C-1 to Rule 24 Certificate in File No. 70-6556 (Twenty-ninth); C-1 to Rule 24 Certificate in File No. 70-6635 (Thirtieth); C-1 to Rule 24 Certificate in File No. 70-6834 (Thirty-first); C-1 to Rule 24 Certificate in 70-6886 (Thirty-second); C-1 to Rule 24 Certificate in File No. 70-6993 (Thirty-third); C-2 to Rule 24 Certificate in File No. 70-6993 (Thirty-fourth); C-3 to Rule 24 Certificate in File No. 70-6993 (Thirty-fifth); A-2(a) to Rule 24 Certificate in File No. 70-7166 (Thirty-sixth); A-2(a) in File No. 70-7226 (Thirty-seventh); C-1 to Rule 24 Certificate in File No. 70-7270 (Thirty-eighth); 4(a) to Quarterly Report on Form 10-Q for the quarter ended June 30, 1988 in File No. 1-8474 (Thirty-ninth); A-2(b) to Rule 24 Certificate in File No. 70-7553 (Fortieth); A-2(d) to Rule 24 Certificate in File No. 70-7553 (Forty-first); A-3(a) to Rule 24 Certificate in File No. 70-7822 (Forty-second); A-3(b) to Rule 24 Certificate in File No. 70-7822 (Forty-third); A-2(b) to Rule 24 Certificate in File No. 70-7822 (Forty-fourth); A-3(c) to Rule 24 Certificate in File No. 70-7822 (Forty-fifth); A-2(c) to Rule 24 Certificate dated File No. April 7, 1993 in 70-7822 (Forty-sixth); A-3(d) to Rule 24 Certificate dated June 4, 1993 in File No. 70-7822 (Forth-seventh); A-3(e) to Rule 24 Certificate dated December 21, 1993 in File No. 70-7822 (Forty-eighth); A-3(f) to Rule 24 Certificate dated August 1, 1994 in File No. 70-7822 (Forty-ninth); A-4(c) to Rule 24 Certificate dated September 28, 1994 in File No. 70-7653 (Fiftieth); A-2(a) to Rule 24 Certificate dated April 4, 1996 in File No. 70-8487 (Fifty-first); A-2(a) to Rule 24 Certificate dated April 3, 1998 in File No. 70-9141 (Fifty-second); A-2(b) to Rule 24 Certificate dated April 9, 1999 in File No. 70-9141 (Fifty-third); A-3(a) to Rule 24 Certificate dated July 6, 1999 in File No. 70-9141 (Fifty-fourth); A-2(c) to Rule 24 Certificate dated June 2, 2000 in File No. 70-9141 (Fifty-fifth); A-2(d) to Rule 24 Certificate dated April 4, 2002 in File No. 70-9141 (Fifty-sixth); A-3(a) to Rule 24 Certificate dated March 30, 2004 in File No. File No. 70-10086 (Fifty-seventh); A-3(b) to Rule 24 Certificate dated October 15, 2004 in File No. 70-10086 (Fifty-eighth); A-3(c) to Rule 24 Certificate dated October 26, 2004 in File No. 70-10086 (Fifty-ninth); A-3(d) to Rule 24 Certificate dated May 18, 2005 in File No. 70-10086 (Sixtieth); A-3(e) to Rule 24 Certificate dated August 25, 2005 in File No. 70-10086 (Sixty-first); A-3(f) to Rule 24 Certificate dated October 31, 2005 in File No. 70-10086 (Sixty-second); B-4(i) to Rule 24 Certificate dated January 10, 2006 in 70-10324 (Sixty-third); B-4(ii) to Rule 24 Certificate dated January 10, 2006 in File No. 70-10324 (Sixty-fourth); 4(a) to Form 10-Q for the quarter ended September 30, 2008 in File No. 1-32718 (Sixty-fifth); 4(3)1 to Form 10-K for the year ended December 31, 2009 in File No. 1-32718 (Sixty-sixth); 4(a) to Form 10-Q for the quarter ended March 31, 2010 in File No. 1-32718 (Sixty-seventh); 4.08 to Form 8-K filed September 24, 2010 in File No. 1-32718 (Sixty-eighth); 4(c) to Form 8-K filed October 12, 2010 in File No. 1-32718 (Sixty-ninth); 4.08 to Form 8-K filed November 23, 2010 in File No. 1-32718 (Seventieth); 4.08 to Form 8-K filed March 24, 2011 in File No. 1-32718 (Seventy-first); 4(a) to Form 10-Q for the quarter ended June 30, 2011 in File No. 1-32718 (Seventy-second); 4.08 to Form 8-K filed December 15, 2011 in File No. 1-32718 (Seventy-third); 4.08 to Form 8-K filed January 12, 2012 in File No. 1-32718 (Seventy-fourth); 4.08 to Form 8-K filed July 3, 2012 in File No. 1-32718 (Seventy-fifth); 4.08 to Form 8-K filed December 4, 2012 in File No. 1-32718 (Seventy-sixth); 4.08 to Form 8-K filed May 21, 2013 in 1-32718 (Seventy-seventh); 4.08 to Form 8-K filed August 23, 2013 in File No. 1-32718 (Seventy-eighth); 4.08 to Form 8-K filed June 24, 2014 in File No. 1-32718 (Seventy-ninth); 4.08 to Form 8-K filed July 1, 2014 in File No. 1-32718 (Eightieth); 4.08 to Form 8-K filed November 21, 2014 in File No. 1-32718 (Eighty-first); 4.1 to Form 8-K filed October 1, 2015 in File No. 1-32718 (Eighty-second); 4(g) to Form 8-K filed March 18, 2016 (Eighty-third); 4.33 to Form 8-K filed March 24, 2016 (Eighty-fourth); 4(k) to Form 10-Q for the quarter ended March 31, 2016 (Eighty-fifth); and 4.33 to Form 8-K filed August 17, 2016 (Eighty-sixth)).

*4.16
Mortgage and Deed of Trust of Entergy Mississippi, Inc., dated as of February 1, 1988, as amended by thirty-two Supplemental Indentures (A-2(a)-2 to Rule 24 Certificate in File No. 70-7461 (Mortgage); A-2(b)-2 in File No. 70-7461 (First); A-5(b) to Rule 24 Certificate in File No. 70-7419 (Second); A-4(b) to Rule 24 Certificate in File No. 70-7554 (Third); A-1(b)-1 to Rule 24 Certificate in File No. 70-7737 (Fourth); A-2(b) to Rule 24 Certificate dated November 24, 1992 in File No. 70-7914 (Fifth); A-2(e) to Rule 24 Certificate dated January 22, 1993 in File No. 70-7914 (Sixth); A-2(g) to Form U-1 in File No. 70-7914 (Seventh); A-2(i) to Rule 24 Certificate dated November 10, 1993 in File No. 70-7914 (Eighth); A-2(j) to Rule 24 Certificate dated July 22, 1994 in File No. 70-7914 (Ninth); (A-2(l) to Rule 24 Certificate dated April 21, 1995 in File No. 70-7914 (Tenth); A-2(a) to Rule 24 Certificate dated June 27, 1997 in File No. 70-8719 (Eleventh); A-2(b) to Rule 24 Certificate dated April 16, 1998 in File No. 70-8719 (Twelfth); A-2(c) to Rule 24 Certificate dated May 12, 1999 in File No. 70-8719 (Thirteenth); A-3(a) to Rule 24 Certificate dated June 8, 1999 in File No. 70-8719 (Fourteenth); A-2(d) to Rule 24 Certificate dated February 24, 2000 in File No. 70-8719 (Fifteenth); A-2(a) to Rule 24 Certificate dated February 9, 2001 in File No. 70-9757 (Sixteenth); A-2(b) to Rule 24 Certificate dated October 31, 2002 in File No. 70-9757 (Seventeenth); A-2(c) to Rule 24 Certificate dated December 2, 2002 in File No. 70-9757 (Eighteenth); A-2(d) to Rule 24 Certificate dated February 6, 2003 in File No. 70-9757 (Nineteenth); A-2(e) to Rule 24 Certificate dated April 4, 2003 in File No. 70-9757 (Twentieth); A-2(f) to Rule 24 Certificate dated June 6, 2003 in File No. 70-9757 (Twenty-first); A-3(a) to Rule 24 Certificate dated April 8, 2004 in File No. 70-10157 (Twenty-second); A-3(b) to Rule 24 Certificate dated April 29, 2004 in File No. 70-10157 (Twenty-third); A-3(c) to Rule 24 Certificate dated October 4, 2004 in File No. 70-10157 (Twenty-fourth); A-3(d) to Rule 24 Certificate dated January 27, 2006 in File No. 70-10157 (Twenty-fifth); 4(b) to Form 10-Q for the quarter ended June 30, 2009 in File No. 1-31508 (Twenty-sixth); 4(b) to Form 10-Q for the quarter ended March 31, 2010 in File No. 1-31508 (Twenty-seventh); 4.38 to Form 8-K filed April 15, 2011 in File No. 1-31508 (Twenty-eighth); 4.38 to Form 8-K filed May 13, 2011 in File No. 1-31508 (Twenty-ninth); 4.38 to Form 8-K filed December 11, 2012 in File No. 1-31508 (Thirtieth); 4.05 to Form 8-K filed March 21, 2014 in File No. 1-31508 (Thirty-first); and 4.05 to Form 8-K filed May 13, 2016 in File No. 1-31508 (Thirty-second)).

*4.17
Mortgage and Deed of Trust of Entergy New Orleans, Inc., dated as of May 1, 1987, as amended by twenty Supplemental Indentures (A-2(c) to Rule 24 Certificate in File No. 70-7350 (Mortgage); A-5(b) to Rule 24 Certificate in File No. 70-7350 (First); A-4(b) to Rule 24 Certificate in File No. 70-7448 (Second); 4(f)4 to Form 10-K for the year ended December 31, 1992 in File No. 0-5807 (Third); 4(a) to Form 10-Q for the quarter ended September 30, 1993 in File No. 0-5807 (Fourth); 4(a) to Form 8-K dated April 26, 1995 in File No. 0-5807 (Fifth); 4(a) to Form 8-K dated March 22, 1996 in File No. 0-5807 (Sixth); 4(b) to Form 10-Q for the quarter ended June 30, 1998 in File No. 0-5807 (Seventh); 4(d) to Form 10-Q for the quarter ended June 30, 2000 in File No. 0-5807 (Eighth); C-5(a) to Form U5S for the year ended December 31, 2000 (Ninth); 4(b) to Form 10-Q for the quarter ended September 30, 2002 in File No. 0-5807 (Tenth); 4(k) to Form 10-Q for the quarter ended June 30, 2003 in File No. 0-5807 (Eleventh); 4(a) to Form 10-Q for the quarter ended September 30, 2004 in File No. 0-5807 (Twelfth); 4(b) to Form 10-Q for the quarter ended September 30, 2004 in File No. 0-5807 (Thirteenth); 4(e) to Form 10-Q for the quarter ended June 30, 2005 in File No. 0-5807 (Fourteenth); 4.02 to Form 8-K filed November 23, 2010 in File No. 0-5807 (Fifteenth); 4.02 to Form 8-K filed November 29, 2012 in File No. 0-5807 (Sixteenth); 4.02 to Form 8-K filed June 21, 2013 in File No. 0-5807 (Seventeenth); 4(m) to Form 10-Q for quarter ended March 31, 2016; 4.02 to Form 8-K filed March 22, 2016 (Nineteenth); and 4.02 to Form 8-K filed May 24, 2016 (Twentieth)).

*4.18	Indenture, Deed of Trust and Security Agreement of Entergy Texas, Inc., dated as of October 1, 2008 (4(h)2 to Form 10-K for the year ended December 31, 2008 in File No. 0-53134).
*4.19
Officer’s Certificate No. 1-B-1 dated January 27, 2009, supplemental to Indenture, Deed of Trust and Security Agreement of Entergy Texas, Inc., establishing the terms of Entergy Texas’s Mortgage Bonds, 7.125% Series (4(h)3 to Form 10-K for the year ended December 31, 2008 in File No. 0-53134).

*4.20
Officer’s Certificate No. 5-B-4 dated September 7, 2011, supplemental to Indenture, Deed of Trust and Security agreement of Entergy Texas, Inc., establishing the terms of Entergy Texas’s Mortgage Bonds, 4.10% Series (4.40 to Form 8-K filed September 13, 2011 in File No. 1-34360).

*4.21
Officer’s Certificate No. 7-B-5 dated May 13, 2014, supplemental to Indenture, Deed of Trust and Security Agreement of Entergy Texas, Inc., establishing the terms of Entergy Texas’s Mortgage Bonds, 5.625% Series (4.40 to Form 8-K filed May 16, 2014 in File No. 1-34360).

*4.22
Officer’s Certificate No. 8-B-6 dated May 18, 2015, supplemental to Indenture, Deed of Trust and Security Agreement of Entergy Texas, Inc., establishing the terms of Entergy Texas’s Mortgage Bonds, 5.5% Series (4.40 to Form 8-K filed May 21, 2015 in File No. 1-34360).

*4.23
Officer’s Certificate No. 9-B-7 dated March 8, 2016, supplemental to Indenture, Deed of Trust and Security Agreement of Entergy Texas, Inc., establishing the terms of Entergy Texas’s Mortgage Bonds, 2.55% Series (4.40 to Form 8-K filed March 11, 2016 in File No. 1-34360).

*4.24
Mortgage and Deed of Trust of System Energy Resources, Inc., dated as of June 15, 1977, as amended by twenty-four Supplemental Indentures (A-1 in File No. 70-5890 (Mortgage); B and C to Rule 24 Certificate in File No. 70-5890 (First); B to Rule 24 Certificate in File No. 70-6259 (Second); 20(a)-5 to Form 10-Q for the quarter ended June 30, 1981 in File No. 1-3517 (Third); A-1(e)-1 to Rule 24 Certificate in File No. 70-6985 (Fourth); B to Rule 24 Certificate in File No. 70-E-47021 (Fifth); B to Rule 24 Certificate in File No. 70-7021 (Sixth); A-3(b) to Rule 24 Certificate in File No. 70-7026 (Seventh); A-3(b) to Rule 24 Certificate in File No. 70-7158 (Eighth); B to Rule 24 Certificate in File No. 70-7123 (Ninth); B-1 to Rule 24 Certificate in File No. 70-7272 (Tenth); B-2 to Rule 24 Certificate in File No. 70-7272 (Eleventh); B-3 to Rule 24 Certificate in File No. 70-7272 (Twelfth); B-1 to Rule 24 Certificate in File No. 70-7382 (Thirteenth); B-2 to Rule 24 Certificate in File No. 70-7382 (Fourteenth); A-2(c) to Rule 24 Certificate in File No. 70-7946 (Fifteenth); A-2(c) to Rule 24 Certificate in File No. 70-7946 (Sixteenth); A-2(d) to Rule 24 Certificate in File No. 70-7946 (Seventeenth); A-2(e) to Rule 24 Certificate dated May 4, 1993 in File No. 70-7946 (Eighteenth); A-2(g) to Rule 24 Certificate dated May 6, 1994 in File No. 70-7946 (Nineteenth); A-2(a)(1) to Rule 24 Certificate dated August 8, 1996 in File No. 70-8511 (Twentieth); A-2(a)(2) to Rule 24 Certificate dated August 8, 1996 in File No. 70-8511 (Twenty-first); A-2(a) to Rule 24 Certificate filed October 4, 2002 in File No. 70-9753 (Twenty-second); 4(b) to Form 10-Q for the quarter ended September 30, 2007 in File No. 1-9067 (Twenty-third); and 4.42 to Form 8-K filed September 25, 2012 in File No. 1-9067 (Twenty-fourth)).

*4.25	Availability Agreement, dated June 21, 1974, among System Energy Resources, Inc. and certain other System companies (B to Rule 24 Certificate dated June 24, 1974 in File No. 70-5399).
*4.26	First Amendment to Availability Agreement, dated as of June 30, 1977 (B to Rule 24 Certificate dated June 24, 1977 in File No. 70-5399).
*4.27	Second Amendment to Availability Agreement, dated as of June 15, 1981 (E to Rule 24 Certificate dated July 1, 1981 in File No. 70-6592).
*4.28	Third Amendment to Availability Agreement, dated as of June 28, 1984 (B-13(a) to Rule 24 Certificate dated July 6, 1984 in File No. 70-6985).
*4.29	Fourth Amendment to Availability Agreement, dated as of June 1, 1989 (A to Rule 24 Certificate dated June 8, 1989 in File No. 70-5399).
*4.30
Thirty-seventh Assignment of Availability Agreement, Consent and Agreement, dated as of September 1, 2012, among System Energy Resources, Inc., Entergy Arkansas, Inc., Entergy Louisiana, LLC, Entergy Mississippi, Inc., and Entergy New Orleans, Inc., and The Bank of New York Mellon, as Trustee (10(a)15 to Form 10-K for the year ended December 31, 2012 in File No. 1-11299).

*4.31
First Amendment to Thirty-seventh Assignment of Availability Agreement, Consent and Agreement, dated as of September 18, 2015, among System Energy Resources, Inc., Entergy Arkansas, Inc., Entergy Louisiana, LLC, Entergy Mississippi, Inc., and Entergy New Orleans, Inc., and The Bank of New York Mellon, as Trustee (4.22 to Form S-3 in File No. 333-190911-07).

*4.32	Capital Funds Agreement, dated June 21, 1974, between Entergy Corporation and System Energy Resources, Inc. (C to Rule 24 Certificate dated June 24, 1974 in File No. 70-5399).
*4.33	First Amendment to Capital Funds Agreement, dated as of June 1, 1989, between Entergy Corporation and System Energy Resources, Inc. (B to Rule 24 Certificate dated June 8, 1989 in File No. 70-5399).
*4.34
Thirty-seventh Supplementary Capital Funds Agreement and Assignment, dated as of September 1, 2012, among Entergy Corporation, System Energy Resources, Inc., and The Bank of New York Mellon, as Trustee (10(a)19 to Form 10-K for the year ended December 31, 2012 in File No. 1-11299).

*4.35
First Amendment to Supplementary Capital Funds Agreement and Assignment, dated as of June 1, 1989, by and between Entergy Corporation, System Energy Resources, Inc., Deposit Guaranty National Bank, United States Trust Company of New York and Gerard F. Ganey (C to Rule 24 Certificate dated June 8, 1989 in File No. 70-7026).

*4.36
First Amendment to Supplementary Capital Funds Agreement and Assignment, dated as of June 1, 1989, by and between Entergy Corporation, System Energy Resources, Inc., United States Trust Company of New York and Gerard F. Ganey (C to Rule 24 Certificate dated June 8, 1989 in File No. 70-7123).

*4.37
First Amendment to Supplementary Capital Funds Agreement and Assignment, dated as of June 1, 1989, by and between Entergy Corporation, System Energy Resources, Inc. and Chemical Bank (C to Rule 24 Certificate dated June 8, 1989 in File No. 70-7561).

*4.38	Form of Officer’s Certificate establishing the terms of one or more series of Entergy Corporation debt securities (4.02 to Form S-3 in File No. 333-169315).
4.39	Form of Supplemental Indenture relating to the Entergy Arkansas, Inc. first mortgage bonds.

*4.40
Form of Officer’s Certificate establishing the terms of one or more series of Entergy Louisiana, LLC collateral trust mortgage bonds under the Mortgage and Deed of Trust of Entergy Louisiana, LLC dated as of November 1, 2015 (4.39 to Form S-3 in File No. 333-190911-07).

*4.41
Form of Supplemental Indenture relating to collateral trust mortgage bonds issued under the Mortgage and Deed of Trust of Entergy Louisiana, LLC, dated as of November 1, 2015 (4.40 to Form S-3 in File No. 333-190911-07).

*4.42
Form of Supplemental Indenture relating to Class A Bonds issued under the Indenture of Mortgage of Entergy Louisiana, LLC (as successor to Entergy Gulf States Louisiana, LLC), dated September 1, 1926, as amended. (4.42 to Form S-3 in File No. 333-190911-07).

*4.43
Form of Supplemental Indenture relating to Class A Bonds issued under the Indenture of Mortgage of Entergy Louisiana, LLC, dated as of April 1, 1944, as amended. (4.33 to Form S-3 in File No. 333-190911-07).

4.44
Form of Supplemental Indenture relating to First Mortgage Bonds issued under the Mortgage and Deed of Trust of Entergy Louisiana, LLC (as successor to Entergy Gulf States Louisiana, LLC), dated September 1, 1926, as amended.

*4.45
Form of Supplemental Indenture relating to First Mortgage Bonds issued under the Mortgage and Deed of Trust of Entergy Louisiana, LLC, dated as of April 1, 1944, as amended (4.43 to Form S-3 in File No. 333-190911-07).

4.46	Form of Supplemental Indenture relating to the Entergy Mississippi, Inc. first mortgage bonds.
4.47	Form of Supplemental Indenture relating to the Entergy New Orleans, Inc. first mortgage bonds.
*4.48	Form of Officer’s Certificate establishing the terms of one or more series of Entergy Texas, Inc. first mortgage bonds (4.02 to Form S-3 in File No. 333-153442).
4.49	Form of Officer’s Certificate establishing the terms of one or more series of System Energy Resources, Inc. first mortgage bonds.
4.50	Form of Supplemental Indenture relating to the System Energy Resources, Inc. first mortgage bonds.
*4.51	Form of Assignment of Availability Agreement, Consent and Agreement (4.11 to Form S-3 in File No. 333-156718).
*4.52	Form of Supplementary Capital Funds Agreement and Assignment (4.19 to Form S-3 in File No. 333-156718).
5.01	Opinion of Morgan, Lewis & Bockius LLP with respect to the Entergy Corporation debt securities.
5.02	Opinion of Morgan, Lewis & Bockius LLP with respect to the Entergy Arkansas, Inc. first mortgage bonds.
5.03	Opinion of Friday, Eldredge & Clark, LLP with respect to the Entergy Arkansas, Inc. first mortgage bonds.
5.04	Opinion of Morgan, Lewis & Bockius LLP with respect to the Entergy Louisiana, LLC collateral trust mortgage bonds.
5.05	Opinion of Mark G. Otts, Esq., Assistant General Counsel-Corporate and Securities of Entergy Services, Inc., with respect to the Entergy Louisiana, LLC collateral trust mortgage bonds.
5.06	Opinion of Duggins Wren Mann & Romero, LLP, with respect to the Entergy Louisiana, LLC collateral trust mortgage bonds.
5.07	Opinion of Morgan, Lewis & Bockius LLP with respect to first mortgage bonds issued under Entergy Louisiana’s Indenture of Mortgage dated September 1, 1926, as amended.
5.08
Opinion of Mark G. Otts, Esq., Assistant General Counsel-Corporate and Securities of Entergy Services, Inc., with respect to first mortgage bonds issued under Entergy Louisiana’s Indenture of Mortgage dated September 1, 1926, as amended.

5.09	Opinion of Duggins Wren Mann & Romero, LLP, with respect to first mortgage bonds issued under Entergy Louisiana’s Indenture of Mortgage dated September 1, 1926, as amended.
5.10	Opinion of Morgan, Lewis & Bockius LLP with respect to first mortgage bonds issued under Entergy Louisiana’s Mortgage and Deed of Trust dated as of April 1, 1944, as amended.
5.11
Opinion of Mark G. Otts, Esq., Assistant General Counsel-Corporate and Securities of Entergy Services, Inc., with respect to first mortgage bonds issued under Entergy Louisiana’s Mortgage and Deed of Trust dated as of April 1, 1944, as amended.

5.12	Opinion of Duggins Wren Mann & Romero, LLP, with respect to first mortgage bonds issued under Entergy Louisiana’s Mortgage and Deed of Trust dated as of April 1, 1944, as amended.
5.13	Opinion of Morgan, Lewis & Bockius LLP with respect to the Entergy Mississippi, Inc. first mortgage bonds.

5.14	Opinion of Wise Carter Child & Caraway, Professional Association, with respect to the Entergy Mississippi, Inc. first mortgage bonds.
5.15	Opinion of Morgan, Lewis & Bockius LLP with respect to the Entergy New Orleans, Inc. first mortgage bonds.
5.16	Opinion of Mark G. Otts, Esq., Assistant General Counsel-Corporate and Securities of Entergy Services, Inc., with respect to the Entergy New Orleans, Inc. first mortgage bonds.
5.17	Opinion of Morgan, Lewis & Bockius LLP with respect to the Entergy Texas, Inc. first mortgage bonds.
5.18	Opinion of Duggins Wren Mann & Romero, LLP, with respect to the Entergy Texas, Inc. first mortgage bonds.
5.19	Opinion of Morgan, Lewis & Bockius LLP with respect to the System Energy Resources, Inc. first mortgage bonds.
5.20	Opinion of Wise Carter Child & Caraway, Professional Association, with respect to the System Energy Resources, Inc. first mortgage bonds.
5.21	Opinion of Friday, Eldredge & Clark, LLP with respect to the System Energy Resources, Inc. first mortgage bonds.
12.01	Statement re: Computation of Ratio of Earnings to Fixed Charges of Entergy Corporation.
*12.02	Statement re: Computation of Ratio of Earnings to Fixed Charges of Entergy Arkansas, Inc. (12(a) to Form 10-Q for the quarter June 30, 2016 in File No. 1-10764).
12.03	Statement re: Computation of Ratio of Earnings to Fixed Charges of Entergy Arkansas, Inc. for the six months ended June 30, 2016 and June 30, 2015.
*12.04	Statement re: Computation of Ratio of Earnings to Fixed Charges of Entergy Louisiana, LLC (12(b) to Form 10-Q for the quarter ended June 30, 2016 in File No. 1-32718).
12.05	Statement re: Computation of Ratio of Earnings to Fixed Charges of Entergy Louisiana, LLC for the six months ended June 30, 2016 and June 30, 2015.
*12.06	Statement re: Computation of Ratio of Earnings to Fixed Charges of Entergy Mississippi, Inc. (12(c) to Form 10-Q for the quarter ended June 30, 2016 in File No. 1-31508).
12.07	Statement re: Computation of Ratio of Earnings to Fixed Charges of Entergy Mississippi, Inc. for the six months ended June 30, 2016 and June 30, 2015.
*12.08	Statement re: Computation of Ratio of Earnings to Fixed Charges of Entergy New Orleans, Inc. (12(d) to Form 10-Q for the quarter ended June 30, 2016 in File No. 0-05807).
12.09	Statement re: Computation of Ratio of Earnings to Fixed Charges of Entergy New Orleans, Inc. for the six months ended June 30, 2016 and June 30, 2015.
*12.10	Statement re: Computation of Ratio of Earnings to Fixed Charges of Entergy Texas, Inc. (12(e) to Form 10-Q for the quarter ended June 30, 2016 in File No. 1-34360).
12.11	Statement re: Computation of Ratio of Earnings to Fixed Charges of Entergy Texas, Inc. for the six months ended June 30, 2016 and June 30, 2015.
*12.12	Statement re: Computation of Ratio of Earnings to Fixed Charges of System Energy Resources, Inc. (12(f) to Form 10-Q for the quarter ended June 30, 2016 in File No. 1-09067).
12.13	Statement re: Computation of Ratio of Earnings to Fixed Charges of System Energy Resources, Inc. for the six months ended June 30, 2016 and June 30, 2015.
23.01
Consent of Deloitte & Touche LLP with respect to Entergy Corporation, Entergy Arkansas, Inc., Entergy Louisiana, LLC, Entergy Mississippi, Inc., Entergy New Orleans, Inc., Entergy Texas, Inc. and System Energy Resources, Inc.

23.02	Consent of Morgan, Lewis & Bockius LLP with respect to its Opinion relating to the Entergy Corporation debt securities (included in Exhibit 5.01 hereto).
23.03	Consent of Morgan, Lewis & Bockius LLP with respect to its Opinion relating to the Entergy Arkansas, Inc. first mortgage bonds (included in Exhibit 5.02 hereto).
23.04	Consent of Friday, Eldredge & Clark, LLP with respect to its Opinion relating to the Entergy Arkansas, Inc. first mortgage bonds (included in Exhibit 5.03 hereto).
23.05	Consent of Morgan, Lewis & Bockius LLP with respect to its Opinion relating to the Entergy Louisiana, LLC collateral trust mortgage bonds (included in Exhibit 5.04 hereto).
23.06
Consent of Mark G. Otts, Esq., Assistant General Counsel-Corporate & Securities of Entergy Services, Inc., with respect to his Opinion relating to the Entergy Louisiana, LLC collateral trust mortgage bonds (included in Exhibit 5.05 hereto).

23.07	Consent of Duggins Wren Mann & Romero, LLP, with respect to its Opinion relating to the Entergy Louisiana, LLC collateral trust mortgage bonds (included in Exhibit 5.06 hereto).
23.08
Consent of Morgan, Lewis & Bockius LLP with respect to its Opinion relating to the first mortgage bonds issued under Entergy Louisiana’s Indenture of Mortgage dated September 1, 1926 (included in Exhibit 5.07 hereto).

23.09
Consent of Mark G. Otts, Esq., Assistant General Counsel-Corporate & Securities of Entergy Services, Inc., with respect to his Opinion relating to the first mortgage bonds issued under Entergy Louisiana’s Indenture of Mortgage dated September 1, 1926 (included in Exhibit 5.08 hereto).

23.10
Consent of Duggins Wren Mann & Romero, LLP, with respect to its Opinion relating to the first mortgage bonds issued under Entergy Louisiana’s Indenture of Mortgage dated September 1, 1926 (included in Exhibit 5.09 hereto).

23.11
Consent of Morgan, Lewis & Bockius LLP with respect to its Opinion relating to the first mortgage bonds issued under Entergy Louisiana’s Mortgage and Deed of Trust dated as of April 1, 1944 (included in Exhibit 5.10 hereto).

23.12
Consent of Mark G. Otts, Esq., Assistant General Counsel-Corporate & Securities of Entergy Services, Inc., with respect to his Opinion relating to the first mortgage bonds issued under Entergy Louisiana’s Mortgage and Deed of Trust dated as of April 1, 1944 (included in Exhibit 5.11 hereto).

23.13
Consent of Duggins Wren Mann & Romero, LLP, with respect to its Opinion relating to the first mortgage bonds issued under Entergy Louisiana’s Mortgage and Deed of Trust dated as of April 1, 1944 (included in Exhibit 5.12 hereto).

23.14	Consent of Morgan, Lewis & Bockius LLP with respect to its Opinion relating to the Entergy Mississippi, Inc. first mortgage bonds (included in Exhibit 5.13 hereto).
23.15	Consent of Wise Carter Child & Caraway, Professional Association, with respect to its Opinion relating to the Entergy Mississippi, Inc. first mortgage bonds (included in Exhibit 5.14 hereto).
23.16	Consent of Morgan, Lewis & Bockius LLP with respect to its Opinion relating to the Entergy New Orleans, Inc. first mortgage bonds (included in Exhibit 5.15 hereto).
23.17
Consent of Mark G. Otts, Esq., Assistant General Counsel-Corporate & Securities of Entergy Services, Inc., with respect to his Opinion relating to the Entergy New Orleans, Inc. first mortgage bonds (included in Exhibit 5.16 hereto).

23.18	Consent of Morgan, Lewis & Bockius LLP with respect to its Opinion relating to the Entergy Texas, Inc. first mortgage bonds (included in Exhibit 5.17 hereto).
23.19	Consent of Duggins Wren Mann & Romero, LLP, with respect to its Opinion relating to the Entergy Texas, Inc. first mortgage bonds (included in Exhibit 5.18 hereto).
23.20	Consent of Morgan, Lewis & Bockius LLP with respect to its Opinion relating to the System Energy Resources, Inc. first mortgage bonds (included in Exhibit 5.19 hereto).
23.21	Consent of Wise Carter Child & Caraway, Professional Association, with respect to its Opinion relating to the System Energy Resources, Inc. first mortgage bonds (included in Exhibit 5.20 hereto).
23.22	Consent of Friday, Eldredge & Clark, LLP with respect to its Opinion relating to the System Energy Resources, Inc. first mortgage bonds (included in Exhibit 5.21 hereto).
24.01	Power of Attorney of certain officers and directors of Entergy Corporation (included on pages S-1 and S-2 hereof).
24.02	Power of Attorney of certain officers and directors of Entergy Arkansas, Inc. (included on pages S-3 and S-4 hereof).
24.03	Power of Attorney of certain officers and directors of Entergy Louisiana, LLC (included on pages S-5 and S-6 hereof).
24.04	Power of Attorney of certain officers and directors of Entergy Mississippi, Inc. (included on pages S-9 and S-10 hereof).
24.05	Power of Attorney of certain officers and directors of Entergy New Orleans, Inc. (included on pages S-11 and S-12 hereof).
24.06	Power of Attorney of certain officers and directors of Entergy Texas, Inc. (included on pages S-13 and S-14 hereof).
24.07	Power of Attorney of certain officers and directors of System Energy Resources, Inc. (included on pages S-15 and S-16 hereof).
25.01	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wells Fargo Bank, National Association, as Trustee in respect of the debt securities of Entergy Corporation.

25.02
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas, as Corporate Trustee in respect of Entergy Arkansas, Inc. Mortgage and Deed of Trust, dated as of October 1, 1944, as amended.

25.03
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A., as Co-Trustee in respect of Entergy Arkansas, Inc. Mortgage and Deed of Trust, dated as of October 1, 1944, as amended.

25.04
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as Trustee in respect of Entergy Louisiana, LLC Indenture, dated as of November 1, 2015, as amended.

25.05
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as Trustee in respect of Entergy Louisiana, LLC Indenture of Mortgage dated September 1, 1926, as amended.

25.06
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as Trustee in respect of Entergy Louisiana, LLC Mortgage and Deed of Trust dated as of April 1, 1944, as amended.

25.07
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as Trustee in respect of Entergy Mississippi, Inc. Mortgage and Deed of Trust dated as of February 1, 1988, as amended.

25.08
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as Trustee in respect of Entergy New Orleans, Inc. Mortgage and Deed of Trust, dated as of May 1, 1987, as amended.

25.09
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as Trustee in respect of Entergy Texas, Inc. Indenture, Deed of Trust and Security Agreement, dated as of October 1, 2008, as amended.

25.10
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as Trustee in respect of System Energy Resources, Inc. Mortgage and Deed of Trust, dated as of June 15, 1977, as amended.

___________________

*	Incorporated by reference.